FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-226486-16

Free Writing Prospectus

Structural and Collateral Term Sheet

$720,172,953

(Approximate Initial Pool Balance)

$598,643,000

(Approximate Aggregate Certificate Balance of Offered Certificates)

BANK 2020-BNK28

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Morgan Stanley Mortgage Capital Holdings LLC

Bank of America, National Association

Wells Fargo Bank, National Association

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2020-BNK28

September 16, 2020

WELLS FARGO SECURITIES	BofA SECURITIES	MORGAN STANLEY
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner
Academy Securities, Inc. Co-Manager		Drexel Hamilton Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (‘‘SEC’’) (SEC File No. 333-226486) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Regulation (EU) 2017/1129 (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, BofA Securities, Inc., Morgan Stanley & Co. LLC, Academy Securities, Inc., Drexel Hamilton, LLC or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certificate Structure

I.	Certificate Structure

	Class	Expected Ratings (Fitch/KBRA/Moody’s)(1)	Approximate Initial Certificate Balance or Notional Amount(2)	Approx. Initial Credit Support(3)	Pass-Through Rate Description	Weighted Average Life (Years)(4)	Expected Principal Window(4)	Certificate Principal to Value Ratio(5)	Certificate Principal U/W NOI Debt Yield(6)
	Offered Certificates
	A-1	AAAsf/AAA(sf)/Aaa(sf)	$13,537,000	30.000%	(7)	2.84	10/20 - 09/25	35.8%	19.7%
	A-SB	AAAsf/AAA(sf)/Aaa(sf)	$20,310,000	30.000%	(7)	7.26	09/25 - 03/30	35.8%	19.7%
	A-3(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	35.8%	19.7%
	A-4(8)	AAAsf/AAA(sf)/Aaa(sf)	(8)(9)	30.000%	(7)	(9)	(9)	35.8%	19.7%
	X-A	AAAsf/AAA(sf)/Aaa(sf)	$478,915,000(10)	N/A	Variable(11)	N/A	N/A	N/A	N/A
	X-B	A-sf/AAA(sf)/NR	$119,728,000(12)	N/A	Variable(13)	N/A	N/A	N/A	N/A
	A-S(8)	AAAsf/AAA(sf)/Aa1(sf)	$43,615,000(8)	23.625%	(7)	9.96	09/30 - 09/30	39.1%	18.1%
	B	AA-sf/AA+(sf)/NR	$41,050,000	17.625%	(7)	10.00	09/30 - 10/30	42.2%	16.8%
	C	A-sf/A(sf)/NR	$35,063,000	12.500%	(7)	10.04	10/30 - 10/30	44.8%	15.8%
	Non-Offered Certificates
	X-D	BBB-sf/BBB(sf)/NR	$34,208,000(14)	N/A	Variable(15)	N/A	N/A	N/A	N/A
	X-FG	BB-sf/BB(sf)/NR	$18,815,000(16)	N/A	Variable(17)	N/A	N/A	N/A	N/A
	X-H	NR/B-(sf)/NR	$9,407,000(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
	X-J	NR/NR/NR	$23,091,305(18)	N/A	Variable(19)	N/A	N/A	N/A	N/A
	D	BBBsf/BBB+(sf)/NR	$17,104,000	10.000%	(7)	10.04	10/30 - 10/30	46.1%	15.3%
	E	BBB-sf/BBB(sf)/NR	$17,104,000	7.500%	(7)	10.04	10/30 - 10/30	47.4%	14.9%
	F	BB+sf/BBB-(sf)/NR	$7,697,000	6.375%	(7)	10.04	10/30 - 10/30	47.9%	14.7%
	G	BB-sf/BB(sf)/NR	$11,118,000	4.750%	(7)	10.04	10/30 - 10/30	48.8%	14.5%
	H	NR/B-(sf)/NR	$9,407,000	3.375%	(7)	10.04	10/30 - 10/30	49.5%	14.3%
	J	NR/NR/NR	$23,091,305	0.000%	(7)	10.04	10/30 - 10/30	51.2%	13.8%
		Non-Offered Eligible Vertical Interest
	RR Interest	NR/NR/NR	$36,008,647.64	N/A	WAC(20)	9.59	10/20 - 10/30	N/A	N/A

Notes:
(1)	The expected ratings presented are those of Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, LLC. (“KBRA”) and Moody’s Investors Service, Inc. (“Moody’s”), which the depositor hired to rate the Offered Certificates. One or more other nationally recognized statistical rating organizations that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise, to rate or provide market reports and/or published commentary related to the Offered Certificates. We cannot assure you as to what ratings a non-hired nationally recognized statistical rating organization would assign or that its reports will not express differing, possibly negative, views of the mortgage loans and/or the Offered Certificates. The ratings of each Class of Offered Certificates address the likelihood of the timely distribution of interest and, except in the case of the Class X-A and X-B Certificates, the ultimate distribution of principal due on those Classes on or before the Rated Final Distribution Date. See “Risk Factors—Other Risks Relating to the Certificates—Nationally Recognized Statistical Rating Organizations May Assign Different Ratings to the Certificates; Ratings of the Certificates Reflect Only the Views of the Applicable Rating Agencies as of the Dates Such Ratings Were Issued; Ratings May Affect ERISA Eligibility; Ratings May Be Downgraded” and “Ratings” in the Preliminary Prospectus, expected to be dated September 16, 2020 (the “Preliminary Prospectus”). Fitch, KBRA and Moody’s have informed us that the “sf” designation in their ratings represents an identifier for structured finance product ratings.
(2)	The Certificate Balances and Notional Amounts set forth in the table are approximate. The actual initial Certificate Balances and Notional Amounts may be larger or smaller depending on the initial pool balance of the mortgage loans definitively included in the pool of mortgage loans, which aggregate cut-off date balance may be as much as 5% larger or smaller than the amount presented in the Preliminary Prospectus. In addition, the Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H and Class X-J Certificates (collectively referred to herein as “Class X Certificates”) may vary depending upon the final pricing of the Classes of Principal Balance Certificates (as defined below) or trust components whose Certificate Balances comprise such Notional Amounts and, if as a result of such pricing the pass-through rate of any Class of the Class X Certificates would be equal to zero at all times, such Class of Certificates will not be issued on the closing date of this securitization.
(3)	The approximate initial credit support with respect to the Class A-1, A-SB, A-3 and A-4 Certificates represents the approximate credit enhancement for the Class A-1, A-SB, A-3 and A-4 Certificates in the aggregate, taking into account the Certificate Balances of the Class A-3 and Class A-4 trust components. The approximate initial credit support percentage set forth for the Class A-S certificates represents the approximate credit support for the underlying Class A-S trust component. The RR Interest only provides credit support to the limited extent that losses incurred on the underlying mortgage loans are allocated to it, on the one hand, and to the Offered Certificates and the Non-Offered Certificates, on the other hand, pro rata, in accordance with their respective Percentage Allocation Entitlements.
(4)	Weighted Average Lives and Expected Principal Windows are calculated based on an assumed prepayment rate of 0% CPR and the “Structuring Assumptions” described under “Yield and Maturity Considerations—Weighted Average Life” in the Preliminary Prospectus.
(5)	The Certificate Principal to Value Ratio for each Class of Certificates (other than the Class A-1, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). The Certificate Principal to Value Ratio for each of the Class A-1, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans and (b) a fraction, the numerator of which is the total initial aggregate Certificate Balances of such Classes of Certificates (or, with respect to the Class A-3 or Class A-4 Certificates, the trust component with the same alphanumeric designation) and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest). In any event, however, excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certificate Structure

(6)	The Certificate Principal U/W NOI Debt Yield for each Class of Certificates (other than the Class A-1, A-SB, A-3 and A-4 Certificates) is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) (other than the RR Interest) and the denominator of which is the total initial Certificate Balance for such Class of Certificates and all Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation) senior to such Class of Certificates. The Certificate Principal U/W NOI Debt Yield for each of the Class A-1, A-SB, A-3 and A-4 Certificates is calculated in the aggregate for those Classes as if they were a single Class and is calculated as the product of (a) the weighted average U/W NOI Debt Yield for the mortgage loans and (b) a fraction, the numerator of which is the total initial Certificate Balance of all of the Classes of Principal Balance Certificates (or, with respect to the Class A-3, Class A-4 or Class A-S Certificates, the trust component with the same alphanumeric designation)(other than the RR Interest) and the denominator of which is the total aggregate initial Certificate Balances for the Class A-1, A-SB, A-3 and A-4 Certificates (or, with respect to the Class A-3 or Class A-4 Certificates, the trust component with the same alphanumeric designation). In any event, however, cash flow from each mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(7)	The pass-through rates for the Class A-1, A-SB, A-3, A-4, A-S, B, C, D, E, F, G, H and J Certificates will, in each case, be one of the following: (i) a fixed rate per annum, (ii) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, (iii) a variable rate per annum equal to the lesser of (a) a fixed rate and (b) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date or (iv) a variable rate per annum equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date minus a specified percentage. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(8)	The Class A-3-1, A-3-2, A-3-X1, A-3-X2, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S-1, A-S-2, A-S-X1 and A-S-X2 Certificates are also offered certificates. Such Classes of Certificates, together with the Class A-3, Class A-4 and Class A-S Certificates, constitute the “Exchangeable Certificates”. The Class A-1, A-SB, B, C, D, E, F, G, H and J Certificates, together with the Exchangeable Certificates with a Certificate Balance, are referred to as the “Principal Balance Certificates.” Each class of Exchangeable Certificates will have the Certificate Balance or Notional Amount and pass-through rate described below under “Exchangeable Certificates.”
(9)	The exact initial Certificate Balances or Notional Amounts of the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1 and Class A-4-X2 trust components (and consequently, the exact aggregate Initial Certificate Balances or Notional Amounts of the Exchangeable Certificates with an “A-3” or “A-4” designation) are unknown and will be determined based on the final pricing of those Classes of Certificates. However, the initial Certificate Balances, weighted average lives and principal windows of the Class A-3 and A-4 trust components are expected to be within the applicable ranges reflected in the following chart. The aggregate initial Certificate Balance of the Class A-3 and A-4 trust components is expected to be approximately $445,068,000, subject to a variance of plus or minus 5%. The Class A-3-X1 and Class A-3-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-3 trust component. The Class A-4-X1 and Class A-4-X2 trust components will have initial Notional Amounts equal to the initial Certificate Balance of the Class A-4 trust component. In the event that the Class A-4 trust component is issued with an initial certificate balance of $445,068,000, the Class A-3 trust component will not be issued.

Trust Components	Expected Range of Approximate Initial Certificate Balance	Expected Range of Weighted Average Life (Years)	Expected Range of Principal Window
Class A-3	$0 - $210,000,000	N/A – 9.49	N/A / 03/30 – 04/30
Class A-4	$235,068,000 - $445,068,000	9.70 – 9.89	03/30 – 09/30 / 04/30 – 09/30

(10)	The Class X-A Certificates are notional amount certificates. The Notional Amount of the Class X-A Certificates will be equal to the aggregate Certificate Balance of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components outstanding from time to time. The Class X-A Certificates will not be entitled to distributions of principal.
(11)	The pass-through rate for the Class X-A Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-1 and A-SB Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(12)	The Class X-B Certificates are notional amount certificates. The Notional Amount of the Class X-B Certificates will be equal to the aggregate Certificate Balance of the Class A-S trust component and the Class B and C Certificates outstanding from time to time. The Class X-B Certificates will not be entitled to distributions of principal.
(13)	The pass-through rate for the Class X-B Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class A-S, A-S-X1 and A-S-X2 trust components and Class B and C Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances or Notional Amounts outstanding immediately prior to that distribution date (but excluding trust components with a Notional Amount in the denominator of such weighted average calculation). For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(14)	The Class X-D Certificates are notional amount certificates. The Notional Amount of the Class X-D Certificates will be equal to the aggregate Certificate Balance of the Class D and E Certificates outstanding from time to time. The Class X-D Certificates will not be entitled to distributions of principal.
(15)	The pass-through rate for the Class X-D Certificates for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class D and E Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(16)	The Class X-FG Certificates are notional amount certificates. The Notional Amount of the Class X-FG Certificates will be equal to the aggregate Certificate Balance of the Class F and G Certificates outstanding from time to time. The Class X-FG Certificates will not be entitled to distributions of principal.
(17)	The pass-through rate for the Class X-FG for any distribution date will be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the weighted average of the pass-through rates on the Class F and G Certificates for the related distribution date, weighted on the basis of their respective Certificate Balances outstanding immediately prior to that distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(18)	The Class X-H and Class X-J Certificates are notional amount certificates. The Notional Amounts of the Class X-H and Class X-J Certificates will be equal to the Certificate Balance of the Class H and Class J Certificates, respectively, outstanding from time to time. The Class X-H and Class X-J Certificates will not be entitled to distributions of principal.
(19)	The pass-through rates for the Class X-H and Class X-J Certificates for any distribution date will, in each case, be a per annum rate equal to the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date, over (b) the pass-through rate on the Class H and Class J Certificates, respectively, for the related distribution date. For purposes of the calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.
(20)	The effective interest rate for the RR Interest will be a variable rate per annum (described in the table as “WAC”) equal to the weighted average of the net mortgage interest rates on the mortgage loans for the related distribution date. For purposes of calculation of the weighted average of the net mortgage interest rates on the mortgage loans for each distribution date, the mortgage interest rates will be adjusted as necessary to a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Highlights

II.	Transaction Highlights

Mortgage Loan Sellers:

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	Approx. % of Initial Pool Balance
Morgan Stanley Mortgage Capital Holdings LLC	23	40	$321,196,000	44.6%
Bank of America, National Association	8	29	295,885,000	41.1
Wells Fargo Bank, National Association	23	23	103,091,953	14.3
Total	54	92	$720,172,953	100.0%

Loan Pool:

Initial Pool Balance:	$720,172,953
Number of Mortgage Loans:	54
Average Cut-off Date Balance per Mortgage Loan:	$13,336,536
Number of Mortgaged Properties:	92
Average Cut-off Date Balance per Mortgaged Property(1):	$7,827,967
Weighted Average Mortgage Interest Rate:	3.505%
Ten Largest Mortgage Loans as % of Initial Pool Balance:	64.7%
Weighted Average Original Term to Maturity (months):	120
Weighted Average Remaining Term to Maturity (months):	118
Weighted Average Original Amortization Term (months)(2):	365
Weighted Average Remaining Amortization Term (months)(2):	363
Weighted Average Seasoning (months):	2

(1)   Information regarding mortgage loans secured by multiple properties is based on an allocation according to relative appraised values or the allocated loan amounts or property-specific release prices set forth in the related loan documents or such other allocation as the related mortgage loan seller deemed appropriate.

(2)   Excludes any mortgage loan that does not amortize.

Credit Statistics:

Weighted Average U/W Net Cash Flow DSCR(1):	3.33x
Weighted Average U/W Net Operating Income Debt Yield(1):	13.8%
Weighted Average Cut-off Date Loan-to-Value Ratio(1):	51.2%
Weighted Average Balloon Loan-to-Value Ratio(1):	49.0%
% of Mortgage Loans with Additional Subordinate Debt(2):	7.6%
% of Mortgage Loans with Single Tenants(3):	13.6%

(1)   With respect to any mortgage loan that is part of a whole loan, loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property are calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. The debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of any mortgage loan. See “Description of the Mortgage Pool—Mortgage Pool Characteristics” in the Preliminary Prospectus and Annex A-1 to the Preliminary Prospectus.

(2)   Fifteen (15) of the mortgage loans, each of which is secured by a residential cooperative property originated by National Cooperative Bank, N.A. or National Consumer Cooperative Bank and sold to the depositor by Wells Fargo Bank, National Association, currently have in place subordinate secured lines of credit to the related mortgage borrowers that permit future advances (such loans, collectively, the “Subordinate Coop LOCs”). The percentage figure expressed as “% of Mortgage Loans with Additional Subordinate Debt” is determined as a percentage of the initial pool balance and does not take into account any future subordinate debt (whether or not secured by the mortgaged property), if any, that may be permitted under the terms of any mortgage loan or the pooling and servicing agreement. See “Description of the Mortgage Pool—Additional Indebtedness—Other Unsecured Indebtedness” and “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing for Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by Wells Fargo Bank, National Association.” in the Preliminary Prospectus.

(3)   Excludes mortgage loans that are secured by multiple single tenant properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Highlights

Loan Structural Features:

Amortization: Based on the Initial Pool Balance, 30.4% of the mortgage pool (30 mortgage loans) has scheduled amortization, as follows:

17.6% (12 mortgage loans) provides for an interest-only period followed by an amortization period; and

12.8% (18 mortgage loans) requires amortization during the entire loan term

Interest-Only: Based on the Initial Pool Balance, 69.6% of the mortgage pool (24 mortgage loans) provides for interest-only payments during the entire loan term through maturity or ARD. The weighted average Cut-off Date Loan-to-Value Ratio and weighted average U/W Net Cash Flow DSCR for those mortgage loans are 53.2% and 3.19x, respectively.

Hard Lockboxes: Based on the Initial Pool Balance, 37.4% of the mortgage pool (7 mortgage loans) has hard lockboxes in place.

Reserves: The mortgage loans require amounts to be escrowed monthly as follows (excluding any mortgage loans with springing provisions):

Real Estate Taxes:	66.5% of the pool
Insurance:	23.1% of the pool
Capital Replacements:	69.5% of the pool
TI/LC:	44.5% of the pool(1)
(1) The percentage of Initial Pool Balance for mortgage loans with TI/LC reserves is based on the aggregate principal balance allocable to loans that include office, mixed use, retail and industrial properties.

Call Protection/Defeasance: Based on the Initial Pool Balance, the mortgage pool has the following call protection and defeasance features:

79.4% of the mortgage pool (32 mortgage loans) features a lockout period, then defeasance only until an open period;

8.2% of the mortgage pool (17 mortgage loans) features no lockout period, but requires the greater of a prepayment premium or yield maintenance, then a prepayment premium until an open period;

6.3% of the mortgage pool (2 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance or defeasance until an open period; and

6.1% of the mortgage pool (3 mortgage loans) features a lockout period, then the greater of a prepayment premium or yield maintenance until an open period;

Prepayment restrictions for each mortgage loan reflect the entire life of the mortgage loan. Please refer to Annex A-1 to the Preliminary Prospectus and the footnotes related thereto for further information regarding individual loan call protection.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Highlights

III.	COVID-19 Update

The following table contains information regarding the status of the Mortgage Loans and Mortgaged Properties provided by the respective borrowers as of the date set forth in the “Information As Of Date” column. The cumulative effects of the COVID-19 emergency on the global economy may cause tenants to be unable to pay their rent and borrowers to be unable to pay debt service under the Mortgage Loans. As a result, we cannot assure you that the information in the following table is indicative of future performance or that tenants or borrowers will not seek rent or debt service relief (including forbearance arrangements) or other lease or loan modifications in the future. Such actions may lead to shortfalls and losses on the certificates. Any information in the following table will be superseded by the information contained under the heading “Description of the Mortgage Pool—COVID-19 Considerations” in the Preliminary Prospectus.

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	July Debt Service Payment Received (Y/N)	August Debt Service Payment Received (Y/N)	September Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)	Total SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)
BANA	9/8/2020	9/4/2020	9th & Thomas	Office	NAP(1)	NAP(1)	NAP(1)	N	N	Y(2)	99.6%	99.6%	96.1%	96.2%
MSMCH	9/9/2020	3/17/2020	FTERE Bronx Portfolio 6	Multifamily	Y	Y	Y	Y(3)	N	N	74.5%	74.5%	79.3%	79.3%
BANA	9/9/2020	3/6/2020	711 Fifth Avenue	Mixed Use	Y	Y	Y	N	N	Y(4)	100.0%	100.0%	100.0%	100.0%
MSMCH	8/28/2020	8/28/2020	329 Wyckoff Mills Road	Industrial	NAP(5)	NAP(5)	NAP(5)	N	N	N	NAP(6)	NAP(6)	NAP(6)	NAP(6)
MSMCH	8/25/2020	7/31/2020	Waterfront Clematis	Mixed Use	NAP(7)	NAP(7)	Y	N	N	Y(8)	94.6%	95.7%	94.6%	95.7%
BANA	9/8/2020	9/4/2020	Heritage Park Apartments	Multifamily	NAP(1)	NAP(1)	NAP(1)	N	N	N	99.7%	99.7%	99.8%	99.8%
BANA	9/8/2020	9/2/2020	ExchangeRight Net Leased Portfolio #39	Various	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	9/9/2020	6/30/2020	19 West 34th Street	Mixed Use	NAP(14)	Y	Y	N	N	Y(9)	99.3%	99.4%	76.0%	81.0%
BANA	9/9/2020	2/7/2020	Monogram Portfolio	Industrial	Y	Y	Y	N	N	N	100.0%	100.0%	100.0%	100.0%
MSMCH	9/1/2020	8/28/2020	Chasewood Technology Park	Office	NAP(5)	NAP(5)	NAP(5)	N	N	Y(10)	99.0%	98.6%	90.1%	87.7%
MSMCH	9/10/2020	7/31/2020	305 East 72nd Street	Retail	NAP(7)	NAP(7)	Y	N	N	Y(11)	90.1%	88.5%	100.0%%	99.2%
WFB	9/11/2020	3/18/2020	754-768 Brady Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	95.9%(12)	NAP(13)	93.4%(12)	NAP(13)
MSMCH	8/31/2020	9/1/2020	Austin Storage Portfolio	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	98.0%	94.6%	98.2%	96.0%
WFB	9/4/2020	9/9/2020	Harbor Point Multifamily Leased Fee	Other	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
BANA	8/31/2020	7/31/2020	Central Self Storage Corte Madera	Self Storage	NAP(7)	NAP(7)	Y	N	N	N	97.8%	99.8%	98.5%	99.9%
MSMCH	9/1/2020	8/21/2020	Cubesmart Portfolio Baton Rouge	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	97.7%	97.7%	NAP(15)	NAP(15)
MSMCH	8/25/2020	8/24/2020	Rego Multifamily Portfolio II	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	98.4%	98.4%	97.3%	97.3%
WFB	9/10/2020	8/25/2020	4275 & 4283 El Cajon Boulevard	Office	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
WFB	9/1/2020	7/17/2020	Sundance Self Storage	Self Storage	NAP(7)	NAP(7)	Y(16)	N	N	N	98.8%	97.1%	98.4%	96.9%
MSMCH	8/31/2020	9/1/2020	Villa Victoria Apartments	Multifamily	NAP(5)	NAP(5)	NAP(5)	N	N	N	98.3%	98.3%	98.3%	98.3%
MSMCH	9/3/2020	7/29/2020	JCG III Industrial Complex	Industrial	NAP(7)	NAP(7)	Y	N	N	Y(17)	100.0%	100.0%	100.0%	100.0%
WFB	9/11/2020	2/28/2020	Cherry Valley Apartments Inc.	Multifamily - Cooperative	Y	Y	Y	N	N	N	98.4%(12)	NAP(13)	94.8%(12)	NAP(13)
MSMCH	9/3/2020	3/6/2020	33 1 3 @ Thirtyfourth	Retail	Y	Y	Y	N	N	Y(18)	78.1%	75.2%	84.4%(19)	83.8%(19)
BANA	9/9/2020	8/21/2020	Palm Springs Airport Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	97.2%	99.7%	97.5%	99.8%
MSMCH	9/2/2020	8/28/2020	Lancaster Towne Center	Retail	NAP(5)	NAP(5)	NAP(5)	N	N	Y(20)	86.9%	79.5%	95.8%	93.1%
MSMCH	9/1/2020	9/2/2020	Storage Max Tyler	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	100.0%	100.0%	94.8%	94.8%
MSMCH	9/15/2020	9/1/2020	Storage Depot Beaumont	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.4%	99.4%	96.2%	96.2%
MSMCH	9/10/2020	3/4/2020	1602 Spruce Street & 238 South 20th Street	Mixed Use	Y	Y	Y	Y(21)	N	Y(22)	76.1%	76.1%	NAP(15)	NAP(15)
WFB	9/8/2020	8/11/2020	Hardin Station	Retail	NAP(7)	NAP(7)	Y(16)	N	N	Y(23)	93.8%(24)	100.0%	93.8%(24)	100.0%
WFB	9/11/2020	2/25/2020	20 Plaza Housing Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	93.9%(12)	NAP(13)	NAP(25)	NAP(13)
WFB	9/11/2020	2/25/2020	121 W. 72nd St. Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	97.6%(12)	NAP(13)	NAP(25)	NAP(13)
MSMCH	9/1/2020	8/18/2020	AAA Self Storage - Kernersville NC	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	96.0%	96.0%	99.4%	99.4%
MSMCH	8/21/2020	8/10/2020	Walgreens Pembroke Pines	Retail	NAP(5)	NAP(5)	NAP(5)	N	N	N	100.0%	100.0%	100.0%	100.0%
MSMCH	9/2/2020	8/7/2020	Spicewood Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.8%	99.8%	100.0%	100.0%
WFB	9/11/2020	3/18/2020	Larchmont Hills Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	97.0%(12)	NAP(13)
WFB	9/10/2020	2/13/2020	15455 Memorial Drive	Retail	Y	Y	Y(16)	Y(26)	N	Y(27)	83.7%(27)	85.7%	93.8%(27)	93.7%
MSMCH	9/1/2020	9/2/2020	Convenient Self Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	93.2%	93.2%	93.1%	93.1%
MSMCH	8/31/2020	8/31/2020	Execuplex Mini Storage Center	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	99.4%	99.4%	99.4%	99.4%
WFB	9/11/2020	2/26/2020	2187 Holland Avenue Apartment Corp. f/k/a Marbreff Syndicate, Inc.	Multifamily - Cooperative	Y	Y	Y	N	N	N	NAP(25)	NAP(13)	NAP(25)	NAP(13)
WFB	9/10/2020	2/20/2020	Kirby at Southfork	Retail	Y	Y	Y(16)	Y(26)	N	Y(28)	72.7%(28)	84.0%	91.4%(28)	100.0%
MSMCH	9/2/2020	9/3/2020	Store More Self Storage	Self Storage	NAP(1)	NAP(1)	NAP(1)	N	N	N	NAP(15)	NAP(15)	NAP(15)	NAP(15)
MSMCH	8/31/2020	8/5/2020	Liberty Self Storage	Self Storage	NAP(5)	NAP(5)	NAP(5)	N	N	N	98.7%	95.9%	99.7%	98.9%
WFB	9/11/2020	2/27/2020	657 Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	NAP(25)	NAP(13)	NAP(25)	NAP(13)
MSMCH	8/27/2020	2/20/2020	F-B Plaza	Retail	Y	Y	Y	N	N	Y(29)	79.5%	89.2%	79.5%	89.2%
WFB	9/11/2020	3/18/2020	41-15 44th Street Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	84.1%(12)	NAP(13)	NAP(25)	NAP(13)
WFB	9/11/2020	2/27/2020	35 Eastern Parkway Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	NAP(25)	NAP(13)
WFB	9/11/2020	2/27/2020	82 Horatio Owners Ltd.	Multifamily - Cooperative	Y	Y	Y	N	N	N	98.5%(12)	NAP(13)	NAP(25)	NAP(13)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Highlights

Mortgage Loan Seller	Information As Of Date	Origination Date	Mortgaged Property Name	Mortgaged Property Type	July Debt Service Payment Received (Y/N)	August Debt Service Payment Received (Y/N)	September Debt Service Payment Received (Y/N)	Forbearance or Other Debt Service Relief Requested (Y/N)	Other Loan Modification Requested (Y/N)	Lease Modification or Rent Relief Requested (Y/N)	Total SF or Unit Count Making Full July Rent Payment (%)	UW July Base Rent Paid (%)	Total SF or Unit Count Making Full August Rent Payment (%)	UW August Base Rent Paid (%)
WFB	9/11/2020	2/24/2020	Ten West Eighty-Six Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	96.7%(12)	NAP(13)	96.7%(12)	NAP(13)
WFB	9/11/2020	2/28/2020	21 Chapel Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	100.0%(12)	NAP(13)
WFB	9/11/2020	3/3/2020	Carlton Terrace Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	NAP(25)	NAP(13)
WFB	9/11/2020	2/27/2020	Annapurna Real Estate Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	100.0%(12)	NAP(13)
WFB	9/11/2020	3/17/2020	Whitney Realty Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	88.9%(12)	NAP(13)	NAP(25)	NAP(13)
WFB	9/11/2020	3/5/2020	175 PPSW Owners Corp.	Multifamily - Cooperative	Y	Y	Y	N	N	N	100.0%(12)	NAP(13)	100.0%(12)	NAP(13)
WFB	9/11/2020	2/20/2020	Crossroads Owners Corp.	Multifamily – Cooperative	Y	Y	Y	N	N	N	NAP(25)	NAP(12)	NAP(25)	NAP(12)

(1)	The related Mortgage Loan has its first due date in November 2020.

(2)	With respect to the 9th & Thomas Mortgaged Property, Thomas Street Warehouse Restaurant (2.5% of NRA and 2.4% of underwritten base rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of NRA and 1.0% of underwritten base rent) was provided with two months of base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of underwritten base rent) was provided with five months of base rent abatement (May through September 2020).

(3)	With respect to the FTERE Bronx Portfolio 6 Mortgage Loan, the borrowers submitted a forbearance/loan modification request on April 2, 2020, which included (i) forbearance of debt service payments through July 31, 2020, with the deferred payments due on the maturity date, (ii) a 50% reduction of interest payments from August 1, 2020 through December 31, 2020, with the remainder due on the maturity date, (iii) waiver of escrow deposits through December 31, 2020, (iv) release of escrow funds to be utilized for operation of the FTERE Bronx Portfolio 6 Mortgaged Properties, and (v) suspension of financial covenants and cash management or other consequences which might arise from such covenants. The request was formally withdrawn by the FTERE Bronx Portfolio 6 borrowers on May 27, 2020.

(4)	With respect to the 711 Fifth Avenue Mortgage Property, As of May 18, 2020, the borrower has entered into a rent deferral agreement with the sixth largest tenant at the property, The Swatch Group (4.2% NRA, 37.3% UW rent). For the months of April, May and June 2020, The Swatch Group base rent has been reduced to 50.0%. The abated 50% of base rent is required to be repaid by December 31, 2020 (50.0%) and March 31, 2021 (50.0%). All tenants have paid rent for July and August.

(5)	The first debt service due date for the Mortgage Loan is in October 2020.

(6)	With respect to the 329 Wyckoff Mills Road Mortgaged Property, the sole tenant, Modway, Inc., which is an affiliate of the borrower, entered into a lease amendment in connection with the origination of the Mortgage Loan and the acquisition of the Mortgaged Property by the borrower. The first payment under the amended lease is in September 1, 2020. The sole tenant received a Paycheck Protection Act loan on April 10, 2020. The tenant has informed the lender that it was current under the unamended lease in July and August (prior to the borrower’s acquisition of the Mortgaged Property).

(7)	The related Mortgage Loan had its first due date in September 2020.

(8)	With respect to the Waterfront Clematis Mortgaged Property, two ground floor retail tenants were granted rent relief. Pistache French Bistro is paying rent equal to 10% of gross revenues with a minimum of $11,704 per month from April 2020 to November 2020. Phenix Salon Suites received one-month of free rent in April 2020 and has resumed paying its full rent since. Two office tenants (Andersen Tax, LLC and Cozen O' Connor, PC) requested relief, but were not granted relief. These tenants have continued to pay full rent on time.

(9)	The 19 West 34th Street Borrower has provided rent abatements to five tenants: A 20,350 square foot tenant (6.4% UW rent) received an abatement of August 2020 rent; a 1,398 square foot tenant (0.4% of UW rent) received an abatement of July 2020 rent and a reduction in monthly rent from approximately $4,824 to $4,500 from August 2020 through March 2021; a 585 square foot tenant (0.3% UW rent) received reduction in monthly rent from approximately $3,096 to $2,400 from August 2020 through December 2020; a 511 square foot tenant (0.2% UW rent) received an abatement of 50% of August and September 2020 rent; and a 154 square foot tenant (0.2% UW rent) received an abatement of July 2020 rent and 50% of August 2020 rent. Additionally, The Sociometric Institute, Inc. in Suites 1200, 1400 and 1401 (33,926 sf) (11.5% UW rent) has received a deferral of August 2020 rent, half of which has been repaid and the second half is expected to be repaid within twelve months. (August 2020 rent was paid by the tenant on Suite 602 (1,408 sf) and Suite 916 (936 sf)).

(10)	With respect to the Chasewood Technology Park Mortgaged Property, one tenant, Scardello & Associates (0.5% of NRA / 0.7% of underwritten base rent) requested and received rent relief of approximately 50% rent from May through August 2020. In exchange, the tenant extended its lease one month.

(11)	With respect to the 305 East 72nd Street Mortgaged Property, as of September 2, 2020, CVS Center, Inc. (69.8% of NRA) has paid 100% of its contractual rent. Mission Ceviche (13.8% of NRA) did not pay rent from March through June 2020. In August 2020, the borrower executed a lease modification with Mission Ceviche, amending the ongoing rent obligation to 12% of gross sales, in lieu of the tenant’s contractual rent, until the tenant is legally able to resume operation with the same seating capacity (65 seats) as immediately prior to COVID-19 restrictions (under no circumstances beyond October 31, 2023). Mission Ceviche paid 50% of its outstanding rent for April through June 2020 concurrently with the signature of the amendment. La Esquina (9.2% of NRA) paid 50% rent from April through June 2020. In July 2020, the borrower executed a lease modification with La Esquina, which waived the tenant’s unpaid rent for April, May and June and provided the tenant with a 1.5 month rent credit, which is being applied to July and part of August. The full August rent payment for La Esquina was reserved at origination.

(12)	For residential cooperatives, values were determined using the available cooperative maintenance receivables reports provided from the borrowers. Generally this information is not tracked for residential cooperative properties and the borrowers are not required, pursuant to the loan documents, to report this data on a monthly basis.

(13)	This information is not presented for residential cooperative properties. Residential cooperative properties are structured to allow for an increase in unit owner maintenance charges or the assessment of additional charges to cover operating deficits, including deficits resulting from unpaid or delinquent rents or maintenance charges.

(14)	The related Mortgage Loan had its first due date in August 2020.

(15)	Given the timing of collection and reporting, an accurate estimate of the percentage of tenants paying rent in July and/or August is not available.

(16)	The Sundance Self Storage, Hardin Station, 15455 Memorial Drive and Kirby at Southfork Mortgage Loans have scheduled debt service payments due on the 11th of each month.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Highlights

(17)	With respect to the JCG III Industrial Complex Mortgaged Property, the borrower offered all tenants the option of paying 50% of rent for April, May and June 2020, with repayment due with July, August and September rent payments. Only one tenant, Champion Windows (6.3% of NRA), took advantage of the offer, and started to repay deferred rent with July and August payments. All tenants have paid July rent in full.

(18)	With respect to the 33 1 3 @ Thirtyfourth Mortgaged Property, the borrower offered tenants to pay CAM, Taxes, Insurance and 25% of base rent for April and May 2020, with deferred amount due in 2021. Five tenants (37.9% of NRA) accepted this offer.

(19)	With respect to the 33 1 3 @ Thirtyfourth Mortgaged Property, Les Ba'Get Vietnamese Café (15.6% of NRA) has been underwritten as vacant, but is in place and open. Without the tenant, Total SF or Unit Count Making Full August Rent Payment (%) and UW August Base Rent Paid (%) is 100%.

(20)	With respect to the Lancaster Towne Center Mortgaged Property, two tenants (12.1% of NRA) have been granted rent relief in the form of short term rent deferment. Dragon Hibachi & Sushi Buffet (8.2% of NRA / 12.6% of underwritten base rent) owes a portion of its rent for July and has been granted rent relief in the form of a short term rent deferment. The borrower has executed a payment plan with the tenant to repay the outstanding rent of $13,805 in two equal installments by October 2020. The tenant paid its August rent in full. Ichiban Japanese Steakhouse (3.9% of NRA / 6.3% of underwritten base rent) paid partial rent for July and August and has been granted rent relief in the form of a short term rent deferment. The borrower has executed a payment plan with the tenant to repay the outstanding rent of $15,020 in three equal installments by November 2020. One tenant, At Home (59.9% of NRA / 37.7% of underwritten base rent), was late on its April and May rent. The tenant requested a rent deferment, which was rejected, and subsequently paid all of its outstanding rent in June. The tenant is now fully paid and has been current since.

(21)	With respect to the 1602 Spruce Street & 238 South 20th Street Mortgage Loan, on or about May 29, 2020, the borrower requested the lender to grant a forbearance on debt service payments for the months of June, July and August 2020. On or about June 19, 2020, the lender refused such request. On or about July 23, 2020, the borrower again requested the lender to grant a forbearance on debt service payments for 90 days. On or about July 28, 2020, the borrower rescinded such request.

(22)	With respect to the 1602 Spruce Street & 238 South 20th Street Mortgaged Property, the one retail tenant at 238 South 20th Street, Ultimo Coffee, is open for business and paid its rent full through June 2020. The tenant requested rent relief in July and August of 2020 and is required to return to paying full rent in September. Four residential units at 238 South 20th Street paid in full through May 2020 and were granted 50% rent relief from June 2020 through September 2020. These four units are master leased by Abode LA, LLC (“Abode”) and rented out for short term rentals. Abode signed a three year lease renewal for these four units beginning in October 2020. The remaining four residential tenants at 238 South 20th Street paid in full through their May lease expirations and vacated the property. Abode is expanding into these four units and signed a new, three year lease beginning in October 2020. The one borrower-affiliated retail tenant, at 1602 Spruce Street, vacated in June and the space is currently dark. The lease is guaranteed by the borrower sponsor and the tenant is current on its rent. Two residential units at 1602 Spruce Street paid in full through their June lease expirations and vacated the property. Abode is expanding into these two units and signed a new, three year lease beginning in October 2020.

(23)	With respect to the Hardin Station Mortgage Loan, four tenants representing 35.1% of NRA and 37.5% of UW Rent received rent relief in prior months: (i) Don Gallo Mexican Grill, representing 12.8% of NRA and 15.2% of UW Rent, received a 3-month rent deferral (April-June), and ongoing rent starting 7/1/2020 was reduced from 32.22 PSF to 28.48 PSF. An amendment to the tenant’s lease extended its term by 3 months; (ii) Casual Pint, representing 9.9% of NRA and 10.2% of UW Rent, received free rent for May; (iii) Ross the Boss, Inc., representing 7.5% of NRA and 6.3% of UW Rent, received a rent deferral for April. An amendment to the tenant’s lease extended its term by 1 month; and (iv) The UPS Store, representing 5.0% of NRA and 5.8% of UW Rent, received a 3-month rent deferral (April-June), and ongoing rent starting 7/1/2020 was reduced from 30.50 PSF to 27.84 PSF. An amendment to the tenant’s lease extended its term by 3 months. Tenants with rent reductions going forward were underwritten to the new reduced rent levels.

(24)	With respect to the Hardin Station Mortgage Loan, all tenants in occupancy paid July and August rent. There is one vacant unit accounting for 6.2% of NRA.

(25)	This information is generally not tracked for residential cooperative properties; the borrowers are not required, pursuant to the loan documents, to report such data on a monthly basis.

(26)	The borrower for both Mortgage Loans made forbearance requests on April 28, 2020; however, the requests were withdrawn on June 24, 2020.

(27)	With respect to the 15455 Memorial Drive Mortgage Loan, six tenants, representing 79.5% of NRA and 75.8% of UW Rent, received rent relief in prior months: (i) 3602 Restaurant Group, LLC d/b/a Café Benedicte and Beckham Insurance, representing 38.3% of NRA and 31.8% of UW Rent, received rent deferrals for April; (ii) Jacqueline’s Day Spa and Edge Dental, representing 24.9% of NRA and 28.3% of UW Rent, received rent deferrals for April and May; (iii) A prior tenant, representing 10.1% of NRA and 9.3% of UW Rent, did not pay rent in June. The tenant vacated the suite and the new tenant began paying rent in August; and (iv) GQ Cleaners, representing 6.2% of NRA and 6.3% of UW Rent, made partial rent payments in June and July and did not pay rent in August. The deferred rent is required to be paid back over the period of each tenant's remaining lease term starting in September 2020.

(28)	With respect to the Kirby at Southfork Mortgage Loan, all tenants, representing 91.4% of NRA and 100.0% of UW Rent, at the Mortgaged Property received a rent deferral for April. In addition, Divine Nails, representing 10.0% of NRA and 11.5% of UW Rent, received a rent deferral for May and HC Tae Kwon Do, representing 13.3% of NRA and 13.0% of UW Rent, received a 50% rent deferral for May. The deferred rent is required to be paid back over the period of each tenant's remaining lease term starting in September 2020.

(29)	With respect to the F-B Plaza Mortgaged Property, Marcos Pizza (18.0% of NRA / 21.1% of underwritten base rent) has been granted deferral of 50% of its April and May rent, repayment of which is due by the end of 2020. MetroPCS (10.3% of NRA / 10.1% of underwritten base rent) has been granted deferral of 50% of its April, May and June rent, repayment of which is due by the end of 2020. Boost Mobile (10.3% of NRA / 10.1% of underwritten base rent) has been granted deferral of 100% of its April and May rent, repayment of which is due by the end of 2020. Wow 8 Spa & Nails (17.9% of NRA / 13.8% of underwritten base rent) has been granted deferral of 100% of its April, May and June rent, repayment of which is due by the end of 2020. L&L Chinese Restaurant (20.5% of NRA / 21.9% of underwritten base rent) has been granted deferral of 100% of its April, May and June rent and 50% of its July and August rent, repayment of which is due by the end of 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Issue Characteristics

IV.	Issue Characteristics

Securities Offered:	$598,643,000 approximate monthly pay, multi-class, commercial mortgage REMIC pass-through certificates consisting of twenty-one classes (Classes A-1, A-SB, A-3, A-3-1, A-3-2, A-3-X1, A-3-X2, A-4, A-4-1, A-4-2, A-4-X1, A-4-X2, A-S, A-S-1, A-S-2, A-S-X1, A-S-X2, B, C, X-A and X-B), which are offered pursuant to a registration statement filed with the SEC (such classes of certificates, the “Offered Certificates”).
Mortgage Loan Sellers:	Morgan Stanley Mortgage Capital Holdings LLC (“MSMCH”), Bank of America, National Association (“BANA”) and Wells Fargo Bank, National Association (“WFB”).
Joint Bookrunners and Co-Lead Managers:	Wells Fargo Securities, LLC, BofA Securities, Inc. and Morgan Stanley & Co. LLC
Co-Manager:	Academy Securities, Inc. and Drexel Hamilton, LLC
Rating Agencies:	Fitch Ratings, Inc., Kroll Bond Rating Agency, LLC and Moody’s Investors Service, Inc.
Master Servicers:	Wells Fargo Bank, National Association and National Cooperative Bank, N.A.
Special Servicers:	KeyBank National Association and National Cooperative Bank, N.A.
Certificate Administrator:	Wells Fargo Bank, National Association
Trustee:	Wilmington Trust, National Association
Operating Advisor:	Park Bridge Lender Services LLC
Asset Representations Reviewer:	Park Bridge Lender Services LLC
U.S. Credit Risk Retention:	For a discussion of the manner in which the U.S. credit risk retention requirements are being addressed by Wells Fargo Bank, National Association, as the retaining sponsor, see “Credit Risk Retention” in the Preliminary Prospectus.
EU Risk Retention:	For a summary of the covenants and representations that the originators will make for the benefit of the issuing entity, the depositor and the trustee with respect to retaining a material net economic interest in this securitization for the purposes of the EU Risk Retention and Due Diligence Requirements, see “Credit Risk Retention—EU Credit Risk Retention Agreement” in the Preliminary Prospectus. None of the depositor, the issuing entity, the sponsors or any other person expects to comply or will be required to comply with Article 7 of the EU Securitization Regulation. The requirements of the EU Securitization Regulation, including the EU Risk Retention and Due Diligence Requirements, are also applicable in the UK until the end of the transition period put in place in connection with the departure of the UK from the EU (currently scheduled to end on December 31, 2020).
Initial Risk Retention Consultation Party:	Wells Fargo Bank, National Association
Initial Majority Controlling Class Certificateholder:	Ellington Management Group, LLC or its affiliate
Cut-off Date:	The Cut-off Date with respect to each mortgage loan is the due date for the monthly debt service payment that is due in September 2020 (or, in the case of any mortgage loan that has its first due date after September 2020, the date that would have been its due date in September 2020 under the terms of that mortgage loan if a monthly debt service payment were scheduled to be due in that month).
Expected Closing Date:	On or about September 30, 2020.
Determination Dates:	The 11th day of each month (or if that day is not a business day, the next succeeding business day), commencing in October 2020.
Distribution Dates:	The fourth business day following the Determination Date in each month, commencing in October 2020.
Rated Final Distribution Date:	The Distribution Date in March 2063.
Interest Accrual Period:	With respect to any Distribution Date, the calendar month immediately preceding the month in which such Distribution Date occurs.
Day Count:	The Offered Certificates will accrue interest on a 30/360 basis.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Issue Characteristics

Minimum Denominations:	$10,000 for each Class of Offered Certificates (other than the Class X-A and X-B Certificates) and $1,000,000 for the Class X-A and X-B Certificates. Investments may also be made in any whole dollar denomination in excess of the applicable minimum denomination.
Clean-up Call:	1.0%
Delivery:	DTC, Euroclear and Clearstream Banking
ERISA/SMMEA Status:	Each Class of Offered Certificates is expected to be eligible for exemptive relief under ERISA. No Class of Offered Certificates will be SMMEA eligible.
Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE PRELIMINARY PROSPECTUS.
Bond Analytics Information:	The Certificate Administrator will be authorized to make distribution date statements, CREFC® reports and certain supplemental reports (other than confidential information) available to certain financial modeling and data provision services, including Bloomberg, L.P., Trepp, LLC, Intex Solutions, Inc., Markit Group Limited, Interactive Data Corp., BlackRock Financial Management, Inc., CMBS.com, Inc., Moody’s Analytics, KBRA Analytics, Inc., MBS Data, LLC, RealInsight and Thomson Reuters Corporation.
Tax Treatment:	For U.S. federal income tax purposes, the issuing entity will consist of one or more REMICs arranged in a tiered structure and a trust (the “grantor trust”). The upper-most REMIC will issue REMIC regular interests some of which will be held by the grantor trust (such grantor trust-held REMIC regular interests, the “trust components”). The Offered Certificates (other than the Exchangeable Certificates) will represent REMIC regular interests (other than the trust components). The Exchangeable Certificates will represent beneficial ownership of one or more of the trust components held by the grantor trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

V.	Characteristics of the Mortgage Pool(1)

A.	Ten Largest Mortgage Loans

Mortgage Loan Seller	Mortgage Loan Name	City	State	Number of Mortgage Loans / Mortgaged Properties	Mortgage Loan Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Property Type	Number of SF or Units	Cut-off Date Balance Per SF or Unit ($)	Cut-off Date LTV Ratio (%)	Balloon LTV Ratio (%)	U/W NCF DSCR (x)		U/W NOI Debt Yield (%)
BANA	9th & Thomas	Seattle	WA	1 / 1	$70,000,000	9.7%	Office	170,812	$562	60.2%	60.2%	2.13	x	7.8%
MSMCH	FTERE Bronx Portfolio 6	Bronx	NY	1 / 8	63,800,000	8.9	Multifamily	414	154,106	67.3	67.3	1.85		7.7
BANA	711 Fifth Avenue	New York	NY	1 / 1	60,000,000	8.3	Mixed Use	340,024	1,603	54.5	54.5	2.90		9.4
MSMCH	329 Wyckoff Mills Road	East Windsor	NJ	1 / 1	49,500,000	6.9	Industrial	634,495	78	46.5	46.5	2.82		10.3
MSMCH	Waterfront Clematis	West Palm Beach	FL	1 / 1	45,000,000	6.2	Mixed Use	142,092	317	56.9	56.9	3.06		11.0
BANA	Heritage Park Apartments	Sunnyvale	CA	1 / 1	40,000,000	5.6	Multifamily	508	78,740	19.6	14.9	5.35		27.1
BANA	ExchangeRight Net Leased Portfolio #39	Various	Various	1 / 18	37,660,000	5.2	Various	331,113	150	58.1	58.1	2.35		9.8
BANA	19 West 34th Street	New York	NY	1 / 1	35,000,000	4.9	Mixed Use	247,460	141	17.1	17.1	7.52		23.2
BANA	Monogram Portfolio	Various	Various	1 / 5	34,725,000	4.8	Industrial	463,118	75	64.5	58.0	1.67		9.3
MSMCH	Chasewood Technology Park	Houston	TX	1 / 1	30,000,000	4.2	Office	463,969	99	65.3	53.3	1.73		11.5
Top Three Total/Weighted Average				3 / 10	$193,800,000	26.9%				60.8%	60.8%	2.28	x	8.3%
Top Five Total/Weighted Average				5 / 12	$288,300,000	40.0%				57.7%	57.7%	2.49	x	9.0%
Top Ten Total/Weighted Average				10 / 38	$465,685,000	64.7%				52.4%	50.8%	2.99	x	11.9%
Non-Top Ten Total/Weighted Average				44 / 54	$254,487,953	35.3%				49.0%	45.8%	3.95	x	17.3%

(1)	With respect to any mortgage loan that is part of a whole loan, Cut-off Date Balance Per SF/Unit($) loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account subordinate debt (whether or not secured by the related mortgaged property), if any, that currently exists or is allowed under the terms of such mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

B.	Summary of the Whole Loans

No.	Property Name	Mortgage Loan Seller in BANK 2020-BNK28	Trust Cut-off Date Balance	Aggregate Pari-Passu Companion Loan Cut-off Date Balance(1)	Controlling Pooling / Trust & Servicing Agreement	Master Servicer	Special Servicer Agreement	Related Pari Passu Companion Loan(s) Securitizations	Related Pari Passu Companion Loan(s) Original Balance
1	9th & Thomas	BANA	$70,000,000	$96,000,000	BANK 2020-BNK28	Wells Fargo Bank, National Association	KeyBank National Association	Future Securitization(s)	$26,000,000
3	711 Fifth Avenue	BANA	$60,000,000	$545,000,000	GSMS 2020-GC47	Wells Fargo Bank, National Association	KeyBank National Association	GSMS 2020-GC47	$62,500,000
								JPMDB 2020-COR7	$40,000,000
								Benchmark 2020-B18	$45,000,000
								BANK 2020-BNK27	$43,000,000
								DBJPM 2020-C9	$25,000,000
								Future Securitization(s)	$269,500,000
7	ExchangeRight Net Leased Portfolio #39	BANA	$37,660,000	$49,660,000	BANK 2020-BNK28	Wells Fargo Bank, National Association	KeyBank National Association	Future Securitization(s)	$12,000,000
10	Chasewood Technology Park	MSMCH	$30,000,000	$46,000,000	BANK 2020-BNK28	Wells Fargo Bank, National Association	KeyBank National Association	Future Securitization(s)	$16,000,000

(1)	The Aggregate Pari Passu Companion Loan Cut-off Date Balance excludes the related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

C.	Previous Securitization History(1)

Loan No.	Mortgage Loan Seller	Mortgage Loan or Mortgaged Property Name	City	State	Property Type	Mortgage Loan or Mortgaged Property Cut-off Date Balance ($)	% of Initial Pool Balance (%)	Previous Securitization
8	BANA	19 West 34th Street	New York	NY	Mixed Use	$35,000,000	4.9%	WFCM 2010-C1
15	BANA	Central Self Storage Corte Madera	Corte Madera	CA	Self Storage	11,500,000	1.6	WFRBS 2012-C6
48	WFB	Ten West Eighty-Six Corp.	New York	NY	Multifamily	1,875,137	0.3	CSFB 2002-CKN2
50	WFB	Carlton Terrace Corp.	Bronxville	NY	Multifamily	1,691,702	0.2	CSFB 2002-CKN2
52	WFB	Whitney Realty Corp.	New York	NY	Multifamily	1,100,000	0.2	WFCM 2015-C30
	Total					$51,166,839	7.1%

(1)	The table above represents the most recent securitization with respect to the mortgaged property securing the related mortgage loan, based on information provided by the related borrower or obtained through searches of a third-party database. While loans secured by the above mortgaged properties may have been securitized multiple times in prior transactions, mortgage loans in this securitization are only listed in the above chart if the mortgage loan paid off a loan in another securitization. The information has not otherwise been confirmed by the mortgage loan sellers.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

D.	Property Type Distribution(1)

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
Multifamily	35	$181,498,424	25.2%	39.0%	37.2%	5.13	x	23.0%	22.6%	3.456%
Mid Rise	11	68,925,407	9.6	67.0	66.6	1.84		7.9	7.7	3.991
Cooperative	17	59,387,424	8.2	14.8	13.5	9.37		40.6	40.0	3.177
Garden	2	48,500,000	6.7	26.6	22.7	4.93		24.3	23.8	2.997
Low Rise	5	4,685,593	0.7	63.3	57.3	1.71		10.1	9.7	3.880
Mixed Use	4	145,750,000	20.2	46.6	46.6	4.01		13.1	12.4	3.150
Office/Retail	3	140,000,000	19.4	45.9	45.9	4.11		13.4	12.7	3.112
Multifamily/Retail	1	5,750,000	0.8	62.5	62.5	1.64		7.0	6.8	4.070
Office	4	113,811,666	15.8	61.6	57.9	2.01		9.1	8.6	3.677
CBD	1	70,000,000	9.7	60.2	60.2	2.13		7.8	7.8	3.600
Suburban	2	39,425,000	5.5	64.5	53.8	1.76		11.3	9.8	3.774
Medical	1	4,386,666	0.6	58.1	58.1	2.35		9.8	9.6	4.025
Industrial	7	92,625,000	12.9	54.2	51.7	2.42		10.1	9.7	3.482
Warehouse	2	57,900,000	8.0	48.0	48.0	2.87		10.6	10.1	3.472
Manufacturing	4	28,212,047	3.9	64.5	58.0	1.67		9.3	9.0	3.498
Warehouse Distribution	1	6,512,953	0.9	64.5	58.0	1.67		9.3	9.0	3.498
Retail	25	87,062,863	12.1	57.9	54.6	2.33		10.6	10.2	3.822
Unanchored	6	42,689,529	5.9	62.8	58.2	2.16		9.7	9.3	3.764
Single Tenant	18	37,773,334	5.2	56.9	55.6	2.30		9.9	9.7	3.946
Anchored	1	6,600,000	0.9	31.9	24.9	3.50		20.9	18.9	3.490
Self Storage	16	86,625,000	12.0	58.2	54.4	2.34		10.0	9.8	3.737
Self Storage	16	86,625,000	12.0	58.2	54.4	2.34		10.0	9.8	3.737
Other	1	12,800,000	1.8	69.2	69.2	2.06		6.5	6.5	3.134
Leased Fee	1	12,800,000	1.8	69.2	69.2	2.06		6.5	6.5	3.134
Total	92	$720,172,953	100.0%	51.2%	49.0%	3.33	x	13.8%	13.3%	3.505%

(1)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

E.	Geographic Distribution(1)(2)

Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance ($)	% of Cut-off Date Balance (%)	Weighted Average Cut-off Date LTV Ratio (%)	Weighted Average Balloon LTV Ratio (%)	Weighted Average U/W NCF DSCR (x)		Weighted Average U/W NOI Debt Yield (%)	Weighted Average U/W NCF Debt Yield (%)	Weighted Average Mortgage Rate (%)
New York	28	$238,187,424	33.1%	42.9%	42.5%	4.88	x	18.8%	18.3%	3.385%
Texas	16	91,695,253	12.7	65.1	57.9	1.93		10.1	9.3	3.902
California	5	76,565,000	10.6	36.5	33.3	4.14		19.4	19.0	3.159
Northern California	3	60,140,000	8.4	29.9	26.8	4.64		21.8	21.5	3.111
Southern California	2	16,425,000	2.3	60.5	56.8	2.33		10.6	9.9	3.336
Washington	1	70,000,000	9.7	60.2	60.2	2.13		7.8	7.8	3.600
Florida	2	49,500,000	6.9	56.1	55.1	2.96		11.0	10.0	3.242
New Jersey	1	49,500,000	6.9	46.5	46.5	2.82		10.3	9.9	3.464
Other(3)	39	144,725,276	20.1	59.4	55.6	2.12		10.0	9.7	3.690
Total/Weighted Average	92	$720,172,953	100.0%	51.2%	49.0%	3.33	x	13.8%	13.3%	3.505%

(1)	The mortgaged properties are located in 25 states.

(2)	Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated amounts (allocating the principal balance of the mortgage loan to each of those properties according to the relative appraised values of the mortgaged properties or the allocated loan amounts or property-specific release prices set forth in the related mortgage loan documents or such other allocation as the related mortgage loan seller deemed appropriate). For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio, is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative property. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property) that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus.

(3)	Includes 19 other states.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

F.	Characteristics of the Mortgage Pool(1)

CUT-OFF DATE BALANCE
Range of Cut-off Date Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
994,234 - 1,000,000	2	$1,989,366	0.3%
1,000,001 - 2,000,000	6	9,742,190	1.4
2,000,001 - 3,000,000	3	7,167,562	1.0
3,000,001 - 4,000,000	8	27,439,431	3.8
4,000,001 - 5,000,000	6	27,151,549	3.8
5,000,001 - 6,000,000	4	23,100,000	3.2
6,000,001 - 7,000,000	2	13,600,000	1.9
7,000,001 - 8,000,000	2	15,121,855	2.1
8,000,001 - 9,000,000	3	25,540,000	3.5
9,000,001 - 10,000,000	2	19,236,000	2.7
10,000,001 - 15,000,000	5	64,400,000	8.9
15,000,001 - 20,000,000	1	20,000,000	2.8
20,000,001 - 30,000,000	1	30,000,000	4.2
30,000,001 - 50,000,000	6	241,885,000	33.6
50,000,001 - 70,000,000	3	193,800,000	26.9
Total:	54	$720,172,953	100.0%
Average	$13,336,536
UNDERWRITTEN NOI DEBT SERVICE COVERAGE RATIO
Range of U/W NOI DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.56 - 1.60	2	$10,035,000	1.4%
1.61 - 1.70	3	19,400,000	2.7
1.71 - 1.80	6	59,125,529	8.2
1.81 - 1.90	2	69,800,000	9.7
1.91 - 2.00	1	4,500,000	0.6
2.01 - 2.50	10	200,125,000	27.8
2.51 - 3.00	4	132,700,000	18.4
3.01 - 3.50	4	68,900,000	9.6
3.51 - 4.00	4	24,680,583	3.4
4.01 – 45.44	18	130,906,841	18.2
Total:	54	$720,172,953	100.0%
Weighted Average:	3.45x
UNDERWRITTEN NCF DEBT SERVICE COVERAGE RATIO
Range of U/W NCF DSCRs (x)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
1.51 - 1.60	4	$23,685,000	3.3%
1.61 - 1.70	4	47,775,000	6.6
1.71 - 1.80	5	53,100,529	7.4
1.81 - 1.90	3	80,425,000	11.2
1.91 - 2.00	2	10,050,000	1.4
2.01 - 2.50	6	147,950,000	20.5
2.51 - 3.00	6	148,200,000	20.6
3.01 - 3.50	3	60,000,000	8.3
3.51 - 4.00	3	18,080,583	2.5
4.01 - 45.27	18	130,906,841	18.2
Total:	54	$720,172,953	100.0%
Weighted Average:	3.33x
LOAN PURPOSE
Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
Refinance	37	$415,144,190	57.6%
Acquisition	12	199,634,529	27.7
Recapitalization	5	105,394,234	14.6
Total:	54	$720,172,953	100.0%
MORTGAGE RATE
Range of Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
2.877 - 3.500	31	$389,487,424	54.1%
3.501 - 3.750	6	111,300,000	15.5
3.751 - 4.000	11	161,703,870	22.5
4.001 - 4.250	4	51,531,659	7.2
4.251 - 4.500	1	3,500,000	0.5
4.501 - 4.510	1	2,650,000	0.4
Total:	54	$720,172,953	100.0%
Weighted Average:	3.505%
UNDERWRITTEN NOI DEBT YIELD
Range of U/W NOI Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.5 - 8.0	4	$152,350,000	21.2%
8.1 - 9.0	3	27,100,000	3.8
9.1 - 10.0	12	197,346,659	27.4
10.1 - 11.0	9	135,338,870	18.8
11.1 - 12.0	3	44,050,000	6.1
12.1 - 13.0	2	19,900,000	2.8
13.1 - 15.0	1	3,100,000	0.4
15.1 - 17.0	1	3,480,583	0.5
17.1 - 20.0	1	1,100,000	0.2
20.1 - 204.6	18	136,406,841	18.9
Total:	54	$720,172,953	100.0%
Weighted Average:	13.8%
UNDERWRITTEN NCF DEBT YIELD
Range of U/W NCF Debt Yields (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance ($)	Percent by Aggregate Cut-off Date Pool Balance (%)
6.5 - 8.0	5	$159,550,000	22.2%
8.1 - 9.0	5	69,860,000	9.7
9.1 - 10.0	16	298,025,529	41.4
10.1 - 11.0	5	28,750,000	4.0
11.1 - 12.0	1	8,400,000	1.2
12.1 - 13.0	1	11,500,000	1.6
13.1 - 14.0	1	3,100,000	0.4
14.1 - 17.0	1	3,480,583	0.5
17.1 - 19.0	1	6,600,000	0.9
19.1 - 20.0	1	1,100,000	0.2
20.1 - 203.9	17	129,806,841	18.0
Total:	54	$720,172,953	100.0%
Weighted Average:	13.3%

(1)	For mortgaged properties securing residential cooperative mortgage loans, the debt service coverage ratio and debt yield for each such mortgaged property is calculated using U/W Net Operating Income or U/W Net Cash Flow, as applicable, for the related residential cooperative property, which is the projected net operating income or net cash flow, as applicable, reflected in the most recent appraisal obtained by or otherwise in the possession of the related mortgage loan seller as of the cut-off date, and the loan-to-value ratio is calculated based upon the appraised value of the residential cooperative property determined as if such residential cooperative property is operated as a residential cooperative, inclusive of the amount of the underlying debt encumbering such residential cooperative. With respect to any mortgage loan that is part of a whole loan, the loan-to-value ratio, debt service coverage ratio and debt yield calculations include the related pari passu companion loan(s) but exclude any related subordinate companion loan(s) (unless otherwise stated). With respect to each mortgage loan, debt service coverage ratio, debt yield and loan-to-value ratio information do not take into account any subordinate debt (whether or not secured by the related mortgaged property), that currently exists or is allowed under the terms of such mortgage loan. See Annex A-1 to the Preliminary Prospectus. Prepayment provisions for each mortgage loan reflects the entire life of the loan (from origination to maturity).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Characteristics of the Mortgage Pool

ORIGINAL TERM TO MATURITY
Original Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
120	48	$559,512,953	77.7%
121	6	160,660,000	22.3
Total:	54	$720,172,953	100.0%
Weighted Average:	120 months
REMAINING TERM TO MATURITY
Range of Remaining Terms to Maturity (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
114 - 120	48	$559,512,953	77.7%
121	6	160,660,000	22.3
Total:	54	$720,172,953	100.0%
Weighted Average:	118 months
ORIGINAL AMORTIZATION TERM(1)
Original Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$501,600,000	69.6%
300	1	1,875,137	0.3
360	24	207,497,823	28.8
480	5	9,199,992	1.3
Total:	54	$720,172,953	100.0%
Weighted Average(3):	365 months
REMAINING AMORTIZATION TERM(2)
Range of Remaining Amortization Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Non-Amortizing	24	$501,600,000	69.6%
294	1	1,875,137	0.3
354 - 360	24	207,497,823	28.8
361 - 475	5	9,199,992	1.3
Total:	54	$720,172,953	100.0%
Weighted Average(3):	363 months
LOCKBOXES
Type of Lockbox	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Springing	30	$391,175,529	54.3%
Hard/Springing Cash Management	4	155,460,000	21.6
Hard/Upfront Cash Management	3	114,150,000	15.9
None	17	59,387,424	8.2
Total:	54	$720,172,953	100.0%
PREPAYMENT PROVISION SUMMARY
Prepayment Provision	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Lockout / Defeasance / Open	32	$571,635,529	79.4%
GRTR 1% or YM / 1% / Open	17	59,387,424	8.2
Lockout / GRTR 1% or YM or Defeasance / Open	2	45,550,000	6.3
Lockout / GRTR 1% or YM / Open	3	43,600,000	6.1
Total:	54	$720,172,953	100.0%
CUT-OFF DATE LOAN-TO-VALUE RATIO
Range of Cut-off Date LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
2.1 - 20.0	17	$115,906,841	16.1%
20.1 - 30.0	2	18,480,583	2.6
30.1 - 35.0	1	6,600,000	0.9
35.1 - 50.0	5	79,600,000	11.1
50.1 - 55.0	1	60,000,000	8.3
55.1 - 60.0	10	146,650,000	20.4
60.1 - 65.0	8	156,561,000	21.7
65.1 - 70.0	6	120,635,000	16.8
70.1 - 73.8	4	15,739,529	2.2
Total:	54	$720,172,953	100.0%
Weighted Average:	51.2%
BALLOON LOAN-TO-VALUE RATIO
Range of Balloon LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1.8 - 20.0	17	$115,906,841	16.1%
20.1 - 25.0	2	10,080,583	1.4
25.1 - 35.0	1	15,000,000	2.1
35.1 - 40.0	1	4,500,000	0.6
40.1 - 45.0	1	11,000,000	1.5
45.1 - 50.0	3	64,100,000	8.9
50.1 - 55.0	4	99,050,000	13.8
55.1 - 60.0	18	222,650,529	30.9
60.1 - 65.0	5	101,285,000	14.1
65.1 - 69.2	2	76,600,000	10.6
Total:	54	$720,172,953	100.0%
Weighted Average:	49.0%
AMORTIZATION TYPE
Amortization Type	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
Interest-only, Balloon	24	$501,600,000	69.6%
Interest-only, Amortizing Balloon	12	126,496,000	17.6
Amortizing Balloon	18	92,076,953	12.8
Total:	54	$720,172,953	100.0%
ORIGINAL TERM OF INTEREST-ONLY PERIOD FOR PARTIAL IO LOANS
IO Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
1(4)	1	$40,000,000	5.6%
12	3	38,450,000	5.3
24	3	20,050,000	2.8
36	1	4,235,000	0.6
37	2	9,800,000	1.4
60	3	53,961,000	7.5
Total:	13	$166,496,000	23.1%
Weighted Average:	28 months
SEASONING
Seasoning (months)	Number of Mortgage Loans	Aggregate Cut-off Date Balance	Percent by Aggregate Cut-off Date Pool Balance (%)
0	22	$345,281,000	47.9%
1	6	99,090,000	13.8
2	1	35,000,000	4.9
5	9	102,082,603	14.2
6	16	138,719,349	19.3
Total:	54	$720,172,953	100.0%
Weighted Average:	2 months

(1)	The original amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(2)	The remaining amortization term shown for any mortgage loan that is interest-only for part of its term does not include the number of months in its interest-only period and reflects only the number of months as of the commencement of amortization remaining from the end of such interest-only period.
(3)	Excludes the non-amortizing mortgage loans.
(4)	The first payment date for Heritage Park Apartments Mortgage Loan is on November 1, 2020. On the closing date, BANA will deposit sufficient funds to pay the amount of interest that would be due with respect to an October 1, 2020 payment. The IO Period is inclusive of the additional October 1, 2020 interest-only payment funded by BANA on the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

VI.          Certain Terms and Conditions

Allocation Between the RR Interest and the Non-Retained Certificates:	Amounts available for distributions to the holders of the Certificates (including the RR Interest) will be allocated between amounts available for distribution to the holders of the RR Interest, on the one hand, and to all other Certificates, referred to herein as the “Non-Retained Certificates”, on the other hand. The portion of such amount allocable to (a) the RR Interest will at all times be the product of such amount multiplied by 5% and (b) the Non-Retained Certificates will at all times be the product of such amount multiplied by 95% (each, the respective “Percentage Allocation Entitlement”).
Interest Entitlements:	The interest entitlement of each Class of Non-Retained Certificates or trust component on each Distribution Date generally will be the interest accrued during the related Interest Accrual Period on the related Certificate Balance or Notional Amount at the related pass-through rate, net of any prepayment interest shortfalls allocated to that Class or trust component for such Distribution Date as described below. If prepayment interest shortfalls arise from voluntary prepayments (without the applicable Master Servicer consent) on particular non-specially serviced loans during any collection period, the applicable Master Servicer is required to make a compensating interest payment to offset those shortfalls, generally up to an amount equal to the portion of its master servicing fees that accrue at 0.25 basis points per annum. The remaining amount of prepayment interest shortfalls will be allocated between the RR Interest, on one hand, and the Non-Retained Certificates, on the other hand, in accordance with their respective Percentage Allocation Entitlements. The prepayment interest shortfalls allocated to the Non-Retained Certificates (other than the Class R Certificates) will be allocated among such Classes of Certificates (other than the Exchangeable Certificates) and trust components that are entitled to interest, on a pro rata basis, based on their respective amounts of accrued interest for the related Distribution Date, to reduce the interest entitlement on each such Class of Certificates. For any distribution date, prepayment interest shortfalls allocated to a trust component will be allocated among the related Classes of Exchangeable Certificates, pro rata, in accordance with their Class Percentage Interests. If a Class or trust component receives less than the entirety of its interest entitlement on any Distribution Date, then the shortfall (excluding any shortfall due to prepayment interest shortfalls), together with interest thereon, will be added to its interest entitlement for the next succeeding Distribution Date.
Aggregate Principal Distribution Amount:	The Aggregate Principal Distribution Amount for each Distribution Date generally will be the aggregate amount of principal received or advanced in respect of the mortgage loans, net of any non-recoverable advances and interest thereon and workout-delayed reimbursement amounts that are reimbursed to the applicable Master Servicer, the Special Servicer or the Trustee during the related collection period. Non-recoverable advances and interest thereon are reimbursable from principal collections and advances before reimbursement from other amounts. Workout-delayed reimbursement amounts are reimbursable from principal collections. The Non-Retained Certificates will be entitled to the portion of the Aggregate Principal Distribution Amount equal to their Percentage Allocation Entitlement, which is referred to herein as the “Principal Distribution Amount”.
Subordination, Allocation of Losses and Certain Expenses:	The chart below describes the manner in which the payment rights of certain Classes of Non-Retained Certificates will be senior or subordinate, as the case may be, to the payment rights of other Classes of Non-Retained Certificates. The chart also shows the allocation between the RR Interest and the Non-Retained Certificates and the corresponding entitlement to receive principal and/or interest of certain Classes of Non-Retained Certificates on any distribution date in descending order. It also shows the manner in which losses are allocated between the RR Interest and the Non-Retained Certificates and the manner in which the Non-Retained Certificate allocations are further allocated to certain Classes of those Certificates in ascending order (beginning with the Non-Offered Certificates, other than the Class R Certificates and the RR Interest) to reduce the balance of each such Class to zero; provided that no principal payments or mortgage loan losses will be allocated to the Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H, Class X-J or Class R Certificates, although principal payments and losses may reduce the Notional Amounts of the Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H and Class X-J Certificates and, therefore, the amount of interest they accrue.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

(1)	The maximum certificate balance of the Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to the table under “Certificate Structure”) will be issued on the closing date, and the certificate balance or notional amount of each other class of Exchangeable Certificates will be equal to zero on the closing date. The relative priorities of the Exchangeable Certificates are described more fully under “Exchangeable Certificates.”

(2)	The Class X-A, Class X-B, Class X-D, Class X-FG, Class X-H and Class X-J Certificates are interest-only certificates.

(3)	The Class X-D, Class X-FG, Class X-H and Class X-J Certificates and the RR Interest are Non-Offered Certificates.

(4)	Other than the Class X-D, Class X-FG, Class X-H, Class X-J and Class R Certificates and the RR Interest.

Distributions:	On each Distribution Date, funds available for distribution from the mortgage loans, net of specified trust fees, expenses and reimbursements that are allocable to the Non-Retained Certificates will generally be distributed in the following amounts and order of priority (in each case to the extent of remaining available funds):
1. Class A-1, A-SB, A-3, A-4, X-A, X-B, X-D, X-FG, X-H and X-J Certificates: To interest on the Class A-1, A-SB, X-A, X-B, X-D, X-FG, X-H and X-J Certificates and the Class A-3, A-3-X1, A-3-X2, A-4, A-4-X1 and A-4-X2 trust components, pro rata, according to their respective interest entitlements.
2. Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components: To principal on the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components in the following amounts and order of priority: (i) first, to principal on the Class A-SB Certificates, in an amount up to the Principal Distribution Amount for such Distribution Date until their Certificate Balance is reduced to the Class A-SB Planned Principal Balance for such Distribution Date; (ii) second, to principal on the Class A-1 Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iii) third, to principal on the Class A-3 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; (iv) fourth, to principal on the Class A-4 trust component, until its Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date; and (v) fifth, to principal on the Class A-SB Certificates until their Certificate Balance is reduced to zero, up to the remainder of the Principal Distribution Amount for such Distribution Date. However, if the Certificate Balance of each and every Class of Principal Balance Certificates, other than the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components and the RR Interest, has been reduced to zero as a result of the allocation of Mortgage Loan losses and expenses and any of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components remains outstanding, then the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

Principal Distribution Amount will be distributed to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, based on their respective outstanding Certificate Balances, until their Certificate Balances have been reduced to zero.
3. Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components: To reimburse the holders of the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components, pro rata, on the basis of previously allocated unreimbursed losses, for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated in reduction of the Certificate Balances of such Classes or trust components.

4.   Class A-S, A-S-X1 and A-S-X2 trust components: To make distributions on the Class A-S, A-S-X1 and A-S-X2 trust components as follows: (a) first, to interest on the Class A-S, A-S-X1 and A-S-X2 trust components, pro rata, according to their respective interest entitlements; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components), to principal on the Class A-S trust component until its Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class A-S trust component for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that trust component in reduction of their Certificate Balance.

5.    Class B Certificates: To make distributions on the Class B Certificates as follows: (a) first, to interest on the Class B Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1 and A-SB Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class B Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class B Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

6.    Class C Certificates: To make distributions on the Class C Certificates as follows: (a) first, to interest on the Class C Certificates in the amount of the interest entitlement for that Class; (b) next, to the extent of the portion of the Principal Distribution Amount remaining after distributions in respect of principal to each Class with a higher distribution priority (in this case, the Class A-1, A-SB and B Certificates and the Class A-3, A-4 and A-S trust components), to principal on the Class C Certificates until their Certificate Balance is reduced to zero; and (c) next, to reimburse the holders of the Class C Certificates for any previously unreimbursed losses (plus interest thereon) on the mortgage loans that were previously allocated to that Class in reduction of their Certificate Balance.

7.    After the Class A-1, A-SB, B and C Certificates and the Class A-3, A-4 and A-S trust components are paid all amounts to which they are entitled, the remaining funds available for distribution will be used to pay interest, principal and loss reimbursement amounts on the Class D, E, F, G, H and J Certificates sequentially in that order in a manner analogous to the Class C Certificates.

Principal and interest payable on the Class A-3, Class A-3-X1, Class A-3-X2, Class A-4, Class A-4-X1, Class A-4-X2, Class A-S, Class A-S-X1 and Class A-S-X2 trust components will be distributed pro rata to the corresponding classes of Exchangeable Certificates representing interests therein in accordance with their Class Percentage Interests therein as described below under “Exchangeable Certificates.”

Exchangeable Certificates	Each class of Exchangeable Certificates may be exchanged for the corresponding classes of Exchangeable Certificates set forth next to such class in the table below, and vice versa. Following any exchange of one or more classes of Exchangeable Certificates (the applicable “Surrendered Classes”) for one or more classes of other Exchangeable Certificates (the applicable “Received Classes”), the Class Percentage Interests (as defined below) of the outstanding principal balances or Notional Amounts of the Corresponding Trust Components that are represented by the Surrendered Classes (and consequently their related certificate balances or notional amounts) will be decreased, and those of the Received Classes (and consequently their related certificate balances or notional amounts) will be increased. The dollar denomination of each of the Received Classes of certificates must be equal to the dollar denomination of each of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

the Surrendered Classes of certificates. No fee will be required with respect to any exchange of Exchangeable Certificates.

Surrendered Classes (or Received Classes) of Certificates	Received Classes (or Surrendered Classes) of Certificates
Class A-3	Class A-3-1, Class A-3-X1
Class A-3	Class A-3-2, Class A-3-X2
Class A-4	Class A-4-1, Class A-4-X1
Class A-4	Class A-4-2, Class A-4-X2
Class A-S	Class A-S-1, Class A-S-X1
Class A-S	Class A-S-2, Class A-S-X2

On the closing date, the issuing entity will issue the following “trust components,” each with the initial principal balance (or, if such trust component has an “X” suffix, notional amount) and pass-through rate set forth next to it in the table below. Each trust component with an “X” suffix will not be entitled to distributions of principal.

Trust Component	Initial Certificate Balance or Notional Amount	Pass-Through Rate
Class A-3	See footnote (9) to the table under “Certificate Structure”	Class A-3 Certificate Pass-Through Rate minus 1.00%
Class A-3-X1	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-3-X2	Equal to Class A-3 Trust Component Certificate Balance	0.50%
Class A-4	See footnote (9) to the table under “Certificate Structure”	Class A-4 Certificate Pass-Through Rate minus 1.00%
Class A-4-X1	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-4-X2	Equal to Class A-4 Trust Component Certificate Balance	0.50%
Class A-S	$43,615,000	Class A-S Certificate Pass-Through Rate minus 1.00%
Class A-S-X1	Equal to Class A-S Trust Component Certificate Balance	0.50%
Class A-S-X2	Equal to Class A-S Trust Component Certificate Balance	0.50%

Each class of Exchangeable Certificates represents an undivided beneficial ownership interest in the trust components set forth next to it in the table below (the “Corresponding Trust Components”). Each class of Exchangeable Certificates has a pass-through rate equal to the sum of the pass-through rates of the Corresponding Trust Components and represents a percentage interest (the related “Class Percentage Interest”) in each Corresponding Trust Component, including principal and interest payable thereon, equal to (x) the certificate balance (or, if such class has an “X” suffix, notional amount) of such class of certificates, divided by (y) the principal balance of the Class A-3 trust component (if such class of Exchangeable Certificates has an “A-3” designation), the Class A-4 trust component (if such class of Exchangeable Certificates has an “A-4” designation) or the Class A-S trust component (if such class of Exchangeable Certificates has an “A-S” designation).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

Group of Exchangeable Certificates	Class of Exchangeable Certificates	Corresponding Trust Components
“Class A-3 Exchangeable Certificates”	Class A-3	Class A-3, Class A-3-X1, Class A-3-X2
	Class A-3-1	Class A-3, Class A-3-X2
	Class A-3-2	Class A-3
	Class A-3-X1	Class A-3-X1
	Class A-3-X2	Class A-3-X1, Class A-3-X2
“Class A-4 Exchangeable Certificates”	Class A-4	Class A-4, Class A-4-X1, Class A-4-X2
	Class A-4-1	Class A-4, Class A-4-X2
	Class A-4-2	Class A-4
	Class A-4-X1	Class A-4-X1
	Class A-4-X2	Class A-4-X1, Class A-4-X2
“Class A-S Exchangeable Certificates”	Class A-S	Class A-S, Class A-S-X1, Class A-S-X2
	Class A-S-1	Class A-S, Class A-S-X2
	Class A-S-2	Class A-S
	Class A-S-X1	Class A-S-X1
	Class A-S-X2	Class A-S-X1, Class A-S-X2

The maximum Certificate Balance or Notional Amount of each class of Class A-3 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-3 trust component, the maximum Certificate Balance or Notional Amount of each class of Class A-4 Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-4 trust component, and the maximum Certificate Balance or Notional Amount of each class of Class A-S Exchangeable Certificates that could be issued in an exchange is equal to the Certificate Balance of the Class A-S trust component. The maximum Certificate Balances of Class A-3, Class A-4 and Class A-S certificates (subject to the constraint on the aggregate initial principal balance of the Class A-3 and Class A-4 trust components discussed in footnote (9) to table under “Certificate Structure”) will be issued on the closing date, and the Certificate Balance or Notional Amount of each other class of Exchangeable Certificates will be equal to zero on the Closing Date.

Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates will have a Certificate Balance or Notional Amount equal to its Class Percentage Interest multiplied by the principal balance of the Class A-3 trust component, Class A-4 trust component or Class A-S trust component, respectively. Each class of Class A-3 Exchangeable Certificates, Class A-4 Exchangeable Certificates and Class A-S Exchangeable Certificates with a Certificate Balance will have the same approximate initial credit support percentage, Expected Weighted Average Life, Expected Principal Window, Certificate Principal U/W NOI Debt Yield and Certificate Principal to Value Ratio as the Class A-3 Certificates, Class A-4 Certificates or Class A-S Certificates, respectively, shown above.

Allocation of Yield Maintenance Charges and Prepayment Premiums:

If any yield maintenance charge or prepayment premium is collected during any particular collection period with respect to any mortgage loan, then on the Distribution Date corresponding to that collection period, the certificate administrator will pay that yield maintenance charge or prepayment premium (net of liquidation fees payable therefrom) in the following manner:

(x)

(1)  to each class of the Class A-1, Class A-SB, Class A-3, Class A-3-1, Class A-3-2, Class A-4, Class A-4-1, Class A-4-2, Class A-S, Class A-S-1, Class A-S-2, Class B, Class C, Class D and Class E Certificates, the product of (a) the Non-Retained Certificates’ Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium, (b) the related Base Interest Fraction (as defined in the Preliminary Prospectus) for such class and the applicable principal prepayment, and (c) a fraction, the numerator of which is equal to the amount of principal distributed to such class for that Distribution Date, and the denominator of which is the total

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

      amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date,

(2)  to the Class A-3-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-1 Certificates and the applicable principal prepayment,

(3)  to the Class A-3-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-3-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-3 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-3-2 Certificates and the applicable principal prepayment,

(4)  to the Class A-4-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-1 Certificates and the applicable principal prepayment,

(5)  to the Class A-4-X2 Certificates, the product of (a) the Non-Retained Percentage of the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-4-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-4 Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-4-2 Certificates and the applicable principal prepayment,

(6)  to the Class A-S-X1 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-1 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

       Interest Fraction for the Class A-S-1 Certificates and the applicable principal prepayment,

(7)  to the Class A-S-X2 Certificates, the product of (a) the Non-Retained Percentage of such Yield Maintenance Charge or Prepayment Premium, (b) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-S-2 Certificates for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), the Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date and (c) the difference between (i) the Base Interest Fraction for the Class A-S Certificates and the applicable principal prepayment and (ii) the Base Interest Fraction for the Class A-S-2 Certificates and the applicable principal prepayment,

(8)  to the Class X-A Certificates, the excess, if any, of (a) the product of (i) the Non-Retained Certificates’ Percentage Allocation Entitlement of such yield maintenance charge or prepayment premium and (ii) a fraction, the numerator of which is equal to the amount of principal distributed to the Class A-1 and A-SB Certificates and the Class A-3 Exchangeable Certificates (collectively) and the Class A-4 Exchangeable Certificates (collectively) for that Distribution Date, and the denominator of which is the total amount of principal distributed to the Class A-1, Class A-SB, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates and the Class A-3 Exchangeable Certificates (collectively), Class A-4 Exchangeable Certificates (collectively) and the Class A-S Exchangeable Certificates (collectively) for that Distribution Date, over (b) the amount of such yield maintenance charge or prepayment premium distributed to the Class A-1 and Class A-SB Certificates and the Class A-3 Exchangeable Certificates (collectively) and the Class A-4 Exchangeable Certificates (collectively) as described above, and

(9)  to the Class X-B Certificates, any remaining portion of the Non-Retained Percentage of such yield maintenance charge or prepayment premium not distributed as described above, and

(y) to the RR Interest, its Percentage Allocation Entitlement of the yield maintenance charge or prepayment premium.

No prepayment premiums or yield maintenance charges will be distributed to the holders of the Class X-D, X-FG, X-H, X-J, F, G, H, J or R Certificates. For a description of when prepayment premiums and yield maintenance charges are generally required on the mortgage loans, see Annex A-1 to the Preliminary Prospectus. See also “Risk Factors—Risks Relating to the Mortgage Loans—Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions” and “Risk Factors—Other Risks Relating to the Certificates—Your Yield May Be Affected by Defaults, Prepayments and Other Factors” in the Preliminary Prospectus. Prepayment premiums and yield maintenance charges will be distributed on each Distribution Date only to the extent they are actually received on the mortgage loans as of the related Determination Date.

Realized Losses:

The Certificate Balances of the Class A-1, A-SB, B, C, D, E, F, G, H and J Certificates and the Class A-3, A-4 and A-S trust components will be reduced without distribution on any Distribution Date as a write-off to the extent of the Non-Retained Certificates’ Percentage Allocation Entitlement of any losses realized on the mortgage loans allocated to such Class on such Distribution Date. Such losses will be applied in the following order, in each case until the related Certificate Balance is reduced to zero: first, to the Class J Certificates; second, to the Class H Certificates; third, to the Class G Certificates; fourth, to the Class F Certificates; fifth, to the Class E Certificates; sixth, to the Class D Certificates; seventh, to the Class C Certificates; eighth, to the Class B Certificates; ninth, to the Class A-S trust component; and, finally, pro rata, to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components based on their outstanding Certificate Balances.

Any portion of such amount applied to the Class A-3, Class A-4 or Class A-S trust component will reduce the Certificate Balance or Notional Amount of each Class of Certificates in the related group of Exchangeable Certificates by an amount equal to the product of (x) its Certificate Balance or Notional Amount, divided by the Certificate Balance of such trust component prior to the applicable reduction, and (y) the amount applied to such trust component.

The Notional Amount of the Class X-A Certificates will be reduced by the amount of all losses that are allocated to the Class A-1 and A-SB Certificates and the Class A-3 and A-4 trust components

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-B Certificates will be reduced by the amount of all losses that are allocated to the Class A-S trust component and the Class B or C Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-D Certificates will be reduced by the amount of all losses that are allocated to the Class D or E Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-FG Certificates will be reduced by the amount of all losses that are allocated to the Class F and G Certificates as write-offs in reduction of their Certificate Balances. The Notional Amount of the Class X-H Certificates will be reduced by the amount of all losses that are allocated to the Class H Certificates as write-offs in reduction of their Certificate Balance. The Notional Amount of the Class X-J Certificates will be reduced by the amount of all losses that are allocated to the Class J Certificates as write-offs in reduction of their Certificate Balance.

P&I Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to advance delinquent debt service payments with respect to the mortgage loans it services (other than balloon payments and default interest) and assumed debt service payments on mortgage loans with delinquent balloon payments (excluding any related companion loan), except to the extent any such advance is deemed non-recoverable from collections on the related mortgage loan. In addition, if an Appraisal Reduction Amount exists for a given mortgage loan, the interest portion of any P&I advance for such mortgage loan will be reduced, which will have the effect of reducing the amount of interest available for distribution to the Certificates, which with respect to the Non-Retained Certificates will be applied in reverse alphabetical order of their Class designations (except that interest payments on the Class A-1, A-SB, A-3, A-3-X1, A-3-X2, A-4, A-4-X1, A-4-X2 , X-A, X-B, X-D, X-FG, X-H and X-J Certificates would be affected on a pari passu basis).
Servicing Advances:	Each Master Servicer or, if such Master Servicer fails to do so, the Trustee, will be obligated to make servicing advances, including the payment of delinquent property taxes, insurance premiums and ground rent, except to the extent that those advances are deemed non-recoverable from collections on the related mortgage loan. The related Master Servicer or the Trustee, as applicable, will have the primary obligation to make any required servicing advances with respect to any serviced whole loan. With respect to any non-serviced whole loan, the master servicer or trustee, as applicable, under the related lead securitization servicing agreement will have the primary obligation to make any required servicing advances with respect to such non-serviced whole loan.
Appraisal Reduction Amounts and Collateral Deficiency Amounts:

An “Appraisal Reduction Amount” generally will be created in the amount, if any, by which the principal balance of a required appraisal loan (which is a mortgage loan (other than a non-serviced mortgage loan) with respect to which certain defaults, modifications or insolvency events have occurred as further described in the Preliminary Prospectus) plus other amounts overdue or advanced in connection with such mortgage loan exceeds 90% of the appraised value of the related mortgaged property plus certain escrows and reserves (including letters of credit) held with respect to the mortgage loan. With respect to any serviced whole loan, any Appraisal Reduction Amount will be allocated first to the related subordinate companion loan, if any, and then, pro rata, to the related mortgage loan and the related pari passu companion loan(s). With respect to any non-serviced mortgage loan, appraisal reduction amounts are expected to be calculated in a similar manner under the related non-serviced pooling and servicing agreement.

A mortgage loan will cease to be a required appraisal loan when the same has ceased to be a specially serviced loan (if applicable), has been brought current for at least three consecutive months and no other circumstances exist that would cause such mortgage loan to be a required appraisal loan.

A “Collateral Deficiency Amount” will exist with respect to any mortgage loan that is modified into an AB loan structure and remains a corrected mortgage loan and will generally equal the excess of (i) the stated principal balance of such AB modified loan (taking into account the related junior note(s) and any pari passu notes included therein), over (ii) the sum of (in the case of a whole loan, solely to the extent allocable to the subject mortgage loan) (x) the most recent appraised value of the related mortgaged property plus (y) solely to the extent not reflected or taken into account in such appraised value (or in the calculation of any related Appraisal Reduction Amount) and to the extent on deposit with, or otherwise under the control of, the lender as of the date of such determination, any capital or additional collateral contributed by the related borrower at the time the mortgage loan (and as part of the modification thereto) became an AB modified loan plus (z) any other escrows or reserves (in addition to any amounts set forth in the immediately preceding clause (y) and solely to the extent not reflected or taken into account in the calculation of any related Appraisal Reduction Amount) held by the lender with respect to the mortgage loan as of the date of such determination.

A “Cumulative Appraisal Reduction Amount” with respect to any mortgage loan will be the sum of any Appraisal Reduction Amount and any Collateral Deficiency Amount.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

Appraisal Reduction Amounts will affect the amount of debt service advances in respect of the related mortgage loan. Additionally, Cumulative Appraisal Reduction Amounts will be taken into account in the determination of the identity of the Class whose majority constitutes the “majority controlling class certificateholder” and is entitled to appoint the directing certificateholder.

Neither (i) a Payment Accommodation with respect to any mortgage loan or serviced whole loan nor (ii) any default or delinquency that would have existed but for such Payment Accommodation will constitute an appraisal reduction event, for so long as the related borrower is complying with the terms of such Payment Accommodation. Additionally, a Government-Sponsored Relief Modification will not constitute an appraisal reduction event.

A “Payment Accommodation” for any mortgage loan or serviced whole loan means the entering into of any temporary forbearance agreement as a result of the COVID-19 emergency relating to payment obligations or operating covenants under the related mortgage loan documents or the use of funds on deposit in any reserve account or escrow account for any purpose other than the explicit purpose described in the related mortgage loan documents, that in each case (i) defers no greater than 3 monthly debt service payments (but no greater than 9 monthly debt service payments in the aggregate with any other Payment Accommodations) and (ii) requires full repayment of deferred payments, reserves and escrows by the date that is 24 months following the date of the first Payment Accommodation for such mortgage loan or serviced whole loan. For the avoidance of doubt, a Payment Accommodation may only be entered into by the applicable special servicer on behalf of the issuing entity.

A “Government-Sponsored Relief Modification” for any mortgage loan or serviced whole loan means any modification, waiver or amendment of the related mortgage loan or serviced whole loan that is necessary to facilitate a borrower’s ability to take advantage of any government-sponsored COVID-specific relief or stimulus program applicable to the mortgage loan or serviced whole loan, related mortgaged property or related borrower; provided that (A) any such action would not constitute a “significant modification” of such mortgage loan or companion loan pursuant to Treasury Regulations Section 1.860G-2(b), and would not otherwise cause either Trust REMIC to fail to qualify as a REMIC for federal income tax purposes (as evidenced by an opinion of counsel (at the issuing entity’s expense to the extent not reimbursed or paid by the related borrower), to the extent requesting such opinion is consistent with the servicing standard), (B) agreeing to such action would be consistent with the servicing standard, and (C) agreeing to such action would not violate the terms, provisions or limitations of the Pooling and Servicing Agreement or any intercreditor agreement. For the avoidance of doubt, a Government-Sponsored Relief Modification may only be entered into by the applicable special servicer on behalf of the issuing entity.

Clean-Up Call and Exchange Termination:

On each Distribution Date occurring after the aggregate unpaid principal balance of the pool of mortgage loans is less than 1.0% of the principal balance of the mortgage loans as of the cut-off date, certain specified persons will have the option to purchase all of the remaining mortgage loans (and the trust’s interest in all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in the Preliminary Prospectus. Exercise of the option will terminate the trust and retire the then-outstanding Certificates.

If the aggregate Certificate Balances of each of the Class A-1, A-SB, B, C, D and E Certificates and the Class A-3, A-4 and A-S trust components have been reduced to zero, the trust may also be terminated in connection with an exchange of all the then-outstanding Certificates (other than the Class R Certificates and the RR Interest) for the mortgage loans and REO properties then remaining in the issuing entity, subject to payment of a price specified in the Preliminary Prospectus, but all of the holders of those outstanding Classes of Certificates (other than the Class R Certificates and the RR Interest) would have to voluntarily participate in the exchange.

Liquidation Loan Waterfall:	Following the liquidation of any mortgage loan or mortgaged property, the net liquidation proceeds generally will be applied (after reimbursement of advances and certain trust fund expenses), first, as a recovery of accrued interest, other than delinquent interest that was not advanced as a result of Appraisal Reduction Amounts, second, as a recovery of principal until all principal has been recovered, and then as a recovery of delinquent interest that was not advanced as a result of Appraisal Reduction Amounts. Please see “Description of the Certificates—Distributions—Application Priority of Mortgage Loan Collections or Whole Loan Collections” in the Preliminary Prospectus.
Control Eligible Certificates:	The Class F, G, H and J Certificates.
Directing Certificateholder/ Controlling Class:

A directing certificateholder may be appointed by the “majority controlling class certificateholder”, which will be the holder(s) of a majority of the Controlling Class.

The “Controlling Class” will be, as of any time of determination, the most subordinate Class of Control Eligible Certificates then-outstanding that has an aggregate Certificate Balance (as

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

notionally reduced by any Cumulative Appraisal Reduction Amounts allocable to such Class) at least equal to 25% of the initial Certificate Balance of that Class; provided, however, that if at any time the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans, then the Controlling Class will be the most subordinate Class of Control Eligible Certificates that has a Certificate Balance greater than zero without regard to any Cumulative Appraisal Reduction Amounts. The Controlling Class as of the Closing Date will be the Class J Certificates.

Control and Consultation/ Replacement of Special Servicer by Directing Certificateholder:

The rights of various parties to replace the Special Servicer and approve or consult with respect to major actions of the Special Servicer will vary according to defined periods.

A “Control Termination Event” will occur when the Class F Certificates have a Certificate Balance (taking into account the application of any Cumulative Appraisal Reduction Amounts to notionally reduce the Certificate Balance of such Class) of less than 25% of the initial Certificate Balance of that Class; provided, that a Control Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

A “Consultation Termination Event” will occur when there is no Class of Control Eligible Certificates that has a then-outstanding Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class, in each case, without regard to the application of any Cumulative Appraisal Reduction Amounts; provided, however, that a Consultation Termination Event will not be deemed continuing in the event that the Certificate Balances of the Certificates other than the Control Eligible Certificates and the RR Interest have been reduced to zero as a result of principal payments on the Mortgage Loans.

If no Control Termination Event has occurred and is continuing, except with respect to the Excluded Loans (as defined below) with respect to the directing certificateholder (i) the directing certificateholder will be entitled to grant or withhold approval of asset status reports prepared, and material servicing actions proposed, by the Special Servicer, and (ii) the directing certificateholder will be entitled to terminate and replace the Special Servicer with or without cause, and appoint itself or another person as the successor special servicer. It will be a condition to such appointment that Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirm that the appointment would not result in a qualification, downgrade or withdrawal of any of their then-current ratings of Certificates (and any certificates backed by any pari passu companion loan(s) serviced under this transaction).

If a Control Termination Event has occurred and is continuing but no Consultation Termination Event has occurred and is continuing, the Special Servicer will be required to consult with the directing certificateholder (other than with respect to Excluded Loans as to such party) and the Operating Advisor in connection with asset status reports and material special servicing actions.

If a Consultation Termination Event has occurred and is continuing, the Special Servicer must seek to consult with the Operating Advisor in connection with asset status reports and material special servicing actions, and, in general, no directing certificateholder will be recognized or have any right to terminate the Special Servicer or approve, direct or consult with respect to servicing matters.

With respect to each serviced whole loan, the rights of the directing certificateholder described above will be subject to the consultation rights of the holders of the related pari passu companion loans. Those consultation rights will generally extend to asset status reports and material special servicing actions involving the related whole loan, will be as set forth in the related intercreditor agreement, and will be in addition to the rights of the directing certificateholder in this transaction described above.

With respect to the non-serviced whole loan, the applicable servicing agreement for the related controlling pari passu companion loan(s) generally grants (or will grant) the directing certificateholder under the related securitization control rights that may include the right to approve or disapprove various material servicing actions involving the related whole loan. The directing certificateholder for this securitization (so long as no Consultation Termination Event has occurred and is occurring) generally will nonetheless have the right to be consulted on a non-binding basis with respect to such actions. For purposes of the servicing of any such whole loan contemplated by this paragraph, the occurrence and continuance of a Control Termination Event or Consultation Termination Event under this securitization will not limit the control or other rights of the directing certificateholder (or equivalent) under the securitization of the related controlling pari passu companion loan(s).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

The control rights and consent and consultation rights described in the preceding paragraphs are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

Notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, the majority controlling class certificateholder or the directing certificateholder is a Borrower Party, the majority controlling class certificateholder and the directing certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2020-BNK28 pooling and servicing agreement, to grant or withhold approval of, or consult with respect to, asset status reports prepared, and material servicing actions proposed, by the Special Servicer, with respect to such mortgage loan, and such mortgage loan will be referred to as an “Excluded Loan” as to such party.

In addition, notwithstanding any contrary description set forth above, in the event that, with respect to any mortgage loan, a controlling class certificateholder is a Borrower Party, such controlling class certificateholder will have no right to receive asset status reports or such other information as may be specified in the BANK 2020-BNK28 pooling and servicing agreement with respect to such mortgage loan.

“Borrower Party” means a borrower, a mortgagor or a manager of a mortgaged property, an Accelerated Mezzanine Loan Lender, or any Borrower Party Affiliate. “Accelerated Mezzanine Loan Lender” means a mezzanine lender under a mezzanine loan that has been accelerated or as to which foreclosure or enforcement proceedings have been commenced against the equity collateral pledged to secure such mezzanine loan. “Borrower Party Affiliate” means, with respect to a borrower, a mortgagor, a manager of a Mortgaged Property or an Accelerated Mezzanine Loan Lender, (x) any other person controlling or controlled by or under common control with such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender, as applicable, or (y) any other person owning, directly or indirectly, 25% or more of the beneficial interests in such borrower, mortgagor, manager or Accelerated Mezzanine Loan Lender. With respect to a mortgage loan secured by a residential cooperative property, a person will not be considered a “Borrower Party” solely by reason of such person holding one or more cooperative unit loans that are secured by direct equity interests in the related borrower or owning one or more residential cooperative units comprising the related mortgaged property as a result of any foreclosure, transfer in lieu of foreclosure or other exercise of remedies with respect to any such unit loan(s).

Risk Retention Consultation Party:

A risk retention consultation party may be appointed by the holder or holders of more than 50% of the RR Interest, by Certificate Balance. The majority RR Interest holder will have a continuing right to appoint, remove or replace the risk retention consultation party in its sole discretion. This right may be exercised at any time and from time to time.

Except with respect to an Excluded Loan as to such party, the risk retention consultation party will be entitled to consult with each Special Servicer, upon request of the risk retention consultation party, with respect to certain material servicing actions proposed by such Special Servicer.

Replacement of Special Servicer by General Vote of Certificateholders:	If a Control Termination Event has occurred and is continuing, either Special Servicer may be removed and replaced without cause upon the affirmative direction of certificate owners holding not less than 66-2/3% of a certificateholder quorum, following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Principal Balance Certificates other than the RR Interest. The certificateholders who initiate a vote on a termination and replacement of a Special Servicer without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. If no Control Termination Event has occurred and is continuing, either Special Servicer may be replaced by the directing certificateholder, subject to Fitch, KBRA and Moody’s (and any rating agency rating any securities backed by any pari passu companion loan(s) serviced under this transaction) confirming the then-current ratings of the Certificates (and any certificates backed by any pari passu companion loans serviced under this transaction) or declining to review the matter.
Excluded Special Servicer:	In the event that, with respect to any mortgage loan, a Special Servicer is a Borrower Party, such Special Servicer will be required to resign as special servicer of such mortgage loan (referred to as an “excluded special servicer loan”). If no Control Termination Event has occurred and is continuing, the directing certificateholder will be entitled to appoint (and may replace with or without cause) a separate special servicer that is not a Borrower Party (referred to as an “excluded special servicer”) with respect to such excluded special servicer loan unless such excluded special servicer loan is also an excluded loan. Otherwise, upon resignation of the applicable Special Servicer with respect to an excluded special servicer loan, such resigning Special Servicer will be required to use reasonable efforts to appoint the excluded special servicer.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

Appraisal Remedy:	If the Class of Certificates comprising the Controlling Class loses its status as Controlling Class because of the application of an Appraisal Reduction Amount or Collateral Deficiency Amount, the holders of a majority of the voting rights of such Class may require the applicable Special Servicer to order a second appraisal for any mortgage loan in respect of which an Appraisal Reduction Amount or Collateral Deficiency Amount has been applied. Such Special Servicer must thereafter determine whether, based on its assessment of such second appraisal, any recalculation of the Appraisal Reduction Amount or Collateral Deficiency Amount is warranted, and if so warranted, the Special Servicer will recalculate such Appraisal Reduction Amount or Collateral Deficiency Amount. Such Class will not be able to exercise any direction, control, consent and/or similar rights of the Controlling Class unless and until reinstated as the Controlling Class through such determination; and pending such determination, the rights of the Controlling Class will be exercised by the Control Eligible Certificates, if any, that would be the Controlling Class taking into account the subject appraisal reduction amount.
Sale of Defaulted Assets:

There will be no “fair value” purchase option. Instead, the BANK 2020-BNK28 pooling and servicing agreement will authorize the Special Servicer to sell defaulted mortgage loans serviced by such Special Servicer to the highest bidder in a manner generally similar to sales of REO properties.

The sale of a defaulted loan (other than a non-serviced whole loan) for less than par plus accrued interest and certain other fees and expenses owed on the loan will be subject to consent or consultation rights of the directing certificateholder and/or Operating Advisor, as described in the Preliminary Prospectus. Generally speaking, the holder of a pari passu companion loan will have consent and/or consultation rights, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to any serviced whole loan, if such whole loan becomes a defaulted loan under the BANK 2020-BNK28 pooling and servicing agreement, the Special Servicer will generally be required to sell both the mortgage loan and the related pari passu companion loan(s) as a single whole loan. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

With respect to the non-serviced whole loan, the applicable servicing agreement governing the servicing of such whole loan generally will provide that, if the related pari passu companion loan(s) serviced under such agreement become a defaulted loan under such servicing agreement, then the related special servicer may offer to sell to any person (or may offer to purchase) for cash such whole loan during such time as such applicable pari passu companion loan(s) constitutes a defaulted loan under such servicing agreement. Generally speaking, in connection with any such sale, the related special servicer is required to sell both the mortgage loan and the related pari passu companion loan(s) as a whole loan. The directing certificateholder for this securitization generally will have consent and/or consultation rights as the holder of an interest in the related mortgage loan, as described in the Preliminary Prospectus. If the subject whole loan includes one or more subordinate companion loans, those subordinate companion loans may be included in such sale as well.

The procedures for the sale of any whole loan that becomes a defaulted whole loan, and any associated consultation rights, are subject to various limitations, conditions and exceptions as described in the Preliminary Prospectus.

“As-Is” Appraisals:	Appraisals must be conducted on an “as-is” basis, and must be no more than 12 months old, for purposes of determining Appraisal Reduction Amounts and market value in connection with REO sales. Required appraisals may consist of updates of prior appraisals. Internal valuations by the applicable Special Servicer are permitted if the principal balance of a mortgage loan is less than $2,000,000.
Operating Advisor:

The Operating Advisor will perform certain review duties if a Control Termination Event has occurred and is continuing, which will generally include a limited annual review of, and the delivery of a report regarding, certain actions of each Special Servicer with respect to the resolution and/or liquidation of specially serviced loans to the Certificate Administrator.  The review and report generally will be based on any asset status reports and additional information delivered to the Operating Advisor by each Special Servicer. In addition, if a Control Termination Event has occurred and is continuing, each Special Servicer must seek to consult with the Operating Advisor (in addition to the directing certificateholder if no Consultation Termination Event has occurred and is continuing) in connection with material special servicing actions with respect to specially serviced loans serviced by such Special Servicer. Furthermore, under certain circumstances, but only if a Consultation Termination Event has occurred and is continuing, the Operating Advisor may recommend the replacement of a Special Servicer, in which case the Certificate Administrator will deliver notice of such recommendation to the certificateholders, and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

certificateholders with specified percentages of the voting rights may direct the replacement of such Special Servicer at their expense.

If a Consultation Termination Event has occurred and is continuing, the Operating Advisor may be removed and replaced without cause upon the affirmative direction of certificate owners holding at least 75% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest), following a proposal from certificate owners holding not less than 25% of the appraisal-reduced voting rights of all Certificates (other than the RR Interest). The certificateholders who initiate a vote on a termination and replacement of the Operating Advisor without cause must cause Fitch, KBRA and Moody’s to confirm the then-current ratings of the Certificates (or decline to review the matter) and cause the payment of the fees and expenses incurred in the replacement. The Operating Advisor generally may be discharged from its duties if and when the Class A-1, A-SB, B, C, D and E Certificates and the Class A-3, A-4 and A-S Trust Components are retired.

Asset Representations Reviewer:

The Asset Representations Reviewer will be required to review certain delinquent mortgage loans after a specified delinquency threshold has been exceeded (an “Asset Review Trigger”) and the required percentage of certificateholders vote to direct a review of such delinquent loans. An Asset Review Trigger will occur when either (1) mortgage loans with an aggregate outstanding principal balance of 25.0% or more of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period are delinquent loans or (2)(A) prior to and including the second anniversary of the Closing Date, at least 10 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 15.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period, or (B) after the second anniversary of the Closing Date, at least 15 mortgage loans are delinquent loans as of the end of the applicable collection period and the outstanding principal balance of such delinquent loans in the aggregate constitutes at least 20.0% of the aggregate outstanding principal balance of all of the mortgage loans (including any REO loans (or a portion of any REO loan in the case of a whole loan)) held by the issuing entity as of the end of the applicable collection period. See “Pooling and Servicing Agreement—The Asset Representations Reviewer—Asset Review” in the Preliminary Prospectus.

The Asset Representations Reviewer may be terminated and replaced without cause. Upon (i) the written direction of certificateholders evidencing not less than 25% of the voting rights (without regard to the application of any Cumulative Appraisal Reduction Amounts) requesting a vote to terminate and replace the Asset Representations Reviewer with a proposed successor Asset Representations Reviewer that is an eligible asset representations reviewer, and (ii) payment by such holders to the certificate administrator of the reasonable fees and expenses to be incurred by the certificate administrator in connection with administering such vote, the certificate administrator will promptly provide notice to all certificateholders and the Asset Representations Reviewer of such request by posting such notice on its internet website, and by mailing such notice to all certificateholders and the Asset Representations Reviewer. Upon the written direction of certificateholders evidencing at least 75% of a certificateholder quorum (without regard to the application of any Cumulative Appraisal Reduction Amounts), the Trustee will terminate all of the rights and obligations of the Asset Representations Reviewer under the BANK 2020-BNK28 pooling and servicing agreement by written notice to the Asset Representations Reviewer, and the proposed successor Asset Representations Reviewer will be appointed. See “Pooling and Servicing Agreement—The Asset Representations Reviewer” in the Preliminary Prospectus.

Dispute Resolution Provisions:

The mortgage loan sellers will be subject to the dispute resolution provisions set forth in the BANK 2020-BNK28 pooling and servicing agreement to the extent those provisions are triggered with respect to any mortgage loan sold to the depositor by a mortgage loan seller and such mortgage loan seller will be obligated under the related mortgage loan purchase agreement to comply with all applicable provisions and to take part in any mediation or arbitration proceedings that may result.

Generally, in the event that a Repurchase Request (as defined in the Preliminary Prospectus) is not “Resolved” (as defined below) within 180 days after the related mortgage loan seller receives such Repurchase Request, then the enforcing servicer will be required to send a notice to the “Initial Requesting Certificateholder” (if any) and the Certificate Administrator indicating the enforcing servicer’s intended course of action with respect to the Repurchase Request. If (a) the enforcing servicer’s intended course of action with respect to the Repurchase Request does not involve pursuing further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request and the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner wishes to exercise its right to refer the matter to mediation (including non-binding arbitration) or arbitration, or (b) the enforcing servicer’s

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Certain Terms and Conditions

intended course of action is to pursue further action to exercise rights against the related mortgage loan seller with respect to the Repurchase Request but the Initial Requesting Certificateholder, if any, or any other certificateholder or certificate owner does not agree with the dispute resolution method selected by the enforcing servicer, then the Initial Requesting Certificateholder, if any, or such other certificateholder or certificate owner may deliver a written notice to the applicable Special Servicer indicating its intent to exercise its right to refer the matter to either mediation or arbitration.

“Resolved” means, with respect to a Repurchase Request, (i) that the related Material Defect has been cured, (ii) the related mortgage loan has been repurchased in accordance with the related mortgage loan purchase agreement, (iii) a mortgage loan has been substituted for the related mortgage loan in accordance with the related mortgage loan purchase agreement, (iv) the applicable mortgage loan seller has made a Loss of Value Payment (as defined in the Preliminary Prospectus), (v) a contractually binding agreement is entered into between the enforcing servicer, on behalf of the issuing entity, and the related mortgage loan seller that settles the related mortgage loan seller’s obligations under the related mortgage loan purchase agreement, or (vi) the related mortgage loan is no longer property of the issuing entity as a result of a sale or other disposition in accordance with the BANK 2020-BNK28 pooling and servicing agreement. See “Pooling and Servicing Agreement—Dispute Resolution Provisions” in the Preliminary Prospectus.

Investor Communications:	The certificate administrator is required to include on any Form 10–D any request received from a certificateholder to communicate with other certificateholders related to certificateholders exercising their rights under the terms of the BANK 2020-BNK28 pooling and servicing agreement. Any certificateholder wishing to communicate with other certificateholders regarding the exercise of its rights under the terms of the BANK 2020-BNK28 pooling and servicing agreement will be able to deliver a written request signed by an authorized representative of the requesting investor to the certificate administrator.
Certain Fee Offsets:	If a workout fee is earned by a Special Servicer following a loan default with respect to any mortgage loan that it services, then certain limitations will apply based on modification fees paid by the borrower. The modification fee generally must not exceed 1% of the principal balance of the loan as modified in any 12-month period. In addition, if the loan re-defaults, any subsequent workout fee on that loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months. Likewise, liquidation fees collected in connection with a liquidation or partial liquidation of a mortgage loan must be reduced by a portion of the modification fees paid by the borrower in the previous 12 months.
Deal Website:	The Certificate Administrator will be required to maintain a deal website, which will include, among other items: (a) summaries of asset status reports prepared by each Special Servicer, (b) inspection reports, (c) appraisals, (d) various “special notices” described in the Preliminary Prospectus, (e) the “Investor Q&A Forum”, (f) a voluntary “Investor Registry” and (g) the “Risk Retention Special Notices” tab. Investors may access the deal website following execution of a certification and confidentiality agreement.
Initial Majority Controlling Class Certificateholder:	It is expected that Ellington Management Group, LLC or its affiliate will be the initial majority controlling class certificateholder.
Whole Loans:	Each of the mortgaged properties identified above under “V. Characteristics of the Mortgage Pool—B. Summary of the Whole Loans” secures both a mortgage loan to be included in the trust fund and one or more other mortgage loans that will not be included in the trust fund, each of which will be pari passu or subordinate in right of payment with the mortgage loan included in the trust fund. We refer to each such group of mortgage loans as a “whole loan”. Such “—Summary of the Whole Loans” section includes further information regarding the various notes in each whole loan, the holders of such notes, the lead servicing agreement for each such whole loan, and the applicable master servicer and applicable special servicer under such lead servicing agreement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

Lake Union
Queen Anne
Prospect St
Ward St
Aloha St
Valley St
Roy St
Mercer St
Harrison St
Thomas St
John St
Denny Way
Queen Anne Ave N
1st Ave N
1st Ave W
Taylor Ave N
Aurora Ave N
Dexter Ave N
8th Ave N
9th Ave N
Westlake Ave N
Fairview Ave N
Yale Ave N
Eastlake Ave E
Museum of History & Industry
Lake Union Park
The Center for Wooden Boats
Lake Union Park
Fairview & Campus Dr
STREETCAR
Valley St
Mercer St
Republican St
Westlake & Mercer
Terry & Mercer
South Lake Union
AMAZON HEADQUARTERS
Amazon Campus Grand Plaza
Amazon Apollo Building
Westlake Ave & Harrison St
Terry & Thomas
Thomas St
Thomas Street Park
REI Flagship Store
KING COUNTY
Denny Park
9th & Thomas
234 9th Avenue North
Seattle, WA 98109
Seattle Repertory Theatre
Cornish Playhouse
Marion Oliver McCaw Hall
The Bill & Melinda Gates Foundation
Memorial Stadium
International Fountain
SEATTLE CENTER
Climate Pledge Arena
Fisher Pavilion
Museum of Pop Culture
Seattle Center
Theater Puget Sound
Space Needle
Charlotte Martin Theatre
Chihuly Garden and Glass
Seattle Children's Theatre
Pacific Science Center
Hyatt House Seattle/Downtown
Hyatt Place Seattle/ Downtown
99
Denny Triangle
SEATTLE
Western Ave
Elliott Ave
Broad St
Clay St
Cedar St
Vine St
Wall St
Bell St
Blanchard St
6th Ave
5th Ave
4th Ave
3rd Ave
2nd Ave
1st Ave
7th Ave
8th Ave
Lenora St
Virginia St
Stewart St
Boren Ave
Howell St
Olive Way
Westlake & 9th
Westlake & 7th
Westlake Ave
1918 8th Ave
Olympic Sculpture Park
SOUNDER - EVERETT/SEATTLE LINE
Argosy University Seattle
Amazon Otter
MONORAIL
Westin Building Exchange
The Seattle School of Theology & Psychology
Belltown
Fourth and Blanchard Building
Westin Seattle Tower
PORT OF SEATTLE
SR 99 Tunnel
The Paramount Theatre
Convention Place
University Link
Olive 8
Qwest Plaza
Premiere on Pine
Pacific Place
Nordstrom
The Art Institute of Seattle
Holocaust Center for Humanity
Westlake Center
RETAIL CORRIDOR
Westlake
Puget Sound
Bell Harbor Intl. Conference Center
World Trade Center Seattle
Market Place Tower
One Pacific Towers
Harris Harvey Gallery
Pine St
Pike St
Washington State Convention Center
Virginia Mason Medical Ctr.
Public Market
City Fish Market
Main Market
Sanitary Market
Corner Market
PIKE PLACE MARKET
Farmers Market
Alaskan Way
Piers 62 & 63
US Bank Centre
1 Union Square
2 Union Square
Union Square
The 5th Avenue Theater
Freeway Park
Town Hall Seattle
First Hill
Union St
Rainier Tower
Puget Sound Plaza
University St
Benaroya Hall
Seattle Art Museum
Seattle Aquarium
Russell Investment Center
1201 3rd Ave
1111 3rd Ave
Madison St
Seattle Public Library
Safeco Plaza
901 5th Ave
Bank of America 5th Ave Plaza
Waterfront Park
Seattle Great Wheel
Seneca St
Spring St
1000 2nd Ave
Wells Fargo Center
4th and Madison
Seattle Municipal Tower
Seattle City Hall
Columbia Center
Tillicum Village
Downtown
Columbia St
Central Link Light Rail
SOUNDER
James St
Marion St
Elliott Bay
SEATTLE FERRY TERMINAL
SEATTLE-VASHON FERRY
Cherry St
Pioneer Square
Sea-Tac Intl. Airport 12 Miles
Yesler Way
PIONEER SQUARE
Smith Tower
Shoreline
Kenmore
Cottage Lake
Inglewood-Finn Hill
Kirkland
Redmond
Union Hill-Novelty Hill
Ballard
Fremont
SEATTLE
Medina
Clyde Hill
BELLEVUE
Puget Sound
Lake Washington
Lake Sammamish
Sammamish
West Seattle
Mercer Island
Newcastle
Issaquah
White Center
Tukwila
Renton
Burien
Sea-Tac
East Renton Highlands

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – 9th & Thomas

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Office – CBD
	Original Principal Balance(1):	$70,000,000		Location:	Seattle, WA
	Cut-off Date Balance(1):	$70,000,000		Size:	170,812 SF
	% of Initial Pool Balance:	9.7%		Cut-off Date Balance Per SF(1):	$562
	Loan Purpose:	Refinance		Maturity Date Balance Per SF(1):	$562
	Borrower Sponsors:	Scott B. Redman; Richard C. Redman		Year Built/Renovated:	2018/NAP
	Guarantors:	Scott B. Redman; Richard C. Redman		Title Vesting:	Fee
	Mortgage Rate:	3.6000%		Property Manager:	B/T Washington, LLC
	Note Date:	September 4, 2020		Current Occupancy (As of):	98.6% (8/28/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	100.0%
	Maturity Date:	October 1, 2030		YE 2018 Occupancy:	98.8%
	IO Period(2):	121 months		YE 2017 Occupancy(4):	NAP
	Loan Term (Original)(2):	121 months		YE 2016 Occupancy(4):	NAP
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$159,400,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$933.19
	Call Protection(2):	L(24); D(92); O(5)		As-Is Appraisal Valuation Date:	July 16, 2020
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		YE 2019 NOI:	$6,835,379
	Additional Debt Type (Balance) (1):	Pari Passu ($26,000,000)		YE 2018 NOI(4):	NAP
				YE 2017 NOI(4):	NAP
				YE 2016 NOI(4):	NAP
				U/W Revenues:	$10,490,555
				U/W Expenses:	$2,966,141
				U/W NOI:	$7,524,414
				U/W NCF:	$7,464,791
Escrows and Reserves(3)				U/W DSCR based on NOI/NCF(1):	2.15x / 2.13x
	Initial	Monthly	Cap	U/W Debt Yield based on NOI/NCF(1):	7.8% / 7.8%
Taxes	$406,459	$81,292	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	7.8% / 7.8%
Insurance	$140,847	Springing	NAP	Cut-off Date LTV Ratio(1):	60.2%
Replacement Reserve	$0	$712	NAP	LTV Ratio at Maturity(1):	60.2%

Sources and Uses
Sources			Uses
Original whole loan amount	$96,000,000	99.2%	Loan Payoff	$95,067,682	98.2%
Borrower Equity	810,006	0.8	Closing costs	1,195,018	1.2
			Reserves	547,306	0.6
Total Sources	$96,810,006	100.0%	Total Uses	$96,810,006	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 9th & Thomas Whole Loan (as defined below).
(2)	The first payment date for the 9th & Thomas Whole Loan is November 1, 2020. On the Closing Date of the BANK 2020-BNK28 securitization transaction, Bank of America, National Association will deposit sufficient funds to pay the amount of interest that would be due with respect to an October 1, 2020 payment. IO Period, Loan Term (Original) and Call Protection are inclusive of the additional October 1, 2020 interest-only payment funded by Bank of America, National Association on the Closing Date.
(3)	See “Escrows” section.
(4)	Further historical occupancy and NOI is not available, as construction of the 9th & Thomas Property (as defined below) was completed in July 2018.
(5)	While the 9th & Thomas Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 9th & Thomas Whole Loan more severely than assumed in the underwriting of the 9th & Thomas Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

The Mortgage Loan. The mortgage loan (the “9th & Thomas Mortgage Loan”) is part of a whole loan (the “9th & Thomas Whole Loan”) that is evidenced by five pari passu promissory notes, with an aggregate original principal balance of $96,000,000, and secured by a first priority fee mortgage encumbering a Class A office property located in Seattle, Washington (the “9th & Thomas Property”). The controlling Note A-1, together with Notes A-3, A-4 and A-5, with an aggregate original principal balance of $70,000,000, represent the 9th & Thomas Mortgage Loan. The non-controlling Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future transactions. The 9th & Thomas Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK28 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$30,000,000	$30,000,000	BANK 2020-BNK28	Yes
A-2	$26,000,000	$26,000,000	Bank of America, National Association	No
A-3	$20,000,000	$20,000,000	BANK 2020-BNK28	No
A-4	$10,000,000	$10,000,000	BANK 2020-BNK28	No
A-5	$10,000,000	$10,000,000	BANK 2020-BNK28	No
Total	$96,000,000	$96,000,000

The Borrower and Borrower Sponsors. The borrower is 234 9th, LLC (the “9th & Thomas Borrower”), a single-purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 9th & Thomas Whole Loan.

The borrower sponsors and non-recourse carveout guarantors are Scott B. Redman and Richard C. Redman (the “9th & Thomas Borrower Sponsors”). Scott B. Redman is the current CEO of Sellen Construction and the son of Richard C. Redman, the former CEO of Sellen Construction. Sellen Construction is a family-owned general contractor that has owned the 9th & Thomas Property site since 1944. In its 76-year history, Sellen Construction has completed over 700 projects in the Pacific Northwest, including over 50 LEED certified projects. Sellen Construction’s clients have included Microsoft, Amazon, AT&T, Vulcan and The Bill and Melinda Gates Foundation, and some of their most well-known Seattle developments include the WaMu Tower, Seattle Children’s Hospital, Watermark Tower and Fairmont Olympic Hotel. Sellen Construction has developed three Seattle office properties for Amazon, including the 9th & Thomas Property, and was recently engaged to build a fourth: the Bellevue 600 Tower.

The Property. The 9th & Thomas Property is a 12-story, Class A, LEED Gold certified office building that includes a total of 170,812 square feet above three levels of subterranean parking for 134 vehicles. The improvements were completed in 2018 and are comprised of 9,018 square feet of ground floor retail space (6,559 square feet of which is currently leased to three restaurant tenants: Thomas Street Warehouse Restaurant, Elm Coffee and Jack’s BBQ); 159,037 square feet of office space wholly leased to Amazon Fulfillment Services (“Amazon”); and a 2,757 square foot penthouse residential unit plus rooftop garden, which is leased to Scott B. Redman, one of the 9th & Thomas Borrower Sponsors, and his wife. The 9th & Thomas Property was 98.6% occupied as of August 28, 2020, with the only vacancy being 2,459 square feet of “pop up” short term retail space.

The 9th & Thomas Property features views of Seattle’s Space Needle, open floorplates, terraces on nearly every floor, a fourth floor roof garden, large operable windows and other environmentally sustainable features, locker rooms and secure storage for 60 bicycles. The 9th & Thomas Property also features a double-height “living room” lobby designed for public gathering and used for entertainment and art installations sponsored by the 9th & Thomas Borrower Sponsors, Amazon, and other local groups.

COVID-19 Update. As of September 8, 2020, the 9th & Thomas Property is open and operating. Amazon (93.1% of NRA and 94.1% of underwritten base rent) remains current on all rent and lease obligations. Rent relief was provided for the ground floor restaurant tenants due to operational limitations during the stay-at-home orders directed by Washington’s Governor. Thomas Street Warehouse (2.5% of NRA and 2.4% of underwritten base rent), a full service restaurant and bar, was provided with a base rent abatement for April, August and September 2020 and is currently under negotiations for a rent deferral strategy that would allow the tenant flexibility and time to implement a menu that could be supported by delivery and to-go sales. Jack’s BBQ (1.0% of NRA and 1.0% of underwritten base rent) was provided with two months of base rent abatement for April and August 2020 and resumed full rental payments in September 2020. Elm Coffee (0.4% of NRA and 0.4% of underwritten base rent) was provided with five months of base rent abatement (May through September 2020). The first debt service payment on the 9th & Thomas Mortgage Loan is due in November 2020 and, as of September 8, 2020, the 9th & Thomas Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

Major Tenant.

Amazon Fulfillment Services (159,037 square feet, 93.1% of net rentable area, 94.1% of underwritten base rent). Amazon occupies floors two through eleven, plus 2,249 square feet of ground floor area adjacent to its elevator bays at the 9th & Thomas Property, for use by its Fulfillment by Amazon (“FBA”) division and its tax accounting division. Amazon’s FBA division provides merchants, businesses and individual clients with a product sales platform, handling product listings, inventory management, product shipments and customer support.

Amazon’s 15-year lease expires July 31, 2033, with two seven-year renewal options at fair market rent upon 15-21 months’ notice. Amazon was provided with $11,927,775 ($75 per square foot) as a tenant improvement allowance and also reportedly invested approximately $15.0 million of its own capital for additional build-out. Amazon’s initial rent was $6,043,406 ($38.00 per square foot), with 2.5% annual rent steps increasing base rent to $53.69 per square foot by the last year of the lease term. Additionally, pursuant to its lease, Amazon has the right to use 124 parking spaces for which it pays monthly rent equal to 120% of prevailing market rates. The lease does not provide any termination or contraction options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

The Amazon lease is guaranteed by Amazon.com, Inc. (“Amazon.com”) (Nasdaq: AMZN) (S&P/Moody’s/Fitch: AA-/A2/A+) for all payment obligations under the lease, subject to an initial cap equal to $31,516,077, which reduces by $81,372 per month to a cap of $16,869,055 by the last month of the lease term.

Amazon has a 30-day right of first offer to purchase the 9th & Thomas Property should it be marketed for sale or if the 9th & Thomas Borrower receives a bona fide offer from a third party. Such right of first offer does not apply to a foreclosure or refinancing. For additional details regarding the right of first offer, see “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the preliminary prospectus. Amazon’s lease prohibits the 9th & Thomas Property from being sold (or for any other space at the property to be leased) to any of 13 entities that currently include: Apple, Barnes & Noble, Best Buy, Dell, eBay, Facebook, Google, HP, Microsoft, Samsung, Sony, Walmart and Snapchat (which list of entities may be updated by Amazon).

Amazon.com is one of the largest companies in the world in terms of market cap and provides e-commerce services and marketing and promotional services. Amazon.com’s global corporate headquarters is located within 0.5 miles of the 9th & Thomas Property and it currently occupies approximately 12.0 million square feet in the South Lake Union neighborhood of Seattle, Washington, employing approximately 50,000 people across the submarket. Amazon.com is now the region’s second largest employer, with Boeing as the largest and Microsoft as the third largest.

The following table presents certain information relating to the tenancy at the 9th & Thomas Property:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Amazon	A+/A2/AA-	159,037	93.1%	$45.01	$7,157,882(2)	94.1%	7/31/2033	2 x 7 Yr	N

Retail Tenants		6,559	3.8%	$44.06	$288,977	3.8%
Residential Penthouse(3)		2,757	1.6%	$57.07	$157,353	2.1%	3/31/2030	5 x 5 Yr	N

Vacant Space (Retail)		2,459	1.4%	$0.00	$0	0.0%

Total/Wtd. Avg.		170,812	100.0%	$45.17(4)	$7,604,212	100.0%

(1)	Information obtained from the underwritten rent roll.
(2)	Annual U/W Base Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(3)	The Residential Penthouse is leased by Scott B. Redman, one of the 9th & Thomas Borrower Sponsors, and his wife, on a twelve year lease that commenced in March 2018. The starting rental rate was $11,500/month, with 3.0% annual escalations.
(4)	Total/Wtd. Avg. Annual U/W Base Rent PSF excludes vacant space.

The following table presents certain information relating to the lease rollover schedule at the 9th & Thomas Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring(2)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	3	6,559	3.8%	6,559	3.8%	$288,977	3.8%	$44.06
2029	0	0	0.0%	6,559	3.8%	$0	0.0%	$0.00
2030	1	2,757	1.6%	9,316	5.5%	$157,353	2.1%	$57.07
Thereafter	1	159,037	93.1%	168,353	98.6%	$7,157,882	94.1%	$45.01
Vacant	0	2,459	1.4%	170,812	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	5	170,812	100.0%			$7,604,212	100.0%	$45.17

(1)	Information obtained from the underwritten rent roll.
(2)	Total/Wtd. Avg. Annual U/W Base Rent PSF Expiring excludes vacant space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

The following table presents historical occupancy percentages at the 9th & Thomas Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(2)	12/31/2019(2)	8/28/2020(3)
NAP	NAP	98.8%	100.0%	98.6%

(1)	Historical occupancy is not available, as construction of the 9th & Thomas Property was completed in July 2018.
(2)	Information obtained from the borrower.
(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and the underwritten net cash flow at the 9th & Thomas Property:

Cash Flow Analysis(1)

	2019	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$6,513,314	$7,709,949	70.0%	$45.14
Total Recoveries	2,217,675	2,731,905	24.8	15.99
Parking Income(4)	561,858	570,794	5.2	3.34
Other Income	2,879	0	0.0	0.00
Net Rental Income	$9,295,726	$11,012,648	100.0%	$64.47
(Vacancy & Credit Loss)	0	(522,093)	(6.8)	(3.06)
Effective Gross Income	$9,295,726	$10,490,555	95.3%	$61.42

Real Estate Taxes	$792,257	$946,324	9.0%	$5.54
Insurance	118,222	152,205	1.5	0.89
Other Operating Expenses	1,549,868	1,867,612	17.8	10.93
Total Operating Expenses	$2,460,347	$2,966,141	28.3%	$17.36

Net Operating Income	$6,835,379	$7,524,414	71.7%	$44.05
Replacement Reserves	0	42,703	0.4	0.25
TI/LC(4)	0	16,920	0.2	0.10
Net Cash Flow	$6,835,379	$7,464,791	71.2%	$43.70

NOI DSCR(5)	1.95x	2.15x
NCF DSCR(5)	1.95x	2.13x
NOI Debt Yield(5)	7.1%	7.8%
NCF Debt Yield(5)	7.1%	7.8%

(1)	Further historical information is not available, as construction of the 9th & Thomas Property was completed in July 2018.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent is based on the August 28, 2020 rent roll, with rent steps through September 2021 and vacant space underwritten at market rent. Rent for Amazon is the straight-lined average rent over the 9th & Thomas Whole Loan term.
(4)	U/W Parking Income is based on trailing twelve month actual income.
(5)	The debt service coverage ratios and debt yields are based on the 9th & Thomas Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 9th & Thomas Property of $159,400,000 as of July 16, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated February 25, 2020, there was no evidence of any recognized environmental conditions at the 9th & Thomas Property.

Market Overview and Competition. The 9th & Thomas Property is located at 234 9th Avenue North, at the southeast corner of 9th Avenue and Thomas Street in the heart of the South Lake Union neighborhood of downtown Seattle, Washington. Seattle has seen its population increase 18.6% since 2010, the fastest growth rate among the 50 largest U.S. cities. Seattle benefits from its large port with connections to emerging Asian Markets, highly-trained and well-educated labor force, and a concentration of cloud computing and software development employers, particularly in the South Lake Union area. Notable technology tenants occupying Seattle central business district towers include Amazon, DocuSign, Zillow, F5, Qualtrics, and Dropbox. Other technology tenants with significant office space in the region include Microsoft, Google, Facebook, Oculus, and Tableau.

Access to the 9th & Thomas Property is via local roads to Interstate 5, which runs through the Seattle metropolitan area and across Highway 99. The local area is also served by King County Metro bus transit, Link Light Rail, Sounder Commuter Rail, and two streetcar lines (South Lake Union and First Hill).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

According to the appraisal, the 9th & Thomas Property is part of the Downtown Seattle office market and the Lake Union office submarket. For the trailing four quarters ended Q2 2020, with respect to Class A office space, the Downtown Seattle office market had total office inventory of approximately 52.9 million square feet, with a vacancy rate of 5.9%, an average asking rent of $45.99 per square foot, and net absorption of approximately 4.0 million square feet. The Lake Union office submarket had total office inventory of approximately 10.4 million square feet, with a vacancy rate of 1.8%, an average asking rent of $51.46 per square foot, and net absorption of approximately 1.0 million square feet.

The biggest lease of the second quarter 2020 in the Seattle market was Amazon.com’s lease of 111,368 square feet at a former Macy’s department store in Redmond Town Center. Amazon.com’s office footprint in the region now exceeds 18.0 million square feet, including future space commitments.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius of the 9th & Thomas Property was 76,692, 252,312, 478,675, respectively. The 2019 average household income within the same radii was $116,395, $126,893, and $132,777, respectively.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 9th & Thomas Property:

Market Rent Summary

	Office	Retail	Penthouse
Market Rent (PSF)	$43.00	$42.00	$12,000
Lease Term (Years)	10	10	1
Rent Increase Projection	2.5% per annum	3.0% per annum	0.0% per annum

The following table presents recent office leasing data at comparable properties with respect to the 9th & Thomas Property:

Comparable Office Leases(1)

Property Name/Address	Year Built/ Renovated	Distance from Subject	Total GLA (SF) / # Stories	Tenant	Tenant Size (SF)	Lease Start Date	Lease Term (Mos)	Annual Base Rent PSF (NNN)	Rent Escalation
9th & Thomas 234 9th Avenue North Seattle, WA	2018/NAP	N/A	170,812 / 12	Amazon	159,037	Jul-18	180	$38.00	2.5%/yr
2+U (Qualtrics Tower) 1201 2nd Avenue Seattle, WA	2019/NAP	1.1 miles	686,908 / 38	Dropbox, Inc. Spaces	120,886 90,848	Oct-20 Jul-19	147 150	$45.50 $42.50	2.75%/yr 2.75%/yr
8th + Olive 720 Olive Way Seattle, WA	1981/2014	0.6 miles	300,710 / 20	AirBNB	15,631	Jul-20	61	$39.00	3.0%/yr
Watershed Building 900 N 34th St Seattle, WA	2020/NAP	2.3 miles	66,542 / 7	Schultz Family Foundation	21,806	Apr-20	144	$52.00	2.5%/yr
Rainier Square 1301 5th Ave, Seattle, WA	2020/NAP	0.9 miles	994,567 / 58	Amazon	722,000	Jan-20	180	$39.00	2.5%/yr
450 Alaskan 450 Alaskan Way S. Seattle, WA	2017/NAP	2.2 miles	166,772 / 7	Nestle	57,610	Jun-19	120	$40.00	2.75%/yr
503 Westlake 503 Westlake Seattle, WA	1919/2017	0.3 miles	38,640 / 6	Compass Realty	18,936	Apr-19	132	$40.00	2.75%/yr

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

The following table presents recent sales data at comparable office properties with respect to the 9th & Thomas Property:

Comparable Sales(1)

Property Name/Location	Year Built/ Renovated	Distance from Subject	Total GLA (SF)	Occupancy	Date of Sale	Sale Price	Sale Price PSF	NOI PSF	Cap Rate
9th & Thomas(2) 234 9th Avenue North Seattle, WA	2018/NAP	N/A	170,812	98.6%(3)	NAP	NAP	NAP	$40.02(4)	4.29%(5)
Tower 333(2) 333 108th Avenue Bellevue, WA	2008/2020	10.4 miles	435,091	100%	Mar-20	$401,460,000	$922.70	$38.75	4.20%
Amazon Phase VIII(2) 325 9th Ave. N. Seattle, WA	2015/NAP	0.0 miles	317,804	100%	Dec-19	$270,100,000	$849.89	$38.25	4.50%
Arbor Blocks(6) 300 8th Ave N Seattle, WA	2019/NAP	0.1 miles	388,072	100%	Nov-19	$415,000,000	$1,069.39	$45.45	4.25%
Troy Block(2) 300 Boren Avenue N. Seattle, WA	2017/NAP	0.3 miles	811,463	100%	Mar-19	$740,000,000	$911.93	$40.58	4.45%
400 Fairview 400 Fairview Ave. N. Seattle, WA	2015/NAP	0.3 miles	349,152	99%	Jul-18	$338,425,250	$969.28	$40.71	4.20%
202 Westlake(2) 202 Westlake Ave. N. Seattle, WA	2013/NAP	0.1 miles	130,710	100%	May-18	$129,500,000	$990.74	$43.59	4.40%

(1)	Information obtained from the appraisal.
(2)	100% of office space leased by Amazon.
(3)	Occupancy as of August 28, 2020.
(4)	NOI PSF based on 2019 financial information.
(5)	Cap Rate based on 2019 NOI and the appraised value.
(6)	100% of office space leased by Facebook.

Escrows.

Real Estate Taxes – The 9th & Thomas Borrower deposited $406,459 into a real estate tax reserve at origination and is required to deposit an ongoing monthly real estate tax reserve payment in an amount equal to 1/12 of the annual estimated real estate taxes, which currently equates to $81,292.

Insurance – The 9th & Thomas Borrower deposited $140,847 into an insurance reserve at origination and is required to deposit an ongoing monthly insurance reserve payment in an amount equal to 1/12 of the annual estimated insurance premiums, unless the 9th & Thomas Property is covered by a blanket policy.

Replacement Reserve – The 9th & Thomas Borrower is required to deposit monthly $712 for replacement reserves.

Lockbox and Cash Management. The 9th & Thomas Whole Loan is structured with a hard lockbox and in-place cash management. Revenues from the 9th & Thomas Property are required to be deposited directly into the lockbox account and transferred on each business day into the cash management account controlled by the lender to be applied and disbursed in accordance with the 9th & Thomas Whole Loan documents. During the occurrence and continuance of a Cash Sweep Period (as defined below), all excess cash is required to be held by the lender as additional collateral for the 9th & Thomas Whole Loan. In the event a Cash Sweep Period occurs more than once during the 9th & Thomas Whole Loan term, the Cash Sweep Period will not be cured and all excess cash will continue to be collected and held by the lender until the full repayment of the 9th & Thomas Whole Loan.

A “Cash Sweep Period” means the earliest of the period:

(i)	commencing when the amortizing debt service coverage ratio is less than 1.10x (tested quarterly) and ending when the amortizing debt service coverage ratio is at least 1.10x (tested quarterly for two consecutive quarters);

(ii)	during an Amazon Bankruptcy Event (as defined below) until cured;

(iii)	during an Amazon Credit Event (as defined below) until cured;

(iv)	during an Amazon Renewal Event (as defined below) until cured; and

(v)	during an Amazon Rent Event (as defined below) until cured.

An “Amazon Bankruptcy Event” will commence if Amazon (or Amazon.com) avails itself of any bankruptcy laws and will be cured when (x) Amazon (and Amazon.com) has assumed the Amazon lease without any material alterations and the bankruptcy court has affirmed such assumption of the lease, (y) Amazon continuously operates at the 9th & Thomas Property for no less than sixty consecutive business days, and (z) Amazon is paying full rent as is required under its lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – CBD	Loan #1	Cut-off Date Balance:	$70,000,000
234 9th Avenue North	9th & Thomas	Cut-off Date LTV:	60.2%
Seattle, WA 98109		U/W NCF DSCR:	2.13x
		U/W NOI Debt Yield:	7.8%

An “Amazon Credit Event” will commence when Amazon (or Amazon.com) experiences a downgrade in its long-term unsecured debt rating below BBB- by S&P (or the equivalent by any rating agency) and will be cured when such long-term unsecured debt rating is not less than at least BBB- by S&P (or the equivalent by any rating agency).

An “Amazon Renewal Event” will commence upon the earlier of (x) Amazon giving notice of non-renewal, or (y) Amazon failing to renew its lease on or before the date required under the lease, and will be cured when, as applicable, (x) Amazon renews its lease pursuant to the terms thereof, or (y) a Replacement Tenant (as defined below) has entered into a replacement lease and is open for business and paying full, unabated rent.

An “Amazon Rent Event” will commence when Amazon is in rent default and will be cured when Amazon has cured all monetary defaults to the reasonable satisfaction of the lender.

A “Replacement Tenant” means a tenant (or a lease guarantor) with a long-term unsecured debt rating of not less than BBB- by S&P (or the equivalent by any rating agency), and otherwise reasonably acceptable to the lender.

Property Management. The 9th & Thomas Property is managed by B/T Washington, LLC, d/b/a Blanton Turner, which is headquartered in Seattle, Washington and manages a portfolio of 70 locations in the Seattle market including six properties in the South Lake Union/Eastlake submarket (inclusive of the 9th & Thomas Property). The subterranean parking garage is managed by SP Plus Corporation, a Delaware corporation, pursuant to a separate parking garage management agreement.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Right of First Offer / Right of First Refusal. Amazon has a 30-day right of first offer to purchase the 9th & Thomas Property should it be marketed for sale or if the 9th & Thomas Borrower receives a bona fide offer from a third party. Such right of first offer does not apply to a foreclosure or refinancing. Amazon’s lease prohibits the 9th & Thomas Property from being sold (or for any other space at the property to be leased) to any of 13 entities that currently include: Apple, Barnes & Noble, Best Buy, Dell, eBay, Facebook, Google, HP, Microsoft, Samsung, Sony, Walmart and Snapchat (which list of entities may be updated by Amazon).

Terrorism Insurance. The 9th & Thomas Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 9th & Thomas Property and business interruption insurance for 18 months with a 12-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. A seismic risk assessment dated February 24, 2020 indicated a probable maximum loss of 9%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

1473-1475 Sheridan Avenue

271 East 197th Street

2505 Olinville Avenue

2515 Olinville Avenue

2315 Walton Avenue

3215 Holland Avenue

2305 University Avenue

686 Rosewood Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

FTERE Bronx Portfolio 6
1 1473-1475 Sheridan Avenue Bronx, NY
2 2515 Olinville Avenue Bronx, NY
3 2305 University Avenue Bronx, NY
4 2505 Olinville Avenue Bronx, NY
5 3215 Holland Avenue Bronx, NY
6 271 East 197th Street Bronx, NY
7 2315 Walton Avenue Bronx, NY
8 686 Rosewood Street Bronx, NY
NEW JERSEY
YONKERS
WESTCHESTER COUNTY
Mount Vernon
Pelham Manor
BRONX
MANHATTAN
QUEENS
Hudson River
Long Island Sound
Palisades Interstate Park
Riverdale Park
Riverdale
Spuyten Duyvil
Van Cortlandt Park
Jerome Park Reservoir
Lehman College
Montefiore Medical Center
Manhattan College
College of Mount St. Vincent
Empire City at Yonkers Raceway
Hillview Reservoir
Seton Falls Park
Split Rock Golf Course
Bay Plaza Shopping Center
Bronx Botanical Gardens
Fordham University
Bronx Zoo
Morris Park
Jacobi Medical Center
Albert Einstein College of Medicine
Mercy College-Bronx Campus
Hutchinson Metro Center
Pelham Bay Park
Aileen B. Ryan Recreational Complex
Inwood
Inwood Hill Park
Robert Kraft Field
CUNY Bronx Community College
Yeshiva Univ.
Morris Heights
New York Presbyterian Hosp.
Claremont Park
Crotona Park
Yankee Stadium
Washington Heights
Bronx Supreme Court
Harlem Hospital
Harlem
Upper East Side
Ward Island
Sound View Park
Hunts Point
H. HUDSON BRIDGE
GEO. WASH. BRIDGE
TRIBORO BRIDGE
Bronx River Pkwy
Hutchinson River Pkwy
New England Thruway
Cross Bronx Expwy
Bruckner Expwy
Major Deegan Expwy
Harlem River Dr.
FDR Dr.
Triboro Br.
NY State Thruway
Saw Mill River Pkwy
Pelham Pkwy.
Fordham Rd.
Tremont Ave.
Gun Hill Rd.
Morris Park Ave.
E. 233rd St.
E. 222nd St.
E. 223rd St.
Randall Ave.
Soundview Ave.
NEW YORK
NEW YORK CITY
BROOKLYN
STATEN IS.
NEWARK
JERSEY CITY
PATERSON

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – FTERE Bronx Portfolio 6

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Multifamily – Mid Rise
Original Principal Balance:	$63,800,000			Location:	Bronx, NY
Cut-off Date Balance:	$63,800,000			Size:	414 Units
% of Initial Pool Balance:	8.9%			Cut-off Date Balance Per Unit:	$154,106
Loan Purpose:	Refinance			Maturity Date Balance Per Unit:	$154,106
Borrower Sponsor:	Finkelstein Timberger East Real Estate			Year Built/Renovated:	Various/NAP
Guarantor:	Richard Timberger			Title Vesting:	Fee
Mortgage Rate:	4.0000%			Property Manager:	Self-managed
Note Date:	March 17, 2020			Current Occupancy (As of):	98.8% (Various)
Seasoning:	5 months			YE 2019 Occupancy:	99.4%
Maturity Date:	April 1, 2030			YE 2018 Occupancy:	99.6%
IO Period:	120 months			YE 2017 Occupancy:	99.5%
Loan Term (Original):	120 months			YE 2016 Occupancy:	99.3%
Amortization Term (Original):	NAP			As-Is Appraised Value(2):	$94,800,000
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraised Value Per Unit(2) (3):	$228,986
Call Protection:	L(29),D(84),O(7)			As-Is Appraisal Valuation Date(3):	December 11, 2019
Lockbox Type:	Springing			Underwriting and Financial Information(2)
Additional Debt:	None			TTM NOI (6/30/2020):	$4,468,090
Additional Debt Type (Balance):	NAP			YE 2019 NOI:	$4,730,250
				YE 2018 NOI:	$4,455,287
				YE 2017 NOI:	$4,218,774
				U/W Revenues:	$6,998,903
				U/W Expenses:	$2,104,835
Escrows and Reserves(1)				U/W NOI:	$4,894,068
	Initial	Monthly	Cap	U/W NCF:	$4,789,960
Taxes	$55,192	$32,378	NAP	U/W DSCR based on NOI/NCF(4):	1.89x / 1.85x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(4):	7.7% / 7.5%
Replacement Reserve	$0	$8,676	NAP	U/W Debt Yield at Maturity based on NOI/NCF(4):	7.7% / 7.5%
J-51 Exemption Holdback	$900,000	$0	NAP	Cut-off Date LTV Ratio(3):	67.3%
				LTV Ratio at Maturity(3):	67.3%

Sources and Uses
Sources			Uses
Original loan amount	$63,800,000	100.0%	Loan payoff	$57,960,588	90.8%
			Return of equity	3,798,047	6.0
			Closing costs	1,086,173	1.7
			Reserves	955,192	1.5
Total Sources	$63,800,000	100.0%	Total Uses	$63,800,000	100.0%

(1)	See “Escrows” below for further discussion of Escrows.

(2)	The appraised value was determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all LTV metrics were calculated based on such prior information. In addition, the pandemic is an evolving situation and could impact the FTERE Bronx Portfolio 6 Mortgage Loan (as defined below) more severely than assumed in the underwriting of the FTERE Bronx Portfolio 6 Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(3)	All of the FTERE Bronx Portfolio 6 Properties have filed (or, in some cases, the FTERE Bronx Portfolio 6 Borrowers have informed the lender they plan to file) an application for a J-51 tax exemption or abatement or an application to increase rent under a major capital improvement (“MCI”) program (the related filed for benefits, the “Assumed Future Benefits”). The Appraised Value includes a total of $3,165,000 that the appraisals attribute to the Assumed Future Benefits, as more fully described under the “FTERE Bronx Portfolio 6 Properties Summary” below. If the Assumed Future Benefits amount of $3,165,000 was excluded from the Appraised Value of $94,800,000, the Cut-off Date LTV Ratio and LTV Ratio at Maturity would be 69.6%. There can be no assurance of what the actual Appraised Value would be if the Assumed Future Benefits are not obtained.

(4)	Approximately $194,818 of Assumed Future Benefits was underwritten for the FTERE Bronx Portfolio 6 Mortgage Loan. Excluding the Assumed Future Benefits amount of $194,818, the U/W DSCR based on NOI/NCF would be 1.82x and 1.78x respectively, the U/W Debt Yield based on NOI/NCF would be 7.4% and 7.2% respectively and the U/W Debt Yield at Maturity based on NOI/NCF would be 7.4% and 7.2% respectively.

The Mortgage Loan. The mortgage loan (the “FTERE Bronx Portfolio 6 Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $63,800,000. The FTERE Bronx Portfolio 6 Mortgage Loan is secured by a first priority fee mortgage encumbering eight multifamily properties located in Bronx, New York (the “FTERE Bronx Portfolio 6 Properties,” “FTERE Bronx Portfolio 6” or “Properties”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

The Borrowers and the Borrower Sponsor. The borrowers are 271 Zacko LLC D, 686 Rosewood Ave LLC D, 2505 Olinville Avenue LLC D, Wonder Boy LLC D, 1475 Palace Too LLC D, 2315 Walton LLC D, 2515 Olinville Avenue LLC D and 2305 Avenue LLC D (collectively, the “FTERE Bronx Portfolio 6 Borrowers”), each a single purpose Delaware limited liability company with one independent director. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the FTERE Bronx Portfolio 6 Mortgage Loan. Richard Timberger is the non-recourse carveout guarantor and Finkelstein Timberger East Real Estate is the borrower sponsor with respect to the FTERE Bronx Portfolio 6 Mortgage Loan. Finkelstein Timberger East Real Estate is a real estate company that owns and manages residential apartment buildings located throughout various parts of Bronx County, New York. Finkelstein Timberger East Real Estate is run by Steven Finkelstein, Richard Timberger and Tony East.

The Properties. The FTERE Bronx Portfolio 6 Properties are comprised of eight rent stabilized multifamily properties totaling 414 units located in the Bronx, New York. All units are rent stabilized, except for one unit, which is rent controlled. The FTERE Bronx Portfolio 6 Properties were constructed between 1921 and 1938. As of July 2020, the multifamily space at the FTERE Bronx Portfolio 6 Properties was 98.8% occupied. In addition, certain of the FTERE Bronx Portfolio 6 Properties have commercial space, which was 86.4% leased as of July 2020. According to the borrower sponsor, since acquiring the FTERE Bronx Portfolio 6 Properties, the borrower sponsor has invested approximately $7.2 million ($17,457 per unit) in capital improvements across the FTERE Bronx Portfolio 6 Properties in the aggregate. All of the FTERE Bronx Portfolio 6 Properties benefit from either a tax exemption and/or abatement under New York State’s J-51 program. In addition, all of the FTERE Bronx Portfolio 6 Properties are awaiting approval of (or, in some cases, the FTERE Bronx Portfolio 6 Borrowers have informed the lender they plan to file) an application for a J-51 tax exemption or abatement or an application to increase rent under a major capital improvement (“MCI”) program. Under the J-51 program, the tax exemption benefit temporarily exempts a property from the increase in assessed value which would otherwise occur as a result of significant renovation work. The abatement portion of the program reduces the existing taxes by a percentage of the certified reasonable costs of the work performed as determined by the New York City Department of Finance. The MCI program allows landlords to increase rents (subject to certain limits) paid by rent stabilized tenants to recoup renovation and rehabilitation costs. For the FTERE Bronx Portfolio 6 Properties at which J-51 and/or MCI benefits have been applied for (or an application is planned) and have not been approved, there is a $900,000 holdback in place. See “Escrows” below. The FTERE Bronx Portfolio 6 Properties have an aggregate of 60 units leased by tenants who pay a portion of their rent with a Section 8 voucher.

The following table presents detailed information with respect to each of the Properties included in the FTERE Bronx Portfolio 6 Properties:

FTERE Bronx Portfolio 6 Properties Summary

Building	Occ. % (1)	Units(1)	% of Total Units	Appraised Value	Allocated Loan Amount (“ALA”)	% of ALA	UW NOI	% of UW NOI
1473-1475 Sheridan Avenue(2)	99.0%	99	23.9%	$21,000,000	$14,130,000	22.1%	$1,095,397	22.4%
2515 Olinville Avenue(3)	95.9%	49	11.8%	$12,200,000	$8,210,000	12.9%	$635,205	13.0%
2305 University Avenue(4)	96.2%	53	12.8%	$11,900,000	$8,010,000	12.6%	$581,726	11.9%
2505 Olinville Avenue(5)	100.0%	48	11.6%	$11,600,000	$7,810,000	12.2%	$603,799	12.3%
3215 Holland Avenue(6)	100.0%	51	12.3%	$11,500,000	$7,740,000	12.1%	$564,378	11.5%
271 East 197th Street(7)	100.0%	41	9.9%	$10,100,000	$6,800,000	10.7%	$525,629	10.7%
2315 Walton Avenue(8)	100.0%	44	10.6%	$9,200,000	$6,190,000	9.7%	$493,927	10.1%
686 Rosewood Street(9)	100.0%	29	7.0%	$7,300,000	$4,910,000	7.7%	$394,007	8.1%
Total/Wtd. Avg.	98.8%	414	100.0%	$94,800,000	$63,800,000	100.0%	$4,894,068	100.0%
(1)	Based on the borrower rent roll dated July 2020.

(2)	The appraised value of the 1473-1475 Sheridan Avenue property includes $400,000 attributable to the net present value of three in place J-51 tax abatements, $4,400,000 attributable to the in place J-51 tax exemption, $550,000 attributable to the in place MCI increases and $50,000 attributable to an applied for MCI program rent increase. As of the origination date, the 1473-1475 Sheridan Avenue property benefits from three, 20-year tax abatements under New York State’s J-51 tax abatement program, expiring in 2027 and 2029 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 6 Borrowers applied for an additional MCI program rent increase at the 1473-1475 Sheridan Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place J-51 tax exemption and the three in place J-51 tax abatements. The underwritten abated taxes are $10,343 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $268,804.

(3)	The appraised value of the 2515 Olinville Avenue property includes $1,800,000 attributable to the net present value of an in place J-51 tax exemption, $200,000 attributable to two in place J-51 tax abatements, $100,000 attributable to an applied for J-51 tax abatement, $175,000 attributable to in place MCI program rent increases and $325,000 attributable to two applied for or intended to be applied for MCI program rent increases. As of the origination date, the 2515 Olinville Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program, expiring in 2026 and a 34-year J-51 tax exemption expiring in 2053. The FTERE Bronx Portfolio 6 Borrowers applied for an additional J-51 tax abatement. In addition, the FTERE Bronx Portfolio 6 Borrowers have applied for one MCI program rent increase, and have informed the lender that they intend to apply for a second MCI program rent increase, at the 2515 Olinville Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place J-51 tax exemption, the two in place J-51 tax abatements and the applied for J-51 tax abatement at the 2515 Olinville Avenue property. The underwritten abated taxes are $6,986 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $131,060.

(4)	The appraised value of the 2305 University Avenue property includes $1,700,000 attributable to the net present value of an in place J-51 tax exemption, $100,000 attributable to two in place J-51 tax abatements and $20,000 attributable to an intended to be applied for MCI program rent increase. As of the origination date, the 2305 University Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement programs, expiring in 2026 and 2028 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 6 Borrowers have informed the lender that they intend to apply for an MCI rent program increase at the 2305 University Avenue property. Real estate taxes were underwritten based on the in place J-51 tax exemption and the in place J-51 tax abatements at the 2305 University Avenue property. The underwritten abated taxes are $97,537 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $185,348.

(5)	The appraised value of the 2505 Olinville Avenue property includes $1,825,000 attributable to the net present value of an in place J-51 tax exemption, $150,000 attributable to three, in place J-51 tax abatements, $125,000 attributable to an applied for J-51 tax abatement and $650,000 attributable to an applied for MCI program rent increase. As of the origination date, the 2505 Olinville Avenue property benefits from three, 20-year J-51 tax abatements under New York State’s J-51 tax abatement program expiring in 2023 and 2026 and a 34-year J-51 tax exemption expiring in 2055. The FTERE Bronx Portfolio 6 Borrowers applied for an additional J-51 tax abatement and an MCI program rent increase at the 2505 Olinville Avenue property. As of the origination date, approval documentation had not been received. Real estate

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

taxes were underwritten based on the in place J-51 tax exemption, one in place J-51 tax abatement and the applied for J-51 tax abatements at the 2505 Olinville Avenue property. The underwritten abated taxes are $64,425 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $191,350.

(6)	The appraised value of the 3215 Holland Avenue property includes $2,800,000 attributable to the net present value of an in place J-51 tax exemption, $200,000 attributable to two in place J-51 tax abatements, and $25,000 attributable to an intended to be applied for MCI program rent increase. As of the origination date, the 3215 Holland Avenue property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2026 and 2027 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 6 Borrowers have informed the lender that they intend to apply for an MCI program rent increase at the 3215 Holland Avenue property. Real estate taxes were underwritten based on the in place J-51 tax exemption and the in place J-51 tax abatements at the 3215 Holland Avenue property. The underwritten abated taxes are $23,235 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $171,520.

(7)	The appraised value of the 271 East 197th Street property includes $1,975,000 attributable to the net present value of an in place J-51 tax exemption, $175,000 attributable to two in place J-51 tax abatements, $25,000 attributable to two intended to be applied for J-51 tax abatements, $50,000 attributable to a remaining, in place MCI program rent increase, and $100,000 attributable to two applied for MCI program rent increases. As of the origination date, the 271 East 197th Street property benefits from two, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2027 and 2028 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 6 Borrowers have informed the lender that they intend to apply for two additional J-51 tax abatements and have applied for two additional MCI program rent increases at the 271 East 197th Street property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the in place J-51 tax exemption, the two in place J-51 tax abatements and the two intended to be applied for J-51 tax abatements at the 271 East 197th Street property. The underwritten abated taxes are $6,320 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $120,104.

(8)	The appraised value of the 2315 Walton Avenue property includes $1,300,000 attributable to the net present value of an applied for J-51 tax exemption, $175,000 attributable to an applied for J-51 tax abatement, $25,000 attributable to an in place J-51 tax abatement, $220,000 attributable to an in place MCI program rent increase, and $20,000 attributable to an intended to be applied for MCI program rent increase. As of the origination date, the 2315 Walton Avenue property benefits from a 20-year tax abatement under New York State’s J-51 tax abatement program expiring in 2026. The FTERE Bronx Portfolio 6 Borrowers applied for a J-51 tax exemption and a J-51 tax abatement and have informed the lender that they intend to apply for an additional MCI program rent increase at the 2315 Walton Avenue property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the applied for J-51 tax exemption and the in place J-51 tax abatement at the 2315 Walton Avenue property. The underwritten abated taxes are $14,394 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $91,692.

(9)	The appraised value of the 686 Rosewood Street property includes $1,150,000 attributable to the net present value of an in place J-51 tax exemption, $150,000 attributable to four, in place J-51 tax abatements, and $250,000 attributable to three applied for MCI program rent increases. As of the origination date, the 686 Rosewood Street property benefits from four, 20-year tax abatements under New York State’s J-51 tax abatement program expiring in 2024, 2026 and 2030 and a 34-year J-51 tax exemption expiring in 2052. The FTERE Bronx Portfolio 6 Borrowers have informed the lender that they intend to apply for three additional J-51 tax abatements and have applied for three additional MCI program rent increases at the 686 Rosewood Street property. As of the origination date, approval documentation had not been received. Real estate taxes were underwritten based on the intended to be applied for J-51 tax abatements, the in place J-51 tax exemption and three of the in place J-51 tax abatements at the 686 Rosewood Street property. The underwritten abated taxes are $51,861 per annum, compared to estimated unabated taxes for the 2020/2021 tax year of $141,287.

The following table presents detailed information with respect to each of the FTERE Bronx Portfolio 6 Properties:

FTERE Bronx Portfolio 6 Properties Summary

Building	Units(1)	Property Subtype	NRA (SF)	Sec. 8 Tenants	Avg. Unit Size (SF)	Historical Capex	Historical Capex per Unit	# of Commercial Tenants(1)	Annual Commercial Tenant Rent(1)
1473-1475 Sheridan Avenue	99	Mid rise	79,800	17	806	$2,113,000	$21,343.43	0	$0
2515 Olinville Avenue	49	Mid rise	35,500	9	724	$1,391,000	$28,387.76	0	$0
2305 University Avenue	53	Mid rise	58,400	12	1,102	$176,000	$3,320.75	0	$0
2505 Olinville Avenue	48	Mid rise	38,000	2	792	$734,000	$15,291.67	0	$0
3215 Holland Avenue	51	Mid rise	34,700	3	680	$616,000	$12,078.43	0	$0
271 East 197th Street	41	Mid rise	37,100	10	905	$914,000	$22,292.68	0	$0
2315 Walton Avenue	44	Mid rise	31,300	2	711	$873,000	$19,840.91	0	$0
686 Rosewood Street	29	Mid rise	21,975	5	758	$410,000	$14,137.93	6	$116,479
Total	414		336,775	60		$7,227,000	$17,456.52	6	$116,479

Source: Appraisal, unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 2020.

The following table presents historical occupancy percentages at the FTERE Bronx Portfolio 6 Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	July 2020(2)
99.3%	99.5%	99.6%	99.4%	98.8%
(1)	Information obtained from the FTERE Bronx Portfolio 6 Borrowers.

(2)	Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the FTERE Bronx Portfolio 6 Portfolio Properties:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W(1)	%(2)	U/W $ per Unit
Gross Potential Rent	$6,286,807	$6,570,033	$6,780,940	$6,505,161	$6,929,714	96.8%	$16,738.44
Other Income(3)	0	0	0	0	232,392	3.2	561.33
Total Recoveries	0	0	0	0	0	0.0	0.00
Net Rental Income	$6,286,807	$6,570,033	$6,780,940	$6,505,161	$7,162,106	100.0%	$17,299.77
Concessions	0	0	0	0	0	0.0	0.00
(Vacancy & Credit Loss)	0	0	0	0	-163,203	-2.4	-394.21
Effective Gross Income	$6,286,807	$6,570,033	$6,780,940	$6,505,161	$6,998,903	97.7%	$16,905.56

Real Estate Taxes(4)	395,578	361,555	320,956	317,323	275,101	3.9	664.50
Insurance	238,529	323,783	329,426	329,771	327,500	4.7	791.06
Management Fee	137,776	131,400	135,620	128,597	209,967	3.0	507.17
Other Operating Expenses	1,296,150	1,298,008	1,264,688	1,261,380	1,292,267	18.5	3121.42
Total Operating Expenses	$2,068,033	$2,114,746	$2,050,690	$2,037,071	$2,104,835	30.1%	$5,084.14

Net Operating Income	$4,218,774	$4,455,287	$4,730,250	$4,468,090	$4,894,068	69.9%	$11,821.42
Replacement Reserves	0	0	0	0	104,108	1.5	251.47
TI/LC	0	0	0	0	0	0.0	0.00
Net Cash Flow	$4,218,774	$4,455,287	$4,730,250	$4,468,090	$4,789,960	68.4%	$11,569.95

NOI DSCR(5)	1.63x	1.72x	1.83x	1.73x	1.89x
NCF DSCR(5)	1.63x	1.72x	1.83x	1.73x	1.85x
NOI Debt Yield(5)	6.6%	7.0%	7.4%	7.0%	7.7%
NCF Debt Yield(5)	6.6%	7.0%	7.4%	7.0%	7.5%
(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

(3)	Other Income is comprised of (i) rent paid by retail tenants ($141,979) and (ii) $90,413 associated with in place, applied for and intended to be applied for MCI program rent increases, of which $24,983 is not in place.

(4)	Underwritten based on in-place, applied for and intended to be applied for J-51 tax abatements and exemptions.

(5)	Approximately $194,818 of Assumed Future Benefits was underwritten for the FTERE Bronx Portfolio 6 Mortgage Loan. The NOI DSCR, NCF DSCR, NOI Debt Yield and NCF Debt Yield excluding the amount attributable to Assumed Future Benefits would be 1.82x, 1.78x, 7.4% and 7.2% respectively.

Appraisal. The FTERE Bronx Portfolio 6 Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $94,800,000. The appraisals are dated between February 27, 2020 and February 28, 2020.

Environmental Matters. According to Phase I environmental site assessments dated February 26, 2020, there was no evidence of any recognized environmental conditions at the FTERE Bronx Portfolio 6 Properties.

COVID-19 Update. As of September 1, 2020, the FTERE Bronx Portfolio 6 Mortgage Loan is current as of the September debt service payment and is not subject to any forbearance, modification or debt service relief request. The FTERE Bronx Portfolio 6 Borrowers submitted a forbearance/loan modification request on April 2, 2020, which included (i) forbearance of debt service payments through July 31, 2020, with the deferred payments due on the maturity date, (ii) a 50% reduction of interest payments from August 1, 2020 through December 31, 2020, with the remainder due on the maturity date, (iii) waiver of escrow deposits through December 31, 2020, (iv) release of escrow funds to be utilized for operation of the FTERE Bronx Portfolio 6 Properties, and (v) suspension of financial covenants and cash management or other consequences which might arise from such covenants. The request was formally withdrawn by the FTERE Bronx Portfolio 6 Borrowers on May 27, 2020. As of September 9, 2020, the borrower sponsor has reported that the FTERE Bronx Portfolio 6 Properties are all open and operating. The FTERE Bronx Portfolio 6 Properties have commercial space, which was 86.4% leased as of July 23, 2020. The commercial tenants include a church, axle repair shop, hair salon, restaurant and a deli. Due to the New York state guidelines, all of the commercial tenants with the exception of the deli were required to close on March 22, 2020. However, all of the commercial tenants have since re-opened with the exception of the church, which remains closed. As of September 9, 2020, the borrower sponsor reported that approximately 79.3% of the residential rent for August was collected and approximately 55.9% of commercial rent for August was collected. As of September 9, 2020, no tenants have requested rent relief.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

Market Overview and Competition. The FTERE Bronx Portfolio 6 Properties are located in the Bronx, New York within the Bronx County submarket of the New York City residential market. According to the appraisals, as of the fourth quarter of 2019, the vacancy rate in the New York City residential market was approximately 3.9%, with average asking rents of $3,755 per unit and inventory of approximately 222,186 units. According to the appraisals, as of the fourth quarter of 2019, the vacancy rate in the Bronx County submarket was approximately 3.8%, with average asking rents of $1,400 per unit and inventory of approximately 13,168 units. Primary access to the FTERE Bronx Portfolio 6 Properties is provided by a number of major thoroughfares, public bus lines and numerous subway lines that connect the FTERE Bronx Portfolio 6 Properties to Manhattan. The FTERE Bronx Portfolio 6 neighborhood is located in a mixed-use area that supports residential, office, commercial and retail uses.

The following table presents certain information relating to the appraiser’s market rent conclusion for the FTERE Bronx Portfolio 6 Properties:

Market Rent Summary

Building	Units(1)	Avg. Size	Avg. Monthly In Place Rent per Unit(1)	Avg. Monthly In Place Rent PSF(1)	Avg. Monthly Market Rent per Unit	Avg. Monthly Market Rent PSF
1473-1475 Sheridan Avenue	99	806	$1,340	$1.66	$1,740	$2.16
2515 Olinville Avenue	49	724	$1,470	$2.03	$1,661	$2.29
2305 University Avenue	53	1,102	$1,536	$1.39	$2,051	$1.86
2505 Olinville Avenue	48	792	$1,513	$1.91	$1,778	$2.25
3215 Holland Avenue	51	680	$1,332	$1.96	$1,536	$2.26
271 East 197th Street	41	905	$1,504	$1.66	$1,678	$1.85
2315 Walton Avenue	44	711	$1,297	$1.82	$1,531	$2.15
686 Rosewood Street	29	758	$1,328	$1.75	$1,520	$2.01

Source: Appraisal unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

The following table presents certain information relating to comparable rental properties to the 2515 Olinville Avenue, 2305 University Avenue, 2505 Olinville Avenue, 3215 Holland Avenue, 271 East 197th Street, 2315 Walton Avenue and 686 Rosewood Street properties:

Comparable Rental Properties (2515 Olinville Avenue, 2305 University Avenue, 2505 Olinville Avenue, 3215 Holland Avenue, 271 East 197th Street, 2315 Walton Avenue and 686 Rosewood Street)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
2515 Olinville Avenue	1929	6	49	1BR 2BR 3BR	650 850 1,100	$1,432 $1,412 $1,820	$26.43 $19.94 $19.85
2305 University Avenue	1924	6	53	1BR 2BR 3BR 4BR 7BR	600 1,000 1,400 1,800 2,400	$1,242 $1,574 $1,780 $1,822 $1,796	$24.83 $18.89 $15.26 $12.15 $8.98
2505 Olinville Avenue	1928	6	48	1BR 2BR 3BR	700 900 1,100	$1,396 $1,682 $1,833	$23.94 $22.43 $20.00
3215 Holland Avenue	1929	6	51	Studio 1BR 2BR 3BR	500 700 900 1,100	$1,168 $1,327 $1,692 $2,100	$28.03 $22.74 $22.56 $22.91
271 East 197th Street	1921	5	41	1BR 2BR	700 1,100	$1,413 $1,590	$24.22 $17.35
2315 Walton Avenue	1938	6	44	Studio 1BR 2BR 3BR	500 800 1,100 1,400	$1,145 $1,353 $1,542 $2,098	$27.48 $20.30 $16.82 $17.98
686 Rosewood Street	1928	5	29	Studio 1BR 2BR	525 750 975	$1,230 $1,277 $1,563	$28.12 $20.44 $19.24
2839 Bainbridge Avenue Bronx	1922	5	30	1BR	600	$2,084	$41.68
2605 Marion Avenue Bronx	1925	5	25	1BR 2BR	650 800	$1,675 $1,925	$30.92 $28.88
7 East Gun Hill Road Bronx	1923	5	38	1BR 2BR 3BR	500 800 1,100	$1,526 $2,012 $2,473	$36.62 $30.18 $26.98
308 East 209th Street Bronx	1929	6	25	Studio 1BR	354 560	$1,077 $1,236	$36.51 $26.49
3339 Hull Ave Bronx	1940	6	50	Studio 1BR 2BR 3BR	400 675 950 1,500	$1,354 $1,666 $1,839 $3,218	$40.62 $29.62 $23.23 $25.74

Source: Appraisal unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

The following table presents certain information relating to comparable rental properties to the 1473-1475 Sheridan Avenue property:

Comparable Rental Properties (1473-1475 Sheridan Avenue)

Property	Year Built	# of Stories	# Units	Unit Mix	Average SF per Unit	Average Rent per Unit(1)	Average Annual Rent PSF
1473-1475 Sheridan Avenue	1929	6	99	Studio 1BR 2BR 3BR 4BR	500 700 1,000 1,300 1,600	$1,146 $1,282 $1,660 $1,468 $1,485	$27.52 $21.98 $19.92 $13.55 $11.14
Sherman Court 1240 Sherman Avenue Bronx	1927	7	58	1BR 2BR	550 650	$1,515 $1,701	$33.05 $31.40
1540 Walton Avenue Bronx	1923	5	59	1BR 2BR	642 906	$1,701 $2,031	$31.79 $26.90
888 Grand Concourse Bronx	1931	6	76	Studio 1BR 2BR 3BR	600 800 1,000 1,200	$1,800 $2,200 $2,550 $3,200	$36.00 $33.00 $30.60 $32.00
930 Sheridan Avenue Bronx	1951	7	83	Studio 1BR	542 669	$1,699 $1,845	$37.62 $33.09

Source: Appraisal unless otherwise indicated.

(1)	Based on the borrower rent roll dated July 2020.

Escrows.

Taxes – The FTERE Bronx Portfolio 6 Mortgage Loan documents provide for an upfront reserve of approximately $55,192 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $32,378).

Insurance – The FTERE Bronx Portfolio 6 Mortgage Loan documents provide for monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for each of the FTERE Bronx Portfolio 6 Properties is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the FTERE Bronx Portfolio 6 Borrowers provide the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements Reserve – The FTERE Bronx Portfolio 6 Mortgage Loan documents provide for monthly deposits of approximately $8,676 into a reserve for approved capital expenditures.

J-51 Exemption Holdback – The FTERE Bronx Portfolio 6 Mortgage Loan documents provide for an upfront reserve of $900,000 (the “J-51 Exemption Funds”) with respect to the applied for or intended to be applied for J-51 tax exemptions, J-51 tax abatements, and/or material capital improvement program rent increases, as applicable for the FTERE Bronx Portfolio 6 Properties. The J-51 Exemption Funds are required to be released to the related FTERE Bronx Portfolio 6 Borrowers upon: (a) the lender’s receipt of not more than two written requests from the FTERE Bronx Portfolio 6 Borrowers on or prior to September 17, 2021 to release all or a portion of the J-51 Exemption Funds, and (b) satisfaction of the applicable J-51 Exemption Funds Release Conditions (as defined below). Any J-51 Exemption Funds not disbursed to the FTERE Bronx Portfolio 6 Borrowers on or prior to September 17, 2021 may at the lender’s discretion be retained and applied by the lender to the prepayment of the FTERE Bronx Portfolio 6 Mortgage Loan. Such prepayment is subject to payment of a prepayment premium equal to 3% of the amount prepaid. In the event any J-51 Exemption Funds have not been released on or before September 17, 2021, the FTERE Bronx Portfolio 6 Borrowers will have one 6-month extension to satisfy the J-51 Exemption Funds Release Conditions, so long as, prior to September 17, 2021, the FTERE Bronx Portfolio 6 Borrowers provide the lender with a credit enhancement in the form of cash or a letter of credit in the remaining undisbursed amount of the J-51 Exemption Funds.

“J-51 Exemption Funds Release Conditions” means with respect to the release of all or a portion of the J-51 Exemption Funds: (a) (i) the New York City Department of Finance has approved the FTERE Bronx Portfolio 6 Borrowers’ J-51 Exemption and/or Abatement application, and/or (ii) the lender is in receipt of reasonably satisfactory evidence that the State of New York Division of Housing and Community Renewal has approved the FTERE Bronx Portfolio 6 Borrowers’ application for a major capital improvement program rent increase, and (b) the lender has determined in its sole reasonable discretion that the underwritten net operating income (as calculated pursuant to the loan documents) divided by the outstanding principal balance of the FTERE Bronx Portfolio 6 Mortgage Loan after giving effect to the disbursement (i.e. treating non-disbursed funds as not outstanding) is equal to or greater than 7.5%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

Lockbox and Cash Management. The FTERE Bronx Portfolio 6 Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the FTERE Bronx Portfolio 6 Borrowers are required to establish and maintain a lockbox account for the benefit of the lender, to direct all commercial tenants of the FTERE Bronx Portfolio 6 Properties to deposit rent directly into such lockbox account, and to deposit, or cause to be deposited, all rents from residential tenants of the FTERE Bronx Portfolio 6 Properties into such lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the FTERE Bronx Portfolio 6 Borrowers are required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the FTERE Bronx Portfolio 6 Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves, if any, as described above under “Escrows and Reserves,” (ii) to pay debt service on the FTERE Bronx Portfolio 6 Mortgage Loan, (iii) to make the monthly deposit into the Recurring Replacements Reserve as described above under “Escrows and Reserves,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow subaccount to be held as additional security for the FTERE Bronx Portfolio 6 Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the FTERE Bronx Portfolio 6 Borrowers. Notwithstanding the foregoing, any amounts on deposit in the excess cash flow subaccount as a result of a Cash Sweep Event Period triggered by clause (ii) of the definition of Cash Sweep Event Period, are required to be held as additional collateral for the FTERE Bronx Portfolio 6 Mortgage Loan until the FTERE Bronx Portfolio 6 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account the funds held in the excess cash flow subaccount) is not more than 67.3%.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the FTERE Bronx Portfolio 6 Mortgage Loan documents and ending upon the cure, if applicable, of such event of default, or

(ii)	commencing upon, if the J-51 Exemption Funds Release Conditions have not been satisfied, September 17, 2021 and ending on the date that the loan-to-value ratio (based upon $63,800,000 as the loan amount) is 67.3%. Notwithstanding the foregoing, the FTERE Bronx Portfolio 6 Borrowers shall have the right, but not the obligation, to end a Cash Sweep Event Period commenced in connection with this clause (ii) by depositing with the lender a cash deposit or a letter of credit in an amount equal to the remaining undisbursed amount of the J-51 Holdback Reserve. Such cash deposit or letter of credit will continue to be held as additional collateral for the FTERE Bronx Portfolio 6 Mortgage Loan until the FTERE Bronx Portfolio 6 Borrowers provide evidence reasonably satisfactory to the lender that the loan-to-value ratio (without taking into account such cash deposit or letter of credit) is not more than 67.3%.

Property Management. The FTERE Bronx Portfolio 6 is managed by Finkelstein Timberger LLC, a borrower sponsor affiliate.

Partial Release. After the expiration of the defeasance lockout period and prior to the monthly payment date occurring in October 2029, the FTERE Bronx Portfolio 6 Borrowers have the right to obtain a release of any one or more individual FTERE Bronx Portfolio 6 Properties, provided no event of default is continuing and subject to the conditions set forth in the FTERE Bronx Portfolio 6 Mortgage Loan documents, including, among others, (1) partial defeasance of the FTERE Bronx Portfolio 6 Mortgage Loan in a principal amount equal to 110% of the allocated loan amount for the individual FTERE Bronx Portfolio 6 Property being released, provided, however, that upon the written request of the FTERE Bronx Portfolio 6 Borrowers and subject to the lender’s receipt of an updated appraisal, the applicable release amount may be 100% of such allocated loan amount so long as (x) the loan-to-value ratio with respect to all remaining FTERE Bronx Portfolio 6 Properties is not greater than 55.0% and (y) the debt yield with respect to all remaining FTERE Bronx Portfolio 6 Properties is not less than 8.50%, (2) after giving effect to the partial defeasance, the debt yield of the remaining FTERE Bronx Portfolio 6 Properties is greater than the greater of the debt yield immediately prior to the partial defeasance and 7.50%, and (3) certain REMIC-related conditions are satisfied.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. The FTERE Bronx Portfolio 6 Borrowers have the right, but not the obligation, (x) to end a Cash Sweep Event Period commenced in connection with clause (ii) of the definition of Cash Sweep Event Period by depositing with the lender a letter of credit in an amount equal to the remaining undisbursed amount of the J-51 Exemption Holdback, as described above and (y) to post a letter of credit in connection with an extension of the deadline for satisfaction of the J-51 Exemption Funds Release Conditions.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The FTERE Bronx Portfolio 6 Borrowers are required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the FTERE Bronx Portfolio 6 Properties together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to six months. Notwithstanding the foregoing, for so long

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Mid Rise	Loan #2	Cut-off Date Balance:	$63,800,000
Property Addresses - Various	FTERE Bronx Portfolio 6	Cut-off Date LTV:	67.3%
		U/W NCF DSCR:	1.85x
		U/W NOI Debt Yield:	7.7%

as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

Floor					
18	Vacant 9,848 SF				
17	Vacant 15,757 SF				
16	Vacant 10,075 SF	Vacant 7,697 SF			
15	Sandler Capital 17,200 SF Exp. 6/2027				
14	SunTrust Banks 18,025 SF Exp. 4/2024				
12	SunTrust Banks 22,832 SF Exp. 4/2024				
11	Loro Piana USA 22,832 SF Exp. 8/2025				
10	Allen & Company 22,832 SF Exp. 9/2033				
9	Allen & Company 22,832 SF Exp. 9/2033				
8	Allen & Company 22,832 SF Exp. 9/2033				
7	Vacant 22,832 SF				
6	SunTrust Banks 16,798 SF Exp. 4/2024	Catalyst Investors 6,034 SF Exp. 11/2023			
5	Vacant 10,961 SF	Vacant 2,011 SF	Management Office 2,330 SF	Allen & Company 1,646 SF Exp. 9/2033	SunTrust Banks 5,880 SF Exp. 4/2024
4	Loro Piana USA 1,556 SF Exp. 8/2025	SunTrust Banks 8,624 SF Exp. 4/2024	SunTrust Banks 12,357 SF Exp. 4/2024		
3	Ralph Lauren Retail Inc. 15,559 SF Exp. 6/2029	Ralph Lauren 470 SF Exp. 6/2029			
2	Ralph Lauren Retail Inc. 6,925 SF Exp. 6/2029	The Swatch Group 88 SF Exp. 12/2029	The Swatch Group 6,197 SF Exp. 12/2029	Porter Locker Room 563 SF	Building Security 1,042 SF
Mezz	Building				
1	Ralph Lauren 8,248 SF Exp. 6/2029	The Swatch Group 3,961 SF Exp. 12/2029	The Swatch Group 2,525 SF Exp. 12/2029		
B	Ralph Lauren Retail Inc. 7,436 SF Exp. 6/2029	Vacant 886 SF	Allen & Company 830 SF Exp. 9/2033	The Swatch Group 1,503 SF Exp. 12/2029	

VACANT | BUILDING | 2023 – 2024 | 2025 – 2026 | 2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

711 Fifth Avenue
711 Fifth Avenue
New York, NY 10022
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Bethesda Fountain
Strawberry Fields
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Mt. Vernon Hotel Museum and Garden
Bloomingdale's
Bloomberg
GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Fuller Building
The War Museum
Carnegie Hall
The Peninsula New York
St. Regis New York
Museum of Modern Art
Lever House
399 Park
Citigroup Center
Lipstick Building
666 Fifth Avenue
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
Paramount Plaza
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
Japan Society
245 Park Avenue
485 Lexington
747 Third Avenue
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
UNITED NATIONS HEADQUARTERS
Bank of America Tower
Condé Nast Bldg. (4 Times Sq.)
Grand Central Terminal (Metro North)
Winstar Building
SUNY College of Optometry
Chrysler Building
Daily News
Bryant Park
New York Public Library
New York Times Building
Republic Bank Tower
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
East River
FDR Drive
METRO NORTH
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
Broadway
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 64th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
W. 58th St.
W. 57th St.
W. 55th St.
W. 54th St.
W. 53rd St.
W. 52nd St.
W. 51st St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
51ST ST/ LEXINGTON
50TH ST/ BROADWAY
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
N Q R W
N R W
495
Upper West Side
Upper East Side
Astoria
QUEENS
Central Park
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Greenpoint
HUDSON COUNTY
Chelsea
MANHATTAN
Williamsburg
Hoboken
Hudson River
Greenwich Village
NEW JERSEY
SoHo
Little Italy
Lower East Side
Tribeca
Chinatown
Financial District
JERSEY CITY
Downtown Brooklyn
BROOKLYN
Brooklyn Heights
Liberty State Park
Park Slope
East River

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 711 Fifth Avenue

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Mixed Use – Office/Retail
Original Principal Balance(1):	$60,000,000			Location:	New York, NY
Cut-off Date Balance(1):	$60,000,000			Size:	340,024 SF
% of Initial Pool Balance:	8.3%			Cut-off Date Balance Per SF(1):	$1,603
Loan Purpose:	Refinance			Maturity Date Balance Per SF(1):	$1,603
Borrower Sponsors:	Bayerische Versorgungskammer; Deutsche Finance America LLC; DF Deutsche Finance Holding AG; Hessen Lawyers Pension Fund			Year Built/Renovated:	1927/2019
Guarantor(2):	711 Fifth Ave Principal Owner LLC			Title Vesting:	Fee
Mortgage Rate:	3.1600%			Property Manager:	SHVO Property Management, LLC (borrower-related); Jones Lang LaSalle Americas, Inc.
Note Date:	March 6, 2020			Current Occupancy (As of):	76.5% (1/31/2020)
Seasoning:	6 months			YE 2019 Occupancy:	66.9%
Maturity Date:	March 6, 2030			YE 2018 Occupancy:	67.4%
IO Period:	120 months			YE 2017 Occupancy:	73.7%
Loan Term (Original):	120 months			As-Is Appraised Value(6)(7):	$1,000,000,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF:	$2,941
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Valuation Date:	January 23, 2020
Call Protection(3):	L(30),D(83),O(7)
Lockbox Type:	Hard/Springing Cash Management			Underwriting and Financial Information(7)
Additional Debt(1)(4):	Yes			TTM NOI (3/31/2020):	$47,288,255
Additional Debt Type (Balance) (1) (4):	Pari Passu ($485,000,000/ Future Mezzanine			YE 2019 NOI:	$48,596,349
				YE 2018 NOI:	$44,088,566
				YE 2017 NOI:	$45,365,518
				U/W Revenues:	$74,193,553
				U/W Expenses:	$22,888,769
Escrows and Reserves(5)				U/W NOI:	$51,304,783
	Initial	Monthly	Cap	U/W NCF:	$50,675,427
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.94x / 2.90x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF(1):	9.4% / 9.3%
Replacement Reserve	$0	Springing	$170,012	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.4% / 9.3%
TI/LC Reserve	$0	Springing	$1,020,027	Cut-off Date LTV Ratio(1):	54.5%
Unfunded Obligations Reserve	$1,048,024	$0	NAP	LTV Ratio at Maturity(1):	54.5%

Sources and Uses
Sources			Uses
Original Whole loan amount(1)	$545,000,000	90.0%	Loan payoff(8)	$598,153,683	98.8%
Borrower Equity	60,294,721	10.0	Closing Costs	4,093,014	0.7
			Reserves(9)	3,048,024	0.5
Total Sources	$605,294,721	100.0%	Total Uses	$605,294,721	100.0%

(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the 711 Fifth Avenue Whole Loan (as defined below).
(2)	711 Fifth Ave Principal Owner LLC is the single purpose entity borrower. There is no separate non-recourse carveout guarantor or environmental indemnitor for the 711 Fifth Avenue Whole Loan.
(3)	Defeasance of the 711 Fifth Avenue Whole Loan is permitted at any time after the earlier to occur of (a) the end of the two-year period commencing on the closing date of the securitization of the last portion of the 711 Fifth Avenue Whole Loan to be securitized and (b) March 6, 2023. The assumed prepayment lockout period of 30 payments is based on the closing date of this transaction in September 2020.
(4)	See “Subordinate and Mezzanine Indebtedness” below for a further discussion of future mezzanine debt.
(5)	See “Escrows” section.
(6)	The Appraised Value represents the “As-Is” Value, which includes the appraiser’s extraordinary assumption that the 711 Fifth Avenue Whole Loan borrower sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Property (as defined below). The renovations have not been completed and are not required under the loan documents.
(7)	All NOI and NCF information, as well as the appraised value, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the 711 Fifth Avenue Whole Loan was underwritten, based on such prior information. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(8)	The 711 Fifth Avenue Property was purchased by the 711 Fifth Avenue Whole Loan borrower sponsors in September 2019 for approximately $955 million.
(9)	Reserves include a $2,000,000 reserve that was taken at loan origination pending the issuance of the 711 Fifth Avenue Property’s temporary certificate of occupancy. The 711 Fifth Avenue Borrower obtained a new temporary certificate of occupancy in April 2020, and the $2,000,000 has been disbursed to the 711 Fifth Avenue Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

The Mortgage Loan. The mortgage loan (the “711 Fifth Avenue Mortgage Loan”) is part of a whole loan (the “711 Fifth Avenue Whole Loan”) that is evidenced by 21 pari passu promissory notes in the aggregate original principal amount of $545,000,000. The 711 Fifth Avenue Whole Loan is secured by a first priority fee mortgage encumbering a 340,024 square feet mixed use building located in New York, New York (the “711 Fifth Avenue Property”). The 711 Fifth Avenue Whole Loan was co-originated by Goldman Sachs Bank USA and Bank of America, National Association. The 711 Fifth Avenue Mortgage Loan is evidenced by the non-controlling promissory Note A-2-1 in the original principal amount of $60,000,000. The remaining promissory notes comprising the 711 Fifth Avenue Whole Loan (the “711 Fifth Avenue Non-Serviced Pari Passu Companion Loans”) are summarized in the below table and either have been or are expected to be contributed to future securitization transactions. The 711 Fifth Avenue Whole Loan is being serviced pursuant to the pooling and servicing agreement for the GSMS 2020-GC47 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1-1	$50,000,000	$50,000,000	GSMS 2020-GC47	Yes
A-1-2	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-3	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-4	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-5	$50,000,000	$50,000,000	Goldman Sachs Bank USA	No
A-1-6	$20,000,000	$20,000,000	JPMDB 2020-COR7	No
A-1-7	$20,000,000	$20,000,000	JPMDB 2020-COR7	No
A-1-8	$20,000,000	$20,000,000	Benchmark 2020-B18	No
A-1-9	$20,000,000	$20,000,000	Benchmark 2020-B18	No
A-1-10	$12,500,000	$12,500,000	GSMS 2020-GC47	No
A-1-11	$10,000,000	$10,000,000	DBJPM 2020-C9	No
A-1-12	$10,000,000	$10,000,000	DBJPM 2020-C9	No
A-1-13	$5,000,000	$5,000,000	Benchmark 2020-B18	No
A-1-14	$5,000,000	$5,000,000	DBJPM 2020-C9	No
A-1-15	$5,000,000	$5,000,000	Goldman Sachs Bank USA	No
A-1-16	$2,500,000	$2,500,000	Goldman Sachs Bank USA	No
A-1-17	$1,500,000	$1,500,000	Goldman Sachs Bank USA	No
A-2-1	$60,000,000	$60,000,000	BANK 2020-BNK28	No
A-2-2	$43,000,000	$43,000,000	BANK 2020-BNK27	No
A-2-3	$40,500,000	$40,500,000	Bank of America, N.A.	No
A-2-4	$20,000,000	$20,000,000	Bank of America, N.A.	No
Total (Whole Loan)	$545,000,000	$545,000,000

The Borrower and Borrower Sponsors. The borrower is 711 Fifth Ave Principal Owner LLC, a Delaware limited liability company that is structured to be bankruptcy-remote with at least two independent directors (the “711 Fifth Avenue Borrower”). There is no nonrecourse carve-out guarantor or separate environmental indemnitor with respect to the 711 Fifth Avenue Whole Loan.

As of the 711 Fifth Avenue Whole Loan origination date, the borrower sponsors are one or more of (a) Bayerische Versorgungskammer (“BVK”), (b) Deutsche Finance America LLC and/or DF Deutsche Finance Holding AG (together, “DFA”) and/or (c) Hessen Lawyers Pension Fund. These entities collectively have acquired five other assets located in major cities. BVK, a public-law pension group in Germany, managed 12 independent professional and municipal pension funds with a total of 2.3 million policyholders and pension recipients, €4.8 billion in annual contributions and reimbursement income, and approximately €3.4 billion in annual pension payments as of December 31, 2018. BVK managed a total investment volume of €77 billion by book value as of December 31, 2018. DFA, the American private equity arm of Deutsche Finance Group, was established in 2018 and has acquired 11 properties with a total capitalization of over $3.1 billion as of April 21, 2020. Hessen Lawyers Pension Fund is the pension fund for the German state of Hessen, with approximately €4.12 billion assets under management as of February 29, 2020.

COVID-19 Update. The 711 Fifth Avenue Whole Loan is current as of the September debt service payment, and as of September 9, 2020, is not subject to any forbearance, modification or debt service relief request. As of September 9, 2020, the 711 Fifth Avenue Property is open and operating. The lender approved a lease amendment for The Swatch Group, which provided for a 50% base rent reduction for the months of April, May and June 2020, half of which deferred rent is required to be repaid by December 31, 2020 and the other half by March 31, 2021. The Swatch Group has paid the reduced rent due through June 2020 in accordance with the lease amendment and is current with full rental payments for July and August 2020.

The Property.

The 711 Fifth Avenue Property is an 18-story, 340,024 square feet mixed use building with an office component (levels 4 – 18; 286,226 square feet) and a retail component (levels B – 3; 53,798 square feet) located in Midtown Manhattan on the corner of Fifth Avenue and East 55th Street. The 711 Fifth Avenue Property was originally constructed in 1927 and has undergone approximately $26.6 million of various capital improvements from 2013 through mid-2019. Major capital improvements include a 6th floor corridor upgrade, 14th floor roof replacement, main roof replacement, 4th and 9th floor renovations, and elevator modernization. Based on

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

the underwritten rent roll dated January 31, 2020, the 711 Fifth Avenue Property is currently 76.5% leased to a diverse tenant roster including banking (SunTrust Banks), fashion (Ralph Lauren Retail Inc. (“Ralph Lauren”) and The Swatch Group (U.S.) Inc. (“The Swatch Group”)), luxury goods (Loro Piana USA) and finance (Allen & Company).

Office (84.4% of NRA; 21.5% of underwritten base rent)

The Class A office space at the 711 Fifth Avenue Property is currently 72.3% occupied by five tenants that collectively contribute 21.5% of underwritten base rent. The three largest office tenants are SunTrust Banks, Allen & Company and Loro Piana USA.

SunTrust Banks (84,516 square feet, 24.9% of NRA, 8.9% of underwritten rent). SunTrust Banks’ (A+ / A3 by Fitch/Moody’s) primary businesses include deposits, lending, credit cards, and trust and investment services. Through its various subsidiaries, the bank provides corporate and investment banking, capital market services, mortgage banking, and wealth management. SunTrust Banks has been a tenant at the 711 Fifth Avenue Property since 2004 and has expanded several times. The lease requires annual rent of $5,923,390, expires on April 30, 2024 and includes one five-year renewal option.

Allen & Company (70,972 square feet, 20.9% of NRA, 7.4% of underwritten rent). The 711 Fifth Avenue Property serves as Allen & Company LLC’s headquarters. Allen & Company LLC is a privately held boutique investment bank, which specializes in real estate, technology, media and entertainment. Allen & Company has been a tenant at the 711 Fifth Avenue Property since 1985 and has expanded several times. The lease requires annual rent of $4,948,540, expires on September 30, 2033 and includes one five-year renewal option.

Loro Piana USA (24,388 square feet, 7.2% of NRA, 2.6% of underwritten rent). Loro Piana USA is an Italian fabrics and clothing company specializing in high-end, luxury cashmere and wool products. Loro Piana has been a tenant the 711 Fifth Avenue Property since 2005. The lease requires annual rent of $1,740,900, expires on August 31, 2025 and includes one five-year renewal option. Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the loan origination date, which has been fully reserved by the lender.

Retail (15.6% of NRA; 78.5% of underwritten base rent)

The 52,912 square feet of multi-level retail space at the 711 Fifth Avenue Property is currently leased by Ralph Lauren and The Swatch Group that collectively contribute 78.5% of underwritten base rent. The 711 Fifth Avenue Whole Loan is structured with a cash flow sweep if either Ralph Lauren or The Swatch Group terminates its lease, vacates or provides notice of its intent to vacate, fails to renew its lease at least 36 months prior to its lease expiration date, if Ralph Lauren Corporation fails to maintain its investment grade rating, or if The Swatch Group goes dark. See “Lockbox and Cash Management” below.

Ralph Lauren (38,638 square feet, 11.4% of NRA, 41.1% of underwritten rent). The 711 Fifth Avenue Property served as Ralph Lauren’s former flagship; however, since April 2017 the majority of its space has been dark and is available for sublease. Ralph Lauren continues to operate the Polo Bar restaurant (7,436 square feet of the total Ralph Lauren 38,638 square feet) at this location and continues to be obligated to pay rent for its entire leased space. The lease requires annual rent of $27,500,000 plus a rent increase to $30,000,000 in April 2024, expires on June 30, 2029 and includes two five-year renewal options. The lease is guaranteed by Ralph Lauren Corporation (A3 / A- by Moody’s/S&P).

The Swatch Group (U.S.) Inc. (14,274 square feet, 4.2% of NRA, 37.3% of underwritten rent). The Swatch Group engages in the design, manufacture, and sale of finished watches, jewelry as well as watch movements and components. It operates through two segments including, Watches and Jewelry, and Electronic Systems. The Watches and Jewelry segment designs, produces, and markets watches and jewelry. The Electronic Systems segment develops, manufactures, and sells electronic components and sports timing activities. The Swatch Group has occupied space in the 711 Fifth Avenue Property since 2011, and brands that are currently represented at the 711 Fifth Avenue Property include Omega and Jaquet Droz. The lease requires annual rent of $23,343,746, and expires on December 31, 2029 and includes one five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

The following table presents certain information relating to the tenancy at the 711 Fifth Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Moody’s/ S&P/ Fitch)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Office Tenants
SunTrust Banks	A3/NR/A+	84,516	24.9%	$70.09	$5,923,390	8.9%	4/30/2024	1, 5-year	N
Allen & Company	NR/NR/NR	70,972	20.9%	$69.73	$4,948,540	7.4%	9/30/2033	1, 5-year	N
Loro Piana USA (2)	NR/NR/NR	24,388	7.2%	$71.38	$1,740,900	2.6%	8/31/2025	1, 5-year	N
Major Office Subtotal/Wtd. Avg.		179,876	52.9%	$70.12	$12,612,830	18.9%

Retail Tenants
Ralph Lauren(3)	A3/A-/NR	38,638	11.4%	$712.36	$27,523,994	41.1%	6/30/2029	2, 5-year	N
The Swatch Group	NR/NR/NR	14,274	4.2%	$1,749.81	$24,976,738	37.3%	12/31/2029	1, 5-year	N
Retail Subtotal/Wtd. Avg.		52,912	15.6%	$992.23	$52,500,732	78.5%

Other Office Tenants(4)		27,169	8.0%	$65.63	$1,783,202	2.7%

Occupied Collateral Total		259,957	76.5%	$257.34	$66,896,764	100.0%

Vacant Space		80,067	23.5%

Collateral Total		340,024	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	Loro Piana USA is entitled to the return of an unused tenant improvement allowance in the amount of $541,071 as of the loan origination date, which has been fully reserved by the lender.
(3)	Currently, the Ralph Lauren spaces totaling 31,202 square feet are dark and available for sublease. The tenant continues to be obligated to pay rent on its entire leased space (38,638 square feet) and continues to operate the Polo Bar space of 7,436 square feet at the 711 Fifth Avenue Property.
(4)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet, attributable to the building security office and 563 square feet attributable to the porter locker room.

The following table presents certain information relating to the lease rollover schedule at the 711 Fifth Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	1	6,034	1.8%	6,034	1.8%	$404,278	0.6%	$67.00
2024	6	84,516	24.9%	90,550	26.6%	$5,923,390	8.9%	$70.09
2025	2	24,388	7.2%	114,938	33.8%	$1,740,900	2.6%	$71.38
2026	0	0	0.0%	114,938	33.8%	$0	0.0%	$0.00
2027	1	17,200	5.1%	132,138	38.9%	$1,378,924	2.1%	$80.17
2028	0	0	0.0%	132,138	38.9%	$0	0.0%	$0.00
2029	12	52,912	15.6%	185,050	54.4%	$52,500,732	78.5%	$992.23
2030	0	0	0.0%	185,050	54.4%	$0	0.0%	$0.00
Thereafter(4)	8	74,907	22.0%	259,957	76.5%	$4,948,540	7.4%	$66.06
Vacant	0	80,067	23.5%	340,024	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	30	340,024	100.0%			$66,896,764	100.0%	$257.34

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Wtd. Avg. Annual U/W Base Rent and Annual U/W Base Rent PSF exclude vacant space.
(4)	Includes non-revenue spaces of 2,330 square feet attributable to the property management office, 1,042 square feet attributable to the building security office and 563 square feet attributable to the porter locker room.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

The following table presents historical occupancy percentages at the 711 Fifth Avenue Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	1/31/2020(2)
79.9%	73.7%	67.4%	76.5%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 711 Fifth Avenue Property:

Cash Flow Analysis

	2017	2018	2019	TTM 3/31/2020	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent(3)	$62,203,861	$62,674,468	$69,173,907	$68,676,500	$81,502,159	99.5%	$239.70
Other Income	519,693	364,227	389,683	383,754	371,484	0.5	1.09
Net Rental Income	$62,723,554	$63,038,695	$69,563,590	$69,060,254	$81,873,643	100.0%	$240.79
(Vacancy & Credit Loss)(4)	0	0	0	0	(7,680,090)	(9.4)	(22.59)
Effective Gross Income	$62,723,555	$63,038,695	$69,563,590	$69,060,254	$74,193,553	90.6%	$218.20

Real Estate Taxes	$10,681,050	$12,447,809	$14,418,934	$15,002,663	$15,276,427	20.6%	$44.93
Insurance	471,957	661,832	663,547	681,765	738,333	1.0	2.17
Management Fee	125,000	125,000	625,304	1,200,767	1,000,000	1.3	2.94
Other Operating Expenses	6,080,030	5,715,488	5,259,456	4,886,803	5,874,009	7.9	17.28
Total Operating Expenses	$17,358,037	$18,950,129	$20,967,241	$21,771,999	$22,888,769	30.9%	$67.32

Net Operating Income	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$51,304,783	69.1%	$150.89
Replacement Reserves	0	0	0	0	85,006	0.1	1.60
TI/LC	0	0	0	0	544,350	0.7	0.25
Net Cash Flow	$45,365,518	$44,088,566	$48,596,349	$47,288,255	$50,675,427	68.3%	$149.03

NOI DSCR(5)	2.60x	2.52x	2.78x	2.71x	2.94x
NCF DSCR(5)	2.60x	2.52x	2.78x	2.71x	2.90x
NOI Debt Yield(5)	8.3%	8.1%	8.9%	8.7%	9.4%
NCF Debt Yield(5)	8.3%	8.1%	8.9%	8.7%	9.3%

(1)	For the avoidance of doubt, no COVID-19 specific adjustments have been made to the lender’s underwriting.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	U/W Gross Potential Rent includes contractual rent steps of $1,962,475 underwritten for various tenants through January 31, 2021. For investment grade tenants, the present value of the incremental rent steps over the lease term is applied using a discount rate of 7.0%.
(4)	The underwritten economic vacancy is 9.4%. The 711 Fifth Avenue Property was 76.5% occupied as of January 31, 2020.
(5)	The debt service coverage ratios and debt yields are based on the 711 Fifth Avenue Whole Loan.

Appraisal. The appraiser concluded to an “as-is” Appraised Value for the 711 Fifth Avenue Property of $1,000,000,000 as of January 23, 2020, which includes the extraordinary assumption that the 711 Fifth Avenue Whole Loan borrower sponsors have invested approximately $13.5 million in renovation costs for upgrades to the office lobby entrance, building mechanical systems, elevator cabs and general base building work for the vacant office space within the 711 Fifth Avenue Property. The renovations have not been completed and are not required under the loan documents.

Environmental Matters. According to the Phase I environmental site assessment dated February 3, 2020, there was no evidence of any recognized environmental conditions at the 711 Fifth Avenue Property.

Market Overview and Competition. The 711 Fifth Avenue Property is located along the northeast corner of West 55th Street within the Plaza District office submarket of Midtown and the Upper Fifth Avenue retail submarket. The Plaza District office submarket is bounded by 65th Street to the north, the East River to the east, 47th Street to the south, and Avenue of the Americas to the west. The Plaza District is proximate to Central Park and has access to the country’s premier shopping along Fifth and Madison Avenues. The Plaza District office submarket is home to numerous national and multinational corporations and is dominated by financial (with hedge funds clustered along Madison Avenue) and legal tenants, and media and fashion firms. According to the appraisal, as of the fourth quarter of 2019, the Plaza District office submarket has an inventory of 26.7 million square feet with a vacancy rate of 8.7% and an average asking rent of $114.07 per square foot. The Upper Fifth Avenue retail submarket is located between 42nd and 57th Streets, and this portion of Fifth Avenue is the most expensive area for retail space rents in Manhattan. The Upper Fifth Avenue retail submarket draws international travelers and occupants of nearby luxury hotels and condos. According to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

the appraisal, as of the fourth quarter of 2019, the Upper Fifth Avenue retail submarket has an average asking rent of $1,775.00 per square foot with an availability rate of 24.3%.

The following tables present certain information relating to comparable office leases for the 711 Fifth Avenue Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue Property New York, NY	1927	18	SunTrust Banks	Mar. 2016 /8.2 Yrs(2)	22,832(2)	$75.50(2)
623 Fifth Avenue New York, NY	1989	36	NWI Management	Nov. 2019 /3.3 Yrs	8,400	$80.00
510 Madison Avenue New York, NY	2009/2012	30	Castlelake, L.P.	Nov. 2019 /7.3 Yrs	6,903	$124.00
745 Fifth Avenue New York, NY	1929/1989	35	Fremont Macanta	Jun. 2019 /6.8 Yrs	7,067	$103.00
640 Fifth Avenue New York, NY	1940/2003	31	Hamlin Capital Management	Mar. 2019 /10.0 Yrs	23,616	$75.17
640 Fifth Avenue New York, NY	1940/2003	31	Avolon Aerospace	Jan. 2019 /10.0 Yrs	10,295	$92.99
645 Madison Avenue New York, NY	1971/2005	22	Rothman Orthopaedic Institute	Jan. 2019 /10.9 Yrs	21,461	$88.00
725 Fifth Avenue New York, NY	1983	58	S.S. Steiner, Inc.	Jan. 2019 /7.5 Yrs	6,875	$82.00
510 Madison Avenue New York, NY	2009/2012	30	Christian Dior, Inc. and Christian Dior Perfumes,LLC	Jan. 2019 /5.0 Yrs	70,055	$74.50
712 Fifth Avenue New York, NY	1990	52	Wargo & Co.	Oct. 2018 / 7.7 Yrs	2,074	$105.00
725 Fifth Avenue New York, NY	1983	58	Marc Fisher	Jul. 2018 /10.0 Yrs	9,924	$89.00
640 Fifth Avenue New York, NY	1940/2003	31	Klein Group	Jul. 2018 /10.0 Yrs	9,458	$92.00
535 Madison Avenue New York, NY	1982	37	Walker & Dunlop, LLC	Jul. 2018 /3.0 Yrs	5,450	$80.00
535 Madison Avenue New York, NY	1982	37	Melvin Capital	May 2018 /10.6 Yrs	14,765	$104.00

(1)	Information obtained from the appraisal.
(2)	Based on underwritten rent roll as of January 31, 2020 for Suite 1200 for SunTrust Banks.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

The following tables present certain information relating to comparable Retail leases for the 711 Fifth Avenue Property:

Comparable Retail Leases(1)

Property Name/Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF
711 Fifth Avenue Property New York, NY	The Swatch Group	May 2011 /18.7 Yrs(2)	14,274(2)	$1,749.81(2)
767 Fifth Avenue New York, NY	Christian Dior	April. 2019 /4.0 Yrs	11,847	$666.84
730 Fifth Avenue New York, NY	Mikimoto	Feb. 2019 /10.0 Yrs	4,505	$1,109.88
760 Madison Avenue New York, NY	Giorgio Armani	Jan. 2019 /15.0 Yrs	19,780	$1,066.23
706 Madison Avenue New York, NY	Hermès	Jan. 2019 /10.0 Yrs	47,000	$329.79
609 Fifth Avenue New York, NY	Puma	Feb. 2018 /16.0 Yrs	23,917	$372.12
650 Fifth Avenue New York, NY	Nike	Mar. 2017 /15.5 Yrs	69,214	$479.53
640 Fifth Avenue New York, NY	Dyson	Mar. 2017 /10.0 Yrs	3,097	$2,660.64
640 Fifth Avenue New York, NY	Victoria’s Secret	Apr. 2016 / 16.0 Yrs	63,779	$516.90
645 Fifth Avenue New York, NY	Longchamp	Feb. 2016 /10.0 Yrs	2,000	$2,850.00
767 Fifth Avenue New York, NY	Under Armour	Feb. 2016 /15.0 Yrs	53,500	$560.75
685 Fifth Avenue New York, NY	Stuart Weitzman	Feb. 2016 /15.0 Yrs	3,481	$1,436.37
685 Fifth Avenue New York, NY	Coach	Jan. 2016 /15.0 Yrs	24,541	$814.96

(1)	Information obtained from the appraisal.
(2)	Based on underwritten rent roll as of January 31, 2020.

Escrows.

Real Estate Taxes and Insurance – During a Trigger Period (as defined below), the 711 Fifth Avenue Borrower is required to deposit monthly (i) 1/12 of the annual estimated real estate taxes and (ii) 1/12 of the annual estimated insurance premiums (unless the 711 Fifth Avenue Property is covered by a blanket policy).

Replacement Reserve – During a Trigger Period, the 711 Fifth Avenue Borrower is required to deposit monthly $7,084, capped at $170,012.

TI/LC Reserve – During a Trigger Period, the 711 Fifth Avenue Borrower is required to deposit monthly $42,503, capped at $1,020,027.

Additionally, during a Tenant Rollover Sweep (as defined below) until cured, all excess cash (and any other amounts sufficient to result in a reserve amount for such month of at least $2,500,000) is required to be reserved in a Tenant Rollover Reserve, provided that to avoid such sweep, the 711 Fifth Avenue Borrower may deposit with the lender the greater of (x) $7,500,000 and (y) all excess cash flow estimated by the lender that would have been deposited in such reserve account for the three-month period following the deposit of such funds (the “Tenant Rollover Sweep Equity Amount”).

Additionally, during a Downgraded Tenant Sweep (as defined below) and so long as no deposits are required to be deposited into the Tenant Rollover Reserve, all excess cash is required to be reserved in a Tenant Downgrade Reserve.

Unfunded Obligations Reserve – The 711 Fifth Avenue Borrower deposited at loan origination $1,048,024. As of the loan origination date, $541,071 was owed to Loro Piana USA for the return of an unused tenant improvement allowance and $506,953 was owed to Sandler Capital Management for free rent through December 2020.

A “Trigger Period” will commence upon the earlier of the following:

(i)	an event of default under 711 Fifth Avenue Whole Loan or, if a mezzanine loan is then outstanding under such mezzanine loan, and end when the event of default has been cured; or
(ii)	the debt yield being less than 7.0% for any fiscal quarter, and end when the debt yield is at least 7.0% for two consecutive fiscal quarters, provided that at any time after the lockout expiration date, the 711 Fifth Avenue Borrower may (x) make voluntary prepayments (with yield maintenance) or effectuate a partial defeasance, in amounts necessary to achieve the required debt yield or (y) deposit cash or a letter of credit in a reserve in an amount that when subtracted from the principal indebtedness for purposes of calculating debt yield would result in a debt yield that equals or exceeds 7.0% (provided that the aggregate notional amount of all outstanding letters of credit delivered may at no time exceed 10% of the principal indebtedness); or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #3	Cut-off Date Balance:	$60,000,000
711 Fifth Avenue New York, NY 10022	711 Fifth Avenue	Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	54.5% 2.90x 9.4%

(iii)	a Downgraded Tenant Sweep until a Downgraded Tenant Sweep Cure; or

(iv)	a Tenant Rollover Sweep until a Tenant Rollover Sweep Cure (as defined below).

A “Major Tenant” means any of (i) Ralph Lauren, (ii) The Swatch Group, (iii) any tenant whose lease(s) (including leases with an affiliated tenant and assuming the exercise of all expansion rights) represents more than 30% of the rentable square footage or at least 20% of the total rental income or whose lease includes any purchase option, or (iv) any tenant whose lease is with a 711 Fifth Avenue Borrower affiliate or entered into during an event of default.

A “Downgraded Tenant Sweep” will commence when any Major Tenant (or with regard to Ralph Lauren, its highest rated parent entity) that was rated investment grade as of the loan origination date is downgraded below investment grade (as determined by S&P or Moody’s).

A “Downgraded Tenant Sweep Cure” means, as applicable: (a) the downgraded tenant is once more rated investment grade (as determined by S&P or Moody’s), (b) the 711 Fifth Avenue Borrower enters into one or more qualifying leases for substantially all of the leased space of any such downgraded tenant, or (c) with respect to any such downgraded tenant, an amount sufficient to pay unabated rent for 18 consecutive months then due under the applicable downgraded tenant’s lease has been deposited in the Downgraded Tenant Reserve.

A “Tenant Rollover Sweep” will commence when any Major Tenant (i) terminates its lease, (ii) goes “dark” (except for Ralph Lauren (so long as Ralph Lauren has an investment grade rating)), unless such applicable lease is and continues to be guaranteed by an entity rated investment grade (as determined by S&P or Moody’s), (iii) vacates or provides indication of their intent to vacate all or any portion of their leased space or (iv) fails to provide written notice of its intent to renew such lease on the date that is 36 months prior to its then current lease expiration date.

A “Tenant Rollover Sweep Cure” means, as applicable (a) a Major Tenant renews its lease or enters into a new lease on substantially the same terms and conditions, is no longer “dark” or moves back into its space or revokes any prior notice of intent to vacate or (b) such space is re-let in accordance with the terms of the 711 Fifth Avenue Whole Loan documents.

Lockbox and Cash Management. The 711 Fifth Avenue Whole Loan is structured with a hard lockbox and springing cash management. Revenues from the 711 Fifth Avenue Property are required to be deposited directly into the lockbox account. During the occurrence and continuance of a Trigger Period, funds in the lockbox account are required to be swept on each business day to the lender-controlled cash management account and disbursed according to the 711 Fifth Avenue Whole Loan documents with excess cash held as additional security for the 711 Fifth Avenue Whole Loan, except that if there (a) exists no event of default, (b) the only Trigger Period then in existence is as a result of a Tenant Rollover Sweep, and (c) the applicable Tenant Rollover Sweep Equity Amount was deposited with the lender, then the excess cash flow is required to be released to the 711 Fifth Avenue Borrower.

Property Management. The 711 Fifth Avenue Property is managed by SHVO Property Management, LLC, an affiliate of the borrower sponsor and Jones Lang LaSalle Americas, Inc.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The direct or indirect equity owners of the 711 Fifth Avenue Borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the 711 Fifth Avenue Borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed the lesser of (A) $35,000,000 and (B) an amount when combined with the 711 Fifth Avenue Whole Loan results in (a) the loan-to-value ratio is no greater than 54.5%, (b) the debt service coverage ratio is at least 2.80x, and (c) the debt yield is at least 8.98%; (ii) the mezzanine loan is coterminous with, or has a loan maturity later than the 711 Fifth Avenue Whole Loan, and has either a fixed rate or a hedged floating rate, (iii) an intercreditor agreement is executed that is acceptable to the lender and the rating agencies; and (iv) rating agency confirmation is delivered.

Ground Lease. None.

Terrorism Insurance. The 711 Fifth Avenue Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 711 Fifth Avenue Property and business interruption insurance for 18 months with a 12-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the 711 Fifth Avenue Borrower will not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding the terrorism and earthquake components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

329 Wyckoff Mills Road
329-359 Wyckoff Mills Road
East Windsor, NJ 08520
SOMERSET COUNTY
MIDDLESEX COUNTY
MERCER COUNTY
MONMOUTH COUNTY
Princeton
Princeton Junction
Kingston
Monmouth Junction
South Brunswick Township
Dayton
East Brunswick
Helmetta
Jamesburg
Monroe Township
Plainsboro Township
Cranbury Township
Clearbrook Park
West Windsor Township
Cranberry Manor
Hightstown
East Windsor Township
Edinburg
Applegarth
Twin Rivers
Robbinsville
Yardville
Allentown
New Sharon
NY City 42 miles
Trenton 9 miles
Philadelphia 37 miles
South Brunswick Square
Dow Jones
NEC Labs
Princeton Forrestal Village
Princeton Plasma Physics Laboratory
James Forrestal Campus of Princeton Univ.
Siemens Corporate Research
Plainsboro Plaza
Princeton Hospital
SRI Intl.
Princeton Shopping Center
Princeton University
Sherrerd Field
Autumn Hill Reserve
Carnegie Lake
Dayton Business Park
Staples Distribution Center
Williams-Sonoma Distribution Center
Barnes & Noble Distribution
Forsgate Country Club
Rossmoor Golf Course
Thompson County Park
Sun Pharmaceutical Industries
Home Depot Distribution Center
Amazon Fulfillment Center
Hunter Business Park
Windsor Corporate Park
East Windsor Village
Town Center Shopping Ctr.
Windsor Heights Shopping Ctr.
Aprecia Pharmaceuticals
Conair Corporate Office
Cranbury Golf Club
Mercer County Park
Mercer Lake
Mercer Co. Community College
Windsor Industrial Park
Main Street Commons
Trenton Robbinsville Airport
Miry Run Country Club
Amazon Distribution Center
Mercedes Benz of North America
Hamilton Marketplace
Shops at The Old Mill
Assunpink Lake
New Jersey Turnpike
New Jersey Tpke
NJ TRANSIT NORTHEAST CORRIDOR
NJ TRANSIT
PRINCETON JUNCTION
Hightstown Bypass
River Rd
Main St
Nassau St
Mapleton Rd
Ridge Rd
Garden Way
Georges Rd
Friendship Rd
Broadway Rd
Rhode Hall Rd
Old Forge Rd
Scudders Mill Rd
Brunswick Pike
Dey Rd
Plainsboro Rd
Prospect Plains Rd
Cranbury-Half Acre Rd
George Davison Rd
Cranbury Neck Rd
Old Trenton Rd
Applegarth Rd
Perrineville Rd
Penn Lyle Rd
Mill Rd
Village Rd
Edinburg Rd
Hankins Rd
Mercerville-Edinburg Rd
Windsor Edinburg Rd
Canover Rd
Hutchinson Rd
Windsor Perrineville Rd
Robbinsville Rd
Robbinsville Allentown Rd
Imlaystown Hightstown Rd
Allentown Lakewood Rd
1
27
522
130
32
33
539
195
524
526
Morristown
NEWARK
Bayonne
NEW YORK
Elizabeth
Plainfield
Somerville
Easton
Phillipsburg
New Brunswick
Sayreville
East Brunswick
Edison
Old Bridge
Long Branch
Tinton Falls
Asbury Park
Princeton
Pennington
Plainsboro
East Windsor
Freehold
Hopewell
Doylestown
PENNSYLVANIA
TRENTON
Hamilton Twp.
Horsham
Levittown
NEW JERSEY
Burlington
PHILADELPHIA
CAMDEN
Moorestown
Cherry Hill
Toms River
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – 329 Wyckoff Mills Road

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Industrial – Warehouse
Original Principal Balance:	$49,500,000			Location:	East Windsor, NJ
Cut-off Date Balance:	$49,500,000			Size:	634,495 SF
% of Initial Pool Balance:	6.9%			Cut-off Date Balance Per SF:	$78
Loan Purpose:	Acquisition			Maturity Date Balance Per SF:	$78
Borrower Sponsors:	Menachem T. Greisman; Schneur Z. Hirsch; Zalman M. Melamed			Year Built/Renovated:	2018/NAP
Guarantors:	Menachem T. Greisman; Schneur Z. Hirsch; Zalman M. Melamed			Title Vesting:	Fee
Mortgage Rate:	3.4640%			Property Manager:	Self-managed
Note Date:	August 28, 2020			Current Occupancy (As of):	100.0% (9/1/2020)
Seasoning:	0 months			YE 2019 Occupancy(2):	NAV
Maturity Date:	September 1, 2030			YE 2018 Occupancy(2):	NAV
IO Period:	120 months			YE 2017 Occupancy(2):	NAP
Loan Term (Original):	120 months			As-Is Appraised Value(3):	$106,500,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF(3):	$167.85
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Valuation Date:	September 1, 2020
Call Protection:	L(24),D(92),O(4)			Underwriting and Financial Information(3)
Lockbox Type:	Springing			TTM NOI(2):	NAV
Additional Debt:	None			YE 2019 NOI(2):	NAV
Additional Debt Type (Balance):	NAP			YE 2018 NOI(2):	NAV
				YE 2017 NOI(2):	NAP
				U/W Revenues:	$5,273,991
				U/W Expenses:	$158,362
				U/W NOI:	$5,115,629
Escrows and Reserves(1)				U/W NCF:	$4,899,900
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.94x / 2.82x
Taxes	$226,384	$77,040	NAP	U/W Debt Yield based on NOI/NCF:	10.3% / 9.9%
Insurance	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	10.3% / 9.9%
Replacement Reserve	$0	$5,287	$190,349	Cut-off Date LTV Ratio:	46.5%
TI/LC Reserve	$0	$18,506	$666,220	LTV Ratio at Maturity:	46.5%

Sources and Uses
Sources			Uses
Loan amount	$49,500,000	78.6%	Purchase price	$61,982,446(4)	98.4%
Borrower equity	13,483,126	21.4	Closing costs	774,296	1.2
			Upfront reserves	226,384	0.4
Total Sources	$62,983,126	100.0%	Total Uses	$62,983,126	100.0%

(1)	See “Escrows” section for a full description of Escrows.

(2)	Historical occupancy and financial information is not applicable because the 329 Wyckoff Mills Road Mortgage Loan (as defined below) is an acquisition loan, and an amended lease was entered into by the sole tenant in connection with the acquisition.

(3)	While the 329 Wyckoff Mills Road Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 329 Wyckoff Mills Road Mortgage Loan more severely than assumed in the underwriting of the 329 Wyckoff Mills Road Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

(4)	Pursuant to the original lease between the property seller and the sole tenant of the 329 Wyckoff Mills Road Property, Modway, Inc., the sole tenant, exercised a purchase option to purchase the 329 Wyckoff Mills Road Property from the seller for the above purchase price, and assigned the related purchase agreement to the 329 Wyckoff Mills Road Borrower, which is an affiliate of the sole tenant.

The Mortgage Loan. The mortgage loan (the “329 Wyckoff Mills Road Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $49,500,000 and is secured by a first priority fee mortgage encumbering a single tenant industrial warehouse located in East Windsor, New Jersey (the “329 Wyckoff Mills Road Property”). The proceeds of the 329 Wyckoff Mills Road Mortgage Loan were primarily used to acquire the 329 Wyckoff Mills Road Property, fund reserves and to pay closing costs.

The Borrower and Borrower Sponsor. The borrower for the 329 Wyckoff Mills Road Mortgage Loan is TSM Urban Renewal Associates, LLC (the “329 Wyckoff Mills Road Borrower”), a single purpose Delaware limited liability company, with one independent director in its organizational structure. Legal counsel to the 329 Wyckoff Mills Road Borrower delivered a non-consolidation opinion in connection with the origination of the 329 Wyckoff Mills Road Mortgage Loan. Menachem T. Greisman, Schneur Z. Hirsch and Zalman M. Melamed are the borrower sponsors and non-recourse carveout guarantors for the 329 Wyckoff Mills Road Mortgage Loan. The 329 Wyckoff Mills Road Borrower’s sole member is 138 Georges Road Associates, LLC which is owned by Menachem T. Greisman (42.5%), Schneur Z. Hirsch (34.5%), and Zalman M. Melamed (23%). Mr. Greisman, Mr. Hirsch and Mr. Melamed are also the lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

guarantors of Modway, Inc., the sole tenant at the 329 Wyckoff Mills Road Property, which is affiliated with the 239 Wyckoff Mills Road Borrower.

The Property. The 329 Wyckoff Mills Road Property consists of an industrial warehouse building, totaling 634,495 square feet, on an approximately 49.9-acre site in East Windsor, New Jersey. The 329 Wyckoff Mills Road Property was originally built in 2018 and since taking occupancy in June 2018, Modway, Inc. has invested approximately $2,978,639 in the 329 Wyckoff Mills Road Property including general construction, telephones/data systems, charging stations, general improvements, dock equipment, upgrading fire protection systems, decorative lighting, exit signs, special purpose electrical/millwork, wall covering and asphalt paving. The 329 Wyckoff Mills Road Property features 108 dock-high doors, 4 loading ramp drive-in doors, 36 feet clear ceiling heights, 52 feet by 48 feet column spacing, and truck court depth of 180 feet. The 329 Wyckoff Mills Road Property features dual-sided loading capabilities on the northerly and southerly sides of the building, and the 329 Wyckoff Mills Road Property has two main access points on Wyckoff Mills Road. The 329 Wyckoff Mills Road Property includes approximately 25,000 square feet of office space, conference rooms, lunch room and locker areas for the warehouse employees representing 3.9% of the square feet. The office space is configured as three non-contiguous offices located on the southeast, southwest, and northwest corners of the building.

The 329 Wyckoff Mills Road Property is 100% occupied by Modway, Inc., an affiliate of the 329 Wyckoff Mills Road Borrower, which has leased the 329 Wyckoff Mills Road Property since June 2018. Modway, Inc. is a privately owned importer and wholesale distributer of furniture. Modway, Inc., founded in 2010, currently operates two warehouse facilities: one on the east coast (the 329 Wyckoff Mills Road Property) and another facility in California. Modway, Inc. supplies the furniture and design trade with over 7,000 stock keeping units stored in their two warehouse facilities totaling more than 1 million square feet of dedicated space. Modway, Inc. also leases showroom space in Nevada and North Carolina. The original lease was for a term of 11 years expiring on May 31, 2029. In conjunction with the 329 Wyckoff Mills Road Mortgage Loan, the lease has been amended to reflect a new 15 year term, triple net lease, commencing September 1, 2020 and expiring on August 31, 2035, and the base rent was adjusted to reflect the current market rent, resulting in an increase in rent from $3,546,827 per annum (or $5.59 PSF) to $5,393,208 per annum ($8.50 PSF). Modway, Inc. has two, five year renewal options remaining. Prior to the closing of the 329 Wyckoff Mills Road Mortgage Loan, there was a sublease in place for 77,000 SF with an expiration date of September 30, 2020. At the request of the tenant, the subtenant agreed to vacate by August 31, 2020, as the tenant is in need of that space and plans to expand into the 77,000 square feet of space. The tenant is fully utilizing the remainder of the 329 Wyckoff Mills Road Property.

Pursuant to the original lease between the property seller and the sole tenant of the 329 Wyckoff Mills Road Property, Modway, Inc., the sole tenant exercised a purchase option to purchase the 329 Wyckoff Mills Road Property from the seller for $61,982,446, and assigned the related purchase agreement to the 329 Wyckoff Mills Road Borrower, which is an affiliate of the sole tenant.

The 329 Wyckoff Mills Road Property benefits from a 30 year Payment In Lieu of Taxes (“PILOT”) program pursuant to a financial agreement with the Township of East Windsor, New Jersey, dated March 13, 2017. The payments due under the PILOT program include: (i) an annual service charge, (ii) a land tax, which is subject to a land tax credit, and (iii) an administrative fee. The annual service charge due under the PILOT program during its first 5 years is equal to $1.36 per square foot of gross floor area of the 329 Wyckoff Mills Road Property, which equates to $862,913. The amount of the service charge is required to be adjusted on April 20, 2023, and each five year anniversary thereafter until the PILOT is terminated. The annual service charge will be increased in the same proportion as the proportion by which the Township of East Windsor’s general tax rate increased since the last adjustment date, but not less than 2.0% or more than 5.0%.

During the PILOT term, the land tax payments are based on the lots that make up the land, without regard to any improvements or increase in fair market value of the land because of the improvements. However, the property owner will be entitled to a credit for the amount (without interest) of the land taxes paid on the 329 Wyckoff Mills Road Property in the last four preceding quarterly installments against the annual service charge.

The annual administrative fee is equal to 2.0% of the annual service charge.

In addition, the financial agreement provides the Township of East Windsor the right to finance a portion of the infrastructure improvements at the 329 Wyckoff Mills Road Property with redevelopment bonds in an amount up to $75,000, and to levy special assessments in connection with the repayment of principal of and payment of interest on such bonds. As of the origination date, no such bonds have been issued.

According to the appraisal, absent the PILOT, the taxes on the 329 Wyckoff Mills Road Property are estimated to be an additional $1.00 per square foot, or $634,495, resulting in total estimated current taxes of $1,497,408. During the term of the PILOT, the Township of East Windsor, New Jersey has reasonable consent rights over a transfer of the 329 Wyckoff Mills Road Property and the financial agreement relating to the PILOT. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Because the single tenant’s lease is a triple net lease requiring all real estate taxes to be paid by the tenant, no real estate taxes or PILOT payments were underwritten by the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

The following table presents certain information relating to the tenancy at the 329 Wyckoff Mills Road Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Rent PSF	Annual U/W Rent	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
Modway, Inc.	NR/NR/NR	634,495	100.0%	$8.50	$5,393,208	100.0%	8/31/2035	2, 5-year	N
Total Major Tenants		634,495	100.0%	$8.50	$5,393,208	100.0%

Occupied Collateral Total		634,495	100.0%	$8.50	$5,393,208	100.0%

Vacant Space		0	0.0%

Collateral Total		634,495	100.0%

(1)	Information is based on the underwritten rent roll.

The following table presents certain information relating to the lease rollover schedule at the 329 Wyckoff Mills Road Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	634,495	100.0%	634,495	100.0%	$5,393,208	100.0%	$8.50
Vacant	0	0	0.0%	634,495	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	634,495	100.0%			$5,393,208	100.0%	$8.50

(1)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the 329 Wyckoff Mills Road Property:

Cash Flow Analysis(1)

	U/W(2)	%(3)	U/W $ per SF
Gross Potential Rent	$5,393,208	97.1%	$8.50
Other Income	0	0.0	0.00
Total Recoveries	158,362	2.9	0.25
Net Rental Income	$5,551,570	100.0%	$8.75
(Vacancy & Credit Loss)	-277,578	-5.1	-0.44
Effective Gross Income	$5,273,991	95.0%	$8.31

Real Estate Taxes	0	0.0	0.00
Insurance	0	0.0	0.00
Management Fee	158,362	3.0	0.25
Other Operating Expenses	0	0.0	0.00
Total Operating Expenses	$158,362	3.0%	$0.25

Net Operating Income	$5,115,629	97.0%	$8.06
Replacement Reserves	63,450	1.2	0.10
TI/LC	152,279	2.9	0.24
Net Cash Flow	$4,899,900	92.9%	$7.72

NOI DSCR	2.94x
NCF DSCR	2.82x
NOI Debt Yield	10.3%
NCF Debt Yield	9.9%

(1)	Historical occupancy and financial information is not applicable because the 329 Wyckoff Mills Road Mortgage Loan is an acquisition loan, and an amended lease was entered into by the sole tenant in connection with the acquisition.

(2)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.

(3)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

Appraisal. The appraiser concluded to an “as is” appraised value of $106,500,000 with a valuation date of September 1, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated June 1, 2020, there was no evidence of any recognized environmental conditions at the 329 Wyckoff Mills Road Property.

COVID-19 Update. The 329 Wyckoff Mills Road Mortgage Loan was originated on August 28, 2020, and the first payment date is October 1, 2020. As of August 28, 2020 the 329 Wyckoff Mills Road Mortgage Loan was not subject to any forbearance, modification or debt service relief request and the 329 Wyckoff Mills Road Borrower has reported that the 329 Wyckoff Mills Road Property is open and operating. The sole tenant, Modway, Inc., which is an affiliate of the 329 Wyckoff Mills Road Borrower, entered into a lease amendment in connection with the origination of the 329 Wyckoff Mills Road Mortgage Loan and the acquisition of the 329 Wyckoff Mills Road Property by the 329 Wyckoff Mills Road Borrower. The first payment date under the amended lease was September 1, 2020. The sole tenant received a Paycheck Protection Act loan on April 10, 2020. The tenant has informed the lender that it was current under the unamended lease in July and August (prior to the 329 Wyckoff Mills Road Borrower’s acquisition of the 329 Wyckoff Mills Road Property). As of August 28, 2020, Modway, Inc. has not requested any rent relief.

Market Overview and Competition. The 329 Wyckoff Mills Road Property is located within East Windsor, New Jersey. The 329 Wyckoff Mills Road Property fronts the New Jersey Turnpike, which is located to the west. Southeast of the 329 Wyckoff Mills Road Property, there is a similar, 84,000 square foot warehouse occupied by AJ Madison, Inc., offering home appliance distribution. To the south of the 329 Wyckoff Mills Road Property along State Route 33, there are several different retail and commercial uses. According to the appraisal, there are several modern industrial developments proposed along Wyckoff Mills Road and Probasco Road. The sizes of these new buildings are projected to range from 49,000 to 175,000 square feet and are tentatively scheduled to be completed in 2021/2022. Primary access to the 329 Wyckoff Mills Road Property is provided by State Route 33, U.S Highway 130, County Routes 535 and 571 and the newly completed Hightstown Bypass (Route 133). According to the appraisal, as of the second quarter of 2020, the Central New Jersey market had an inventory of approximately 272.0 million square feet, overall vacancy in the market of approximately 1.9% and overall weighted average asking rent of $8.56 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

Submarket Information – According to the appraisal, as of the second quarter of 2020, the Mercer County submarket had an inventory of approximately 22.2 million square feet, overall vacancy in the submarket of approximately 4.8% and overall weighted average asking rent of $4.53 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the 329 Wyckoff Mills Road Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Lease Type (Reimbursements)	Rent Increase Projection
Industrial	$8.50	10	Net	3.0% per annum
(1)	Information obtained from the appraisal.

The following table presents certain information relating to five comparable leases to the lease at the 329 Wyckoff Mills Road Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps	Reimbursements
495 Weston Canal Road Franklin Township, NJ	2020	616,032	Amazon	616,032	6/19	15	$9.38	2.0%	Net
251 Docks Corner Road Monroe Township, NJ	2019	365,400	Automann	365,400	1/20	10	$7.00	2.25%	Net
150 Whitman Avenue Edison, NJ	2020	124,560	Arrival Automotive Inc.	124,560	2/20	10	$9.25	3.0%	Net
50 Veronica Avenue Franklin Township, NJ	2020	926,392	LG Electronics	926,392	4/20	7	$7.30	2.75%	Net
311-315 Half Acre Road Cranbury, NJ	2004	949,580	Cooper Friedman Electric Supply	650,123	10/20	15	$7.15	2.76%	Net

(1)	Information obtained from the appraisal.

Escrows.

Taxes – The 329 Wyckoff Mills Road Mortgage Loan documents provide for an upfront reserve of approximately $226,384 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the 329 Wyckoff Mills Road Property (initially $77,040).

Insurance – The 329 Wyckoff Mills Road Mortgage Loan documents provide for ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies; provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the 329 Wyckoff Mills Road Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the 329 Wyckoff Mills Road Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than ten days prior to the expiration of the current policy.

Recurring Replacements Reserve – The 329 Wyckoff Mills Road Mortgage Loan documents provide for ongoing monthly deposits of approximately $5,287 into a reserve for approved capital expenditures; provided that, so long as no event of default is continuing under the 329 Wyckoff Mills Road Mortgage Loan, such monthly deposits are not required so long as the amount then on deposit in such reserve equals or exceeds approximately $190,349.

Rollover Funds Reserve – The 329 Wyckoff Mills Road Mortgage Loan documents provide for monthly deposits of approximately $18,506 for future tenant improvements and leasing commissions; provided that, so long as (i) no event of default is continuing under the 329 Wyckoff Mills Road Mortgage Loan, and (ii) subleases of the Modway, Inc. lease do not, in the aggregate, account for 30% or more of the gross leasable area of the 329 Wyckoff Mills Road Property, such monthly deposits are not required so long as the amount then on deposit in such reserve equals or exceeds approximately $666,220.

Lockbox and Cash Management. The 329 Wyckoff Mills Road Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the 329 Wyckoff Mills Road Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the 329 Wyckoff Mills Road Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the 329 Wyckoff Mills Road Borrower, notwithstanding such direction, into the lockbox account within one business day of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the 329 Wyckoff Mills Road Borrower is required to cooperate with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial – Warehouse	Loan #4	Cut-off Date Balance:	$49,500,000
329-359 Wyckoff Mills Road	329 Wyckoff Mills Road	Cut-off Date LTV:	46.5%
East Windsor, NJ 08520		U/W NCF DSCR:	2.82x
		U/W NOI Debt Yield:	10.3%

the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the 329 Wyckoff Mills Road Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the 329 Wyckoff Mills Road Mortgage Loan, (iii) to make the monthly deposit into the Recurring Replacements reserve and the Rollover Funds reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the 329 Wyckoff Mills Road Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the 329 Wyckoff Mills Road Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the 329 Wyckoff Mills Road Mortgage Loan documents and ending upon the cure, if applicable, of such event of default;

(ii)	commencing upon a Major Tenant (as defined below) making or being the subject of a bankruptcy filing, and ending upon, either (a) the Major Tenant’s lease being affirmed in bankruptcy and the 329 Wyckoff Mills Road Borrower delivering to the lender a tenant estoppel certificate from such Major Tenant in form and substance reasonably acceptable to the lender stating that such Major Tenant is in occupancy of its space, open for business and paying full unabated contractual rent, or (b) such Major Tenant’s space being re-let to one or more replacement tenant(s) pursuant to replacement lease(s), each acceptable to the lender, and the 329 Wyckoff Mills Road Borrower delivering to the lender a tenant estoppel certificate(s) from each such replacement tenant(s) in form and substance reasonably acceptable to the lender stating that such replacement tenant(s) is/are in occupancy of its space, open for business and paying full unabated contractual rent (a “Re-tenanting Cure”); and/or

(iii)	commencing upon a Major Tenant vacating, going dark in, or terminating its space, and ending upon, either (a) the Major Tenant being in occupancy of its space and the 329 Wyckoff Mills Road Borrower delivering to the lender a tenant estoppel certificate from such Major Tenant in form and substance reasonably acceptable to the lender stating that such Major Tenant is in occupancy of its space, open for business and paying full unabated contractual rent, or (b) a Re-tenanting Cure occurring.

“Major Tenant” means each of (i) Modway, Inc., and (ii) any replacement tenant pursuant to a replacement lease.

Property Management. The 329 Wyckoff Mills Road Property is self-managed by the tenant.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Letter of Credit. None

Right of First Offer / Right of First Refusal. None

Ground Lease. None

Terrorism Insurance. The 329 Wyckoff Mills Road Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the 329 Wyckoff Mills Road Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

Waterfront Clematis
One North Clematis and 101 North Clematis
West Palm Beach, FL 33401
WEST PALM BEACH
Riviera Beach
Palm Beach Shores
Singer Island
Northwood Pines
Spencer Lakes
Roosevelt Estates
Century Village
Westgate
PALM BEACH COUNTY
Palm Beach
Southside
Atlantic Ocean
Lake Mangonia
Clear Lake
Lake Worth Lagoon
Palm Beach International Airport
Florida's Turnpike
Silver Beach Rd
Blue Heron Blvd
MLK Jr Blvd
45th St
Roebuck Rd
Palm Beach Lakes Blvd
1st St
Okeechobee Blvd
Westgate Ave
Belvedere Rd
Southern Blvd
Summit Blvd
Forest Hill Blvd
Jog Rd
Haverhill Rd
N. Military Trail
Village Blvd
Congress Ave
S. Congress Ave
Old Dixie Hwy
Broadway Ave
Parker Ave
S. Dixie Hwy
Federal Hwy
S. Ocean Blvd
AMTRAK
TRI-RAIL
DOWNTOWN WEST PALM BEACH
Good Samaritan Medical Center
JFK Medical Center
St. Marys Medical Center
Kravis Center
City Place
Flagler Museum
The Breakers Palm Beach
Palm Beach Atlantic College
Palm Beach County Convention Ctr.
Palm Beach Outlets
Keiser University
Miami 67 miles

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Waterfront Clematis

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type – Subtype:	Mixed Use – Office/Retail
Original Principal Balance:	$45,000,000			Location:	West Palm Beach, FL
Cut-off Date Balance:	$45,000,000			Size:	142,092 SF
% of Initial Pool Balance:	6.2%			Cut-off Date Balance Per SF:	$317
Loan Purpose(1):	Recapitalization			Maturity Date Balance Per SF:	$317
Borrower Sponsor:	Joseph S. Sambuco			Year Built/Renovated:	2001/NAP
Guarantor:	Joseph S. Sambuco			Title Vesting:	Fee
Mortgage Rate:	3.2300%			Property Manager:	Self-managed
Note Date:	July 31, 2020			Current Occupancy (As of)(3):	98.7% (5/31/2020)
Seasoning:	1 month			YE 2019 Occupancy:	98.7%
Maturity Date:	August 1, 2030			YE 2018 Occupancy:	98.7%
IO Period:	120 months			YE 2017 Occupancy:	90.4%
Loan Term (Original):	120 months			As-Is Appraised Value(3):	$79,100,000
Amortization Term (Original):	NAP			As-Is Appraised Value Per SF(3):	$556.68
Loan Amortization Type:	Interest-only, Balloon			As-Is Appraisal Valuation Date:	February 4, 2020
Call Protection:	L(25),D(91),O(4)			Underwriting and Financial Information(3)
Lockbox Type:	Hard/Springing Cash Management			TTM NOI (6/30/2020):	$4,932,985
Additional Debt:	None			YE 2019 NOI:	$4,741,836
Additional Debt Type (Balance):	NAP			YE 2018 NOI:	$4,131,832
				YE 2017 NOI:	$3,316,851
				U/W Revenues:	$7,790,657
				U/W Expenses:	$2,844,703
				U/W NOI:	$4,945,954
Escrows and Reserves(2)				U/W NCF:	$4,506,962
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	3.36x / 3.06x
Taxes	$820,807	$91,201	NAP	U/W Debt Yield based on NOI/NCF:	11.0% / 10.0%
Insurance	$829	$202	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	11.0% / 10.0%
Replacement Reserve	$302,000	$2,362	NAP	Cut-off Date LTV Ratio:	56.9%
TI/LC Reserve	$0	$23,622	$850,380	LTV Ratio at Maturity:	56.9%
Condominium Common Charge Reserve	$1,200	$0	NAP
Rent Concession Fund Reserve	$184,304	$0	NAP
Deferred Maintenance	$19,375	$0	NAP

Sources and Uses
Sources			Uses
Loan amount	$45,000,000	100.0%	Equity to borrower	$42,783,678	95.1%
			Upfront reserves	1,328,515	3.0
			Closing costs	887,807	2.0
Total Sources	$45,000,000	100.0%	Total Uses	$45,000,000	100.0%

(1)	The borrower sponsor acquired the Waterfront Clematis Property (as defined below) in 2014, and at the time of acquisition assumed an existing $42.3 million CMBS loan. The loan matured in 2016 and the borrower sponsor paid off the loan in full with cash at that time, leaving the Waterfront Clematis Property unencumbered.
(2)	See “Escrows” below for further discussion of Escrows.
(3)	The appraised value was determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all LTV metrics were calculated based on such prior information. In addition, the pandemic is an evolving situation and could impact the Waterfront Clematis Mortgage Loan more severely than assumed in the underwriting of the Waterfront Clematis Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Prospectus.

The Mortgage Loan. The mortgage loan (the “Waterfront Clematis Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $45,000,000 and is secured by a first priority fee mortgage encumbering (i) a 102,245 square foot Class A office building (the “100 Building”) and (ii) a commercial condominium unit (the “101 Condominium Unit”) comprising 24,443 square feet of office space, 15,404 square feet of ground floor retail space and 431 parking spaces in a parking garage, located in a class A mixed use office and retail building (the “101 Building”), each located in West Palm Beach, Florida (the “Waterfront Clematis Property”). The proceeds of the Waterfront Clematis Mortgage Loan were primarily used to fund reserves, to pay closing costs and return equity to the borrower sponsor.

The Borrower and Borrower Sponsor. The borrower for the Waterfront Clematis Mortgage Loan is Colonnade Clematis, LLC ( the “Waterfront Clematis Borrower”), a single purpose Delaware limited liability company, with two independent directors in its organizational structure. Legal counsel to the Waterfront Clematis Borrower delivered a non-consolidation opinion in connection with

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

the origination of the Waterfront Clematis Mortgage Loan. Joseph S. Sambuco is the borrower sponsor and non-recourse carveout guarantor for the Waterfront Clematis Mortgage Loan. Joseph S. Sambuco has approximately 40 years of commercial real estate experience and has been involved in the acquisition of commercial real estate properties, and the operation of more than 15.0 million square feet of commercial real estate. Joseph S. Sambuco is the founder of Colonnade Properties, LLC, a privately held, full-service real estate investment and operating company that acquires, manages and repositions real estate assets. Ninety–two percent (92.0%) of ownership interest in the Waterfront Clematis Property is indirectly owned by Florida Crystals Corporation, which is the second largest tenant at the Waterfront Clematis Property. Florida Crystals Corporation also owns a majority interest in American Sugar Refining, Inc., the largest tenant at the Waterfront Clematis Property. Florida Crystals Corporation is permitted under the Waterfront Clematis Mortgage Loan to take control of the Waterfront Clematis Borrower provided that certain conditions are satisfied, including provision of a replacement guaranty and environmental indemnity by Florida Crystals Corporation.

The Property. The Waterfront Clematis Property consists of (i) the 100 Building, a 102,245 square foot 5-story Class A office building located at One North Clematis and (ii) the 101 Condominium, a commercial condominium unit comprising 24,443 square feet of office space, 15,404 square feet of ground floor retail space and 431 parking spaces in a parking garage, located in the 101 Building, a 5-story mixed use office and retail building, totaling 142,092 square feet, on an approximately 1.49-acre site in West Palm Beach, Florida. The two buildings are located across the street from each other. The Waterfront Clematis Property was originally built in 2001 and since 2015, the borrower sponsor has invested $933,000 ($6.57 PSF) in capital expenditures including an HVAC control system replacement, a new security system, awning replacements, updated lighting, cooling tower replacement, and roof coating. Office space at the Waterfront Clematis Property makes up 126,688 square feet (89.2% of NRA; 91.3% of underwritten base rent) and retail makes up 15,404 square feet (10.8% of NRA; 8.7% of underwritten base rent).

The 101 Building is subject to a vertical separation regime (the “101 Building Vertical Separation Regime”) and condominium regimes. Under the 101 Building Vertical Separation Regime, the 101 Building is divided into two parcels: (a) a commercial parcel comprised of the office and retail space on the first and second floors, plus the parking garage and (b) a residential parcel located on the third through fifth floors comprised of 59 individually owned residential apartments which are subject to a residential condominium regime, and 59 parking spaces in the parking garage. The commercial parcel in the 101 Building Vertical Separation Regime is further subject to a commercial condominium regime, pursuant to which the commercial parcel is divided into two condominium units, unit C-2, which contains 3,770 square feet of retail space and unit C-1 which contains the remaining portion of the commercial parcel and comprises the 101 Condominium Unit. With respect to the 101 Building, only the 101 Condominium Unit is collateral for the Waterfront Clematis Mortgage Loan. The Waterfront Clematis Borrower, as successor to the original declarant, is the declarant under the 101 Building Vertical Separation Regime, with general responsibility to operate, maintain and set budgets for the 101 Building. Subject to certain exceptions, under the 101 Building Vertical Separation Regime, building shared expenses are generally allocated 40.0% to the commercial parcel and 60.0% to the residential parcel (provided that with respect to insurance, the borrower parcel is required to pay a larger percentage of such expenses), and parking garage expenses are allocated 88.1% to the commercial parcel and 11.9% to the residential parcel. Under the commercial condominium regime, the owner of the 101 Condominium Unit (the collateral unit) has the right to appoint two members of the three member board of directors of the condominium, and the owner of unit C-2 has the right to appoint the remaining member. At any meeting of the members of the condominium, the Waterfront Clematis Borrower controls 92.0% of the condominium votes and the owner of unit C-2 controls the remaining 8.0% of the votes, and the two units also share the expenses allocable to the commercial unit in the 101 Building Vertical Separation Regime in the same proportion. Accordingly, the Waterfront Clematis Borrower is generally responsible for 36.8% of the commercial and residential area shared expenses and 81.1% of the entire parking garage area shared expenses. The Waterfront Clematis Property generates parking income (14.9% of underwritten effective gross income) through contractual parking agreements with tenants, transient parking income, and fees collected from an on-site valet. The Waterfront Clematis Property was 98.7% leased as of May 31, 2020 to 14 tenants. The two largest tenants are American Sugar Refining, Inc. (31,545 square feet; 22.2% of NRA; 24.0% of underwritten rent through 09/30/2031) (“American Sugar”) and Florida Crystals Corporation (24,995 square feet; 17.6% of NRA; 17.7% of underwritten rent through 03/31/2033) (“Florida Crystals”). The second largest tenant, Florida Crystals, owns a majority interest in American Sugar and also owns a 92% indirect equity interest in the Waterfront Clematis Borrower. The remaining 12 tenants combine to account for 58.9% of NRA and 58.3% of underwritten rent.

Major Tenants.

American Sugar (31,545 square feet, 22.2% of NRA, 24.0% of underwritten rent, 9/30/2031 lease expiration). American Sugar has been a tenant at the Waterfront Clematis Property since 2011 and is a cane sugar refining company, with a production capacity of 6.5 million tons of sugar. The company produces a full line of consumer, industrial, food service, and specialty sweetener products. In 1998, Florida Crystals, the second largest tenant at the Waterfront Clematis Property, and the Sugar Cane Growers Cooperative of Florida partnered to create American Sugar. Since 2011, American Sugar has expanded three times and in March 2020, American Sugar executed an 11-year lease renewal through September 2031. American Sugar has a lease expiration of September 30, 2031 and has the option to renew its lease for one, six-year term as to 3,591 square feet of its space. American Sugar is an affiliate of the Waterfront Clematis Borrower.

Florida Crystals (24,995 square feet, 17.6% of NRA, 17.7% of underwritten rent, 3/31/2033 lease expiration). Florida Crystals has been a tenant at the Waterfront Clematis Property since 2001. Founded in 1960, Florida Crystals is the largest cane sugar refiner in the United States, with brands including Domino, Redpath, Tate & Lyle, and C&H. Florida Crystals is headquartered at the Waterfront Clematis Property. In addition to its sugar operations, in 2012 Florida Crystals founded FCI Residential Corporation, a real estate services company that develops, constructs and manages luxury rental communities in urban areas. Florida Crystals is also a founding general partner in Atlantic Creek, a commercial real estate investment fund based in Palm Beach Florida that has invested in over 40 properties representing approximately 2.5 million square feet. Since 2001, Florida Crystals has executed numerous lease

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

amendments and has leased an additional 3,500 square feet. In March 2020, Florida Crystals executed a 13-year lease renewal through March 2033. Florida Crystals has a lease expiration of March 31, 2033 with no renewal options remaining. Florida Crystals is an affiliate of the Waterfront Clematis Borrower.

Nelson Mullins Riley & Scarborough, LLP (14,449 square feet, 10.2% of NRA, 9.6% of underwritten rent, 5/31/2021 lease expiration). Nelson Mullins Riley & Scarborough, LLP has been a tenant at the Waterfront Clematis Property since 2001 and is a diversified law firm of more than 800 attorneys. Nelson Mullins Riley & Scarborough, LLP serves its clients in more than 100 practice areas including litigation, corporate, securities, finance, intellectual property, employment, government relations, regulatory, and other areas of law. Nelson Mullins Riley & Scarborough, LLP has a lease expiration of May 31, 2021 with two, five-year renewal options remaining.

WWJR Enterprises Inc (13,609 square feet, 9.6% of NRA, 9.1% of underwritten rent, 3/31/2029 lease expiration). WWJR Enterprises Inc has been a tenant at the Waterfront Clematis Property since 2018 and is a privately held investment company that invests in a range of venture capital and private equity interests. WWJR Enterprises Inc has a lease expiration of March 31, 2029 with two, five-year renewal options remaining.

Andersen Tax, LLC (9,169 square feet, 6.5% of NRA, 6.3% of underwritten rent, 12/31/2024 lease expiration). Andersen Tax, LLC has been a tenant at the Waterfront Clematis Property since 2017 and is a tax firm that provides tax, valuation, financial advisory and consulting services to individuals and corporate clients. Andersen Tax, LLC has a lease expiration of December 31, 2024 with one, five-year renewal option remaining. Andersen Tax, LLC may terminate its lease on January 31, 2022 with written notice by March 31, 2021 and payment of a termination fee equal to the unamortized leasing commission, the value of the free rent provided and tenant improvements, amortized using an 8% interest rate over the lease term.

The following table presents certain information relating to the tenancy at the Waterfront Clematis Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Rent PSF	Annual U/W Rent	% of Total Annual U/W Rent	Lease Expiration Date	Extension Options	Term. Option (Y/N)
Major Tenant
American Sugar(2)	NR/NR/NR	31,545	22.2%	$34.58	$1,090,860	24.0%	9/30/2031	1, 6 year	N
Florida Crystals(3)	NR/NR/NR	24,995	17.6%	$32.20	$804,825	17.7%	3/31/2033	None	N
Nelson Mullins Riley & Scarborough, LLP(4)	NR/NR/NR	14,449	10.2%	$30.24	$436,938	9.6%	5/31/2021	2, 5 year	N
WWJR Enterprises Inc	NR/NR/NR	13,609	9.6%	$30.31	$412,489	9.1%	3/31/2029	2, 5 year	N
Andersen Tax, LLC(5)	NR/NR/NR	9,169	6.5%	$31.02	$284,413	6.3%	12/31/2024	1, 5 year	Y
Total Major Tenants		93,767	66.0%	$32.31	$3,029,525	66.7%

Non-major Tenants		46,527	32.7%	$32.49	$1,511,535	33.3%

Occupied Collateral Total		140,294	98.7%	$32.37	$4,541,060	100.0%

Vacant Space		1,798	1.3%

Collateral Total		142,092	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	American Sugar has the option to renew its lease for one, six-year term with respect to 3,591 square feet of its space. American Sugar is majority owned by the second largest tenant, Florida Crystals. Florida Crystals also owns 92% of the equity interest in the Waterfront Clematis Borrower. At loan origination, approximately $60,008 of free rent was reserved for American Sugar.
(3)	Florida Crystals owns 92% of the equity interest in the Waterfront Clematis Borrower. At loan origination, approximately $46,153 of free rent was reserved for Florida Crystals.
(4)	At loan origination, $49,822 was reserved for a disputed reimbursement account for Nelson Mullins Riley & Scarborough, LLP.
(5)	Andersen Tax, LLC may terminate its lease on January 31, 2022 with written notice by March 31, 2021 and payment of a termination fee equal to the unamortized leasing commission, the value of the free rent provided and tenant improvements, amortized using an 8% interest rate over the lease term.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

The following table presents certain information relating to the lease rollover schedule at the Waterfront Clematis Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Rent	% of Total Annual U/W Rent	Annual U/W Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	$0.00
2020	1	3,626	2.6%	3,626	2.6%	$108,427	2.4%	$29.90
2021	2	22,961	16.2%	26,587	18.7%	$721,889	15.9%	$31.44
2022	1	7,155	5.0%	33,742	23.7%	$339,863	7.5%	$47.50
2023	4	21,044	14.8%	54,786	38.6%	$606,590	13.4%	$28.82
2024	1	9,169	6.5%	63,955	45.0%	$284,413	6.3%	$31.02
2025	1	2,573	1.8%	66,528	46.8%	$74,566	1.6%	$28.98
2026	0	0	0.0%	66,528	46.8%	$0	0.0%	$0.00
2027	1	7,208	5.1%	73,736	51.9%	$209,609	4.6%	$29.08
2028	0	0	0.0%	73,736	51.9%	$0	0.0%	$0.00
2029	1	13,609	9.6%	87,345	61.5%	$412,489	9.1%	$30.31
2030	0	0	0.0%	87,345	61.5%	$0	0.0%	$0.00
Thereafter	2	52,949	37.3%	140,294	98.7%	$1,783,215	39.3%	$33.68
Vacant	0	1,798	1.3%	142,092	100.0%	$0	0.0%	$0.00
Total/Weighted Average	14	142,092	100.0%			$4,541,060	100.0%	$32.37

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the Waterfront Clematis Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	5/31/2020(2)
87.2%	78.8%	90.4%	98.7%	98.7%	98.7%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Waterfront Clematis Property:

Cash Flow Analysis

	2017	2018	2019	6/30/2020 TTM	U/W(1)	%(2)	U/W $ per SF
Base Rent	$2,998,435	$3,406,081	$3,918,366	$3,950,131	$4,361,337	52.1%	$30.69
Grossed Up Vacant Space	0	0	0	0	50,344	0.6	0.35
Rent Steps	0	0	0	0	179,723	2.1	1.26
Gross Potential Rent	$2,998,435	$3,406,081	$3,918,366	$3,950,131	$4,591,404	54.9%	$32.31
Other Income(3)	1,074,375	1,165,253	1,161,819	1,069,193	1,161,819	13.9	8.18
Total Recoveries	1,994,901	2,322,084	2,446,109	2,726,166	2,613,559	31.2	18.39
Net Rental Income	$6,067,710	$6,893,418	$7,526,294	$7,745,490	$8,366,782	100.0%	$58.88
(Vacancy & Credit Loss)	0	0	0	0	-576,125	-12.5	-4.05
Effective Gross Income	$6,067,710	$6,893,418	$7,526,294	$7,745,490	$7,790,657	93.1%	$54.83

Real Estate Taxes	973,961	998,625	1,020,032	1,041,560	1,062,533	13.6	7.48
Insurance	140,337	108,756	125,876	133,855	145,000	1.9	1.02
Management Fee	263,512	295,861	312,871	331,946	311,490	4.0	2.19
Other Operating Expenses	1,373,049	1,358,343	1,325,680	1,305,144	1,325,680	17.0	9.33
Total Operating Expenses	$2,750,860	$2,761,586	$2,784,458	$2,812,505	$2,844,703	36.5%	$20.02

Net Operating Income	$3,316,851	$4,131,832	$4,741,836	$4,932,985	$4,945,954	63.5%	$34.81
Replacement Reserves	0	0	0	0	28,346	0.4	0.20
TI/LC	0	0	0	0	410,646	5.3	2.89
Net Cash Flow	$3,316,851	$4,131,832	$4,741,836	$4,932,985	$4,506,962	57.9%	$31.72

NOI DSCR	2.25x	2.80x	3.22x	3.35x	3.36x
NCF DSCR	2.25x	2.80x	3.22x	3.35x	3.06x
NOI Debt Yield	7.4%	9.2%	10.5%	11.0%	11.0%
NCF Debt Yield	7.4%	9.2%	10.5%	11.0%	10.0%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	Other income is primarily made up of parking income at the 493-stall, six-level parking garage in the 101 Building. The Waterfront Clematis Property generates parking income through contractual parking agreements with tenants, transient parking income, and fees collected from the on-site valet.

Appraisal. The appraiser concluded to an “as is” appraised value of $79,100,000 with a valuation date of February 4, 2020.

Environmental Matters. According to a Phase I environmental site assessment dated February 10, 2020, there was no evidence of any recognized environmental conditions at the Waterfront Clematis Property.

COVID-19 Update. As of September 1, 2020, the Waterfront Clematis Street Mortgage Loan is current as of the September debt service payment and is not subject to any forbearance, modification or debt service relief request. As of August 25, 2020, the borrower sponsor has reported that the Waterfront Clematis Street Property is partially open and operating with 94.6% of tenants by occupied NRA and 95.7% of tenants by underwritten base rent having paid their full August 2020 rent payments. As of August 25, 2020, two ground floor retail tenants were granted rent relief. Pistache French Bistro is paying rent equal to 10% of gross revenues with a minimum of $11,704 per month from April 2020 to November 2020. Phenix Salon Suites received one-month of free rent in April 2020 and has resumed paying its full rent since. Two office tenants (Andersen Tax, LLC and Cozen O'Connor, PC) requested relief, but were not granted relief. These tenants have continued to pay full rent on time.

Market Overview and Competition. The Waterfront Clematis Property is located within West Palm Beach, Florida. Land uses immediately surrounding the Waterfront Clematis Property are predominantly residential condominiums, office buildings, government buildings, and some retail uses. To the north of the Waterfront Clematis Property is the Flagler Banyan Square mixed-use development currently under construction, that is expected to contain The Ben hotel, a 208 room hotel that will be part of the Marriott Autograph Collection, the Oversea apartments which is expected to contain 251 units, as well as boutique office and ground floor retail. To the south of the Waterfront Clematis Property is the Flagler Park, a waterfront park in downtown West Palm Beach and to the east of the of the Waterfront Clematis Property is the Palm Harbor Marina and Yacht Club, which features over 200 slips accommodating boats between 50 – 250 feet in length. Primary access to the Waterfront Clematis Property is provided by numerous local and regional arteries including S. Dixie Highway, Interstate 95 and Florida’s turnpike and the Palm Tran, which is the county public bus system, and Tri-Rail, which is the regions commuter passenger rail system. Palm Beach International Airport (“PBI”), located approximately 2.0 miles southwest of the Waterfront Clematis Property, offers over 200 daily non-stop arrivals and departures to 34 destinations in the United States, Canada and the Caribbean on 11 airlines. Situated adjacent to I-95 and accessible

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

from anywhere in Palm Beach County, PBI provides air travel for more than 6.8 million passengers every year. According to the appraisal, as of the third quarter of 2019, the Palm Beach County office market had an inventory of approximately 23.7 million square feet, overall vacancy in the market of approximately 13.3% and overall weighted average asking rent of $38.00 per square foot.

Submarket Information – According to the appraisal, as of the third quarter of 2019, the Downtown West Palm Beach submarket had an inventory of approximately 3.2 million square feet, overall vacancy in the submarket of approximately 13.4% and overall weighted average asking rent of $50.51 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusion for the Waterfront Clematis Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Yrs.)	Lease Type (Reimbursements)	Rent Increase Projection
Office	$32.00	5	Net	3.0% per annum
Retail	$28.00	5	Net	3.0% per annum

(1)	Information obtained from the appraisal.

The following table presents certain information relating to eight office comparable leases to those at the Waterfront Clematis Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Lease Size (SF)	Lease Date	Lease Term (Yrs.)	Initial Rent/SF	Rent Steps	Reimbursements
625 North Flagler Drive, West Palm Beach, FL	1984	108,482	4,986	1/20	5	$27.50	3.0%	Net
NorthBridge Center 515 North Flagler Drive West Palm Beach, FL	1985	246,992	3,146	3/19	5	$40.00	3.0%	Net
NorthBridge Center 515 North Flagler Drive West Palm Beach, FL	1985	246,992	3,021	3/19	5	$33.00	3.0%	Net
Phillips Point 777 South Flagler Drive West Palm Beach, FL	1985 & 1988	448,992	4,000	7/18	7	$40.00	3.0%	Net
Phillips Point 777 South Flagler Drive West Palm Beach, FL	1985 & 1988	448,992	16,154	5/18	5	$42.00	3.0%	Net
Flagler Center 501 South Flagler Drive West Palm Beach, FL	1976	90,000	2,611	2/18	1	$20.50	3.0%	Net
Flagler Center 501 South Flagler Drive West Palm Beach, FL	1976	90,000	3,745	2/18	7	$26.96	3.0%	Net
Flagler Center 501 South Flagler Drive West Palm Beach, FL	1976	90,000	13,988	2/16	8	$26.50	3.0%	Net

(1)	Information obtained from the appraisal.

Escrows.

Deferred Maintenance Reserve – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of approximately $19,375 for required repairs, including parking garage repairs, roof awnings replacement and elevator inspection.

Real Estate Taxes – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of approximately $820,807 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12 of the real estate taxes that the lender estimates will be payable during the next twelve months for the Waterfront Clematis Property (initially $91,201) and, until such time as the Waterfront Clematis Property is a separate and legally distinct tax parcel with its own tax parcel identification number, for an adjoining parcel of land.

Insurance – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of approximately $829 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12 of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

$202); provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Waterfront Clematis Property is included in a blanket policy approved by the lender in its reasonable discretion, and (iii) the Waterfront Clematis Borrower provides the lender with evidence of payment of the insurance premiums and renewals of the insurance policies, no later than five days prior to the expiration of the current policy.

Replacement Reserve – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of approximately $302,000 for approved capital expenditures and ongoing monthly deposits of approximately $2,362 into a reserve for approved capital expenditures.

TI/LC Reserve – The Waterfront Clematis Mortgage Loan documents provide for monthly deposits of approximately $23,622 for future tenant improvements and leasing commissions, provided that such deposits are not required if such deposits would cause the amount then on deposit in such reserve to exceed approximately $850,380.

Rent Concession Funds Reserve – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of $184,304 for the rent credits or abatements which were given or granted to three tenants at the Waterfront Clematis Property, including American Sugar, Florida Crystals, and Cozen O’Connor, PC and for a disputed reimbursement account for Nelson Mullins Riley & Scarborough, LLP.

Condominium Common Charge Funds Reserve – The Waterfront Clematis Mortgage Loan documents provide for an upfront reserve of an amount equal to twelve months of the condominium common charges due with respect to the condominium unit included in the Waterfront Clematis Property for any condominium common charges imposed by the board of directors of the condominium that were not timely paid by the Waterfront Clematis Borrower ($1,200).

Lockbox and Cash Management. The Waterfront Clematis Mortgage Loan is structured with a hard lockbox and springing cash management. The Waterfront Clematis Borrower is required to direct each tenant of the Waterfront Clematis Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the Waterfront Clematis Borrower and property manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the lender is required to establish, and the Waterfront Clematis Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Waterfront Clematis Mortgage Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the Waterfront Clematis Mortgage Loan, (iii) to make the monthly deposits into the Replacement Reserve and TI/LC Reserve, if any, as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder in the following order of priority: (a) upon the occurrence and during the continuance of a Lease Sweep Period (as defined below), into a lease sweep reserve subaccount to be held by the lender for any approved leasing expenses with respect to the Lease Sweep Lease (as defined below) space, and (b) for any other Cash Sweep Event Period, into an excess cash flow subaccount to be held as additional security for the Waterfront Clematis Mortgage Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the Waterfront Clematis Borrower.

“Cash Sweep Event Period” means a period:

(i)	commencing upon an event of default under the Waterfront Clematis Mortgage Loan documents and ending upon the cure, if applicable, of such event of default;
(ii)	commencing upon any bankruptcy filing (whether voluntary or involuntary), or insolvency of the Waterfront Clematis Borrower, guarantor or affiliated manager, and ending, in the case of a bankruptcy or insolvency of affiliated manager only, if the Waterfront Clematis Borrower replaces the affiliated manager with a qualified manager acceptable to the lender under a replacement management agreement acceptable to the lender;
(iii)	commencing upon the debt service coverage ratio on the Waterfront Clematis Mortgage Loan falling below 1.20x at the end of any calendar quarter (based on the trailing 12 months of operating statements), and ending on the date the debt service coverage ratio equals or exceeds 1.20x for the immediately preceding two consecutive calendar quarters; or
(iv)	commencing upon the occurrence of any Lease Sweep Period and ending upon the cure or termination of the applicable Lease Sweep Period.

“Lease Sweep Period” means a period:

(i)	commencing upon any default under a Lease Sweep Lease (as defined below) by the tenant and ending upon either (x) the cure, if applicable, of such default or (y) the space leased under the Lease Sweep Lease being leased pursuant to one or more qualified leases and all Occupancy Conditions (as defined below) being fully satisfied (a “Re-tenanting Cure”);

(ii)	commencing upon any tenant under a Lease Sweep Lease going dark (which does not include temporary cessation of normal business operations for a commercially reasonable period of time (A) in the ordinary course of business, (B) during renovations following a casualty or other destruction or damage to the Waterfront Clematis Property or (C) due to a governmental mandated shutdown (as to which a reasonable period of time may not exceed 90 days)) and ending upon either (x) the tenant being in actual, physical possession of its leased space, open to the general public for business during

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

customary hours, having no longer gone dark in all or any material portion of its leased space and paying full unabated rent or (y) a Re-tenanting Cure;

(iii)	commencing upon the surrender, cancellation or termination of a Lease Sweep Lease prior to its then current expiration date or the receipt by the Waterfront Clematis Borrower or manager of notice from any tenant under a Lease Sweep Lease of its intent to surrender, cancel or terminate the Lease Sweep Lease, and ending upon either (x) the tenant under the Lease Sweep Lease irrevocably revoking or rescinding in writing all termination or cancellation notices or otherwise indicating its intention in writing to not terminate, cancel or surrender the Lease Sweep Lease and such tenant paying full unabated contractual rent under the Lease Sweep Lease or (y) a Re-tenanting Cure;

(iv)	commencing upon any voluntary or involuntary insolvency or bankruptcy action of any tenant under a Lease Sweep Lease, and ending upon either (x) such tenant no longer being insolvent or subject to any bankruptcy or insolvency proceedings and the applicable Lease Sweep Lease having been affirmed pursuant to a final, non-appealable order of a court of competent jurisdiction or such bankruptcy or insolvency proceedings have been dismissed or withdrawn or (y) a Re-tenanting Cure; or

(v)	commencing upon the date that is twelve months prior to the earliest stated expiration date set forth in the Lease Sweep Lease, and ending upon a Re-tenanting Cure.

Notwithstanding the foregoing, the nonrenewal of the American Sugar lease for Suite 302 will not trigger a Lease Sweep Period.

“Lease Sweep Lease” means individually or collectively as the context may so require, (i) the Florida Crystals lease, (ii) the American Sugar lease, and/or (iii) a replacement lease or leases of the applicable Lease Sweep Lease that (a) has an initial term to expiration of not less than five years, (b) is reasonably approved by the lender and otherwise entered into in accordance with the terms set forth in the loan agreement, (c) has/have economic terms in the aggregate between the replacement lease or leases that would yield a debt service coverage ratio on the Waterfront Clematis Mortgage Loan of at least 1.80x, and (d) is subordinate to the lien of the security instrument, or in the alternative, such replacement tenant has entered into a subordination, non-disturbance and attornment agreement with the lender which is reasonably acceptable to the lender.

“Occupancy Conditions” means the delivery by the Waterfront Clematis Borrower to the lender of evidence reasonably satisfactory to the lender (for conditions (b) through (e), an estoppel certificate will be deemed satisfactory) that (a) the Lease Sweep Lease space is tenanted under one or more qualified leases, (b) the applicable tenant has taken occupancy of the entire leased space, (c) the applicable lease is in full force and effect, there are no outstanding defaults thereunder and all contingencies under all such leases to the effectiveness of such leases have been satisfied, (d) all leasing commissions payable in connection with any such lease have been paid and all tenant improvement obligations or other landlord obligations of an inducement nature have been completed and paid in full or, alternatively, sufficient funds will be deposited by the Waterfront Clematis Borrower with the lender to be held in the lease sweep reserve for such purposes, and (e) all such tenants have taken occupancy and have begun to pay full contractual rent under their respective leases and all rent abatements or free rent periods have expired, unless such free rents or rent abatements have been deposited into the applicable reserve account for such purpose.

Property Management. The Waterfront Clematis Property is managed by Colonnade Property Management, LLC, a borrower sponsor affiliate.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Provided that no event of default exists under the Waterfront Clematis Mortgage Loan documents, an Approved Subordinate Pledge (as defined below) of indirect equity interests in the Waterfront Clematis Borrower by Fanjul Corporation, a Florida corporation that indirectly holds a 66.8% interest in the Waterfront Clematis Borrower, or Florida Crystals, a Delaware corporation that indirectly holds a 92.0% interest in the Waterfront Clematis Borrower, is permitted without the lender’s consent, provided that, among other conditions, after giving effect to the Approved Subordinate Pledge and after any enforcement action by the subordinate lender occurs as a result of a default under any documentation evidencing and/or securing the Approved Subordinate Pledge, but subject to the right of Florida Crystals to take over control of the Waterfront Clematis Borrower, the non-recourse carveout guarantor (i) owns at least an 8% direct or indirect equity ownership interest in the Waterfront Clematis Borrower, (ii) controls the Waterfront Clematis Borrower, and (iii) controls the day-to day operation of the Waterfront Clematis Property.

“Approved Subordinate Pledge” means a loan from a subordinate lender to Fanjul Corp., a Florida corporation, or Florida Crystals, a Delaware corporation, which Approved Subordinate Pledge: (i) is secured by more than 49.0% of the direct or indirect equity of Fanjul Corporation or Florida Crystals, (ii) is made after the origination date, (iii) will be in an amount that when added to the Waterfront Clematis Mortgage Loan will result in a combined loan to "as is" appraised value of the Waterfront Clematis Property ratio of no more than sixty-five percent, (iv) is not secured in whole or in part by any of the Waterfront Clematis Property and (v) creates no obligations or liabilities on the part of the Waterfront Clematis Borrower. At the sole election of the lender, the subordinate lender will be required to enter into a recognition agreement or intercreditor agreement with the lender in form and substance reasonably acceptable to the lender and the applicable rating agencies, which recognition agreement or intercreditor agreement is required to, among other things, restrict the ability of such subordinate lender to (a) transfer the Approved Subordinate Pledge to another person without first obtaining the consent of the lender and the receipt by the lender of a rating agency confirmation from each applicable

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use – Office/Retail	Loan #5	Cut-off Date Balance:	$45,000,000
One North Clematis and 101 North	Waterfront Clematis	Cut-off Date LTV:	56.9%
Clematis		U/W NCF DSCR:	3.06x
West Palm Beach, FL 33401		U/W NOI Debt Yield:	11.0%

rating agency if such rating agency confirmation is required under applicable REMIC requirements and (b) requiring that the Approved Subordinate Pledge be completely subordinate to the Waterfront Clematis Mortgage Loan both in payment and priority.

Letter of Credit. None.

Ground Lease. None.

Right of First Offer / Right of First Refusal. None.

Terrorism Insurance. The Waterfront Clematis Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Waterfront Clematis Property together with business income insurance covering not less than the 18-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

Palo Alto Airport of Santa Clara County
San Francisco Bay
San Francisco Intl. Airport 20 miles
Palo Alto Baylands Park
DON EDWARDS SAN FRANCISCO BAY NATIONAL WILDLIFE REFUGE
Bayshore Fwy
Louis Rd.
Intuit
Shoreline Golf Links
Shoreline Amphitheatre
Garcia Ave.
Palo Alto
101
LinkedIn
NASA Advanced Supercomputing Division
Moffett Federal Airfield
Moffett Field GC
Googleplex
Computer History Museum
Microsoft
NASA Ames Research Ctr.
Yahoo Corporate Campus
Lockheed Martin
HP
Amazon Lab126
Moffett Towers
Tech Corners Campus
Juniper Networks
Borregas
NetApp
Crossman
Foothill Coll. Sunnyvale Center
Caribbean Dr.
Twin Creeks Sports Complex
Sunnyvale Baylands Park
237
South Bay Fwy
Fair Oaks Ave.
Vienna
Reamwood
Old Ironsides
Great America
VTA LIGHT RAIL
Santa Clara Golf & Tennis Club
Santa Clara Convention Ctr.
Levi's Stadium
Gold St.
Lafayette St.
Google X Lab
SAN ANTONIO
San Antonio Rd.
Middlefield Rd.
CALTRAIN
Central Expwy.
The Village at San Antonio Center
82
El Camino Blvd.
85
Symantec
Google Quad Campus
Samsung Research
VTA
Bayshore/NASA
Middlefield
Whisman
Evelyn
MTN. VIEW
DOWNTOWN MOUNTAIN VIEW
Mountain View
LinkedIn Corp.
Maude Ave.
Apple Mathilda
Synopsys
Deutsche Telekom
Thompson Reuters
Bayshore Fwy
Mercado Santa Clara
Mission College
California's Great America
Great America Pkwy.
Sunnyvale
Trimble Inc.
AMD
Malwarebytes
Broadcom
Intel
Akamai Technologies
Scott Blvd.
Ericsson
Apple Campus 3
Cambrios Technologies Corp.
Applied Materials
@Walmart Labs
SUNNYVALE
Northrop Grumman
DOWNTOWN SUNNYVALE
Lawrence Expwy.
Bowers Ave.
San Jose Intl. Airport 2 miles
Kifer Rd.
Intel
Huawei
NVIDIA
Evelyn Ave.
LAWRENCE
Monroe St.
El Monte Ave.
Los Altos
Cuesta Park
Bernardo Ave.
Mary Ave.
Pastoria Ave.
Mathilda Ave.
Heritage Park Apartments
555 East Washington Avenue
and 182 South Fair Oaks
Sunnyvale, CA 94086
Springer Rd.
Miramonte Ave.
Grant Rd.
Stevens Creek Fwy
Remington Dr.
El Camino Real
Foothill Expwy
Santa Clara
Sunken Gardens Golf Course
280
El Camino Real
San Tomas Expwy.
SANTA CLARA COUNTY
Hollenbeck Ave.
Sunnyvale-Saratoga Rd.
Wolfe Rd.
Ortega Park
Benton St.
Lawrence Expwy.
Central Park
Homestead Square Shopping Ctr.
Homestead Rd.
Cupertino Village
Kaiser Permanente Santa Clara Medical Center
Homestead Rd.
APPLE PARK
Apple - One Infinite Loop
Pruneridge Ave.
Cupertino
Vallco Shopping Mall
Junipero Serra Fwy
Agilent Technology
Saratoga Ave.
Stevens Creek Blvd.
Seagate Technology
The Marketplace
Main Street Cupertino
Stevens Creek Blvd.
Villa Shopping Center
De Anza College
McClellan Rd.
Cupertino Civic Center & Community Hall
Bubb Rd.
Bollinger Rd.
Orchard Farms Shopping Center
Rainbow
SAN JOSE
Fairfield
Vallejo
Novato
San Rafael
Richmond
Concord
Walnut Creek
Antioch
Pittsburg
Martinez
Berkeley
Lafayette
OAKLAND
SAN FRANCISCO
Danville
San Ramon
Dublin
Livermore
Pleasanton
Daly City
Hayward
Pacific Ocean
San Mateo
Redwood City
Fremont
Newark
Palo Alto
Mtn. View
Santa Clara
Milpitas
Sunnyvale
SAN JOSE
Cupertino
Saratoga
Los Gatos

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – Heritage Park Apartments

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA/Aaa		Property Type – Subtype:	Multifamily – Garden
	Original Principal Balance:	$40,000,000		Location:	Sunnyvale, CA
	Cut-off Date Balance:	$40,000,000		Size:	508 Units
	% of Initial Pool Balance:	5.6%		Cut-off Date Balance Per Unit:	$78,740
	Loan Purpose(1):	Recapitalization		Maturity Date Balance Per Unit:	$59,973
	Borrower Sponsor:	C. Gemma Hwang		Year Built/Renovated:	1986/2014
	Guarantor:	C. Gemma Hwang		Title Vesting:	Fee
	Mortgage Rate:	2.9000%		Property Manager:	Self-managed
	Note Date:	September 4, 2020		Current Occupancy (As of):	92.3% (8/6/2020)
	Seasoning:	0 months		YE 2019 Occupancy:	95.1%
	Maturity Date:	October 1, 2030		YE 2018 Occupancy:	92.3%
	IO Period(2):	1 month		YE 2017 Occupancy:	92.1%
	Loan Term (Original)(2):	121 months		YE 2016 Occupancy:	88.6%
	Amortization Term (Original):	360		Appraised Value(4)(5):	$203,900,000
	Loan Amortization Type:	Amortizing Balloon		Appraised Value Per Unit(5):	$401,378
	Call Protection(2):	L(24), GRTR 1% or YM or D(92), O(5)		Appraisal Valuation Date:	August 10, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(5)
	Additional Debt:	None		TTM NOI(7/31/2020):	$11,842,403
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$11,517,922
				YE 2018 NOI:	$11,225,675
				YE 2017 NOI:	$11,108,573
				U/W Revenues:	$14,992,803
				U/W Expenses:	$4,143,454
				U/W NOI:	$10,849,349
Escrows and Reserves(3)				U/W NCF:	$10,682,163
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	5.43x / 5.35x
Taxes	$242,291	$60,573	NAP	U/W Debt Yield based on NOI/NCF:	27.1% / 26.7%
Insurance	$41,699	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	35.6% / 35.1%
Replacement Reserve	$0	$13,932	NAP	Cut-off Date LTV Ratio(4):	19.6%
Required Repair Reserve	$40,706	$0	NAP	LTV Ratio at Maturity(4):	14.9%

Sources and Uses
Sources			Uses
Original loan amount	$40,000,000	100.0%	Return of equity(1)	$39,450,788	98.6%
			Reserves	324,696	0.8
			Closing costs	224,516	0.6
Total Sources	$40,000,000	100.0%	Total Uses	$40,000,000	100.0%

(1)	The Heritage Park Apartments Property (as defined below) was previously unencumbered. The borrower sponsor acquired the Heritage Park Apartments Property in 1986 and most recently invested $12 million in renovations from 2012-2014.

(2)	The first payment date for Heritage Park Apartments Mortgage Loan (as defined below) is November 1, 2020. On the Closing Date of the BANK 2020-BNK28 securitization transaction, Bank of America, National Association will deposit sufficient funds to pay the amount of interest that would be due with respect to an October 1, 2020 payment. IO Period, Loan Term (Original) and Call Protection are inclusive of the additional October 1, 2020 interest-only payment funded by Bank of America, National Association on the Closing Date.

(3)	See “Escrows” below for further discussion of reserve requirements.

(4)	The appraiser provided a valuation of $78,700,000 for the land portion (without the improvements) of the Heritage Park Apartments Property, which “land value” would result in a Cut-off Date LTV Ratio of 50.8% and an LTV Ratio at Maturity of 38.7%.

(5)	While the Heritage Park Apartments Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Heritage Park Apartments Mortgage Loan more severely than assumed in the underwriting of the Heritage Park Apartments Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Heritage Park Apartments Mortgage Loan”) is evidenced by one promissory note in the original principal balance of $40,000,000. The Heritage Park Apartments Mortgage Loan is secured by a first priority fee mortgage encumbering a 508 unit multifamily property located in Sunnyvale, California (the “Heritage Park Apartments Property”).

The Borrowers and Borrower Sponsor. The borrowers are Monument 3: Realty Fund VIII, Ltd. and Monument 3: Realty Fund VII, Ltd., each a California limited partnership (collectively, the “Heritage Park Apartments Borrowers”). Legal counsel to the Heritage Park Apartments Borrowers delivered a non-consolidation opinion in connection with the origination of the Heritage Park Apartments Mortgage Loan. The borrower sponsor and non-recourse carveout guarantor of the Heritage Park Apartments Mortgage Loan is C. Gemma Hwang. The equity ownership in each of the Heritage Park Apartments Borrowers is wholly held by C. Gemma Hwang (50.0%) and her husband K. Philip Hwang (50.0%). The Hwangs acquired the Heritage Park Apartments Property in 1986 and have

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

successfully owned and operated the Heritage Park Apartments Property for the past 34 years. C. Gemma Hwang is an experienced commercial real estate investor, with a current portfolio of four properties located in the state of California. The portfolio includes two multifamily properties (including the Heritage Park Apartments Property), a Hyatt Place hotel located in Dublin, California and a retail center in Los Angeles.

COVID-19 Update. As of September 8, 2020, the Heritage Park Apartments Property is open and operating with 99.8% of tenants by number of units and 99.8% of tenants by base rent having paid their full August 2020 rent payments. The Heritage Park Apartments Property remains 92.3% occupied as of August 6, 2020. The first debt service payment on the Heritage Park Apartments Mortgage Loan is due in November 2020 and, as of September 8, 2020, the Heritage Park Apartments Mortgage Loan is not subject to any forbearance, modification or debt service relief request.

The Property. The Heritage Park Apartments Property is a 508 unit multifamily property located in Sunnyvale, California. The garden style community was developed in 1986 and is improved with a total of 48 buildings and 400,480 square feet of net rentable area. The Heritage Park Apartments Property underwent a comprehensive $12 million renovation ($23,622 per unit), between 2012 and 2014, which included $6.2 million of unit renovations to modernize all 508 units with kitchen, flooring, paint and bathroom upgrades.

The Heritage Park Apartments Property was developed on a 19.8 acre site in a park-like setting with large green space common areas, trees, walkways, and outdoor amenities. Heritage Park Apartments offers several community amenities including two swimming pools, two spas, a fitness center, a playground, a laundry facility, on-site management and a community clubhouse. The Heritage Park Apartments Property includes 797 parking spaces (approximately 1.6 spaces per unit). The 508 units are housed in 46 two-story apartment buildings and consist of one and two bedroom units. Of the 508 units, 304 are one-bedroom/one- bathroom units that average 700 square feet of net rentable area. The remaining 204 units are two-bedroom/two-bathroom units that average 920 square feet of net rentable area. Unit amenities include private balconies, high ceilings, large closets, hardwood floors and a full appliance package, including an electric range oven, microwave, refrigerator, garbage disposal and dishwasher.

The following table presents certain information relating to the unit mix at the Heritage Park Apartments Property:

Unit Mix(1)

Unit Mix/Type	Units	% Occupied	Average SF per Unit	Total SF	Annual Average Rent per SF	Monthly Average Rent per Unit	Annual Market Rent per SF(2)	Monthly Market Rent per Unit(2)
One-Bedroom	304	91.4%	700	212,800	$40.09	$2,339	$38.57	$2,250
Two-Bedroom	204	93.6%	920	187,680	$36.73	$2,816	$35.22	$2,700
Total/Wtd. Avg.	508	92.3%	788	400,480	$38.52	$2,531	$37.00	$2,431

(1)	Information obtained from the borrower rent roll dated August 6, 2020, unless specified otherwise.

(2)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the Heritage Park Apartments Property:

Historical Occupancy(1)

12/31/2016	12/31/2017	12/31/2018	12/31/2019	8/06/2020(2)
88.6%	92.1%	92.3%	95.1%	92.3%

(1)	Information obtained from the Heritage Park Apartments Borrower.

(2)	Information obtained from the borrower rent roll dated August 6, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Heritage Park Apartments Property:

Cash Flow Analysis

	2017	2018	2019	TTM 7/31/2020	U/W	%(1)	U/W $ per Unit
Gross Potential Rent	$14,570,282	$14,710,787	$14,947,814	$15,143,007	$15,375,951	109.5%	$30,267.62
(Concessions)(2)	(214,470)	(41,716)	(130,410)	(94,093)	(153,932)	(1.1)	(303.02)
(Vacancy)(3)	(929,524)	(939,330)	(702,613)	(563,446)	(1,179,335)	(7.7)	(2,321.53)
Net Rental Income	$13,426,288	$13,729,741	$14,114,791	$14,485,468	$14,042,684	100.0%	$27,643.08
Other Income(4)	825,425	988,093	957,112	950,119	950,119	6.8	1,870.31
Effective Gross Income	$14,251,713	$14,717,834	$15,071,903	$15,435,587	$14,992,803	106.8%	$29,513.39

Real Estate Taxes	$664,676	$681,144	$692,075	$692,075	$698,916	4.7%	$1,375.82
Insurance	202,889	233,820	163,742	200,570	294,215	2.0	579.16
Other Operating Expenses	2,275,575	2,577,195	2,698,164	2,700,539	3,150,323	21.0	6,201.42
Total Operating Expenses	$3,143,140	$3,492,159	$3,553,981	$3,593,184	$4,143,454	27.6%	$8,156.41

Net Operating Income	$11,108,573	$11,225,675	$11,517,922	$11,842,403	$10,849,349	72.4%	$21,356.99
Replacement Reserves	0	0	0	0	167,186	1.1	329.11
Net Cash Flow	$11,108,573	$11,225,675	$11,517,922	$11,842,403	$10,682,163	71.2%	$21,027.88

NOI DSCR	5.56x	5.62x	5.77x	5.93x	5.43x
NCF DSCR	5.56x	5.62x	5.77x	5.93x	5.35x
NOI Debt Yield	27.8%	28.1%	28.8%	29.6%	27.1%
NCF Debt Yield	27.8%	28.1%	28.8%	29.6%	26.7%

(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Concessions and Vacancy and (iii) percent of Effective Gross Income for all other fields.

(2)	Newly signed leases are offered one month free rent.

(3)	The Heritage Park Apartments Property was 92.3% occupied as of August 6, 2020.

(4)	U/W Other Income is comprised of utility reimbursement (approximately 70%), various lease fees (25%) and parking fees (less than 5%).

Appraisal. The appraiser concluded to an “as-is” appraised value for the Heritage Park Apartments Property of $203,900,000 as of August 10, 2020. The appraiser also provided a valuation of $78,700,000 for the land portion (without the improvements) of the Heritage Park Apartments Property.

Environmental Matters. According to the Phase I environmental site assessment dated March 2, 2020, the Heritage Park Apartments Property was previously used as an industrial cannery from approximately 1908 until 1986. Between 1985 and 1986 when the original buildings were demolished, multiple underground storage tanks (“USTs”) previously used to store liquids like gasoline, bunker fuel, caustic soda and concrete wastewater were removed. USTs containing bunker fuel located near the present day leasing office and buildings 17 and 18 were identified as significant leaking USTs. In 1985, a subsurface investigation was performed which found significant diesel range soil pollution and free product. In 1986, a follow-up investigation included the installation of monitoring wells. Additional investigations and monitoring well installations were performed in 1994. In 1995, a human health risk assessment was conducted, which determined an acceptable level of risk. The Santa Clara Valley Water District concurred with the findings of the human health assessment and issued a UST Closure Letter on October 11, 1996, which approved natural attenuation as the appropriate remedial method and concluded that further corrective action was not required. According to the Phase I environmental site assessment, based on available data, the analysis of the soil vapor pathway that was performed in the previous subsurface investigations would be inadequate to meet present-day site evaluation criteria, and the potential for a vapor intrusion condition to exist is considered to be a recognized environmental condition. The Phase I assessment recommended a limited subsurface investigation to determine the presence or absence of soil, soil vapor, and/or groundwater contamination from the leaking USTs. The lender obtained on opinion of maximum probable cost for the subsurface investigation and remediation of $1,350,563.

Market Overview and Competition. The Heritage Park Apartments Property is located in Sunnyvale, California, north of Santa Clara and south of Mountain View, in the heart of Silicon Valley. Access to the neighborhood is provided by several major freeways, including US Highway 101, which connects Sunnyvale to San Francisco to the north and to San Jose to the southeast, and Interstate 85, which provides north-south access between US Highway 101 and Interstate 280. Additionally, the Heritage Park Apartments Property is located a walking distance from the Lawrence Caltrain station, the Bay area's primary rail transportation system.

The Heritage Park Apartments Property is located within a two-mile radius of numerous local schools and several popular retail developments. The immediate area surrounding the Heritage Park Apartments Property represents one of the primary commercial areas within the City of Sunnyvale as well as the main downtown area. The Historic Downtown of Sunnyvale is located just a few

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

blocks north of the Heritage Park Apartments Property. The downtown area and Historic Downtown are home to restaurants, bars and boutique shops, driving significant traffic within the community.

The City of Sunnyvale, located 40.6 miles south of San Francisco, is the second largest city in Santa Clara County. The city is located in the heart of Silicon Valley, a region home to more than 7,000 technology companies offering high paying jobs and attracting a highly-educated workforce. There are over 22 million square feet of class A office space within a 3-mile radius of the Heritage Park Apartments Property.

According to the appraisal, the Heritage Park Apartments Property is in the Sunnyvale multifamily submarket. As of the second quarter of 2020, the submarket had an inventory of 26,623 units with an average rent per unit of $2,808 and a vacancy rate of 6.9%. The submarket is home to the corporate campuses of several of the world's largest technology firms, including Google, Lockheed Martin, Apple, Network Appliance (NetApp), Yahoo!, Juniper Networks and LinkedIn, among several others.

According to the appraisal, the estimated 2020 population within a one- three- and five-mile radius of the Heritage Park Apartments Property was 33,043, 219,674 and 480,009, respectively. The estimated 2020 average household income within a one-, three- and five-mile radius was $162,311, $179,775 and $184,575, respectively.

The following table presents certain information relating to comparable rental properties to the Heritage Park Apartments Property:

Comparable Rental Properties(1)

	Heritage Park Apartments Property(2)	Bristol Commons	Windsor Ridge	Renaissance	Kensington Place	Arbor Terrace Apartments
Year Built	2018	1988	1989	1998	1993	1979
Number of units	508	188	216	244	170	175
Distance from Subj. (miles)	-	0.4	0.5	0.6	2.2	0.8
Occupancy	92.3%	95%	96%	93%	88%	95%
Average Unit size (SF):
- 1-BR	700	747	735-782	808	687-750	600
- 2-BR	920	1,038	972-1,034	1,084	1,027-1,087	800-846
Average Monthly Rent per Unit:
- 1-BR	$2,339	$2,514-$2,673	$2,502-$2,660	$2,495-$2,655	$2,218-$2,549	$2,528
- 2-BR	$2,816	$3,295	$3,294-$3,364	$3,037-$3,237	$3,239-$3,444	$2,604-$2,815
Average Annual Rent per SF:
- 1-BR	$40.09	$42.03	$40.87	$38.28	$39.84	$50.52
- 2-BR	$36.73	$38.12	$39.83	$34.72	$37.92	$39.46

(1)       Information obtained from the appraisal.

(2)       Rent for the Heritage Park Apartments Property is based on the borrower rent roll as of August 6, 2020.

Escrows.

Real Estate Taxes – The Heritage Park Apartments Mortgage Loan documents provide for an upfront reserve of approximately $242,291 for real estate taxes and ongoing monthly reserves for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months (initially $60,573).

Insurance – The Heritage Park Apartments Mortgage Loan documents provide for an upfront reserve of approximately $41,699 for insurance premiums. If the Heritage Park Apartments Property is no longer covered by a blanket insurance policy, the Heritage Park Apartments Borrowers are required to deposit monthly 1/12th of the annual estimated insurance premiums.

Replacement Reserve – The Heritage Park Apartments Mortgage Loan documents require monthly escrows of $13,932 for replacements.

Required Repair Reserve – The Heritage Park Apartments Mortgage Loan documents require an upfront reserve in the amount of $40,706 (representing 125% of the estimated cost of repairs) for specified repairs at the Heritage Park Apartments Property. All of the specified repairs are required to be completed within six months following the origination date.

Lockbox and Cash Management. The Heritage Park Apartments Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Period (as defined below), the Heritage Park Apartments Borrowers are required to establish a lockbox account for the benefit of the lender, into which all rents and other revenue from the Heritage Park Apartments Property are required to be deposited by the Heritage Park Apartments Borrowers. All funds in the lockbox account are required to be transferred to the lender-controlled cash management account and disbursed in accordance with the Heritage Park Apartments Mortgage Loan documents. Also during the continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the Heritage Park Apartments Mortgage Loan. If a Cash Sweep Period occurs more than once during the loan term, the Cash Sweep Period will not be cured and all excess cash will continue to be collected and held by the lender until the full repayment of the Heritage Park Apartments Mortgage Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Garden	Loan #6	Cut-off Date Balance:	$40,000,000
555 East Washington Avenue and 182 South Fair Oaks	Heritage Park Apartments	Cut-off Date LTV:	19.6%
		U/W NCF DSCR:	5.35x
Sunnyvale, CA 94086		U/W NOI Debt Yield:	27.1%

A “Cash Sweep Period” will commence when the debt service coverage ratio is less than 1.20x (tested quarterly) and continue until the debt service coverage ratio is equal to or greater than 1.20x for two consecutive calendar quarters.

Property Management. The Heritage Park Apartments Property is self-managed by the Heritage Park Apartments Borrowers.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Heritage Park Apartments Borrowers are required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Heritage Park Apartments Property and business interruption insurance for 12 months with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

Earthquake Insurance. A seismic risk assessment dated March 2, 2020 indicated a probable maximum loss of 15%. Earthquake insurance is not required.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

DOLLAR GENERAL

Dollar General - Steubenville (OH-213), OH

Walgreens - Chesapeake (Hanbury), VA

GIANT EAGLE
DRIVE-THRU PHARMACY

Giant Eagle - Mentor (Tyler), OH

DOLLAR TREE

Dollar Tree - Indianapolis (10th), IN

TSC TRACTOR SUPPLY CO.

Tractor Supply - Ashtabula (North Ridge), OH

BioLife
PLASMA SERVICES

BioLife Plasma Services L.P. - Baton Rouge (Coursey), LA

Pick 'n Save

Pick n Save - Appleton (Wisconsin), WI

DOLLAR GENERAL
Now Open!
DOLLAR GENERAL

Dollar General - Hubbard (Main), OH

Walgreens

Walgreens - Dickinson (Highway 3), TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

ONTARIO
MICHIGAN
Lake Michigan
Lake Huron
Lake Erie
MILWAUKEE
CHICAGO
DETROIT
TOLEDO
CLEVELAND
AKRON
INDIANA
OHIO
PITTSBURGH
INDIANAPOLIS
DAYTON
COLUMBUS
CINCINNATI
WEST VIRGINIA
LOUISVILLE
LEXINGTON
KENTUCKY

NASHVILLE
MEMPHIS
TENNESSEE
CHARLOTTE
ATLANTA
BIRMINGHAM
MISSISSIPPI
ALABAMA
Montgomery
GEORGIA
JACKSONVILLE
NEW ORLEANS
FLORIDA
Gulf of Mexico
ORLANDO
TAMPA
ST. PETERSBURG

MINNEAPOLIS
St. Paul
WISCONSIN
MINNESOTA
Rochester
Madison
MILWAUKEE
Lake Michigan
IOWA
Des Moines
CHICAGO
OMAHA
Peoria
Springfield
MISSOURI
ILLINOIS
KANSAS CITY
Columbia
ST. LOUIS
KANSAS

PITTSBURGH
PENNSYLVANIA
OHIO
BALTIMORE
WASHINGTON, DC
MARYLAND
WEST VIRGINIA
VIRGINIA
Richmond
NORFOLK
VA BEACH
NORTH CAROLINA
WINSTON-SALEM
GREENSBORO
DURHAM
RALEIGH

ExchangeRight Net Leased Portfolio #39

1	Giant Eagle - Mentor (Tyler), OH	Mentor, OH	10	Dollar Tree - St. Louis (Dunn), MO	St. Louis, MO
2	BioLife Plasma Services L.P. - Baton Rouge (Coursey), LA	Baton Rouge, LA	11	Dollar Tree - Indianapolis (10th), IN	Indianapolis, IN
3	Pick n Save - Appleton (Wisconsin), WI	Appleton, WI	12	Dollar General - San Angelo (Gordon), TX	San Angelo, TX
4	Walgreens - Chesapeake (Hanbury), VA	Chesapeake, VA	13	Dollar General - Douglasville (Cedar Mountain), GA	Douglasville, GA
5	Walgreens - Stockbridge (Hudson), GA	Stockbridge, GA	14	Dollar General - San Benito (FM732), TX	San Benito, TX
6	Walgreens - Oklahoma City (NW Expressway), OK	Oklahoma City, OK	15	Dollar General - Moore (Eastern), OK	Moore, OK
7	Tractor Supply - Ashtabula (North Ridge), OH	Ashtabula, OH	16	Dollar General - Hubbard (Main), OH	Hubbard, OH
8	Tractor Supply - Manhattan (South Port), KS	Manhattan, KS	17	Dollar General - Steubenville (OH-213), OH	Steubenville, OH
9	Walgreens - Dickinson (Highway 3), TX	Dickinson, TX	18	Dollar General - Rogersville (US-60), MO	Rogersville, MO

COLO.
KANSAS
Wichita
OKLAHOMA
OKLAHOMA CITY
TULSA
ALBUQUERQUE
NEW MEXICO
Amarillo
Lubbock
TEXAS
FT. WORTH
DALLAS
EL PASO
AUSTIN
SAN ANTONIO
HOUSTON
CHIHUAHUA
MEXICO
Gulf of Mexico
MONTERREY

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 – ExchangeRight Net Leased Portfolio #39

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype(3):	Various/Various
	Original Principal Balance(1):	$37,660,000		Location(3):	Various
	Cut-off Date Balance(1):	$37,660,000		Size:	331,113 SF
	% of Initial Pool Balance:	5.2%		Cut-off Date Balance Per SF(1):	$150
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(1):	$150
	Borrower Sponsor:	ExchangeRight Real Estate, LLC		Year Built/Renovated(3):	Various/NAP
	Guarantors:	Warren Thomas; David Fisher; Joshua Ungerecht		Title Vesting:	Fee
	Mortgage Rate:	4.0250%		Property Manager:	Self-managed
	Note Date:	September 2, 2020		Current Occupancy (As of):	100.0% (9/1/2020)
	Seasoning:	0 months		YE 2019 Occupancy(4):	NAV
	Maturity Date:	October 1, 2030		YE 2018 Occupancy(4):	NAV
	IO Period(2):	121 months		YE 2017 Occupancy(4):	NAV
	Loan Term (Original)(2):	121 months		YE 2016 Occupancy(4):	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(5):	$85,475,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Value Per SF:	$258.14
	Call Protection(2):	L(24),D(93),O(4)		As-Is Appraisal Valuation Date(6):	Various
	Lockbox Type:	Hard/Springing Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		YE 2019 NOI(4):	NAV
	Additional Debt Type (Balance)(1):	Pari Passu ($12,000,000)		YE 2018 NOI(4):	NAV
				YE 2017 NOI(4):	NAV
				YE 2016 NOI(4):	NAV
				U/W Revenues:	$5,031,769
Escrows and Reserves(7)				U/W Expenses:	$150,953
	Initial	Monthly	Cap	U/W NOI:	$4,880,816
Taxes	$661,505	Springing	NAP	U/W NCF:	$4,762,582
Insurance	$3,158	Springing	NAP	U/W DSCR based on NOI/NCF(1):	2.41x / 2.35x
Replacement Reserve	$180,000	$2,083	NAP	U/W Debt Yield based on NOI/NCF(1):	9.8% / 9.6%
TI/LC Reserve	$500,000	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	9.8% / 9.6%
Required Repair Reserve	$193,514	$0	NAP	Cut-off Date LTV Ratio(1):	58.1%
BioLife Rollover Reserve	$0	Springing	NAP	LTV Ratio at Maturity(1):	58.1%

Sources and Uses
Sources			Uses
Original Whole loan amount	$49,660,000	56.7%	Purchase price(8)	$85,219,828	97.4%
Cash equity contribution	37,865,402	43.3	Reserves	1,538,177	1.8
			Closing Costs	767,397	0.9
Total Sources	$87,525,402	100.0%	Total Uses	$87,525,402	100.0%
(1)	The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the ExchangeRight Net Leased Portfolio #39 Whole Loan (as defined below).
(2)	The first payment date for the ExchangeRight Net Leased Portfolio #39 Whole Loan is November 1, 2020. On the Closing Date of the BANK 2020-BNK28 securitization transaction, Bank of America, National Association will deposit sufficient funds to pay the amount of interest that would be due with respect to an October 1, 2020 payment. IO Period, Loan Term (Original) and Call Protection are inclusive of the additional October 1, 2020 interest-only payment funded by Bank of America, National Association on the Closing Date.
(3)	See “The Properties” section.
(4)	Historical occupancy and NOI are unavailable because the ExchangeRight Properties (as defined below) were acquired by the borrower sponsor between June 11, 2020 and September 2, 2020.
(5)	While the ExchangeRight Net Leased Portfolio #39 Whole Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the ExchangeRight Net Leased Portfolio #39 Whole Loan more severely than assumed in the underwriting of the ExchangeRight Net Leased Portfolio #39 Whole Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus
(6)	The individual appraisal values are dated from July 29, 2020 and August 15, 2020.
(7)	See “Escrows” section.
(8)	The ExchangeRight Properties were acquired between June 11, 2020 and September 2, 2020. Closing Costs do not include costs incurred in connection with the closings of the acquisitions prior to the closing of the ExchangeRight Net Leased Portfolio #39 Whole Loan.

The Mortgage Loan. The mortgage loan (the “ExchangeRight Net Leased Portfolio #39 Mortgage Loan”) is part of a whole loan (the “ExchangeRight Net Leased Portfolio #39 Whole Loan) that is evidenced by two pari passu promissory notes in the aggregate original principal amount of $49,660,000. The ExchangeRight Net Leased Portfolio #39 Whole Loan secured by the fee interests in eighteen cross-collateralized, net leased, single-tenant retail and medical office properties located across ten states (the “ExchangeRight

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

Properties”). The controlling Note A-1, with an aggregate original principal balance of $37,660,000, represents the ExchangeRight Net Leased Portfolio #39 Mortgage Loan. The non-controlling Note A-2 is currently held by Bank of America, National Association, and is expected to be contributed to one or more future transactions. The ExchangeRight Net Leased Portfolio #39 Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK28 securitization transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
A-1	$37,660,000	$37,660,000	BANK 2020-BNK28	Yes
A-2	$12,000,000	$12,000,000	Bank of America, National Association	No
Total	$49,660,000	$49,660,000

The Borrower and Borrower Sponsor. The borrower is ExchangeRight Net Leased Portfolio 39 DST, a Delaware statutory trust (the “ExchangeRight Net Leased Portfolio #39 Borrower”) that permits up to 250 members and is structured to be bankruptcy-remote with an independent trustee. See “Description of the Mortgage Pool—Mortgage Pool Characteristics—Delaware Statutory Trusts” in the Preliminary Prospectus. Legal counsel to the ExchangeRight Net Leased Portfolio #39 Borrower delivered a non-consolidation opinion in connection with the origination of the ExchangeRight Net Leased Portfolio #39 Whole Loan. The borrower sponsor is ExchangeRight Real Estate, LLC. ExchangeRight Real Estate, LLC has more than 14 million square feet under management. ExchangeRight Real Estate, LLC has more than 700 investment-grade retail and Class B/B+ multifamily properties located across 38 states. David Fisher, Joshua Ungerecht and Warren Thomas, the owners of ExchangeRight Real Estate, LLC, are the guarantors of certain non-recourse carveout liabilities under the ExchangeRight Net Leased Portfolio #39 Whole Loan. Warren Thomas was subject to a foreclosure sale in November 2009. See “Description of the Mortgage Pool–Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The ExchangeRight Net Leased Portfolio #39 Borrower has master leased the ExchangeRight Properties to a master tenant (the “ExchangeRight Net Leased Portfolio #39 Master Tenant”) owned by ExchangeRight Real Estate, LLC, which is in turn owned by the ExchangeRight Net Leased Portfolio #39 Whole Loan non-recourse carveout guarantors. The ExchangeRight Net Leased Portfolio #39 Master Tenant is a Delaware limited liability company structured to be bankruptcy-remote and has one independent director. The master lease generally requires the ExchangeRight Net Leased Portfolio #39 Master Tenant to operate, maintain and manage the ExchangeRight Properties and pay all expenses incurred in the maintenance and repair of the ExchangeRight Properties other than capital expenses (however, under the ExchangeRight Net Leased Portfolio #39 Whole Loan, replacement reserves may be made available to the ExchangeRight Net Leased Portfolio #39 Master Tenant for the payment of capital expenses). The ExchangeRight Net Leased Portfolio #39 Master Tenant’s interest in all tenant rents was assigned to the ExchangeRight Net Leased Portfolio #39 Borrower, which in turn collaterally assigned its interest to the lender. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #39 Whole Loan and, upon an event of default under the ExchangeRight Net Leased Portfolio #39 Whole Loan, the lender has the right to cause the ExchangeRight Net Leased Portfolio #39 Borrower to terminate the master lease. A default under the master lease is an event of default under the ExchangeRight Net Leased Portfolio #39 Whole Loan and gives rise to recourse liability to the non-recourse carveout guarantors for losses, unless such default arises solely in connection with the failure of the ExchangeRight Net Leased Portfolio #39 Master Tenant to pay rent as a result of the ExchangeRight Properties not generating sufficient cash flow for the payment of such rent.

The lender has the right to require the ExchangeRight Net Leased Portfolio #39 Borrower to convert from a Delaware statutory trust to a limited liability company upon (i) an event of default under the ExchangeRight Net Leased Portfolio #39 Whole Loan or the lender’s determination of an imminent default, (ii) the lender’s determination that the ExchangeRight Net Leased Portfolio #39 Borrower will be unable to make a material decision or take a material action required in connection with the operation and maintenance of any ExchangeRight Property, and (iii) 90 days prior to the stated maturity date of the ExchangeRight Net Leased Portfolio #39 Whole Loan, if an executed commitment from an institutional lender to refinance the ExchangeRight Net Leased Portfolio #39 Whole Loan is not delivered to the lender.

Any time after September 2, 2021, the borrower sponsor has the right to effect a one-time transfer of all (but not less than all) of the outstanding ownership interests in the ExchangeRight Net Leased Portfolio #39 Borrower to an Approved Transferee (as defined below) and to replace the non-recourse carveout guarantors as the persons who control the ExchangeRight Net Leased Portfolio #39 Borrower with a person affiliated with such Approved Transferee who would then control the ExchangeRight Net Leased Portfolio #39 Borrower; provided that certain conditions are satisfied, including among others: (i) no event of default exists under the ExchangeRight Net Leased Portfolio #39 Whole Loan, (ii) the Approved Transferee owns 100% of the beneficial ownership interests in the ExchangeRight Net Leased Portfolio #39 Borrower and at least 51% of the ExchangeRight Net Leased Portfolio #39 Master Tenant, (iii) a person affiliated with the Approved Transferee executes a replacement guaranty and environmental indemnity pursuant to which it agrees to be liable for all indemnity obligations (including environmental liabilities and obligations) for which the existing non-recourse carveout guarantors are liable under the non-recourse carveout guaranty and environmental indemnity agreement, (iv) the delivery of a REMIC opinion, an insolvency opinion and other opinions required by the lender, and (v) the receipt of rating agency confirmation that such transfer and guarantor replacement will not result in a downgrade of the respective ratings assigned to the BANK 2020-BNK28 certificates (such a transfer and replacement, a “Qualified Transfer”). A Cash Sweep Period (as defined below) will be triggered if a Qualified Transfer does not occur by October 1, 2027 (36 months prior to the maturity date of the ExchangeRight Net Leased Portfolio #39 Whole Loan). See “Lockbox and Cash Management”.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

"Approved Transferee" means (A) an eligible institution that is, or is wholly-owned and controlled by, a bank, savings and loan association, investment bank, insurance company, trust company, real estate investment trust, commercial credit corporation, pension plan, pension fund or pension advisory firm, mutual fund, government entity or plan or institution similar to any of the foregoing or (B) any person that (1)(i) has never been indicted or convicted of, or pled guilty or no contest to a felony, (ii) has never been indicted or convicted of, or pled guilty or no contest to a Patriot Act offense and is not on any government watch list, (iii) has never been the subject of a voluntary or involuntary (to the extent the same has not been discharged) bankruptcy proceeding, (iv) has no material outstanding judgments against it or its interests and (v) is not a sanctioned entity, (2) is regularly engaged in the business of owning or operating commercial properties, or interests therein, which are similar to the ExchangeRight Properties, (3) owns interests in, or operates, at least five retail properties with a minimum of 750,000 square feet in the aggregate, and (4) has either total assets of at least $100,000,000 or an investment grade rating.

COVID-19 Update. As of September 8, 2020, the ExchangeRight Properties are open and operating. All seven tenants have remained current on all rent and lease obligations. The first debt service payment on the ExchangeRight Net Leased Portfolio #39 Whole Loan is due in November 2020 and, as of September 8, 2020, the ExchangeRight Net Leased Portfolio #39 Whole Loan is not subject to any forbearance, modification or debt service relief request.

The Properties. The ExchangeRight Properties are comprised of 17 single-tenant retail and one single-tenant medical office properties totaling 331,113 square feet and located across ten states. The ExchangeRight Properties are located in Ohio (four properties, 28.1% of NRA), Texas (three properties, 9.7% of NRA), Georgia (two properties, 7.4% of NRA), Missouri (two properties, 5.8% of NRA) and Oklahoma (two properties, 7.3% of NRA), with the five remaining ExchangeRight Properties located in Indiana, Kansas, Louisiana, Virginia and Wisconsin. Built between 1995 and 2020 (with 10 properties built between 2018 and 2020), the ExchangeRight Properties range in size from 9,099 square feet to 79,711 square feet.

The ExchangeRight Properties are leased to seven nationally recognized tenants in diverse retail and medical office segments, which tenants consist of Walgreens, Dollar General, Pick n Save, BioLife Plasma Services L.P., Dollar Tree, Giant Eagle and Tractor Supply. Five of the seven tenants are subsidiaries of investment grade-rated entities (15 properties, 71.7% of NRA and 66.0% of underwritten base rent). The ExchangeRight Properties have a weighted average remaining lease term of approximately 14.4 years. Leases representing 82.3% of NRA and 80.5% of the underwritten base rent expire after the stated maturity date of the ExchangeRight Net Leased Portfolio #39 Whole Loan. For the purposes of the preceding two sentences, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date when the earliest termination right under each lease, if exercised, would be effective.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

The following table presents certain information relating to the ExchangeRight Properties, which are presented in descending order of their Appraised Values.

ExchangeRight Properties Summary

Tenant Name City, State	Year Built/ Renovated	Tenant NRSF	%of Portfolio NRSF	Lease Expiration Date(1)	Appraised Value	% of Portfolio Appraised Value	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Annual U/W Base Rent	Renewal Options(2)
Giant Eagle Mentor, OH	2018/NAP	55,601	16.8%	4/30/2039	22,000,000	25.7%	$1,320,000	$23.74	24.9%	6x5 yrs.
BioLife Plasma Services L.P. Baton Rouge, LA(3)	2020/NAP	14,388	4.3%	5/31/2035	9,400,000	11.0%	$593,732	$41.27	11.2%	3x5 yrs.
Pick n Save Appleton, WI	1995/NAP	79,711	24.1%	8/31/2032	8,150,000	9.5%	$505,000	$6.34	9.5%	5x5 yrs.
Walgreens Chesapeake, VA	2008/NAP	14,736	4.5%	12/31/2033	7,500,000	8.8%	$447,505	$30.37	8.4%	2x5 yrs.
Walgreens Dickinson, TX	2000/NAP	13,824	4.2%	7/31/2030	5,700,000	6.7%	$350,046	$25.32	6.6%	10x5 yrs.
Walgreens Stockbridge, GA	2001/NAP	14,970	4.5%	2/28/2031	5,550,000	6.5%	$360,000	$24.05	6.8%	6x5 yrs.
Walgreens Oklahoma City, OK	2000/NAP	15,120	4.6%	8/31/2030	5,200,000	6.1%	$319,000	$21.10	6.0%	6x5 yrs.
Tractor Supply Ashtabula, OH	2000/NAP	19,167	5.8%	6/30/2035	4,060,000	4.7%	$247,800	$12.93	4.7%	2x5 yrs.
Tractor Supply Manhattan, KS	2007/NAP	19,078	5.8%	11/30/2035	3,800,000	4.4%	$232,140	$12.17	4.4%	4x5 yrs.
Dollar Tree St. Louis, MO	2020/NAP	10,065	3.0%	5/31/2030	1,975,000	2.3%	$136,542	$13.57	2.6%	3x5 yrs.
Dollar General Douglasville, GA	2013/NAP	9,377	2.8%	12/31/2029	1,725,000	2.0%	$118,124	$12.60	2.2%	5x5 yrs.
Dollar Tree Indianapolis, IN	2018/NAP	10,139	3.1%	1/31/2030	1,650,000	1.9%	$110,000	$10.85	2.1%	3x5 yrs.
Dollar General San Angelo, TX	2020/NAP	9,099	2.7%	3/31/2035	1,600,000	1.9%	$100,176	$11.01	1.9%	3x5 yrs.
Dollar General San Benito, TX	2019/NAP	9,284	2.8%	11/15/2035	1,575,000	1.8%	$99,061	$10.67	1.9%	5x5 yrs.
Dollar General Moore, OK	2018/NAP	9,100	2.7%	6/30/2033	1,460,000	1.7%	$89,640	$9.85	1.7%	4x5 yrs.
Dollar General Hubbard, OH	2019/NAP	9,203	2.8%	7/31/2034	1,400,000	1.6%	$87,224	$9.48	1.6%	3x5 yrs.
Dollar General Rogersville, MO	2020/NAP	9,106	2.8%	7/31/2035	1,400,000	1.6%	$91,500	$10.05	1.7%	5x5 yrs.
Dollar General Steubenville, OH	2019/NAP	9,145	2.8%	2/28/2034	1,330,000	1.6%	$89,109	$9.74	1.7%	4x5 yrs.
Total/Weighted Average		331,113	100.0%		$85,475,000	100.0%	$5,296,599	$16.00	100.0%
(1)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.
(2)	Where any termination right has been assumed to be the lease expiration date, the Renewal Options as shown reflect periods between subsequent termination rights.
(3)	BioLife Plasma Services L.P. has the right to terminate its lease upon providing 30 days’ written notice and payment of a lease termination payment equal to the net present value of the total obligation for base rent and additional rent for the remainder of the current term, using an annual discount rate equal to the prime rate as reported in The Wall Street Journal on the date of the termination, provided that such rate does not exceed 8.25%. The BioLife Plasma Services L.P. lease contains a restriction which provides that for the two-year period after the expiration or earlier termination of the lease, the landlord may not sell or lease the related property to anyone operating a plasmapheresis center or conducting any other business which competes with the business of BioLife Plasma Services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

Major Tenants. The following table presents certain information relating to the major tenants at the ExchangeRight Properties:

Major Tenants

Tenant Name	Credit Rating (S&P/Moody’s/Fitch)(1)	No of Prop.	Tenant NRSF	% of NRSF	Annual U/W Base Rent	Annual U/W Base Rent PSF	% of Total Annual U/W Base Rent
Major Tenants
Pick n Save	BBB / Baa1 / NR	1	79,711	24.1%	$505,000	$6.34	9.5%
Dollar General	BBB / Baa2 / NR	7	64,314	19.4%	$674,834	$10.49	12.7%
Walgreens	BBB / Baa2 / BBB-	4	58,650	17.7%	$1,476,551	$25.18	27.9%
Giant Eagle	NR / NR / NR	1	55,601	16.8%	$1,320,000	$23.74	24.9%
Tractor Supply	NR / NR / NR	2	38,245	11.6%	$479,940	$12.55	9.1%
Dollar Tree	BBB- / Baa3 / NR	2	20,204	6.1%	$246,542	$12.20	4.7%
BioLife Plasma Services L.P.	NR / Baa2 / NR	1	14,388	4.3%	$593,732	$41.27	11.2%
Total Major Tenants		18	331,113	100.0%	$5,296,599	$16.00	100.0%

Vacant Space			0	0.0%

Collateral Total			331,113	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

The following table presents certain information relating to the lease expiration schedule at the ExchangeRight Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	1	9,377	2.8%	9,377	2.8%	$118,124	2.2%	$12.60
2030	4	49,148	14.8%	58,525	17.7%	$915,588	17.3%	$18.63
Thereafter	13	272,588	82.3%	331,113	100.0%	$4,262,888	80.5%	$15.64
Vacant	0	0	0.0%	331,113	100.0%	$0	0.0%	$0.00
Total/Weighted Average	18	331,113	100.0%			$5,296,599	100.0%	$16.00
(1)	Information obtained from the underwritten rent roll.
(2)	For the purposes of the table and loan underwriting, the Walgreens leases, which each grant early termination rights to Walgreens, were assumed to expire on the date as of when the earliest termination right under each lease, if exercised, would be effective.

The following table presents historical occupancy percentages at the ExchangeRight Properties:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	9/1/2020
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between June 11, 2020 and September 2, 2020. Historical occupancy for the portfolio of ExchangeRight Properties is not available.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the ExchangeRight Properties:

Cash Flow Analysis(1)

	U/W	% of Effective Gross Income	U/W $ per SF
Gross Potential Rent(2)	$5,296,599	105.3%	$16.00
(Vacancy & Credit Loss)(3)	(264,830)	(5.3)	(0.80)
Effective Gross Income	$5,031,769	100.0%	$15.20

Total Expenses(4)	$150,953	3.0%	$0.46

Net Operating Income	$4,880,816	97.0%	$14.74
TI/LC	93,239	1.9	0.28
Replacement Reserves	24,995	0.5	0.08
Net Cash Flow	$4,762,582	94.7%	$14.38

NOI DSCR(5)	2.41x
NCF DSCR(5)	2.35x
NOI Debt Yield(5)	9.8%
NCF Debt Yield(5)	9.6%
(1)	The ExchangeRight Properties were acquired by the borrower sponsor between July 11, 2020 and September 2, 2020. Accordingly, historical operating statements are not available.
(2)	Gross Potential Rent is inclusive of straight-line rent credit averaged over the loan term for BioLife Plasma Services L.P. - Baton Rouge (Coursey), LA and Dollar Tree - St. Louis (Dunn), MO totaling $32,425.
(3)	The ExchangeRight Properties were 100.0% occupied as of September 1, 2020.
(4)	Total Expenses consist of a 3.0% property management fee.
(5)	The debt service coverage ratios and debt yields are based on the ExchangeRight Net Leased Portfolio #39 Whole Loan.

Appraisals. The ExchangeRight Properties were valued individually, with the individual values reflecting a cumulative “as-is” appraised value of $85,475,000. The appraisals are dated between July 29, 2020 and August 15, 2020.

Environmental Matters. The Phase I environmental site assessments for the ExchangeRight Properties are dated from February 21, 2020 to August 14, 2020. There was no evidence of any recognized environmental conditions at the ExchangeRight Properties.

Escrows.

Real Estate Taxes – The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require upfront escrows in the amount of $661,505 for real estate taxes. Commencing in January 2021, upon any of (i) an event of default under the ExchangeRight Net Leased Portfolio #39 Whole Loan, (ii) an event of default under a tenant lease, (iii) a tenant no longer being liable for paying property taxes directly to the taxing authority, or (iv) the ExchangeRight Net Leased Portfolio #39 Borrower failing to provide evidence that such property taxes have been paid in full on or prior to the date when due, the ExchangeRight Net Leased Portfolio #39 Borrower will be required to make monthly deposits for real estate taxes in an amount equal to 1/12th of the estimated annual amount due (initially $73,968). The ExchangeRight Net Leased Portfolio #39 Borrower will be required to pay property taxes for the Dollar General - Rogersville (US-60), MO property and the Tractor Supply - Ashtabula (North Ridge), OH property until the ExchangeRight Net Leased Portfolio #39 Borrower obtains a separate tax parcel identification number for such ExchangeRight Properties.

Insurance – The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require upfront escrows in the amount of $3,158 for insurance premiums. Unless waived due to a blanket policy being in place, as is currently the case, the ExchangeRight Net Leased Portfolio #39 Whole Loan documents require that, commencing in January 2021, the ExchangeRight Borrower will be required to make monthly escrows of 1/12th of the estimated annual all-risk insurance premiums due (initially $451).

Replacement Reserve – The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require an upfront escrow in the amount of $180,000 and monthly escrows of $2,083 for replacements.

Tenant Improvements and Leasing Commissions Reserve - The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require upfront escrows in the amount of $500,000 for tenant improvements and leasing commissions. Upon an event of default, the ExchangeRight Net Leased Portfolio #39 Borrower will be required to make monthly deposits in the amount of $7,770 for tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

Required Repair Reserve – The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require an upfront reserve in the amount of $193,514 (representing 125% of the estimated cost of repairs) for specified repairs at each of the Tractor Supply - Manhattan (South Port), KS Property, the Walgreens - Oklahoma City (NW Expressway), OK property and the Walgreens - Stockbridge (Hudson), GA property. All of the specified repairs are required to be completed within 90 days following the origination date.

BioLife Rollover Reserve – If BioLife Plasma Services L.P. exercises its option to terminate its lease at the BioLife Plasma Services L.P. - Baton Rouge (Coursey), LA Property (see footnote (3) to the table titled “ExchangeRight Properties Summary”), the ExchangeRight Net Leased Portfolio #39 Borrower is required to (or cause the ExchangeRight Net Leased Portfolio #39 Master Tenant or the property manager to) deposit any lease termination payment (less one month’s rent then due under the BioLife lease) into a tenant-specific rollover reserve (the “BioLife Rollover Reserve”). The lender is required to disburse the BioLife Rollover Reserve monthly in an amount equal to one-month’s rent that would then have been due under the BioLife lease had it remained in effect either (a) provided that no Cash Flow Sweep period is occurring, to the ExchangeRight Net Leased Portfolio #39 Borrower or (b) if a Cash Flow Sweep period is occurring, to the lockbox account. Notwithstanding, the ExchangeRight Net Leased Portfolio #39 Borrower will only be entitled to such disbursement if the balance of the BioLife Rollover Reserve is greater than $625,000 (and would remain greater than $625,000 after any disbursement) until the BioLife Plasma Services L.P. - Baton Rouge (Coursey), LA Property is fully re-leased pursuant to one or more lender-approved replacement tenant(s) that has taken occupancy and opened for business, at which time all remaining amounts in the BioLife Rollover Reserve will be released to the ExchangeRight Net Leased Portfolio #39 Borrower.

Lockbox and Cash Management. The ExchangeRight Net Leased Portfolio #39 Whole Loan is structured with a hard lockbox and springing cash management. The ExchangeRight Net Leased Portfolio #39 Borrower is required to (or to cause the ExchangeRight Net Leased Portfolio #39 Master Tenant or property manager to) cause all rents relating to the ExchangeRight Properties to be transmitted directly by the tenants of each property into the lockbox account and, to the extent that such rents are received by the ExchangeRight Net Leased Portfolio #39 Borrower (or ExchangeRight Net Leased Portfolio #39 Master Tenant or property manager), cause such amounts to be deposited into the lockbox account within one business day following receipt. The lockbox account bank is required to sweep such funds into the ExchangeRight Net Leased Portfolio #39 Master Tenant’s operating account on each business day other than during a Cash Sweep Period. Upon the delivery of notice by the lender of the commencement of the initial Cash Sweep Period, if any, the ExchangeRight Net Leased Portfolio #39 Borrower is required to establish a lender-controlled cash management account, into which account all funds in the lockbox account will be required to be transferred on each business day so long as a Cash Sweep Period is continuing. So long as a Cash Sweep Period is continuing, funds in the cash management account are required to be applied (i) to make the next monthly deposits (to the extent required) into the real estate taxes and insurance reserves as described above under “—Escrows”, (ii) to reserve the next monthly debt service payment due on the ExchangeRight Net Leased Portfolio #39 Whole Loan, (iii) to make the next monthly deposits into the replacement reserve and the tenant improvements and leasing commissions reserve as described above under “—Escrows”, (iv) to pay operating expenses set forth in the annual budget (which is required to be approved by the lender) and additional operating expenses reasonably approved by the lender and (v) to deposit any remainder into a cash collateral subaccount to be held as additional security for the ExchangeRight Net Leased Portfolio #39 Whole Loan during such Cash Sweep Period. Upon cessation of a Cash Sweep Period, all available amounts on deposit in the cash management account must be deposited in the ExchangeRight Net Leased Portfolio #39 Borrower’s operating account.

A “Cash Sweep Period" means a period:

(i)	commencing if and when the interest-only debt service coverage ratio (based on net cash flow for the trailing 12 months) for any calendar quarter is less than 1.50x and ending if and when the interest-only debt service coverage ratio (based on net operating income for the trailing 12 months) is at least 1.55x for two consecutive calendar quarters, or
(ii)	commencing on October 1, 2027 (36 months before the maturity date of the ExchangeRight Net Leased Portfolio #39 Whole Loan), and ending if and when a Qualified Transfer occurs to a transferee with either (a) a minimum net worth of at least $200,000,000 and total assets of at least $400,000,000 or (b) an investment grade rating, the transferee executes a full recourse guaranty guaranteeing the payment of the entire amount of the ExchangeRight Net Leased Portfolio #39 Whole Loan (in lieu of the replacement guaranty and environmental indemnity agreement described in the “Qualified Transfer” definition above), and the ExchangeRight Net Leased Portfolio #39 Borrower is converted to a Delaware limited liability company.

Property Management. The ExchangeRight Properties are managed by NLP Management, LLC, an affiliate of the ExchangeRight Net Leased Portfolio #39 Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted

Ground Lease. None.

Rights of First Refusal. The related single tenant at each of the following six ExchangeRight Properties has a right of first refusal (“ROFR”) to purchase the related ExchangeRight Property: Giant Eagle - Mentor (Tyler), OH; Pick n Save - Appleton (Wisconsin) WI; Walgreens - Chesapeake (Hanbury), VA; Walgreens - Stockbridge (Hudson), GA; Walgreens - Oklahoma City (NW Expressway), OK;

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Property Types – Various	Loan #7	Cut-off Date Balance:	$37,660,000
Property Addresses – Various	ExchangeRight Net Leased Portfolio #39	Cut-off Date LTV:	58.1%
		U/W NCF DSCR:	2.35x
		U/W NOI Debt Yield:	9.8%

and Tractor Supply - Manhattan (South Port), KS properties. The subordination, non-disturbance and attornment agreement for each such ExchangeRight Property where Walgreens, Tractor Supply, and Giant Eagle is the tenant provides that the ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises. The tenant estoppel for each such ExchangeRight Property where Pick n Save is the tenant provides that the ROFR will not apply to the mortgagee or any other party that acquires title or right of possession of the leased premises through a foreclosure, deed-in-lieu of foreclosure or any other enforcement action under the mortgage; provided, however, that such ROFR will apply to subsequent purchasers of the leased premises. See “Description of the Mortgage Pool—Tenant Leases—Purchase Options and Rights of First Refusal” in the Preliminary Prospectus.

Terrorism Insurance. The ExchangeRight Net Leased Portfolio #39 Whole Loan documents require that the property insurance policy required to be maintained by the ExchangeRight Net Leased Portfolio #39 Borrower provide coverage for perils and acts of terrorism in an amount equal to 100% of the full replacement cost of the ExchangeRight Properties, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 6-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

19 West 34th Street
17-19 West 34th Street
New York, NY 10001
West Side
East Side
Midtown
MANHATTAN
Theater District
Garment District
TIMES SQUARE
HERALD SQUARE
Imperial Theatre
NY Marriott Marquis
Kimpton Muse Hotel
Hotel St. James
John Golden Theatre
Booth Theatre
Viacom Intl.
Majestic Theatre
Shubert Theatre
Lyceum Theatre
Night Theater District
Millennium Broadway
AKA Times Square
Cassa Hotel
Sofitel
The Mansfield
Royalton
American Airlines Theatre
Lyric Theatre
The Westin
Conde Nast Building (4 Times Sq.)
New Victory Theater
Madame Tussauds/ Ripley's Believe It or Not!
Port Authority Bus Terminal
The Knickerbocker Hotel
Hilton Garden Inn
Bryant Park
New York Public Library
New York Times Building
Lefcourt Manhattan Bldg.
HSBC Tower
Archer Hotel
425 Fifth Ave.
260 Madison Ave.
450 Fifth Ave.
Hotel NH Collection NY Madison Ave
The Setai Fifth Ave.
The Kixby Hotel
The Morgan Library & Museum
The Gregory Hotel NY
Macy's
The Graduate Center, CUNY
Manhattan Center
One Penn Plaza
Empire State Building
LONG ISLAND RAILROAD
Madison Square Garden
AMTRAK
NJ TRANSIT
PENN STATION
Manhattan Mall
325 Fifth Ave.
Tower 111
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Sargow Gallery
Textile Building
Lexington Avenue Campus, Touro College
The Evelyn
Natl. Museum of Mathematics
NY Life Insurance Building
Supreme Court-Appellate Division
Madison Square Park
Baruch College
Metropolitan Life Building
Gramercy Theatre
Flatiron Building
Gramercy Park
The Roosevelt Hotel
245 Park Avenue
485 Lexington
450 Lexington Avenue
MetLife Building
METRO NORTH
Grand Central Terminal (Metro North)
Chrysler Building
Westin NY Grand Central
W. 46th St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
W. 37th St.
W. 36th St.
W. 35th St.
W. 34th St.
W. 33rd St.
W. 32nd St.
W. 31st St.
W. 30th St.
W. 29th St.
W. 28th St.
W. 27th St.
W. 26th St.
W. 25th St.
W. 24th St.
W. 23rd St.
W. 22nd St.
W. 21st St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 37th St.
E. 36th St.
E. 35th St.
E. 34th St.
E. 33rd St.
E. 32nd St.
E. 31st St.
E. 30th St.
E. 29th St.
E. 28th St.
E. 27th St.
E. 26th St.
E. 25th St.
E. 24th St.
E. 23rd St.
8th Ave.
7th Ave.
6th Ave.
5th Ave.
Madison Ave.
Park Ave.
Park Ave. South
Lexington Ave.
3rd Ave.
Broadway
TIMES SQ.
42ND ST/ PORT AUTHORITY
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
34TH ST/ PENN STA.
HERALD SQUARE
33RD ST/ LEXINGTON
28TH ST
28TH ST/ LEXINGTON
23RD ST
23RD ST/ LEXINGTON
N Q R W
B D F M
Upper West Side
Upper East Side
Central Park
Astoria
QUEENS
West New York
North Bergen
Weehawken
West Side
East Side
Long Island City
Midtown
Union City
Chelsea
MANHATTAN
East River
Greenpoint
Williamsburg
HUDSON COUNTY
Hoboken
Hudson River
Greenwich Village
SoHo
Little Italy
NEW JERSEY
Tribeca
Lower East Side
Chinatown
Financial District
Downtown Brooklyn
JERSEY CITY
BROOKLYN
Brooklyn Heights
Park Slope
Liberty State Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – 19 West 34th Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	BBB-sf/AAA/AAA		Property Type – Subtype:	Mixed Use - Office/Retail
	Original Principal Balance:	$35,000,000		Location:	New York, NY
	Cut-off Date Balance:	$35,000,000		Size:	247,460 SF
	% of Initial Pool Balance:	4.9%		Cut-off Date Balance Per SF:	$141
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$141
	Borrower Sponsors:	Martin C. Domansky; Paula Domansky		Year Built/Renovated:	1907/2018
	Guarantors:	Martin C. Domansky; Paula Domansky		Title Vesting:	Fee
	Mortgage Rate:	2.8770%		Property Manager:	Self-managed
	Note Date:	June 30, 2020		Current Occupancy (As of):	97.8% (7/1/2020)
	Seasoning:	2 months		YE 2019 Occupancy:	99.0%
	Maturity Date:	July 1, 2030		YE 2018 Occupancy:	99.2%
	IO Period:	120 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	94.9%
	Amortization Term (Original):	NAP		As-Is Appraised Value(3)(4):	$205,000,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF:	$828.42
	Call Protection:	L(26),D(90),O(4)		As-Is Appraisal Valuation Date:	June 12, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(4)
	Additional Debt:	NAP		TTM NOI (6/30/2020):	$8,179,933
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$8,431,845
				YE 2018 NOI:	$8,588,813
				YE 2017 NOI:	$6,285,640
				U/W Revenues:	$14,432,772
Escrows and Reserves(1)				U/W Expenses:	$6,302,126
	Initial	Monthly	Cap	U/W NOI:	$8,130,646
Taxes	$0	Springing	NAP	U/W NCF:	$7,672,845
Insurance	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	7.96x / 7.52x
Replacement Reserves	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	23.2% / 21.9%
TI/LC Reserves	$0	Springing	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	23.2% / 21.9%
Interest Reserve	$514,663	$0	NAP	Cut-off Date LTV Ratio(3):	17.1%
Retail Letter of Credit(2)	$910,000	$0	NAP	LTV Ratio at Maturity(3):	17.1%

Sources and Uses
Sources			Uses
Original loan amount	$35,000,000	100.0%	Loan Payoff	$25,069,777	71.6%
			Return of Equity	7,284,498	20.8
			Closing costs	2,131,062	6.1
			Reserves	514,663	1.5
Total Sources	$35,000,000	100.0%	Total Uses	$35,000,000	100.0%
(1)	See “Escrows” section.
(2)	See “Letter of Credit” section.
(3)	The appraiser provided a valuation of $120,000,000 for the land portion (without the improvements) of the 19 West 34th Street Property (as defined below), which “land value” would result in a Cut-off Date LTV Ratio and an LTV Ratio at Maturity of 29.2%.

(4)	While the 19 West 34th Street Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 19 West 34th Street Mortgage Loan more severely than assumed in the underwriting of the 19 West 34th Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus

The Mortgage Loan. The mortgage loan (the “19 West 34th Street Mortgage Loan”) is secured by a first priority fee mortgage encumbering a mixed-use office and retail property located in New York, New York (the “19 West 34th Street Property”). The 19 West 34th Street Mortgage Loan was previously securitized in the WFCM 2010-C1 transaction.

The Borrower and Borrower Sponsors. The borrower is 17-19 West 34th Street Holding Company, LLC (the “19 West 34th Street Borrower”), a single-purpose Delaware limited liability company, with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 19 West 34th Street Mortgage Loan.

The borrower sponsors and non-recourse carveout guarantors are Martin C. Domansky and Paula Domansky. Martin C. Domansky is the founder and President of PRD Realty Corp. PRD Realty Corp. owns, manages, leases, acquires, develops and repositions commercial and residential properties throughout New York. PRD Realty Corp.’s current portfolio contains over 1.0 million square feet

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

of office, residential and retail properties including, in addition to the 19 West 34th Street Property, 38 East 29th Street, 140 and 142 West 23rd Street, and 300 West 48th Street in New York, New York; 470 Dean Street, 233 Flatbush Avenue, Mermaid Plaza Shopping Center and Fine Fare Supermarket in Brooklyn, New York; Woodside Square in Woodside, New York; The Levittown Shopping Center in Levittown, New York; The Fairchild Corporate Center in Plainview, New York; and 765 and 700 Stewart Avenue in Garden City, New York.

The Property. The 19 West 34th Street Property is comprised of a 13-story, Class B building located across the street from the Empire State Building in Midtown Manhattan. The 19 West 34th Street Property is situated on a through-block parcel with an entrance and 75 feet of frontage along the south side of West 35th Street and an entrance and 80 feet of frontage along the north side of West 34th Street between Fifth and Sixth Avenues. The improvements include 209,576 square feet of office space (84.7%) and 37,884 square feet (15.3%) of retail space. The 19 West 34th Street Property also includes 25,058 square feet of available air rights.

The 19 West 34th Street Property was originally built in 1907 and, between 2014 and 2018, the borrower sponsor invested approximately $3,450,000 in capital improvements, which included a new lobby, new elevators, a new fire alarm and gas boiler, new common hallways, and facade work. The 19 West 34th Street Property features on-site management, operable windows and an updated security system.

The 19 West 34th Street Property contains 247,460 square feet of office and retail space, which was 97.8% occupied by 29 individual tenants as of July 1, 2020. The largest office tenant is Steve Madden, Ltd., occupying 15.9% of NRA. The Sociometric Institute, Inc. is the second largest office tenant, occupying 14.7% of NRA. Trebbianno, LLC is the third largest office tenant, occupying 13.3% of NRA. No other office tenant represents more than 8.2% of NRA or 7.6% of underwritten base rent. The largest retail tenant is Banana Republic, LLC under a sublease for 61.6% of the retail space.

COVID-19 Update. The 19 West 34th Street Mortgage Loan is current as of the September debt service payment and, as of September 9, 2020, is not subject to any forbearance, modification or debt service relief request. As of the August 2020 rent payment date, 76.0% of tenants by square foot paid full rent, and 81.0% of base rent was collected. The 19 West 34th Street Borrower has provided rent abatements for August 2020 to one tenant (comprising 20,350 square feet) and provided rent reductions for periods between one and eight months to four tenants (comprising 2,648 square feet). Additionally, The Sociometric Institute, Inc. in suites 1200, 1400, and 1401 (33,926 sf) has received a deferral of August 2020 rent, half of which has been repaid with the second half being expected to be repaid within twelve months. The Sociometric Institute, Inc.’s August 2020 rent for suite 602 (1,408 sf) and suite 916 (936 sf) was paid in full.

Major Tenants.

Steve Madden, Ltd. (39,399 square feet, 15.9% of NRA, 14.8% of underwritten base rent). Steve Madden, Ltd. (“Steve Madden”) (Nasdaq; SHOO) is a fashion retailer that sells footwear, handbags and accessories in over 80 countries. Steve Madden leases suites 401, 818 and 819 and the entire fifth floor on a twelve-year lease through December 31, 2026. The lease requires current annual rent of $1,941,550, with 3.0% annual increases each January for suites 401 and 818, and current annual rent of $50,752 with 3.0% annual increases each August for suite 819. The lease does not provide any termination or contraction options.

The Sociometric Institute, Inc. (36,270 square feet, 14.7% of NRA, 12.8% of underwritten base rent). The Sociometric Institute, Inc. (“The Sociometric Institute”) was founded in 1968 as a center for psychotherapy and training. In addition to providing professional practice spaces for therapists and therapeutic practitioners, The Sociometric Institute offers professional training, workshops, materials, events and media services for clinicians. The Sociometric Institute has been located at the 19 West 34th Street Property since 1991, under a lease for suites 1204, 1206, 1207, 1221 and the entire 13th (penthouse) and 14th (penthouse annex) floors, which lease was most recently renewed in 2012 and expanded in 2016 to include suite 602 and in 2019 to include suite 916. The Sociometric Institute’s lease extends through April 30, 2022. The lease requires current annual rent of $1,720,959, increasing by $147 per month in January 2021, by $3,935 per month in May 2021 and by $220 per month in June 2021. The lease is guaranteed by Robert and Jacqueline Siroka (Robert Siroka only for suite 916). The lease does not provide any termination or contraction options.

Trebbianno, LLC (32,988 square feet, 13.3% of NRA, 12.5% of underwritten base rent). Founded in 1997, Trebbianno, LLC d/b/a Showroom35 is a women’s fashion retailer of handbags, footwear, small leather goods, jewelry and promotional items for the beauty and fragrance industry. Trebbianno, LLC leases suite 600 through June 30, 2022 and the entire seventh floor on an eight-year lease through February 28, 2022. For suite 600, the lease requires current annual rent of $697,764, increasing by 2.5% in July 2021. For the seventh floor, the lease requires current annual rent of $1,016,668 increasing by 2.5% in March 2021. The lease is guaranteed by Tony Cheng. The lease does not provide any termination or contraction options.

Master Lease.

Fashion Forward Stores, LLC (37,562 square feet, 15.2% of NRA, 22.3% of underwritten base rent). 99.2% of the retail space at the 19 West 34th Street Property is master leased by the 19 West 34th Street Borrower to Fashion Forward Stores, LLC f/k/a Martin Building Retail, LLC (the “Master Retail Lessee”), a bankruptcy remote single purpose entity and a borrower affiliate. The 45-year master lease dated June 1, 2010 encumbers 37,562 square feet on the cellar, first and second floors. The master lease extends until May 31, 2055 and requires current annual rent of $3,089,850, increasing by 3.0% on the first day of the 21st, 31st and 41st year of the lease. The 19 West 34th Street Mortgage Loan will become fully recourse to the non-recourse carveout guarantors upon any bankruptcy of the Master Retail Lessee or violations of the Master Retail Lessee’s single purpose entity covenants, or if the Master

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

Retail Lessee fails to pay its master rent. Any default under or termination of the master lease, or any modification of the master lease without the lender’s consent, will be deemed an event of default under the 19 West 34th Street Mortgage Loan. The Master Retail Lessee does not have any termination rights in foreclosure or upon landlord default.

The Master Retail Lessee has subleased 23,349 square feet (62.2% of its leased space) to Banana Republic, LLC, with the remainder of its space being vacant. The sublease was extended for two years on August 12, 2020, and expires January 31, 2023. The sublease requires current annual rent of $5,375,664, which annual rent will decrease upon commencement of the extension term in February 2021 to $2,300,000, then increase to $2,500,000 in February 2022. The sublease rent during the extension term will be less than the Master Retailer Lessee’s rent. The 19 West 34th Street Mortgage Loan documents require a letter of credit at any time that any sublease rent (for Banana Republic, LLC or any future subtenant(s) and in the aggregate) for a twelve month period is less than the master rent. Concurrent with the Banana Republic, LLC extension, the letter of credit that was delivered at loan origination in the amount of $3,210,000 was reduced to $910,000 (equal to the difference between the master lease rent and the sublease rent as of February 2021). See “Letter of Credit” below for additional details.

If the Master Retail Lessee defaults under the master lease, the lender has the right to require the 19 West 34th Street Borrower to terminate the master lease, which will in turn create a direct lease between the 19 West 34th Street Borrower and any subtenant. If the 19 West 34th Street Borrower defaults under the 19 West 34th Street Mortgage Loan, any subtenant will pay its sublease rent directly to the lender-controlled lockbox account. See “Lockbox and Cash Management” below.

The following table presents certain information relating to the major tenants at the 19 West 34th Street Property:

Major Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Office Tenants
Steve Madden, Ltd.	NR/NR/NR	39,399	15.9%	$52.05	$2,050,901	14.8%	12/31/2026	NAP	N
The Sociometric Institute, Inc.	NR/NR/NR	36,270	14.7%	$48.87	$1,772,502	12.8%	4/30/2022	NAP	N
Trebbianno, LLC	NR/NR/NR	32,988	13.3%	$52.50	$1,731,793	12.5%	6/30/2022	NAP	N
Subtotal/Wtd. Avg.		108,657	43.9%	$51.13	$5,555,196	40.2%

Other Office Tenants(2)		95,447	38.6%	$53.96	$5,150,453	37.2%
Vacant Space (Office)		5,472	2.2%	$0.00	$0	0.0%
Office Subtotal/Wtd. Avg.		209,576	84.7%	$52.45(3)	$10,705,649	77.4%

Retail Tenants
Fashion Forward Stores, LLC(4)	NR/NR/NR	37,562	15.2%	$82.26	$3,089,850	22.3%	5/31/2055	NAP	N
Other Retail Tenants		322	0.1%	$114.69	$36,931	0.3%
Retail Subtotal/Wtd. Avg.		37,884	15.3%	$82.54	$3,126,781	22.6%

Collateral Total/Wtd. Avg.		247,460	100.0%	$57.16(3)	$13,832,430	100.0%
(1)	Information obtained from the underwritten rent roll.
(2)	Other Office Tenants includes 3,887 square feet (1.6% of NRSF) leased by a borrower affiliate for which $0 rent is paid.
(3)	Annual U/W Base Rent PSF excludes vacant space.
(4)	Fashion Forward Stores, LLC, a borrower affiliate, has a master lease for 37,562 square feet, 23,349 square feet of which has been subleased to Banana Republic, LLC through January 31, 2023. The sublease requires current annual rent of $5,375,664, which annual rent will decrease in February 2021 to $2,300,000, then increase to $2,500,000 in February 2022. See “Master Lease” above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

The following table presents certain information relating to the lease rollover schedule at the 19 West 34th Street Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring(2)
MTM	1	168	0.1%	168	0.1%	$9,600	0.1%	$57.14
2020	1	793	0.3%	961	0.4%	$54,024	0.4%	$68.13
2021	1	20,350	8.2%	21,311	8.6%	$905,982	6.5%	$44.52
2022	7	73,021	29.5%	94,332	38.1%	$3,824,852	27.7%	$52.38
2023	8	11,438	4.6%	105,770	42.7%	$686,820	5.0%	$60.05
2024	4	23,300	9.4%	129,070	52.2%	$1,368,579	9.9%	$58.74
2025	3	32,070	13.0%	161,140	65.1%	$1,838,821	13.3%	$57.34
2026	1	39,399	15.9%	200,539	81.0%	$2,050,901	14.8%	$52.05
2027	0	0	0.0%	200,539	81.0%	$0	0.0%	$0.00
2028	0	0	0.0%	200,539	81.0%	$0	0.0%	$0.00
2029	0	0	0.0%	200,539	81.0%	$0	0.0%	$0.00
2030	0	0	0.0%	200,539	81.0%	$0	0.0%	$0.00
Thereafter	3	41,449	16.7%	241,988	97.8%	$3,092,850	22.4%	$74.62
Vacant	0	5,472	2.2%	247,460	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.	29	247,460	100.0%			$13,832,430	100.0%	$57.16
(1)	Information obtained from the underwritten rent roll. Certain tenants may have lease termination options that were not taken into account for purposes of this lease expiration schedule.
(2)	Annual U/W Base Rent PSF Expiring excludes vacant space.

The following table presents historical occupancy percentages at the 19 West 34th Street Property:

Historical Occupancy

12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	7/1/2020(2)
94.9%	100.0%	99.2%	99.0%	97.8%

(1)	Information obtained from the borrower.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and the underwritten net cash flow at the 19 West 34th Street Property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent(2)	$12,262,836	$13,024,138	$13,400,752	$12,848,636	$14,145,219	92.2%	$57.16
Total Recoveries	585,678	743,551	869,374	874,020	930,795	6.1	3.76
Other Income	203,268	296,577	261,467	236,150	261,467	1.7	1.06
Net Rental Income	$13,051,782	$14,064,266	$14,531,593	$13,958,806	$15,337,481	100.0%	$61.98
Vacancy	0	0	0	0	(904,709)	(6.4)	(3.66)
Effective Gross Income	$13,051,782	$14,064,266	$14,531,593	$13,958,806	$14,432,772	94.1%	$58.32

Real Estate Taxes	$4,530,860	$3,197,448	$3,326,651	$3,558,493	$3,549,766	24.6%	$14.34
Insurance	182,383	126,697	141,637	150,815	150,984	1.0	0.61
Other Operating Expenses	2,052,899	2,151,308	2,631,460	2,069,565	2,601,376	18.0	10.51
Total Operating Expenses	$6,766,142	$5,475,453	$6,099,748	$5,778,873	$6,302,126	43.7%	$25.47

Net Operating Income	$6,285,640	$8,588,813	$8,431,845	$8,179,933	$8,130,646	56.3%	$32.86
Replacement Reserves	0	0	0	0	12,373	0.1	0.05
TI/LC	0	0	0	0	445,428	3.1	1.80
Net Cash Flow	$6,285,640	$8,588,813	$8,431,845	$8,179,933	$7,672,845	53.2%	$31.01

NOI DSCR	6.16x	8.41x	8.26x	8.01x	7.96x
NCF DSCR	6.16x	8.41x	8.26x	8.01x	7.52x
NOI Debt Yield	18.0%	24.5%	24.1%	23.4%	23.2%
NCF Debt Yield	18.0%	24.5%	24.1%	23.4%	21.9%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(2)	U/W Gross Potential Rent is based on the July 2020 rent roll with vacant space grossed up ($312,788) and including contractual rent steps through July 31, 2021.

Appraisal. The appraiser concluded to an “as-is” appraised value for the 19 West 34th Street Property of $205,000,000 as of June 12, 2020. The appraiser also provided a “land value” of $120,000,000 for the land portion of the 19 West 34th Street Property (without the improvements) as of June 12, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated February 20, 2020, there was no evidence of any recognized environmental conditions at the 19 West 34th Street Property.

Market Overview and Competition. The 19 West 34th Street Property is located at 17-19 West 34th Street, between Fifth and Sixth Avenues in the Penn District of New York City, New York, a location positioned to benefit from the transformation of Penn Station, the Javits Convention Center and Hudson Yards, and the accompanying commercial and residential development and added cultural amenities. Penn Station’s planned $1.6 billion expansion is also expected to include the redevelopment of the Farley Post Office to a new transit oriented urban hub.

Located two blocks from Penn Station, the 19 West 34th Street Property has access to a multitude of transportation options. According to the appraisal, over 1,200 trains and 650,000 passengers pass daily through Penn Station, with its direct connectivity to the A, C, E and 1 ,2, 3 subway lines, Amtrak, the Long Island Railroad, and New Jersey Transit. In addition, the 7 line subway, New Jersey PATH train, NY Waterway Ferry and New York City Port Authority are within walking distance of the 19 West 34th Street Property.

According to the appraisal, though New York City employment fell by 26,900 from February to March 2020 and office employment dropped by 12,400 jobs, during such period, New York City’s employment is still up from March 2019, with office employment up by 8,600 jobs during the same time. The healthcare sector saw the largest year-over-year growth of any industry, followed by the professional and business, and other sectors. The health of the Manhattan office market entering 2020 was considered positive, with 2019 leasing velocity resulting in the strongest year on record, totaling 49.6 million square feet, making 2019 the second consecutive year of historic leasing activity. Prior to the onset of COVID-19 in early March, Manhattan continued to grow in key categories, such as the total daytime population and household income which metrics have historically driven increases in consumer spending for a majority of the major retail goods and services expenditure categories.

According to the appraisal, the 19 West 34th Street Property is part of the Midtown Manhattan office market and the Penn Station office submarket. As of the first quarter of 2020, the Midtown Manhattan office market had a total office inventory of approximately 288.7 million square feet. Leasing activity for the first quarter of 2020 was on schedule for approximately 4.9 million square feet, prior to the onset of COVID-19 in early March, which would have been just 2.0% below the historic high in first quarter leasing

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

activity. During the first quarter of 2020, the Midtown Manhattan office market availability decreased 0.2% quarter-over-quarter to 12.5% and asking rents rose $1.28 per square foot to a cyclical high of $86.28 per square foot, making it the third consecutive quarter of record-breaking asking rents in Midtown.

For the first quarter of 2020, the Penn Station office submarket had total inventory of approximately 22.1 million square feet, with an availability rate of 12.0%, a vacancy rate of 3.8% and an average asking rent of $83.81 per square foot. With 226,963 square feet of positive absorption, the vacancy rate was up slightly quarter-over-quarter from 3.5%, but the vacancy rate was down year-over-year from 4.6%. Average asking rents in the Penn Station submarket increased by $1.16 per square foot quarter-over-quarter and $20.40 per square foot year-over-year, driven by the addition of the 740,000 square foot Farley Post Office building, and have grown at an average annual rate of 8.1% since 2010. The two largest leases signed in all of Manhattan during the first quarter of 2020 were in the Penn Station office market: Apple’s 222,279 square foot lease at 11 Penn Plaza and Information Builders’ 59,516 square foot lease also at 11 Penn Plaza. Traditionally, most of the office users leasing space within this market have been government or garment type tenants; however, over the past several quarters, increased leasing by TAMI (Technology, Advertising, Media, Information) tenants has driven leasing activity and contributed to the increase in asking rents.

The 19 West 34th Street Property is located within the Manhattan retail market and the Herald Square/Penn Station submarket. As of the first quarter 2020, the Herald Square/Penn Station submarket had a direct availability rate of 14.4% (a 1.9% decrease from the fourth quarter of 2019) and an average asking rent of $396 per square foot.

The following table presents certain information relating to the appraiser’s market rent conclusions for the 19 West 34th Street Property:

Market Rent Summary

	Office (Major)	Office (Minor)	Retail (Basement)	Retail (Grade)	Retail (2nd Floor)
Market Rent (PSF)	$60.00	$60.00	$50.00	$350.00	$75.00
Lease Term (Years)	10	5	10	10	10
Rent Increase Projection	2.0% per annum; $3 step mid-term	3.0% per annum	3.0% per annum	3.0% per annum	3.0% per annum
Tenant Improvements (PSF)	$75	$50	$50 (new) / $37.50 (renew)	$50 (new) / $37.50 (renew)	$50 (new) / $37.50 (renew)
Free Rent (Months)	10	6	8 (new) /4 (renew)	8 (new) /4 (renew)	8 (new) /4 (renew)

The following table presents recent comparable leasing data for office properties with respect to the 19 West 34th Street Property:

Comparable Office Leasing(1)

Property	Distance from Subject	Tenant	Leased SF	Lease Start	Lease Term (Mos)	Initial Rent PSF (MG)	TI PSF/Free Rent
11 Penn Plaza	0.4 miles	Information Builders	56,516	Feb-20	120	$80.00	$125 / 10 mos
11 Penn Plaza	0.4 miles	Apple	220,000	Feb-20	180	$85.00	$95 / 10 mos
31 Penn Plaza	0.4 miles	Chegg	24,205	Nov-19	84	$67.00	$90 / 5 mos
5 Penn Plaza	0.5 miles	Aetion	28,977	Nov-19	120	$66.00	$120 / 7 mos
111 West 33rd Street	0.2 miles	IPG	26,335	Jun-19	60	$66.00	$0 / 3 mos
330 West 34th Street	0.5 miles	Braze	55,758	May-19	59	$66.00	$0 / 3 mos
100 West 33rd Street	0.2 miles	Aeropostale, Inc.	4,568	May-19	33	$55.00	$0 / 0 mos
358 Fifth Avenue	0.1 miles	DV Trading	1,835	May-19	62	$50.00	$0 / 2 mos
259 West 30th Street	0.6 miles	Knotel, Inc.	16,975	Apr-19	125	$52.00	$50 / 5 mos
111 West 33rd Street	0.2 miles	FOJP Service Corporation	41,836	Apr-19	192	$62.00	$100 / 5 mos
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

The following table presents comparable office properties with respect to the 19 West 34th Street Property:

Comparable Office Properties(1)

Property	Year Built/ Renovated	Total GLA (SF) / # Stories	% Occupied	Average Asking Rent
19 West 34th Street (subject)	1907 / 2018	247,460 / 13	97.8%(2)	$57.16(3)
320 5th Ave	1905	120,000 / 12	88.6%	$56.00
34 W 33rd St	1908	212,000 / 12	95.7%	$63.00
10 W 33rd St	1914	453,600 / 12	96.3%	$64.00
1001 6th Ave	1926	250,000 / 25	96.5%	$61.00
1350 Broadway	1929	404,979 / 25	93.7%	$66.00
330 Fifth Ave	1926	224,000 / 15	91.2%	$60.00
Average		273,148 / 16	94.3%	$61.02

(1)       Information obtained from the appraisal.

(2)       Occupancy as of July 1, 2020.

(3)       Information based on underwritten rent roll.

The following table presents recent comparable leasing data for retail properties with respect to the 19 West 34th Street Property:

Comparable Retail Leasing(1)

Property	Distance from Subject	Tenant	Leased SF (Ground Fl /Total)	Lease Start	Lease Term (Mos)	Initial Rent PSF (MG) (Ground Fl / Average)	TI/Free Rent
1 West 34th Street	0 miles	Lane Bryant	3,719 / 7,647	Jan-20	120	$248.60 / $133.74	$0 / 0 mos
130 West 34th Street	0.2 miles	Hollister California	3,844 / 7,644	Mar-19	120	$469.48 / $260.95	$0 / 0 mos
110 West 34th Street	0.1 miles	Famous Footwear	4,000 / 10,500	Feb-19	120	$335.25 / $152.38	$0 / 6 mos
460 West 34th Street	0.8 miles	First Republic Bank	6,777 / 22,261	Feb-19	192	$450.71 / $206.77	$100 / 12 mos
1 Manhattan West	1.1 miles	NHL	10,837 / 21,837	Feb-19	180	$451.50 / $224.07	$75 / 12 mos
20 Hudson Yards	1.2 miles	Kate Spade	1,826 / 1,826	Jan-19	120	$400.00	$450 / 18 mos
304 West 34th Street	0.9 miles	Fedex	1,830 / 1,830	Apr-18	120	$220.00	$0 / 5 mos
39 West 34th Street	0 miles	Zara	10,000 / 22,000	Mar-18	60	$300.00 / $155.45	$0 / 0 mos
128 West 34th Street	0.2 miles	Absolute New York	2,196 / 4,554	Jan-18	120	$333.38 / $186.65	$0 / 6 mos
(1)	Information obtained from the appraisal.

Escrows.

Real Estate Taxes – Upon the commencement and during the continuance of a Lockbox Period (as defined below), the 19 West 34th Street Borrower is required to deposit an ongoing monthly real estate tax reserve payment in an amount equal to 1/12 of the annual estimated real estate taxes.

Insurance – Upon the commencement and during the continuance of a Lockbox Period, the 19 West 34th Street Borrower is required to deposit an ongoing monthly insurance reserve payment in an amount equal to 1/12 of the annual estimated insurance premiums, unless the 19 West 34th Street Property is being covered by a blanket insurance policy.

Replacement Reserves - Upon the commencement and during the continuance of a Lockbox Period, the 19 West 34th Street Borrower is required to deposit monthly $952 as replacement reserves.

TI/LC Reserve - Upon the commencement and during the continuance of a Lockbox Period, the 19 West 34th Street Borrower is required to deposit monthly $37,119 as leasing reserves.

Interest Reserve - The 19 West 34th Street Borrower deposited at loan origination $514,663 as additional collateral for the 19 West 34th Street Mortgage Loan in an interest reserve, which reserve, so long as no event of default is continuing, will be used by the lender to pay the first six months of debt service (August 2020 through January 2021) due on the 19 West 34th Street Mortgage Loan.

Retail Letter of Credit Reserve – See “Letter of Credit” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Mixed Use - Office/Retail	Loan #8	Cut-off Date Balance:	$35,000,000
17-19 West 34th Street	19 West 34th Street	Cut-off Date LTV:	17.1%
New York, NY 10001		U/W NCF DSCR:	7.52x
		U/W NOI Debt Yield:	23.2%

A “Lockbox Period” will commence when the debt yield is less than 9.0%, and will end when the debt yield equals or exceeds 9.0% for two consecutive calendar quarters.

Lockbox and Cash Management. The 19 West 34th Street Mortgage Loan is structured with a springing lockbox and springing cash management. Upon the occurrence of a Lockbox Period, the 19 West 34th Street Borrower is required to establish a lockbox account into which tenants are required to deposit directly all rents and other revenue from the 19 West 34th Street Property. Funds in the lockbox account will be transferred on each business day to the 19 West 34th Street Borrower’s operating account unless a Cash Sweep Period (as defined below) is continuing. Upon the occurrence and during the continuance of a Cash Sweep Period, funds in the lockbox account are required to be transferred on each business day into the lender controlled cash management account to be applied and disbursed in accordance with the 19 West 34th Street Mortgage Loan documents. During the occurrence and continuance of a Cash Sweep Period, all excess cash is required to be held by the lender as additional collateral for the 19 West 34th Street Mortgage Loan; provided that no event of default by the Master Retail Lessee exists, all Master Retail Lease Excess Rent (as defined below) actually received by the lender will be disbursed to the Master Retail Lessee within three business days. In the event a Cash Sweep Period occurs more than one time during the term of the 19 West 34th Street Mortgage Loan, it cannot be cured and the lender will continue to collect and hold all excess cash until the full repayment of the 19 West 34th Street Mortgage Loan.

A “Cash Sweep Period” will commence when the debt yield is less than 7.0% and will end when the debt yield equals or exceeds 7.0% for two consecutive calendar quarters.

“Master Retail Lease Excess Rent” means any rents paid by Banana Republic, LLC (or other subtenant) pursuant to its sublease directly into the lockbox account, prior to a default beyond any applicable notice and cure periods by the Master Retail Lessee under the master lease, which are in excess of the rent or other sums due by the Master Retail Lessee pursuant to the master lease.

Property Management. The 19 West 34th Street Property is managed by P.R.D. Realty Corp., a borrower affiliate.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Letter of Credit. The 19 West 34th Street Borrower delivered at loan origination a letter of credit in the amount of $3,210,000, which letter of credit has been reduced to $910,000 in connection with the extension of the sublease between the Master Retail Lessee and Banana Republic, LLC executed on August 12, 2020. Such letter of credit is to be held as additional collateral for the 19 West 34th Street Mortgage Loan.

The 19 West 34th Street Borrower will be entitled to return of the letter of credit when (i) no event of default exists, and (ii) the lender receives an estoppel certificate, or other evidence satisfactory to the lender, confirming that either (a) Banana Republic, LLC has executed a renewal or replacement of its sublease or (b) one or more subtenants has executed one or more subleases for the Banana Republic, LLC space, in either case, which renewal, replacement and/or new subleases have an aggregate annual rent at least equal to the Master Retail Lessee’s rent under the master lease, are for a term and upon terms and conditions acceptable to the lender, and are in full force and effect, with the applicable subtenants in occupancy and paying full unabated rent.

If the Master Retail Lessee enters into a renewal sublease with Banana Republic, LLC or any replacement subtenant where the sublease rent is less than the master lease rent for a twelve month period, then the letter of credit will be adjusted so that at all times the amount of the letter of credit when added to the sublease rent will equal the master lease rent. If the sublease rent is at least equal to the master lease rent for a twelve month period, then the letter of credit will no longer be required.

Terrorism Insurance. The 19 West 34th Street Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the 19 West 34th Street Property and business interruption insurance for twelve months with a six-month extended period of indemnity. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

Monogram Foods - 330 Ballardvale Street

Monogram Foods - Chandler

Monogram Appetizers - 300 Moore Road

Monogram Foods - 605 Kesco Drive

Monogram Appetizers - 1434 Post Road

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

CASS COUNTY
ST. JOSEPH COUNTY
MICHIGAN
INDIANA
Simonton Lake
Elkhart
Bristol
Middlebury
ELKHART COUNTY
Dunlap
Concord Township
Goshen

Lawrence
Boxford
Dracut
North Andover
Andover
ESSEX COUNTY
LOWELL
Tewksbury
Middleton
Chelmsford
North Reading
MIDDLESEX COUNTY
Billerica
Wilmington
Reading
Lynnfield
Burlington
Wakefield
Bedford
Woburn
Stoneham
Lexington
Saugus

Monogram Portfolio

1	Monogram Foods - 605 Kesco Drive	Bristol, IN
2	Monogram Foods - 330 Ballardvale Street	Wilmington, MA
3	Monogram Foods - Chandler	Chandler, MN
4	Monogram Appetizers - 1434 Post Road	Plover, WI
5	Monogram Appetizers - 300 Moore Road	Plover, WI

Saint Cloud
Morris
St. Augusta
Monticello
Ortonville
Willmar
Buffalo
ST. PAUL
Watertown
Montevideo
MINNEAPOLIS
Hutchinson
Bloomington
MINNESOTA
Burnsville
SOUTH DAKOTA
Redwood Falls
Brookings
Marshall
Northfield
New Ulm
Faribault
Mankato
Owatonna
Chandler
Albert Lea
Luverne
Worthington
Fairmont
Sioux Falls
Clear Lake
Spencer
IOWA

Stevens Point
PORTAGE COUNTY
Plover

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Monogram Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Bank of America, National Association		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Industrial - Various
	Original Principal Balance:	$34,725,000		Location:	Various / Various
	Cut-off Date Balance:	$34,725,000		Size(3):	463,118 SF
	% of Initial Pool Balance:	4.8%		Cut-off Date Balance Per SF(3):	$75
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF(3):	$67
	Borrower Sponsor:	Angelo Gordon & Co., L.P.		Year Built/Renovated:	Various
	Guarantors:	AG Net Lease III (SO) Corp., AG Net Lease III Corp.		Title Vesting:	Fee
	Mortgage Rate:	3.498%		Property Manager:	Self-managed
	Note Date:	February 7, 2020		Current Occupancy (As of):	100.0% (9/1/2020)
	Seasoning:	6 months		YE 2019 Occupancy:	100.0%
	Maturity Date:	March 1, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	60 months		YE 2017 Occupancy:	100.0%
	Loan Term (Original):	120 months		YE 2016 Occupancy:	100.0%
	Amortization Term (Original):	360 months		As-Is Appraised Value(4)(5):	$53,850,000
	Loan Amortization Type:	Interest-only, Amortizing Balloon		As-Is Appraised Value Per SF(5):	$116.28
	Call Protection:	L(30), D(85), O(5)		As-Is Appraisal Valuation Date:	Various
	Lockbox Type:	Hard/Upfront Cash Management		Underwriting and Financial Information(5)
	Additional Debt(1):	Yes		YE 2019 NOI(6):	NAP
	Additional Debt Type (Balance)(1):	Permitted Future Mezzanine		YE 2018 NOI(6):	NAP
				YE 2017 NOI(6):	NAP
				YE 2016 NOI(6):	NAP
				U/W Revenues:	$4,319,532
				U/W Expenses:	$1,076,644
Escrows and Reserves(2)				U/W NOI:	$3,242,888
	Initial	Monthly	Cap	U/W NCF:	$3,128,883
Taxes	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	1.73x / 1.67x
Insurance	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	9.3% / 9.0%
Replacement Reserves	$0	Springing	$171,007	U/W Debt Yield at Maturity based on NOI/NCF:	10.4% / 10.0%
Permitted Expansion Reserve	$1,781,250	$0	NAP	Cut-off Date LTV Ratio(4):	64.5%
Expansion Construction Costs Reserve(3)	$2,635,000	$0	NAP	LTV Ratio at Maturity(4):	58.0%

Sources and Uses
Sources			Uses
Original loan amount	$34,725,000	62.4%	Purchase Price(6)	$50,589,999	90.9%
Borrower Equity	20,957,662	37.6	Reserves	4,416,250	7.9
			Closing costs	676,413	1.2
Total Sources	$55,682,662	100.0%	Total Uses	$55,682,662	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” section.
(2)	See “Escrows” section.
(3)	The Monogram Portfolio Properties (as defined below) consisted of 456,018 square feet as of loan origination. The Monogram Portfolio Borrower (as defined below) is expected to increase the total rentable area to 463,118 square feet after completion of construction of 5,700 square feet of additional space at Monogram Foods - 605 Kesco Drive property and 1,400 square feet of additional space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved with a title company. The Cut-Off Date Balance per SF, Maturity Balance per SF and Appraised Value per SF are based on 463,118 square feet, which assumes the completion of the expansion space.
(4)	The Appraised Value represents the “As Complete” value as of August 1, 2020, which assumes completion of budgeted capital expenditures of $2,635,000 for the Monogram Foods - 605 Kesco Drive and Monogram Foods - 330 Ballardvale Street properties. The full cost of such construction was reserved with a title company. The “As Is” value provided by the appraiser is $51,150,000, which results in a Cut-off Date LTV Ratio and a Maturity Date LTV Ratio of 67.9% and 61.1%, respectively.
(5)	All NOI and NCF information, as well as the appraised values, were determined prior to the emergence of the novel coronavirus, and the economic disruption resulting from measures to combat the coronavirus, and all DSCR, LTV and Debt Yield metrics were calculated, and the Monogram Portfolio Mortgage Loan (as defined below) was underwritten, based on such prior information. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.
(6)	Prior historical information is unavailable, as the individual properties were acquired in separate transactions. Four of the five properties were acquired between 2015 and 2019 for a combined purchase price of $32,215,000. The Monogram Portfolio Mortgage Loan recapitalized the Monogram Portfolio Borrower, and funded the acquisition of the fifth property (Monogram Foods - 605 Kesco Drive) for a purchase price of $18,375,000. The aggregate purchase price for the Monogram Portfolio Properties was $50,590,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

The Mortgage Loan. The mortgage loan (the “Monogram Portfolio Mortgage Loan”) is secured by first priority fee mortgages encumbering five industrial properties located in Plover, Wisconsin (2), Chandler, Minnesota, Bristol, Indiana, and Wilmington, Massachusetts (together, the “Monogram Portfolio Properties”).

The Borrower and Borrower Sponsor. The borrower is AGNL Jerky, L.L.C. (the “Monogram Portfolio Borrower”), a single-purpose Delaware limited liability company, with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Monogram Portfolio Mortgage Loan.

The borrower sponsor is Angelo Gordon & Co., L.P. (the “Monogram Portfolio Borrower Sponsor”), a privately-held alternative investment firm, managing approximately $39.0 billion across a broad range of credit and real estate strategies and investing on behalf of pension funds, corporations, endowments, foundations, sovereign wealth funds and individuals. Angelo Gordon & Co., L.P. has over 500 employees in offices across the U.S., Europe and Asia. The non-recourse guarantors, AG Net Lease III (SO) Corp., and AG Net Lease III Corp., are affiliates of the Monogram Portfolio Borrower Sponsor, and each is a non-traded REIT.

The Properties.

The Monogram Portfolio Properties are comprised of five industrial properties in four distinct markets that are 100.0% occupied by wholly-owned subsidiaries of Monogram Food Solutions, LLC ("Monogram") on a long-term lease expiring February 1, 2040. The Monogram Portfolio Properties represent the majority of Monogram’s operations and are strategically located near key consumers and local supply channels. The Monogram Portfolio Properties are located in Plover, Wisconsin (2), Chandler, Minnesota, Bristol, Indiana, and Wilmington, Massachusetts, and as of loan origination, included a total of 456,018 square feet, which rentable area is expected to increase to 463,118 square feet after completion of construction of 5,700 square feet of additional space at the Monogram Foods - 605 Kesco Drive property and 1,400 square feet of additional space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved.

The Monogram Portfolio Properties are built out for food processing operations with refrigerated/freezer, warehouse, office, mezzanine, wastewater management, and/or storage space. The Monogram Portfolio Properties are in the aggregate configured as 77.4% climate controlled for storage or production, 11.8% office and 10.8% dry storage. The operations at the five properties are monitored by the USDA and FDA. The specialty equipment at each property largely sits on casters for ease of moving for regular sanitation and cleaning and for product line reconfiguration.

Monogram originally acquired four of the five properties between 2006 and 2016, and in separate sale-leaseback transactions in 2015 and 2019, sold the properties to the Monogram Portfolio Borrower for a combined purchase price of $32,215,000. The Monogram Portfolio Mortgage Loan recapitalized the Monogram Portfolio Borrower, and funded the acquisition of the fifth property (Monogram Foods - 605 Kesco Drive) in a sale-leaseback transaction with Monogram, for a purchase price of $18,375,000. Since 2007, Monogram has invested approximately $117 million in capital projects at the Monogram Portfolio Properties.

Property releases are not permitted under the Monogram Portfolio Mortgage Loan documents.

Property Summary

Property	SF	% of Total SF	Annual UW Rent	Annual UW Rent PSF	Appraised Value	UW NOI	% of UW NOI
Monogram Foods - 605 Kesco Drive 605 Kesco Drive, Bristol, IN	125,239(1))	27.0%	$1,280,342	$10.71	$20,500,000(2)	$1,157,343	35.7%
Monogram Foods – Chandler 521 5th Street, Chandler, MN	116,699	25.2%	$699,211	$5.99	$8,850,000	$628,572	19.4%
Monogram Appetizers - 300 Moore Road 300 Moore Road, Plover, WI	79,601	17.2%	$508,908	$6.39	$7,100,000	$459,593	14.2%
Monogram Appetizers - 1434 Post Road 1434 Post Road, Plover, WI	78,179	16.9%	$518,585	$6.63	$7,300,000	$472,623	14.6%
Monogram Foods - 330 Ballardvale Street 330 Ballardvale Street, Wilmington, MA	63,400(1)	13.7%	$592,771	$9.56	$10,100,000(2)	$524,757	16.2%
Total/Wtd. Avg.	463,118(1)	100.0%	$3,599,817	$7.77	$53,850,000(2)	$3,242,888	100.0%

(1)	SF includes additional area assuming completion of construction of 5,700 square feet of space at the Monogram Foods - 605 Kesco Drive property and 1,400 square feet of space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved.
(2)	The Appraised Value represents the “As Complete” value as of August 1, 2020, which assumes completion of budgeted capital expenditures of $2,635,000 for the Monogram Foods - 605 Kesco Drive and Monogram Foods - 330 Ballardvale Street properties. The full cost of such construction was reserved.

Monogram Foods - 605 Kesco Drive

The Monogram Foods - 605 Kesco Drive property was built in 1980 on 37.5 acres in Bristol, Indiana and acquired by Monogram in 2012. Since 2013, Monogram has invested approximately $29 million in capital expenditures at the Monogram Foods - 605 Kesco Drive property. The property consists of 119,539 square feet, which is currently configured as 39.5% food processing area, 32.9% below-40 degree freezer storage, 15.8% office and 11.8% ambient storage. The Monogram Foods - 605 Kesco Drive property features a 224 square foot guard house, a 3,234 square foot water treatment center and 350 surface parking spaces. The clear ceiling heights range from 15’ to 60’, and there are five drive-in doors and six loading docks. Monogram is required under its lease to build an additional 5,700 square feet of cold storage space (at a cost of $1,100,000), convert 5,800 square feet of storage space to

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

production space (at a cost of $695,000) and convert 1,400 square feet of office space to production space (at a cost of $260,000), which will increase the rentable area to 125,239 SF. Rental payments on such expansion space commenced in August 2020, in the annual amount of $145,083. The expansion is required to be completed by December 31, 2020. The total expansion cost of $2,055,000 was reserved. See “Escrows” below for further details. The facility produces corn dogs.

Monogram Foods - Chandler

The Monogram Foods - Chandler property was built in 1973 on 9.8-acres in Chandler, Minnesota and acquired by Monogram in 2019. Between 2007 and 2018, Monogram invested approximately $34 million in capital expenditures at the Monogram Foods - Chandler property, which included adding five new production lines. The property consists of four separate industrial buildings totaling 116,699 square feet, which is configured as 94.3% processing and storage and 5.7% office, and features a wastewater plant and 105 surface parking spaces. The clear ceiling heights range from 8’ to 28’, and there are 5 at-grade and 7 dock-high overhead doors. The USDA-certified facility is used to manufacture and package smoked sausage and meat snacks.

Monogram Appetizers - 300 Moore Road

The Monogram Appetizers - 300 Moore Road property was built between 1996 and 2008 on 12.0 acres in Plover, Wisconsin and was acquired by Monogram in 2015. Monogram has invested approximately $20 million through 2018 on the Monogram Appetizers - 300 Moore Road property and the Monogram Appetizers - 1434 Post Road, primarily to upgrade automation and add two production lines. The Monogram Appetizers - 300 Moore Road property consists of 79,601 square feet, which is configured as 81.2% cold storage (comprised of 69.0% cooled food processing area, 3.8% cooler/warehouse area, and 8.4% freezer area) and 8.8% office space. The clear ceiling heights range from 18’ to 32’, and there are five grade level overhead doors and three loading docks. The property also features 150 surface parking spaces and a 990 square foot shed with a 30-foot clear ceiling height used for storage, maintenance, and equipment. The USDA and FDA approved facility currently operates three food production lines for peppers, mac and cheese, mozzarella sticks, onion rings, and other products.

Monogram Appetizers - 1434 Post Road

The Monogram Appetizers - 1434 Post Road property was built between 1947 and 2019 on 4.0-acres in Plover, Wisconsin and was acquired by Monogram in 2015. The Monogram Appetizers - 1434 Post Road property consists of 78,179 square feet, which is configured with 51.3% cold storage space (including 35.2% cooled food processing area, 6.8% cooler/warehouse area, and 9.4% freezer/warehouse area), 34.8% dry storage and 13.9% office space. The clear ceiling heights range from 12’ to 24’, there are eight grade-level overhead doors and two loading docks, and 134 surface parking spaces. The USDA and FDA approved facility uses three food production lines for potato based appetizers, cheese curds, and potato processing.

Monogram Foods - 330 Ballardvale Street

The Monogram Foods - 330 Ballardvale Street property was built in 1992 on 5.9 acres in Wilmington, Massachusetts and was acquired by Monogram in 2019. Since 2010, Monogram has invested approximately $34 million in capital expenditures at the Monogram Foods - 330 Ballardvale Street property. The property consists of 62,000 square feet, which is currently configured for food processing and storage, with 16.7% of area remaining office. The clear ceiling heights range from 16’ to 19’, there are 12 dock-high overhead doors and 92 surface parking spaces. Monogram is required under its lease to complete a 1,400 square foot loading dock addition which will increase the rentable area to 63,400 square feet. Rental payments on such expansion space commenced in August 2020 in the annual amount of $40,948. The expansion is required to be completed by December 31, 2020. The total expansion cost of $580,000 was reserved. See “Escrows” below for further details. The facility operates sandwich and fry production lines for specialty small bites, baked foods, hors d’oeuvres, entrees, and breakfast sandwiches, with an unused third line to be repurposed this year. The plant holds USDA, FDA, and BRC certifications. Monogram operates a USDA and FDA certified bakery across the street, in which it manufactures finished products independent from those produced in the Monogram Foods - 330 Ballardvale Street property.

COVID-19 Update. The Monogram Portfolio Mortgage Loan is current as of the September debt service payment, and as of September 9, 2020, is not subject to any forbearance, modification or debt service relief request. The Monogram Portfolio Properties did not close in connection with the COVID-19 pandemic as food production was deemed an essential business and as of the August 2020 payment, Monogram has continued to pay full unabated rent pursuant to its lease.

Major Tenant.

Monogram Food Solutions, LLC is a privately-held manufacturer and marketer of meat products, snacks, and appetizers. Monogram was formed in 2004 by the acquisition and merger of King Cotton and Circle B Meats from Sara Lee and has grown by cross selling and investing in additional lines, and through ten food industry acquisitions totaling $120 million. Its primary product categories are Protein Snacks/Refrigerated (jerky, meat snacks, refrigerated meats), Frozen Appetizers (potato skins, cheese sticks, poppers), Gourmet (egg sandwiches), Prepared Meats (pre-cooked bacon), and Frozen (corn dogs). Monogram’s business is approximately 60% contract manufacturing, approximately 30% private label and approximately 10% branded. Monogram’s customers include Conagra, Starbucks, Tyson, Walmart, Aldi, Kraft Heinz, Hormel, B&G Foods, Kroger, and Culver’s. In 2019, Monogram achieved approximately $761 million in gross sales, an increase of approximately 16.0% from 2018. As of the second quarter of 2020, Monogram’s gross sales were approximately $387 million.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

In connection with the Monogram Portfolio Mortgage Loan, Monogram executed a new, 20-year, absolute NNN master lease on the Monogram Portfolio Properties expiring February 1, 2040. The lease includes annual 1.95% rent increases, and six five-year renewal options. The lease is guaranteed by Monogram.

The following table presents certain information relating to the sole tenant at the Monogram Portfolio Properties:

Tenant Summary(1)

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Monogram Food Solutions	NR/NR/NR	463,118(2)	100.0%	$7.77	$3,599,817	100.0%	2/1/2040	6x5 yr	N
(1)	Information obtained from the underwritten rent roll.

(2)	NSFR includes additional area assuming completion of construction of 5,700 square feet of space at the Monogram Foods - 605 Kesco Drive property and 1,400 square feet of space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved.

The following table presents certain information relating to the lease rollover schedule at the Monogram Portfolio Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF Expiring	Cumulative Expiring NRSF	Cumulative % of Total NRSF Expiring	Annual U/W Base Rent Expiring	% of Total Annual U/W Base Rent Expiring	Annual U/W Base Rent PSF Expiring
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2028	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2029	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2030	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	463,118(2)	100.0%	463,118(2)	100.0%	$3,599,817	100.0%	$7.77
Vacant	0	0	0.0%	463,118(2)	100.0%	$0	0.0%	$0.00
Total/Wtd. Avg.		463,118(2)	100.0%			$3,599,817	100.0%	$7.77
(1)	Information obtained from the underwritten rent roll.
(2)	NSFR includes additional area assuming completion of construction of 5,700 square feet of space at the Monogram Foods - 605 Kesco Drive property and 1,400 square feet of space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved.

The following table presents historical occupancy percentages at the Monogram Portfolio Properties:

Historical Occupancy(1)

12/31/2016	12/31/2017	12/31/2018	12/31/2019	9/1/2020
100.0%	100.0%	100.0%	100.0%	100.0%

(1)	Information based on the single-tenant leases.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the Monogram Portfolio Properties:

Cash Flow Analysis(1)

	U/W	%(2)	U/W $ per SF
Gross Potential Rent(3)	$3,599,817	79.2%	$7.77
Total Recoveries	947,058	20.8	2.04
Net Rental Income	$4,546,875	100.0%	$9.82
Vacancy	($227,343)	-6.3%	($0.49)
Effective Gross Income	$4,319,532	95.0%	$9.33

Real Estate Taxes	481,824	11.2	1.04
Insurance	66,705	1.5	0.14
Other Operating Expenses	528,115	12.2	1.14
Total Operating Expenses	$1,076,644	24.9%	$2.32

Net Operating Income	$3,242,888	75.1%	$7.00
Replacement Reserves	68,403	1.6	0.15
TI/LC	45,602	1.1	0.10
Net Cash Flow	$3,128,883	72.4%	$6.76

NOI DSCR (IO)	2.63x
NOI DSCR (P&I)	1.73x
NCF DSCR (IO)	2.54x
NCF DSCR (P&I)	1.67x
NOI Debt Yield	9.3%
NCF Debt Yield	9.0%

(1)	Prior historical information is unavailable as the individual properties were acquired in separate transactions between 2015 and loan origination.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and (iii) percent of Effective Gross Income for all other fields.
(3)	Based on the contractual rent as of February 2020. Pursuant to the lease, annual rent increased by $186,031 beginning August 2020, which increase has not been included in the U/W Gross Potential Rent.

Appraisals. The appraiser concluded to individual “as-is” appraised values for the Monogram Portfolio Properties of $18,300,000 as of February 4, 2020 for the Monogram Foods - 605 Kesco Drive property; $9,600,000 as of January 27, 2020 for the Monogram Foods - 330 Ballardvale Street property; $8,850,000 as of January 31, 2020 for the 521 5th Street, Chandler, MN property; $7,300,000 as of February 5, 2020 for 1434 Post Road, Plover WI property; and $7,100,000 as of February 5, 2020 for the 300 Moore Road, Plover WI property. The sum of the “as-is” appraised values is $51,150,000.

The appraiser also provided individual “as complete” appraised values of $20,500,000 for the Monogram Foods - 605 Kesco Drive property and $10,100,000 for the Monogram Foods - 330 Ballardvale Street property, both as of August 1, 2020 assuming completion of the budgeted capital expenditures of $2,635,000. The full cost of such construction was reserved. The sum of the “as complete” appraised values for the Monogram Foods - 605 Kesco Drive and Monogram Foods - 330 Ballardvale Street properties together with the “as-is” appraised values for the other three properties is $53,850,000.

Environmental Matters. According to the Phase I environmental site assessments dated between May 6, 2019 and September 30, 2019, there was no evidence of any recognized environmental conditions at the Monogram Portfolio Properties except that at the Monogram Foods - 605 Kesco Drive property, the Phase I environmental site assessment identified a recognized environmental condition due to the historic and possible continued presence of underground storage tanks (a “UST”) for diesel, gasoline, fuel oil and water. Based on the discrepancies in the UST database reviewed, further investigation, including a ground penetrating radar survey and soil and/or groundwater sampling was recommended. A Phase II site assessment was completed at the Monogram Foods - 605 Kesco Drive property on November 5, 2019, which found no evidence of USTs or UST related contaminants in the subsurface in those areas investigated and therefore, determined no further investigation is needed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

Market Overview and Competition.

Monogram Foods - 605 Kesco Drive

The Monogram Foods - 605 Kesco Drive property is located in the Elkhart metropolitan statistical area (“MSA”) approximately 2.0 miles southwest of the Interstate 80/90 interchange, which provides access to Chicago, IL (west) and Toledo, OH (east). The Elkhart Municipal Airport and South Bend International Airport are 10 and 35 miles west, respectively. The property is situated within the approximately 600-acre Earthway Rail Park, which contains approximately 1.5-miles of the Grand Elk Railroad line. The majority of MSA employment is in manufacturing, primarily RV business. According to the appraisal, as of the first quarter 2020, the Elkhart industrial market contained 75.1 million square feet, with a 1.5% vacancy rate, average asking rent of $3.37 PSF NNN, and had positive net absorption of 323,073 square feet. The food processing industry in Indiana had a vacancy rate of 1.3%.

The following table presents comparable industrial leases with respect to the Monogram Foods - 605 Kesco Drive property:

Comparable Leases Summary - Monogram Foods - 605 Kesco Drive

Property, Location	Year Built	Lease Area (SF)	Distance from Subject (Miles)	Tenant Name	Lease Date/ Term (Yrs.)	Annual Base Rent PSF NNN
Monogram Foods - 605 Kesco Drive	1980	125,239(1)	NAP	Monogram Food Solutions	Jan-20 / 20	$10.71
1650 Commerce Drive Bristol, IN	1999	105,000	2 miles	Spartan Motors	Nov-19 / 1	$3.75
6400 Technology Ave. Kalamazoo, MI	2007	32,500	44 miles	Bosch Automotive Service Solutions	Feb-18 / NA	$6.05
5627 E Rail Connect Drive Columbia City, IN	2020	252,000	58 miles	Autoliv	Apr-20 / 10	$5.52
5545 Chet Waggoner Ct. South Bend, IN	2019	84,000	35 miles	Amazon.com Services	Aug-19 / NA	$4.50
54722 Chelsea Ln Elkhart, IN	1961	120,824	6 miles	Allue Furniture	Apr-19 / NA	$3.13

Source: Industry report and underwritten rent roll for subject property.

(1)	SF includes additional area assuming completion of construction of 5,700 square feet of space. The total expected cost for the construction has been fully reserved.

Monogram Foods - Chandler

The Monogram Foods - Chandler property is located in the Minneapolis/St. Paul (Twin Cities) MSA, situated 22 miles north of Interstate 90 and approximately 61 miles northeast of the Sioux Falls, SD Regional Airport. According to the appraiser for the second quarter 2019, in the greater Twin Cities area, there was 7.3 million square feet of refrigerated or food processing space, with a 1.1% vacancy rate, and average asking rent of $5.82 PSF NNN. The overall Southwest Chandler industrial market is largely rural with an estimated 0% to 5% vacancy rate.

The following table presents comparable industrial leases with respect to the Monogram Foods - Chandler property:

Comparable Leases Summary - Monogram Foods - Chandler

Property, Location	Year Built	Lease Area (SF)	Distance from Subject (Miles)	Tenant Name	Lease Date/ Term (Yrs.)	Annual Base Rent PSF NNN
Monogram Foods - Chandler	1973	116,699	NAP	Monogram Food Solutions	Jan-20 / 20	$5.99
4501 N 2nd Avenue Sioux Falls, SD	1985	70,000	45 miles	Buckeye Corrugated	Jun-18 / 20	$4.00
18209 N Industrial Avenue Sioux Falls, SD	1977	55,500	47 miles	ATF	Jun-17 / 1	$4.85
501 E 52nd Street Sioux Falls, SD	1976	65,000	45 miles	NA	Feb-14 / 5	$4.00
1980 Commerce Drive Mankato, MN	1982	61,980	96 miles	Thin Film Technology Corp.	Jan-18 / 10	$4.28
137 County Road 23 Jackson, MN	2011	20,056	52 miles	AGCO	Oct-11 / 3	$4.21

Source: Industry Report and underwritten rent roll for subject property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

Monogram Appetizers - 300 Moore Road and Monogram Appetizers – 1434 Post Road

The Monogram Appetizers - 300 Moore Road property and the Monogram Appetizers - 1434 Post Road property are located in Plover, Portage County, WI, 4.1 miles apart from each other. The properties are situated adjacent to Interstate 39, a major north-south Midwest logistics corridor that has attracted build-to-suit development. The properties are also located near State Highway 66 and US-10 Highway and are within 11.0 miles of Stevens Point, WI, and the Stevens Point Municipal Airport. For the fourth quarter 2019, the Marathon and Portage Counties industrial market contained approximately 17.3 million square feet, with a 3.1% vacancy rate, and average asking rent of $5.90 PSF NNN.

The following table presents comparable industrial leases with respect to the Monogram Appetizers - 300 Moore Road and the Monogram Appetizers - 1434 Post Road properties:

Comparable Leases Summary - Monogram Appetizers - 300 Moore Road, 1434 Post Road

Property, Location	Year Built	Lease Area (SF)	Distance from Subject (Miles)	Tenant Name	Lease Date/ Term (Yrs.)	Annual Base Rent PSF NNN
Monogram Appetizers - 300 Moore Road	1996	79,601	NAP	Monogram Food Solutions	Jan-20 / 20	$6.39
Monogram Appetizers - 1434 Post Road	1947	78,179	NAP	Monogram Food Solutions	Jan-20 / 20	$6.63
2925 Welsby Ave(1) Stevens Point, WI	1977	5,000	5 miles	Multiple	Nov-16 / 1	$5.50
3131 Airport Rd La Crosse, WI	1999	64,000	95 miles	NA	Aug-18 / NA	$4.25
2481 Towerview Dr Neenah, WI	1984	65,325	54 miles	Walters Converting Corp.	May-17 / NA	$3.95
955 Waukechon St Shawano, WI	1960	50,057	48 miles	NA	Aug-11 / NA	$4.00

Source: Industry Report and underwritten rent roll for subject property.

(1)	Monogram is a tenant at the property.

Monogram Foods - 330 Ballardvale Street

The Monogram Foods - 330 Ballardvale Street property is located in the Boston MSA, approximately 15 miles north of the Boston central business district, and is situated 1.0 mile east of Interstate 93 near the interchange with Interstate 495, which provides access to Interstate 95. The Boston Logan International Airport is approximately 22.0 miles southeast. According to the appraisal, for the third quarter 2019, the Route 128-North industrial submarket contained approximately 52.9 million square feet, with a 3.9% vacancy rate, average asking rent of $12.98 PSF NNN, and had positive net absorption of 238,713 square feet.

The following table presents comparable industrial leases with respect to the Monogram Foods - 330 Ballardvale Street property in the Monogram Portfolio:

Comparable Leases Summary - 330 Ballardvale Street

Property, Location	Year Built	Lease Area (SF)	Distance from Subject (Miles)	Tenant Name	Lease Date/ Term (Yrs.)	Annual Base Rent PSF NNN
Monogram Foods - 330 Ballardvale Street	1992	63,400(1)	NAP	Monogram Food Solutions	Jan-20 / 20	$9.56
159 Rangeway Rd Billerica, MA	1988	59,030	8 miles	Compass Packaging	Jun-20 / NA	$6.95
96 Audubon Rd Wakefield, MA	1980	42,720	8 miles	The Produce Connection	Oct-20 / 5	$7.50
200 Fallon Rd Stoneham, MA	1968/1975	62,144	10 miles	Staples Warehouse	Apr-20 / 5	$6.75
326 Ballardvale St Wilmington, MA	1987	57,894	0 miles	NA	Mar-20 / NA	$6.50
5 Watham St Wilmington, MA	1962/1989	43,000	3 miles	Eastern	Nov-20 / 10	$5.99
17-57 Jonspin Rd Wilmington, MA	1986	61,994	1 mile	Engineered Metals Corp	Jun-20 / NA	$6.75

Source: Industry Report and underwritten rent roll for subject property.

(1)	SF includes additional area assuming completion of construction of 1,400 square feet of space for which the total expected cost for the construction has been fully reserved.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

The following table presents certain information relating to the appraiser’s market rent conclusions for the Monogram Portfolio Properties:

Market Rent Summary

Property	SF	Market Rent/SF	Market Lease Term (Mos.)	Lease Type	Rent Increase Projection
Monogram Foods - 605 Kesco Drive	125,239(1))	$10.00	120	NNN	2.00%
Monogram Foods - Chandler	116,699	$5.88	120-240	NNN	2.00%
Monogram Appetizers - 300 Moore Road	79,601	$6.27	120	NNN	2.00%
Monogram Appetizers - 1434 Post Road	78,179	$6.50	120	NNN	2.00%
Monogram Foods - 330 Ballardvale Street	63,400(1)	$9.50	60	NNN	3.00%
Wtd. Avg.	463,118(1)	$7.66			2.14%

(1)	SF includes additional area assuming completion of construction of 5,700 square feet of space at the Monogram Foods - 605 Kesco Drive property and 1,400 square feet of space at the Monogram Foods - 330 Ballardvale Street property. The $2,635,000 total expected cost for the construction has been fully reserved.

Escrows.

Real Estate Taxes - Unless Monogram is responsible for and is making all property tax payments, the Monogram Portfolio Borrower is required to deposit monthly 1/12th of the annual estimated real estate taxes, capped at 12 months of real estate taxes.

Insurance - Unless Monogram is responsible for and is making all insurance premium payments, or unless the Monogram Portfolio Properties are covered by a blanket insurance policy, the Monogram Portfolio Borrower is required to deposit monthly 1/12th of the annual estimated insurance premiums, capped at 12 months of insurance premiums.

Replacement Reserve – During a Cash Sweep Period, unless Monogram is responsible for and is maintaining capital expenditure reserve under its lease, the Monogram Portfolio Borrower is required to deposit monthly $5,700, capped at $171,007, which monthly deposits will resume if the replacement reserve is drawn down to less than $85,503.

Permitted Expansion Reserve – The Monogram Portfolio Borrower deposited $1,781,250 at loan origination, which funds are entitled to be released to the Monogram Portfolio Borrower (a) in the amount of $1,430,017 upon completion of the Monogram Foods - 605 Kesco Drive property expansion and (b) in the amount of $351,232 upon completion of the Monogram Foods - 330 Ballardvale Street property expansion.

Expansion Construction Costs Reserve – The Monogram Portfolio Borrower deposited with a title company $2,635,000, which amount represents the full estimated cost of completion for the expansions at the Monogram Foods - 605 Kesco Drive property (5,700 SF at an estimated cost of $2,055,000) and Monogram Foods - 330 Ballardvale Street property (1,400 SF at an estimated cost of $580,000) and which funds are entitled to be released to the Monogram Portfolio Borrower, subject to confirmation by the lender, (a) with respect to the Monogram Foods - 605 Kesco Drive property, in three installments ($1,100,000, $695,00,000 and $260,000,000) upon completion of three distinct stages of the expansion and (b) with respect to the Monogram Foods - 330 Ballardvale Street property, in one lump sum of $580,000 upon completion of the expansion.

Lockbox and Cash Management.

The Monogram Portfolio Mortgage Loan is structured with a hard lockbox and in-place cash management. Monogram is required to deposit directly all rents and other revenue to the lockbox account and on each business day, funds in the lockbox account will be transferred into the lender controlled cash management account to be applied and disbursed in accordance with Monogram Portfolio Mortgage Loan documents, with any excess cash being either (a) disbursed to the Monogram Portfolio Borrower for so long as no Cash Sweep Period exists, or (b) held by the lender as additional collateral during the continuance of a Cash Sweep Period.

A “Cash Sweep Period” is a period:

(a)	commencing on the occurrence of an event of default and ending when the event of default is waived or cured;
(b)	commencing when the debt service coverage ratio is below 1.25x on a trailing twelve month basis for two consecutive quarters and ending when (x) the debt service coverage ratio is at least 1.25x on a trailing twelve month basis for two consecutive quarters calculated on income received under the Monogram lease, or (y) the debt service coverage ratio is at least 1.35x on a trailing twelve month basis for two consecutive quarters calculated on income received under an Approved Substitute Lease (as defined below);
(c)	commencing when Monogram vacates, goes dark, or discontinues operations in any portion of its leased space, or defaults in the payment of rent beyond any notice and cure periods (which actions constitute an event of default under the lease) and ending when (x) the event of default under the lease is cured or the applicable portion of the space which is subject to the events which gave rise to the Cash Sweep Period is subsequently leased under an Approved Substitute Lease; (y) the Monogram Portfolio Borrower has posted cash or a letter of credit in an amount equal to the Cash Sweep Avoidance Amount (as defined below); or (z) or the funds accrued through such cash flow sweep equal two times the Cash Sweep Avoidance Amount; or

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Industrial - Various	Loan #9	Cut-off Date Balance:	$34,725,000
Various	Monogram Portfolio	Cut-off Date LTV:	64.5%
		U/W NCF DSCR:	1.67x
		U/W NOI Debt Yield:	9.3%

(d)	commencing when Monogram becomes the subject of any bankruptcy proceeding or has its assets made subject to the jurisdiction of a bankruptcy court and ending when (x)(a) the lease is affirmed, assumed or assigned by the bankruptcy court and Monogram’s obligations under its lease remain unaltered or (b) if the lease has been rejected, the corresponding space has been re-tenanted to replacement tenant(s) under an Approved Substitute Lease, and (y) Monogram’s assets are longer subject to bankruptcy.

An “Approved Substitute Lease” means (i) in the event the Monogram lease is replaced prior to the expiration of its term with a replacement tenant, such direct lease with the replacement tenant that is (x) for a term at least equal to the remaining term under the Monogram lease (excluding any extension options) and (y) at a rental rate equal to the lesser of (A) the rental rate under the Monogram lease and (B) the then prevailing market rates, (ii) in the event the Monogram lease remains in effect and Monogram continues to pay full unabated rent thereunder, a sublease which has the effect of curing the lease default that triggered the Cash Sweep Period, or (iii) any other lease approved by the lender.

The “Cash Sweep Avoidance Amount” is equal to the total amount of rent for the Monogram Portfolio Properties for the immediately succeeding twelve monthly rent payments.

Property Management. The Monogram Portfolio Properties are self-managed.

Partial Release. Not permitted

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The direct or indirect equity owners of the Monogram Portfolio Borrower are permitted to incur future mezzanine debt (secured by a pledge of direct or indirect equity interests in the Monogram Portfolio Borrower), provided that among other conditions: (i) the principal amount of the mezzanine loan may not exceed an amount when combined with the Monogram Portfolio Mortgage Loan results in (a) a loan-to-value ratio greater than 65% or (b) a debt service coverage ratio less than 1.65x; (ii) the mezzanine loan is coterminous with the Monogram Portfolio Mortgage Loan; (iii) an intercreditor agreement is executed that is acceptable to the lender; and (iv) rating agency confirmation is delivered.

Ground Lease. None.

Right of First Offer/Right of First Refusal. Monogram has a right of first offer to purchase any or all of the Monogram Portfolio Properties if the Monogram Portfolio Borrower desires to sell at any time during the term of the Monogram lease. Monogram’s right will exist for 30 days following receipt of notice by the Monogram Portfolio Borrower. For additional details regarding the right of first offer, see “Description of the Mortgage Pool—Tenant Issues—Purchase Options and Rights of First Refusal” in the preliminary prospectus.

Letter of Credit. None.

Terrorism Insurance. The Monogram Portfolio Borrower is required to obtain and maintain “all risk” property insurance that covers perils of terrorism and acts of terrorism in an amount equal to the full replacement cost of the Monogram Portfolio Properties and business interruption insurance for twelve months with a six-month extended period of indemnity; provided that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect, the Monogram Portfolio Borrower will not be obligated to pay insurance premiums for terrorism coverage in excess of two times the insurance premiums that would then be payable under policies obtained at then current market rates for all risk and business interruption insurance (excluding the terrorism, earthquake and flood components of such insurance). See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

The Woodlands
MONTGOMERY COUNTY
Hufsmith Kuykendahl Rd
Northcrest Dr
Gosling Rd
99
Grand Pkwy
Spring Stuebner Rd
Kuykendahl Rd
Rhodes Rd
David Wayne Hooks Mem. Airport
Stuebner Airline Rd
Windrose Golf Course
Klein
Spring-Cypress Rd
Ella Blvd
Louetta Rd
T.C. Jester Blvd
Kuykendahl Rd
Boudreaux Rd
Gleannloch Forest Dr
Gleannlock Pines Golf Club
Stables Town Center
Champion Forest Dr
Hufsmith-Kohrville Rd
249
Kohrville
Louetta
Tomball Pkwy
HARRIS COUNTY
Champion Forest Shopping Center
Northgate Country Club
Cypresswood Dr
Cypress Creek Village
Tomball Crossing
Cutten Rd
Spring-Cypress Rd
Home Depot
Target
Grant Rd
Eldridge Pkwy
Louetta Rd
Noble Energy
HEB
Vintage Park
Whole Foods
Northgate Center
Louetta Rd
Plazas at Longwood
Lone Star College - University Park
Encompass Health Rehabilitation Hospital
The Vintage
Raveneaux Country Club
Cypress Creek Pkwy
Longwood Golf Course
HP Corporate Office
CHI St. Luke's Health - The Vintage Hospital
Cypresswood Dr
Lowe's
North Oaks Shopping Center
Kluge Rd
Chasewood Technology Park
20329, 20333, 20405, and 20445 State Highway 249
Houston, TX 77070
Jones Rd
Schroeder Rd
Houston Methodist Willowbrook Hospital
Cutten Rd
Hollister St
Champion Forest Dr
Veterans Mem. Dr
Grant Rd
Commons at Willowbrook
Mills Rd
Willowbrook Court
Willowbrook Mall
Greens Rd
Louetta Rd
Willowbrook Plaza
Bourgeois Rd
Bammel North Houston Rd
Antoine Dr
Cypress-North Houston Rd
Willowbrook
249
Huffmeister Rd
Eldridge Pkwy
Jones Rd
Perry Rd
Gessner Dr
HOUSTON
Greens Rd
George Bush Intercontinental Airport 10 miles
Fallbrook Dr
Cypress Creek Pkwy
Windfern Rd
Sam Houston Tollway
8
HCA Houston Healthcare North Cypress
Sam Houston Race Park
Cypress
290
Fallbrook Dr
Fallbrook Dr
Tomball Pkwy
Downtown Houston 17 miles
The Woodlands
Spring
Atascocita
Humble
Cypress
HOUSTON
Katy
Downtown
Baytown
Pasadena
La Porte
Sugar Land
Missouri City
Pearland
League City
Texas City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Chasewood Technology Park

Mortgage Loan Information				Mortgaged Property Information
Mortgage Loan Seller:		Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):		NR/NR/NR		Property Type – Subtype:	Office – Suburban
Original Principal Balance(1):		$30,000,000		Location:	Houston, TX
Cut-off Date Balance(1):		$30,000,000		Size:	463,969 SF
% of Initial Pool Balance:		4.2%		Cut-off Date Balance Per SF(1):	$99
Loan Purpose:		Acquisition		Maturity Date Balance Per SF(1):	$81
Borrower Sponsor:		Nitya Capital		Year Built/Renovated:	1983/2002
Guarantor:		Swapnil Agarwal		Title Vesting:	Fee
Mortgage Rate:		3.9140%		Property Manager:	Self-managed
Note Date:		August 28, 2020		Current Occupancy (As of)(2):	75.3% (6/20/2020)
Seasoning:		0 months		YE 2019 Occupancy:	91.8%
Maturity Date:		September 1, 2030		YE 2018 Occupancy:	89.5%
IO Period:		12 months		YE 2017 Occupancy:	89.2%
Loan Term (Original):		120 months		YE 2016 Occupancy:	84.3%
Amortization Term (Original):		360 months		Appraised Value(2):	$70,433,459
Loan Amortization Type:		Interest-only, Amortizing Balloon		Appraised Value Per SF(2):	$151.81
Call Protection:		L(23),GRTR 1% or YM(92),O(5)		Appraisal Valuation Date:	July 21, 2020
Lockbox Type:		Springing		Underwriting and Financial Information(2)
Additional Debt(1):		Yes		YE 2019 NOI:	$5,964,876
Additional Debt Type (Balance)(1):		Pari Passu ($16,000,000)		YE 2018 NOI:	$5,503,042
				YE 2017 NOI:	$5,318,458
Escrows and Reserves(3)				U/W Revenues:	$11,143,868
	Initial	Monthly	Cap	U/W Expenses:	$5,876,236
Taxes	$1,513,116	$168,124	NAP	U/W NOI:	$5,267,633
Insurance	$33,778	$33,778	NAP	U/W NCF:	$4,509,290
Replacement Reserve	$0	$9,666	NAP	U/W DSCR based on NOI/NCF(1):	2.02x / 1.73x
TI/LC	$1,000,000	$67,662	$4,059,729	U/W Debt Yield based on NOI/NCF(1):	11.5% / 9.8%
Outstanding TI/LC	$455,829	$0	NAP	U/W Debt Yield at Maturity based on NOI/NCF(1):	14.0% / 12.0%
Rent Concession Fund	$92,756	$0	NAP	Cut-off Date LTV Ratio(1):	65.3%
Deferred Maintenance	$3,813	$0	NAP	LTV Ratio at Maturity(1):	53.3%

Sources and Uses
Sources			Uses
Original whole loan amount(1)	$46,000,000	62.0%	Purchase price	$69,750,000	94.1%
Borrower equity	28,145,878	38.0	Upfront reserves	3,099,292	4.2
			Closing costs	1,296,586	1.7

Total Sources	$74,145,878	100.0%	Total Uses	$74,145,878	100.0%
(1)	The Chasewood Technology Park Mortgage Loan (as defined below) is a part of the Chasewood Technology Park Whole Loan (as defined below) with an original aggregate principal balance of $46,000,000. The Cut-off Date Balance Per SF, Maturity Date Balance Per SF, U/W DSCR based on NOI/NCF, U/W Debt Yield based on NOI/NCF, U/W Debt Yield at Maturity based on NOI/NCF, Cut-off Date LTV Ratio and LTV Ratio at Maturity numbers presented above are based on the Chasewood Technology Park Whole Loan.
(2)	While the Chasewood Technology Park Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Chasewood Technology Park Mortgage Loan more severely than assumed in the underwriting of the Chasewood Technology Park Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.
(3)	See “Escrows” below for further discussion of reserve requirements.

The Mortgage Loan. The mortgage loan (the “Chasewood Technology Park Mortgage Loan”) is part of a whole loan (the “Chasewood Technology Park Whole Loan”) evidenced by two pari passu promissory notes in the aggregate original principal amount of $46,000,000. The Chasewood Technology Park Whole Loan is secured by a first priority fee mortgage on a 463,969 square foot office property located in Houston, Texas (the “Chasewood Technology Park Property”). The Chasewood Technology Park Mortgage Loan is evidenced by the controlling promissory note A-1 in the original principal amount of $30,000,000. The non-controlling promissory note A-2 (the “Chasewood Technology Park Serviced Pari Passu Companion Loan”) is currently held by MSBNA and is expected to be contributed to one or more future securitization transactions. The Chasewood Technology Park Whole Loan will be serviced pursuant to the pooling and servicing agreement for the BANK 2020-BNK28 transaction. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Pari Passu Whole Loans” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

Note Summary

Notes	Original Principal Balance	Cut-off Date Balance	Note Holder	Controlling Interest
A-1	$30,000,000	$30,000,000	BANK 2020-BNK28	Yes
A-2	$16,000,000	$16,000,000	MSBNA	No
Total	$46,000,000	$46,000,000

The Borrowers and the Borrower Sponsors. The borrower is Chasewood TP, LLC (the “Chasewood Technology Park Borrower”), a single purpose Delaware limited liability company, structured with one independent director. Legal counsel to the Chasewood Technology Park Borrower delivered a non-consolidation opinion in connection with the origination of the Chasewood Technology Park Whole Loan. The borrower sponsor is Nitya Capital and the non-recourse carve-out guarantor is Swapnil Agarwal, the founder and managing principal of Nitya Capital. Nitya Capital is a privately held real estate investment firm that focuses on the acquisition and management of multifamily properties. Since inception, Nitya Capital has acquired over 20,000 multifamily units and over 1,000,000 square feet of commercial office space throughout Texas.

The Property. The Chasewood Technology Park Property is a four-building Class A office property totaling 463,969 square feet, on an approximately 10.4-acre site located in Houston, Texas. The Chasewood Technology Park Property consists of four separate buildings. One Chasewood is a six-story, 107,968 square foot building that was constructed in 1983 and underwent renovation in 2002. Two Chasewood is an eight-story, 153,226 square foot building that was constructed in 1985 and underwent renovation in 2002. Three Chasewood is a four-story, 97,552 square foot building built in 1999 and Four Chasewood is a five-story, 105,223 square foot building built in 2008. The Chasewood Technology Park Property is situated in a park-like setting with an on-site deli. The Chasewood Technology Park Property has undergone approximately $5.7 million of various capital improvements from 2017 through 2019. Major capital improvements include a new fitness center, tenant lounge, conference center and flood prevention infrastructure. The Chasewood Technology Park Property includes a total of 1,450 parking spaces, with 244 surface spaces and 1,206 spaces within two parking garages. The Chasewood Technology Park Property was 75.3% leased as of June 20, 2020 to 58 tenants. Other than the two largest tenants, no tenant accounts for more than 3.8% of the NRA or 5.2% of the underwritten base rent.

Major Tenants.

Branch Banking & Trust (44,153 square feet, 9.5% of NRA, 11.6% of underwritten rent). Branch Banking & Trust is a financial services holding company. Branch Banking & Trust offers retail and commercial banking, securities brokerage, insurance, wealth management, asset management, corporate banking, capital markets and specialized lending. Branch Banking & Trust is based in Winston-Salem, North Carolina and operates more than 1,700 branches in 15 states and Washington, D.C. Branch Banking & Trust has been a tenant at the Chasewood Technology Park Property since 2002 and expanded by 6,521 square feet in 2019. Branch Banking & Trust has a lease expiration of October 31, 2024 and has two, five-year renewal options remaining.

Asset Risk Management (43,142 square feet, 9.3% of NRA, 14.0% of underwritten rent). The Chasewood Technology Park Property serves as the headquarters for Asset Risk Management. Asset Risk Management is a services firm that provides energy risk management to oil and gas producers including hedge strategy development and implementation services, as well as physical commodity and natural gas market, supply management, and transportation services. Asset Risk Management has been a tenant at the Chasewood Technology Park Property since 2010. Asset Risk Management has a lease expiration date of March 31, 2030, with no renewal options remaining.

RPS Group, Inc. (17,765 square feet, 3.8% of NRA, 5.2% of underwritten rent). RPS Group, Inc. is a global professional services firm that provides consulting services across property, energy, transport, water, resources, and defense. Founded in 1970, RPS Group, Inc. has approximately 5,000 employees in 125 countries across six continents. RPS Group, Inc. has been a tenant at the Chasewood Technology Park Property since 2017 and expanded by 7,441 square feet in 2018. RPS Group, Inc. has a lease expiration of June 30, 2023 and has one, five-year renewal option remaining.

VLK Architects (14,339 square feet, 3.1% of NRA, 4.3% of underwritten rent). VLK Architects is an architectural firm founded in 1984, which provides architecture, planning, and interior design services to K-12, higher education, corporate and institutional clients. VLK Architects has been a tenant at the Chasewood Technology Park Property since 2014 and expanded by 3,134 square feet in 2020. VLK Architects has a lease expiration of October 16, 2026 and has one, five-year renewal option remaining.

Chasewood State Bank (11,839 square feet, 2.6% of NRA, 2.9% of underwritten rent). Chasewood State Bank was founded in 1983 and is currently headquartered at the Chasewood Technology Park Property. Chasewood State Bank has approximately 21 employees and two bank locations. Chasewood State Bank has been a tenant at the Chasewood Technology Park Property since 2002, has a lease expiration of January 31, 2023 and has one, ten-year renewal option remaining.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

The following table presents certain information relating to the major tenants at the Chasewood Technology Park Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/KBRA / Moody’s)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date	Extension Options	Termination Option (Y/N)
Major Tenants
Branch Banking & Trust	A/NR/A3	44,153	9.5%	$26.50	$1,170,055	11.6%	10/31/2024	2, 5-year	N
Asset Risk Management	NR/NR/NR	43,142	9.3%	$32.75	$1,412,900	14.0%	3/31/2030	None	N
RPS Group, Inc.	NR/NR/NR	17,765	3.8%	$29.50	$524,068	5.2%	6/30/2023	1, 5-year	N
VLK Architects	NR/NR/NR	14,339	3.1%	$30.13	$432,034	4.3%	10/16/2026	1, 5-year	N
Chasewood State Bank	NR/NR/NR	11,839	2.6%	$24.60	$291,239	2.9%	1/31/2023	1, 10-year	N
Total Major Tenants		131,238	28.3%	$29.19	$3,830,296	37.9%

Non-Major Tenants(3)		217,937	47.0%	$28.77	$6,270,749	62.1%

Occupied Collateral Total		349,175	75.3%	$28.93	$10,101,044	100.0%

Vacant Space		114,794	24.7%

Collateral Total		463,969	100.0%

(1)	Information is based on the underwritten rent roll as of June 20, 2020.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Non-Major Tenants include non-revenue generating space for the tenant lounge/gym/conference center.

The following table presents certain information relating to the lease rollover schedule at the Chasewood Technology Park Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring(2)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	1	2,907	0.6%	2,907.6%		$87,210	0.9%	$30.00
2021	11	30,183	6.5%	33,090	7.1%	$917,365	9.1%	$30.39
2022	7	16,237	3.5%	49,327	10.6%	$469,490	4.6%	$28.91
2023	15	80,139	17.3%	129,466	27.9%	$2,285,912	22.6%	$28.52
2024	12	102,275	22.0%	231,741	49.9%	$2,980,986	29.5%	$29.15
2025	5	23,395	5.0%	255,136	55.0%	$686,815	6.8%	$29.36
2026	3	29,203	6.3%	284,339	61.3%	$855,409	8.5%	$29.29
2027	1	10,324	2.2%	294,663	63.5%	$283,910	2.8%	$27.50
2028	0	0	0.0%	294,663	63.5%	$0	0.0%	$0.00
2029	0	0	0.0%	294,663	63.5%	$0	0.0%	$0.00
2030	2	47,436	10.2%	342,099	73.7%	$1,533,948	15.2%	$32.34
Thereafter(3)	1	7,076	1.5%	349,175	75.3%	$0	0.0%	$0.00
Vacant	0	114,794	24.7%	463,969	100.0%	$0	0.0%	$0.00
Total(4)	58	463,969	100.0%			$10,101,044	100.0%	$28.93
(1)	Information is based on the underwritten rent roll as of June 20, 2020.
(2)	Certain tenants may have more than one lease and lease termination options that are exercisable prior to the stated expiration date of the subject lease or leases that are not considered in the lease rollover schedule.
(3)	Thereafter includes non-revenue generated space for the tenant lounge/gym/conference center.
(4)	Total Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Chasewood Technology Park Property:

Historical Occupancy

2016(1)	2017(1)	2018(1)	2019(1)	6/20/2020(2)(3)
84.3%	89.2%	89.5%	91.8%	75.3%
(1)	Information obtained from the borrower sponsor.
(2)	Information based on the underwritten rent roll.
(3)	6/20/2020 Occupancy decreased from 2019 due to seven tenants (56,180 SF) vacating the Chasewood Technology Park Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Chasewood Technology Park Property:

Cash Flow Analysis

	2016	2017	2018	2019	U/W(1)	%(2)	U/W $ per SF
Base Rent(3)	$9,769,164	$9,220,272	$9,453,417	$9,576,006	$10,205,303	69.1%	$22.00
Grossed Up Vacant Space	0	0	0	0	3,093,087	20.9	6.67
Rent Steps & SL Rent	0	0	0	0	428,032	2.9	0.92
Gross Potential Rent	$9,769,164	$9,220,272	$9,453,417	$9,576,006	$13,726,422	92.9%	$29.58
Reimbursements	820,062	577,306	664,047	553,237	352,915	2.4	.76
Other Income	1,013,678	937,336	761,593	791,106	689,909	4.7	1.49
Net Rental Income	11,602,904	10,734,914	10,879,058	10,920,349	14,769,247	100.0%	$31.83
Vacancy	0	0	0	0	(3,625,379)	(26.4)	(7.81)
Effective Gross Income	$11,602,904	$10,734,914	$10,879,058	$10,920,349	$11,143,868	75.5%	$24.02

Real Estate Taxes	1,978,989	1,905,650	1,699,903	1,498,701	2,017,480	18.1	4.35
Insurance	189,468	288,224	384,644	482,197	393,553	3.5	0.85
Management Fee	200,322	191,317	181,176	189,730	334,316	3.0	0.72
Other Operating Expenses	2,699,163	3,031,265	3,110,293	2,784,845	3,130,887	28.1	6.75
Total Operating Expenses	$5,067,942	$5,416,456	$5,376,016	$4,955,473	$5,876,236	52.7%	$12.67

Net Operating Income(3)	$6,534,962	$5,318,458	$5,503,042	$5,964,876	$5,267,633	47.3%	$11.35
Replacement Reserves	0	0	0	0	92,794	0.8	0.20
TI/LC	0	0	0	0	665,549	6.0	1.43
Net Cash Flow	$6,534,962	$5,318,458	$5,503,042	$5,964,876	$4,509,290	40.5%	$9.72

NOI DSCR(4)	2.51x	2.04x	2.11x	2.29x	2.02x
NCF DSCR(4)	2.51x	2.04x	2.11x	2.29x	1.73x
NOI Debt Yield(4)	14.2%	11.6%	12.0%	13.0%	11.5%
NCF Debt Yield(4)	14.2%	11.6%	12.0%	13.0%	9.8%
(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.

(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy, and (iii) percent of Effective Gross Income for all other fields.

(3)	The increase between 2019 Base Rent and U/W Base Rent is mainly due to a number of tenants expanding and taking occupancy in mid to late 2019 including Asset Risk Management (approximately 21,571 SF and approximately $695,665 of base rent), Branch Banking & Trust (approximately 6,521 SF and approximately $169,546 of base rent) and Devoted Health (approximately 6,201 SF and approximately $167,427 of base rent).

(4)	The debt service coverage ratios and debt yields shown are based on the Chasewood Technology Park Whole Loan.

Appraisal. The appraiser concluded to an “as-is” value as of July 21, 2020 of $70,433,459.

Environmental Matters. According to the Phase I environmental site assessment dated February 18, 2020, there was no evidence of any recognized environmental conditions at the Chasewood Technology Park Property.

COVID-19 Update. The Chasewood Technology Park Mortgage Loan was originated on August 28, 2020 and the first payment date is October 1, 2020. As of September 1, 2020 the Chasewood Technology Park Mortgage Loan was not subject to any forbearance, modification or debt service relief request. As of September 1, 2020, the borrower has reported that the Chasewood Technology Park Property is open and operating with 90.1% of tenants by occupied NRA and 87.7% of tenants by underwritten base rent having paid their full August 2020 rent payments. One tenant, Scardello & Associates (0.5% of NRA) requested and received rent relief of approximately 50% rent from May through August 2020. In exchange, the tenant extended its lease one month.

Market Overview and Competition. The Chasewood Technology Park Property is located in Houston, Texas, within the Houston – TX office market and FM 1960/Hwy 249 submarket. Major developments in the immediate area include Willowbrook Mall and Vintage Park. According to the appraisal, Willowbrook Mall is a 1,449,632 square foot mall which has approximately 19 million shoppers per year. National tenants at the Willowbrook Mall include Macy’s, Dillard’s, Dick’s Sporting Goods and Nordstrom Rack. Vintage Park, located directly across the highway, is an upscale mixed-use development that includes 537,000 square feet of retail and office space, over 1,600 residences, a Westin hotel, and the St. Luke's and Kelsey Seybold medical campus. Primary access to the Chasewood Technology Park Property is provided by State Highway 249, the Sam Houston Parkway and the Grand Parkway. The Chasewood Technology Park Property is approximately a 15 minute drive to the George Bush Intercontinental Airport and a 35 minute drive to the Houston Central Business District. According to a third-party market research report, as of the second quarter of 2020, the vacancy rate in the Houston – TX office market was approximately 17.7%, with average asking rent of $28.22 per square foot and inventory of approximately 335 million square feet. According to a third-party market research report, as of the second

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

quarter of 2020 the vacancy rate in the FM 1960/Hwy 249 submarket was approximately 16.7%, with average asking rent of $25.21 per square foot and inventory of approximately 9.7 million square feet. According to the appraisal, the 2020 population within a one-, three- and five-mile radius of the Chasewood Technology Park Property was 7,024, 106,366 and 273,393, respectively. The 2020 average household income within a one-, three- and five-mile radius was $104,174, $109,985 and $110,971, respectively.

The following table presents certain information relating to the appraisal’s market rent conclusion for the Chasewood Technology Park Property:

Market Rent Summary

	One Chasewood	Two Chasewood	Three Chasewood	Four Chasewood
Escalations	3.0%	3.0%	3.0%	3.0%
Leasing Commissions (Renewals)	3.0%	3.0%	3.0%	3.0%
Leasing Commissions (New Tenants)	6.0%	6.0%	6.0%	6.0%
Concessions (New Tenants)	3 months	3 months	3 months	3 months
Tenant Improvements (Renewals)	$10.00	$10.00	$10.00	$10.00
Average Lease Term	5 years	5 years	5 years	5 years
Tenant Improvements (New Tenants)	$25.00	$25.00	$25.00	$25.00
Market Rent ($/SF/Yr.)	$30.00	$30.00	$34.00	$34.00
Net Rentable Area (SF)	107,968	153,226	97,552	105,223
Reimbursements	Base Year	Base Year	Base Year	Base Year

Source: Appraisal.

The following table presents comparable office leases with respect to the Chasewood Technology Park Property:

Comparable Office Lease Summary

Property/Location	NRA (SF)	Tenant Name	Size (SF)	Term (Mo.)	Start Date	Reimbs.	Annual Base Rate PSF(1)
Chasewood Crossing I & II 19450 - 19500 State Highway 249 Houston, TX 77070	312,000	AFGlobal Crescent Pass Energy Hartford Fire Insurance	7,542 1,223 13,074	64 30 65	May 2020 Mar 2020 Apr 2019	NNN NNN NNN	$17.50 $17.00 $19.75
10720 W Sam Houston Parkway N Houston, TX 77064	206,808	Asurion	129,966	NAP	Feb 2019	NNN	$17.50
Remington Square 10603 - 10713 West Sam Houston Parkway North Houston, TX 77064	396,982	Acclara	96,821	36	Sep 2018	NNN	$21.50
The Centre at Cypress Creek 20500 SH 249 Houston, TX 77070	229,326	Spirit Environmental Seagate Independence Contract Drilling	8,915 5,436 19,831	36 12 66	Nov 2020 Jan 2020 Aug 2018	NNN NAP NNN	$16.00 $16.50 $16.50

Source: Appraisal.

(1)	The Annual Base Rent PSF shown are the quoted rental rate per square foot with a NNN expense structure, provided by the comparable building. In determining the market rent set forth in the Market Rent Summary above, the appraiser made an upward adjustment to the comparable rents for expense structure to conclude a base year equivalent rent.

Escrows.

Deferred Maintenance – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of approximately $3,813 for required repairs, including damaged concrete repairs and converting 3 standard parking spaces into van-accessible spaces.

Real Estate Taxes – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of approximately $1,513,116 for real estate taxes and ongoing monthly deposits into a reserve for real estate taxes in an amount equal to 1/12th of the real estate taxes that the lender estimates will be payable during the next twelve months for the Chasewood Technology Park Property (initially, $168,124).

Insurance – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of approximately $33,778 for insurance premiums and ongoing monthly deposits into a reserve for insurance premiums in an amount equal to 1/12th of the insurance premiums that the lender estimates will be payable for the renewal of coverage upon the expiration of the insurance policies (initially, $33,778); provided that such monthly deposits are not required so long as (i) no event of default has occurred and is continuing, (ii) the liability and casualty insurance coverage for the Chasewood Technology Park Property is included in a blanket

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

policy approved by the lender in its reasonable discretion, and (iii) the Chasewood Technology Park Borrower provides the lender with evidence of payment of the insurance premiums no later than ten days prior to the expiration of the current policy and evidence of renewal of the policy prior to such expiration.

Rent Concession Funds – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of approximately $92,756 for tenants with outstanding rent credits, concessions and/or abatements at the Chasewood Technology Park Property.

Replacement Reserve – The Chasewood Technology Park Whole Loan documents provide for monthly deposits of approximately $9,666 into a reserve for approved capital expenditures.

TI/LC Reserve – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of $1,000,000 for future tenant improvements and leasing commissions and ongoing monthly deposits of approximately $67,662 into a reserve for future tenant improvements and leasing commissions; provided that, so long as no event of default is continuing under the Chasewood Technology Park Whole Loan, such monthly deposits are not required so long as the amount then on deposit in such reserve equals or exceeds approximately $4,059,729 (inclusive of the upfront reserve).

Outstanding TI/LC Funds – The Chasewood Technology Park Whole Loan documents provide for an upfront reserve of approximately $455,829 for outstanding tenant improvements and leasing commissions.

Lockbox and Cash Management. The Chasewood Technology Park Whole Loan is structured with a springing lockbox and springing cash management. Upon the first occurrence of a Cash Sweep Event Period (as defined below), the Chasewood Technology Park Borrower is required to establish and maintain a lockbox account for the benefit of the lender, to direct all tenants of the Chasewood Technology Park Property to deposit all rents directly into the lockbox account, and to deposit any funds received by the Chasewood Technology Park Borrower and manager, notwithstanding such direction, into the lockbox account within two business days of receipt. Upon the first occurrence of a Cash Sweep Event Period, the lender is required to establish, and the Chasewood Technology Park Borrower is required to cooperate with the cash management bank to establish, a lender-controlled cash management account, into which all funds in the lockbox account will be required to be deposited, so long as the Cash Sweep Event Period is continuing. During the continuance of a Cash Sweep Event Period, provided no event of default under the Chasewood Technology Park Whole Loan documents is continuing, all funds in the cash management account are required to be applied on each monthly payment date: (i) to make the monthly deposits into the real estate tax and insurance reserves as described above under “Escrows,” (ii) to pay debt service on the Chasewood Technology Park Whole Loan, (iii) to make the monthly deposit into the Replacement Reserve and the TI/LC Reserve as described above under “Escrows,” (iv) to pay operating expenses set forth in the annual budget (which is required to be reasonably approved by the lender) and lender-approved extraordinary expenses, and (v) to deposit any remainder into an excess cash flow reserve to be held as additional security for the Chasewood Technology Park Whole Loan during the continuance of such Cash Sweep Event Period. If no Cash Sweep Event Period is continuing, all funds in the excess cash flow subaccount are required to be disbursed to the Chasewood Technology Park Borrower.

“Cash Sweep Event Period” means a period:

(i)	Commencing upon an event of default under the Chasewood Technology Park Whole Loan documents and ending if no event of default exists; or
(ii)	Commencing upon the debt service coverage ratio on the Chasewood Technology Park Whole Loan falling below 1.40x at the end of any calendar quarter (based on the trailing 12 months of operating statements and assuming a 30-year amortization schedule), and ending on the date the debt service coverage ratio equals or exceeds 1.40x for the immediately preceding two consecutive calendar quarters.

Property Management. The Chasewood Technology Park Property is managed by KPM Commercial, LLC, an affiliate of the Chasewood Technology Park Borrower.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. None.

Letter of Credit. None

Right of First Offer / Right of First Refusal. None

Ground Lease. None

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Office – Suburban	Loan #10	Cut-off Date Balance:	$30,000,000
20329, 20333, 20405, and	Chasewood Technology Park	Cut-off Date LTV:	65.3%
20445 State Highway 249		UW NCF DSCR:	1.73x
Houston, TX 77070		UW NOI Debt Yield:	11.5%

Terrorism Insurance. The Chasewood Technology Park Borrower is required to obtain and maintain an “all risk” property insurance policy that covers perils of terrorism and acts of terrorism in an amount equal to the “full replacement cost” of the Chasewood Technology Park Property together with business income insurance covering not less than the 24-month period commencing at the time of loss, together with an extended period of indemnity endorsement of up to twelve months. Notwithstanding the foregoing, for so long as the Terrorism Risk Insurance Act of 2002, as extended and modified by the Terrorism Risk Insurance Program Reauthorization Act of 2015 (“TRIPRA”) is in effect (including any extensions thereof or if another federal governmental program is in effect relating to “acts of terrorism” which provides substantially similar protections as TRIPRA), the lender is required to accept terrorism insurance which covers against “covered acts” as defined by TRIPRA (or such other program) as full compliance with the loan documents, but only in the event that TRIPRA (or such other program) continues to cover both domestic and foreign acts of terrorism. See “Risk Factors—Risks Relating to the Mortgage Loans—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – 305 East 72nd Street

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Single Asset
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Retail - Unanchored
	Original Principal Balance:	$20,000,000		Location:	New York, NY
	Cut-off Date Balance:	$20,000,000		Size:	20,304 SF
	% of Initial Pool Balance:	2.8%		Cut-off Date Balance Per SF:	$985
	Loan Purpose:	Refinance		Maturity Date Balance Per SF:	$985
	Borrower Sponsor:	Antony Contomichalos		Year Built/Renovated:	1956/NAP
	Guarantor:	Antony Contomichalos		Title Vesting:	Fee
	Mortgage Rate:	3.6000%		Property Manager:	Self-managed
	Note Date:	July 31, 2020		Current Occupancy (As of)(1):	92.8% (5/26/2020)
	Seasoning:	1 month		YE 2019 Occupancy:	100.0%
	Maturity Date:	August 1, 2030		YE 2018 Occupancy:	100.0%
	IO Period:	120 months		YE 2017 Occupancy:	86.7%
	Loan Term (Original):	120 months		As-Is Appraised Value(1):	$34,200,000
	Amortization Term (Original):	NAP		As-Is Appraised Value Per SF(1):	$1,684.40
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraisal Valuation Date(1):	May 27, 2020
	Call Protection:	L(25),D(90),O(5)		Underwriting and Financial Information(1)
	Lockbox Type:	Springing		TTM NOI (6/30/2020):	$1,700,572
	Additional Debt:	None		YE 2019 NOI:	$1,749,254
	Additional Debt Type (Balance):	NAP		YE 2018 NOI:	$1,613,918
				YE 2017 NOI:	$1,550,467
				U/W Revenues:	$2,760,385
				U/W Expenses:	$812,749
				U/W NOI:	$1,947,636
Escrows and Reserves				U/W NCF:	$1,859,923
	Initial	Monthly	Cap	U/W DSCR based on NOI/NCF:	2.67x / 2.55x
Taxes	$109,018	$54,509	NAP	U/W Debt Yield based on NOI/NCF:	9.7% / 9.3%
Insurance	$525	$525	NAP	U/W Debt Yield at Maturity based on NOI/NCF:	9.7% / 9.3%
Replacement Reserve	$6,446	$269	$6,446	Cut-off Date LTV Ratio:	58.5%
TI/LC Reserve	$150,000	$2,082	$150,000	LTV Ratio at Maturity:	58.5%
La Esquina Free Rent Reserve	$18,831	$0	NAP
Deferred Maintenance	$4,375	$0	NAP

Sources and Uses
Sources			Uses
Loan amount	$20,000,000	86.1%	Loan payoff	$22,492,312	96.8%
Borrower Equity	3,231,507	13.9	Closing costs	450,000	1.9
			Upfront reserves	289,195	1.2
Total Sources	$23,231,507	100.0%	Total Uses	$23,231,507	100.0%

(1)	While the 305 East 72nd Street Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the 305 East 72nd Street Mortgage Loan more severely than assumed in the underwriting of the 305 East 72nd Street Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “305 East 72nd Street Mortgage Loan”) is evidenced by a single promissory note in the original principal amount of $20,000,000 and is secured by a first priority fee mortgage encumbering four retail condominium units containing 20,304 square feet of class A retail space located in New York, New York (the “305 East 72nd Street Property”). The proceeds of the 305 East 72nd Street Mortgage Loan were primarily used to refinance the 305 East 72nd Street Property, pay closing costs and fund reserves.

The Property. The 305 East 72nd Street Property consists of four retail condominium units, totaling 20,304 square feet, on an approximately 0.87-acre site in New York, New York. The collateral occupies the ground floor and basement space of a 17-floor building that was built in 1956. The remaining portion of the building consists of the residential unit in the condominium, which is structured as a cooperative and is not included in the collateral. The 305 East 72nd Street Property features 12,489 square feet of rentable ground floor space and 7,815 square feet of basement space, which is used by the tenants for storage. As of May 26, 2020, the 305 East 72nd Street Property is 92.8% occupied by three tenants: a CVS and two restaurants.

The borrower has a 9.9% interest in the condominium, and 9.9% of the voting rights. In addition, the borrower has the right to appoint one member of the seven-member board of the condominium, and the residential unit has the right to appoint the other six members. Accordingly, the borrower does not control the condominium.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Unanchored	Loan #11	Cut-off Date Balance:	$20,000,000
Various	305 East 72nd Street	Cut-off Date LTV:	58.5%
New York, NY 10021		U/W NCF DSCR:	2.55x
		U/W NOI Debt Yield:	9.7%

Major Tenants.

CVS Center, Inc. (14,172 square feet, 69.8% of NRA, 79.4% of underwritten base rent, 1/31/2032 lease expiration). CVS Center, Inc. (“CVS”) has been a tenant at the 305 East 72nd Street Property since 1996 and is an American retail corporation focusing on pharmacy, clinical services and prescription benefit management. CVS expanded its space in 2008 and in May 2019, CVS executed a renewal through January 31, 2032 with one, five-year renewal option remaining. During the COVID-19 pandemic, the tenant has remained open and paying rent.

Mission Ceviche (2,798 square feet, 13.8% of NRA, 9.5% of underwritten base rent, 10/31/2028 lease expiration). Mission Ceviche has been a tenant at the 305 East 72nd Street Property since 2018 and is a Peruvian restaurant. Mission Ceviche has a lease expiration of October 31, 2028 with one, five-year renewal option remaining. According to the borrower, Mission Ceviche is open for business with outdoor dining and has not paid rent from March through June 2020. In August 2020, the borrower executed a lease modification with Mission Ceviche, amending the ongoing rent obligation to 12% of gross sales, in lieu of the tenant’s contractual rent, until the tenant is legally able to resume operation with the same seating capacity (65 seats) as immediately prior to COVID-19 restrictions (under no circumstances beyond October 31, 2023). Mission Ceviche paid 50% of its outstanding rent for April through June 2020 concurrently with the signature of the amendment.

La Esquina (1,868 square feet, 9.2% of NRA, 11.1% of underwritten base rent, 12/31/2026 lease expiration). La Esquina has been a tenant at the 305 East 72nd Street Property since 2016 and is a Mexican restaurant with three locations in New York City. La Esquina has a lease expiration of December 31, 2026 with one, five-year renewal option remaining. According to the borrower sponsor, La Esquina is open for business with outdoor dining and takeout and paid 50% rent from April through June 2020. In July 2020, the borrower executed a lease modification with La Esquina, which waived the tenant’s unpaid rent for April, May and June and provided the tenant with a 1.5 month rent credit, which is being applied to July and part of August. The full August rent payment for La Esquina was reserved at origination.

The following table presents certain information relating to the tenancy at the 305 East 72nd Street Property:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Rent PSF	Annual U/W Rent	% of Annual U/W Rent	Most Recent Sales			Term. Option	Renewal Options	Lease Exp.
							$	PSF	Occ. Cost %
Major Tenants
CVS	NR/Baa2/BBB	14,172	69.8%	$133.73	$1,895,171	79.4%	NAV	NAV	NAV	N	1, 5-year	1/31/2032
Mission Ceviche	NR/NR/NR	2,798	13.8%	$80.76	$225,978	9.5%	$2,477,987	$886	9.4%	N	1, 5-year	10/31/2028
La Esquina	NR/NR/NR	1,868	9.2%	$141.50	$264,324	11.1%	NAV	NAV	NAV	N	1, 5-year	12/31/2026
Subtotal/Wtd. Avg.		18,838	92.8%	$126.63	$2,385,473	100.0%

Vacant Space		1,466	7.2%

Total/Wtd. Avg.		20,304	100.0%

(1)	Information is based on the underwritten rent roll.
(2)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Unanchored	Loan #11	Cut-off Date Balance:	$20,000,000
Various	305 East 72nd Street	Cut-off Date LTV:	58.5%
New York, NY 10021		U/W NCF DSCR:	2.55x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the lease rollover schedule at the 305 East 72nd Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	1	1,868	9.2%	1,868	9.2%	$264,324	11.1%	$141.50
2027	0	0	0.0%	1,868	9.2%	$0	0.0%	$0.00
2028	1	2,798	13.8%	4,666	23.0%	$225,978	9.5%	$80.76
2029	0	0	0.0%	4,666	23.0%	$0	0.0%	$0.00
2030	0	0	0.0%	4,666	23.0%	$0	0.0%	$0.00
Thereafter	1	14,172	69.8%	18,838	92.8%	$1,895,171	79.4%	$133.73
Vacant	0	1,466	7.2%	20,304	100.0%	$0	0.0%	$0.00
Total/Weighted Average	3	20,304	100.0%			$2,385,473	100.0%	$126.63

(1)	Information obtained from the underwritten rent roll.
(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.
(3)	Total/Weighted Average Annual U/W Base Rent PSF excludes Vacant space.

The following table presents historical occupancy percentages at the 305 East 72nd Street Property:

Historical Occupancy

12/31/2015(1)	12/31/2016(1)	12/31/2017(1)	12/31/2018(1)	12/31/2019(1)	5/26/2020(2)
91.0%	86.7%	86.7%	100.0%	100.0%	92.8%

(1)	Information obtained from the borrower sponsor.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Unanchored	Loan #11	Cut-off Date Balance:	$20,000,000
Various	305 East 72nd Street	Cut-off Date LTV:	58.5%
New York, NY 10021		U/W NCF DSCR:	2.55x
		U/W NOI Debt Yield:	9.7%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the 305 East 72nd Street Property:

Cash Flow Analysis(1)

	2017	2018	2019	6/30/2020 TTM	U/W(1)	%(2)	U/W $ per SF
Base Rent	$1,944,074	$2,059,263	$2,179,640	$2,105,736	$2,165,638	72.8%	$106.66
Grossed Up Vacant Space	0	0	0	0	202,620	6.8	9.98
Rent Steps & SL Rent	0	0	0	0	219,835	7.4	10.83
Gross Potential Rent	$1,944,074	$2,059,263	$2,179,640	$2,105,736	$2,588,093	86.9%	$127.47
Other Income	7,236	3,475	0	0	0	0.0	0.00
Total Recoveries	301,261	296,596	329,961	336,636	388,613	13.1	19.14
Net Rental Income	$2,252,571	$2,359,334	$2,509,601	$2,442,372	$2,976,706	100.0%	$146.61
(Vacancy & Credit Loss)	0	0	0	0	-216,321	-8.4	-10.65
Effective Gross Income	$2,252,571	$2,359,334	$2,509,601	$2,442,372	$2,760,385	92.7%	$135.95

Real Estate Taxes	560,873	606,001	612,879	614,423	654,099	23.7	32.22
Insurance	5,344	5,433	5,354	5,141	6,245	0.2	0.31
Management Fee	90,466	94,949	101,245	80,801	110,415	4.0	5.44
Other Operating Expenses	45,421	39,033	40,869	41,435	41,990	1.5	2.07
Total Operating Expenses	$702,104	$745,416	$760,347	$741,800	$812,749	29.4%	$40.03

Net Operating Income(3)	$1,550,467	$1,613,918	$1,749,254	$1,700,572	$1,947,636	70.6%	$95.92
Replacement Reserves	0	0	0	0	3,223	0.1	0.16
TI/LC	0	0	0	0	84,490	3.1	4.16
Net Cash Flow	$1,550,467	$1,613,918	$1,749,254	$1,700,572	$1,859,923	67.4%	$91.60

NOI DSCR	2.12x	2.21x	2.40x	2.33x	2.67x
NCF DSCR	2.12x	2.21x	2.40x	2.33x	2.55x
NOI Debt Yield	7.8%	8.1%	8.7%	8.5%	9.7%
NCF Debt Yield	7.8%	8.1%	8.7%	8.5%	9.3%
(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(3)	The increase between 6/30/2020 TTM Net Operating Income and U /W Net Operating Income is mainly due to a straight-line rent credit averaged over the loan term for CVS, which lease expires in 2032, and rent steps underwritten through September 2021.

COVID-19 Update. As of September 1, 2020, the 305 East 72nd Street Mortgage Loan is current as of the September debt service payment and is not subject to any forbearance, modification or debt service relief request. As of September 10, 2020, the borrower sponsor has reported that the 305 East 72nd Street Property is open and operating, with 100.0% of occupied tenants by rentable area having paid their billed August 2020 rent payments and 99.2% of billed rent has been collected. CVS (69.8% of net rentable area) has remained open and paying rent. Mission Ceviche (13.8% of net rentable area) is open for business with outdoor dining and has not paid rent from March through June 2020. In August 2020, the borrower executed a lease modification with Mission Ceviche, amending the ongoing rent obligation to 12% of gross sales, in lieu of the tenant’s contractual rent, until the tenant is legally able to resume operation with the same seating capacity (65 seats) as immediately prior to COVID-19 restrictions (under no circumstances beyond October 31, 2023). Mission Ceviche paid 50% of its outstanding rent for April through June 2020 concurrently with the signature of the amendment. La Esquina (9.2% of net rentable area) is open for business with outdoor dining and takeout and paid 50% rent from April through June 2020. In July 2020, the borrower executed a lease modification with La Esquina, which waived the tenant’s unpaid rent for April, May and June and provided the tenant with a 1.5 month rent credit, which is being applied to July and part of August. The full August rent payment for La Esquina was reserved at origination.

Market Overview and Competition. The 305 East 72nd Street Property is located within New York, New York in the Upper East Side. The neighborhood is located within Manhattan Community District 8 which is a residential area. This area is known for its apartment buildings, townhouses, museums, galleries, restaurants, and retail stores. On the Upper East Side, many residential streets are lined with brownstone buildings – some of which have been designated as New York City Landmarks. According to the appraisal, as of the first quarter of 2020, the New York retail market had an inventory of approximately 598.7 million square feet, overall vacancy in the market of approximately 3.95% and overall weighted average asking rent was $43.79.

Submarket Information – According to the appraisal, as of the first quarter of 2020, the Upper East Side retail submarket had an inventory of approximately 3.6 million square feet, overall vacancy in the submarket of approximately 3.7% and overall weighted average asking rent of $153.17 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Retail - Unanchored	Loan #11	Cut-off Date Balance:	$20,000,000
Various	305 East 72nd Street	Cut-off Date LTV:	58.5%
New York, NY 10021		U/W NCF DSCR:	2.55x
		U/W NOI Debt Yield:	9.7%

The following table presents certain information relating to the appraiser’s market rent conclusion for the 305 East 72nd Street Property:

Market Rent Summary(1)

	Market Rent (PSF)	Lease Term (Mos.)	Lease Type (Reimbursements)
Drugstore	$215.00	15	Base Year
Corner	$240.00	10	Base Year
Midblock	$220.00	10	Base Year
(1)	Information obtained from the appraisal.

The following table presents certain information relating to five comparable drugstore leases to those at the 305 East 72nd Street Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Initial Rent/SF	Reimbursements
161 6th Avenue New York, NY	1904	283,860	CVS	9,600	Nov. 2018	120	$200.00	NNN
387 Park Avenue South New York, NY	1910	7,550	CVS	7,550	Feb. 2019	180	$150.00	NNN
2858 Broadway New York, NY	1930	7,877	Duane Reade	7,820	May 2019	120	$190.00	NNN
350 East 82nd Street New York, NY	1998	9,830	CVS	9,830	Sept. 2017	132	$219.39	NNN
305 East 86th Street New York, NY	1964	11,430	CVS	11,430	May 2017	180	$250.00	Mod. Gross
(1)	Information obtained from the appraisal.

The following table presents certain information relating to five comparable retail leases to those at the 305 East 72nd Street Property:

Comparable Leases(1)

Property Name/Address	Year Built	Total GLA (SF)	Tenant	Lease Size (SF)	Lease Date	Lease Term (Mos.)	Initial Rent/SF	Reimbursements
1413-1415 2nd Avenue New York, NY	1900	7,300	You’re Grounded LLC	565	Feb. 2020	120	$174.21	NNN
1319 1st Avenue New York, NY	1910	6,000	Dig Inn	1,700	June 2018	120	$195.27	NNN
1140 3rd Avenue New York, NY	1957	272,535	Alo Yoga Sanctuary	3,930	Oct. 2019	120	$201.42	NNN
201 East 77th Street New York, NY	1965	132,445	Tudor Salon	1,500	Jan. 2020	120	$150.00	NNN
1253 Lexington Avenue New York, NY	1986	89,455	CorePower Yoga	2,835	May 2019	120	$174.00	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

(THIS PAGE INTENTIONALLY LEFT BLANK)

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – 754-768 Brady Owners Corp.

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/AAA/Aaa	Property Type – Subtype:	Multifamily – Cooperative
Original Principal Balance:	$15,000,000	Location:	Bronx, NY
Cut-off Date Balance:	$15,000,000	Size:	271 Units
% of Initial Pool Balance:	2.1%	Cut-off Date Balance Per Unit:	$55,351
Loan Purpose:	Refinance	Maturity Date Balance Per Unit:	$55,351
Borrower Sponsor(1):	NAP	Year Built/Renovated:	1932/2002
Guarantor(1):	NAP	Title Vesting:	Fee
Mortgage Rate:	3.1900%	Property Manager:	EBMG LLC
Note Date:	March 18, 2020	Current Occupancy (As of):	95.0% (12/12/2019)
Seasoning:	5 months	YE 2019 Occupancy(4):	NAP
Maturity Date:	April 1, 2030	YE 2018 Occupancy(4):	NAP
IO Period:	120 months	YE 2017 Occupancy(4):	NAP
Loan Term (Original):	120 months	YE 2016 Occupancy(4):	NAP
Amortization Term (Original):	NAP	Appraised Value(5):	$57,100,000
Loan Amortization Type:	Interest-only, Balloon	Appraised Value Per Unit(5):	$210,701
Call Protection:	GRTR 1% or YM(113), 1%(3), O(4)	Appraisal Valuation Date(5):	December 12, 2019
Lockbox Type:	None	Underwriting and Financial Information
Additional Debt(2):	Yes	TTM NOI(6):	NAP
Additional Debt Type (Balance)(2):	Floating ($0)	YE 2019 NOI(6):	NAP
YE 2018 NOI(6):	NAP
YE 2017 NOI(6):	NAP
U/W Revenues:	$5,629,845
Escrows and Reserves	U/W Expenses:	$2,396,019
Initial	Monthly	Cap	U/W NOI:	$3,233,826
Taxes	NAP	Springing(3)	NAP	U/W NCF:	$3,206,326
Insurance	NAP	Springing(3)	NAP	U/W DSCR based on NOI/NCF:	6.67x / 6.61x
U/W Debt Yield based on NOI/NCF:	21.6% / 21.4%
U/W Debt Yield at Maturity based on NOI/NCF:	21.6% / 21.4%
Cut-off Date LTV Ratio(5):	26.3%
LTV Ratio at Maturity(5):	26.3%
Coop-Rental Value(7): Coop-LTV as Rental(7):	$58,300,000 25.7%

Sources and Uses
Sources			Uses
Original loan amount	$15,000,000	100.0%	Loan payoff	$13,041,810	86.9%
			Proceeds to Borrower	1,038,291	6.9
			Closing Costs	919,899	6.1
Total Sources	$15,000,000	100.0%	Total Uses	$15,000,000	100.0%

(1)	The 754-768 Brady Owners Corp. Property (as defined below) is owned by the 754-768 Brady Owners Corp. Borrower (as defined below), which is a cooperative housing corporation. No individual or entity (other than the 754-768 Brady Owners Corp. Borrower) has recourse obligations with respect to the 754-768 Brady Owners Corp. Mortgage Loan (as defined below), including pursuant to any guaranty or environmental indemnity. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(2)	The 754-768 Brady Owners Corp. Property also secures a subordinate second lien mortgage loan to the 754-768 Brady Owners Corp. Borrower in the amount of up to $1,000,000 (the “754-768 Brady Owners Corp. Subordinate Loan”) which permits advances from time to time. The outstanding balance of the 754-768 Brady Owners Corp. Subordinate Loan as of the cut-off date is $0. National Cooperative Bank, N.A. is the holder of the 754-768 Brady Owners Corp. Subordinate Loan. With regard to the interest rate, term, payment terms and other statistical information relating to the 754-768 Brady Owners Corp. Subordinate Loan, see “Description of the Mortgage Pool—Additional Indebtedness—Other Secured Indebtedness—Additional Debt Financing For Mortgage Loans Secured by Residential Cooperatives Sold to the Depositor by Wells Fargo Bank, National Association” in the Preliminary Prospectus. All statistical information presented above relating to balances per unit, debt yields, debt service coverage ratios and loan-to-value ratios are based solely on the 754-768 Brady Owners Corp. Mortgage Loan (as defined below).
(3)	The 754-768 Brady Owners Corp. Borrower is required to deposit, simultaneously with each monthly loan payment, 1/12 of the estimated annual real estate tax payments upon (i) failure to provide evidence of the payment of such taxes within 60 days following the date on which such payment is due to the applicable taxing authority or (ii) the occurrence of an event of default under the applicable loan documents. In addition, the 754-768 Owners Corp. Borrower may be required to deposit, simultaneously with each monthly loan payment, 1/12 of the annual insurance premiums upon the occurrence of an event of default under the applicable loan documents.
(4)	YE 2019 Occupancy, YE 2018 Occupancy, YE 2017 Occupancy and YE 2016 Occupancy is not reported as all residential units are owned by tenant-shareholders.
(5)	For purposes of determining the Appraised Value, the Appraised Value per Unit, the Cut-off Date LTV Ratio and the Maturity Date LTV Ratio, the value estimate reflected in the appraisal of the 754-768 Brady Owners Corp. Property is determined as if such residential cooperative property is operated as a residential cooperative and, in general, such value equals the sum of (i) the gross share value of all cooperative units in such residential cooperative property, based in part on various comparable sales of cooperative apartment units in the market, plus (ii) the amount of the underlying debt encumbering such residential cooperative property. See “Description of the Mortgage Pool-Certain Characteristics of Mortgage Loans Secured by Residential Cooperatives” in the Preliminary Prospectus.
(6)	TTM NOI, YE 2019 NOI, YE 2018 NOI and YE 2017 NOI are “not available”. Residential cooperatives are not-for-profit entities that set maintenance fees to cover current

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Cooperative 754-768 Brady Avenue Bronx, NY 10462	Loan #12 754-768 Brady Owners Corp.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 26.3% 6.61x 21.6%

expenses and plan for future capital needs. A residential cooperative can increase or decrease maintenance fees according to its anticipated expenses and level of cash reserves. The historical NOI figures are not representative of the cash flow generated by the 754-768 Brady Owners Corp. Property if it were operated as a multifamily rental property.

(7)	The Coop-Rental Value and the Coop-LTV as Rental assumes the 754-768 Brady Owners Corp. Property is operated as a multifamily rental property. See “Risk Factors—Risks Relating to the Mortgage Loans—Residential Cooperative Properties Have Special Risks,” and “Description of the Mortgage Pool-Property Types-Multifamily Properties” in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “754-768 Brady Owners Corp. Mortgage Loan”) is evidenced by a promissory note secured by the first priority mortgage encumbering the fee interest in a 271-unit, cooperative apartment building located in Bronx, New York (the “754-768 Brady Owners Corp. Property”).

COVID-19 Update. The September debt service payment for the 754-768 Brady Owners Corp. Mortgage Loan has been made by the 754-768 Brady Owners Corp. Borrower. As of the date hereof, the 754-768 Brady Owners Corp. Mortgage Loan is not subject to any modification or forbearance request. As of September 11, 2020, the cooperative had an arrears balance of $49,007 (approximately 1.9% of annual maintenance).

The Borrower. The borrower is 754-768 Brady Owners Corp., a cooperative housing corporation organized under the laws of the State of New York (the “754-768 Brady Owners Corp. Borrower”). The 754-768 Brady Owners Corp. Property is owned in fee simple by the 754-768 Brady Owners Corp. Borrower. No individual or entity (other than the 754-768 Brady Owners Corp. Borrower) has recourse obligations with respect to the 754-768 Brady Owners Corp. Mortgage Loan, including pursuant to any guaranty or environmental indemnity.

The Property. The 754-768 Brady Owners Corp. Property consists of 271 residential units in four, six-story and basement, elevator-serviced residential cooperative apartment buildings located in Bronx, New York. The 754-768 Brady Owners Corp. Property was constructed from 1932 to 1933 and converted to cooperative ownership in 1988. The 754-768 Brady Owners Corp. Property is 90.8% (246 units) shareholder-owned and 9.2% unsold (25 units). The 25 unsold units are sponsor-owned units which generate a positive carry of approximately $73,424 per year. The 754-768 Brady Owners Corp. Property also has three non-saleable staff apartments and one non-saleable community facility. The 754-768 Brady Owners Corp. Property features a communal laundry room as well as tenant storage units, both of which are income producing to the cooperative.

The following table presents certain information relating to the unit mix of the 754-768 Brady Owners Corp. Property:

Unit Mix Summary

Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)	Total Size (SF)

Studio	12	4.4%	400	4,800
Small 1BR	10	3.7%	500	5,000
1BR	47	17.3%	600	28,200
1BR w/ Dining Area	1	0.4%	700	700
2BR w/ Dining Area	183	67.5%	900	164,700
3BR w/ Dining Area	18	6.6%	1,100	19,800
Total/Weighted Average	271	100.00%	824	223,200
Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Cooperative 754-768 Brady Avenue Bronx, NY 10462	Loan #12 754-768 Brady Owners Corp.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 26.3% 6.61x 21.6%

Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 754-768 Brady Owners Corp. Property:

Cash Flow Analysis(1)

	U/W	U/W $ per Unit
Base Rent	$5,845,403	$21,570
Rental Unit Income	46,250	$171
Other Income(2)	34,500	$127
Less Vacancy & Credit Loss(3)	(296,308)	(1,093)
Effective Gross Income	$5,629,845	$20,774
Total Operating Expenses	2,396,019	$8,841
Net Operating Income	$3,233,826	$11,933
Capital Expenditures	27,500	$101
Net Cash Flow	3,206,326	$11,831

NOI DSCR(4)	6.67x
NCF DSCR(4)	6.61x
NOI Debt Yield(4)	21.6%
NCF Debt Yield(4)	21.4%

(1)	Residential cooperatives are generally organized and operated as not-for-profit entities that set maintenance fees to cover current expenses and plan for future capital needs. The underwritten Net Operating Income and the underwritten Net Cash Flow for the 754-768 Brady Owners Corporation Property is the projected net operating income and projected net cash flow reflected in the appraisal. Underwritten Net Operating Income, in general, equals projected operating income at the 754-768 Brady Owners Corporation Property assuming such property is operated as a rental property with rents and other income set at the prevailing market rates, reduced by underwritten property operating expenses and a market-rate vacancy assumption – in each case as determined by the appraiser. Underwritten Net Cash Flow equals the projected net operating income less projected replacement reserves – as determined by the appraiser. However, the projected net cash flow used in such determinations may differ materially from the scheduled monthly maintenance payments from the tenant-shareholders upon which residential cooperatives depend.

(2)	Other Income includes storage and laundry income.

(3)	The vacancy reported reflects the vacancy assumption in the related appraisal for purposes of determining the appraised value of the 754-768 Brady Owners Corporation Property as a multifamily rental property.

(4)	Debt service coverage ratios and debt yields are based on the 754-768 Brady Owners Corporation Mortgage Loan only and do not include any subordinate debt.

Market Overview and Competition. The 754-768 Brady Owners Corp. Property is situated on four contiguous lots that form an entire city block that is bounded by Brady Avenue from the north, Antin Place from the south, Holland Avenue from the west and Wallace Avenue from the east in the Pelham Parkway area of the Borough of the Bronx, New York.

According to the appraisal, the 754-768 Brady Owners Corp. Property is located in Bronx Community District #11, which includes the neighborhoods of Allerton, Bronxdale, Morris Park, Pelham Gardens and Van Nest. Pelham Parkway is located in the central portion of the Bronx and its borders are typically considered to be Pelham Parkway South to the north; Bassett and Stillwell Avenues to the east, Morris Park Avenue to the south and Bronx Park East to the west. The 754-768 Brady Owners Corp. Property is located in the northwest portion of the area, in a primarily residential section of the neighborhood. Adjacent neighborhoods include Bronxdale, Allerton and Pelham Gardens to the north, Pelham Bay to the east, Morris Park and Van Nest to the south with the Bronx Zoo to the east. The neighborhood of Pelham Parkway consists mainly of mid-rise, apartment with a few low-rise retail and commercial buildings interspersed. There are also one-to-three-family homes within the neighborhood.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Multifamily – Cooperative 754-768 Brady Avenue Bronx, NY 10462	Loan #12 754-768 Brady Owners Corp.	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$15,000,000 26.3% 6.61x 21.6%

There is a public school within one block of the subject complex, and the 754-768 Brady Owners Corp. Property is situated less than a quarter of a mile east of the Bronx Zoo and New York Botanical Garden and approximately 2½ miles southeast of Fordham University. All supporting services are readily available to the 754-768 Brady Owners Corp. Property with the closest police station less than one mile away and the closest fire station less than 0.5 mile. The 754-768 Brady Owners Corp. Property is within close proximity to public transportation, major highways and commercial/automotive thoroughfares. The 754-768 Brady Owners Corp. Property is situated approximately a quarter of a mile east of the Bronx River Parkway, three quarters of a mile north of the Cross Bronx Expressway and three blocks northwest of the closest subway line where the “2” and “5” trains operate, along White Plains Road. Public bus service operates along Bronx Park East, White Plains Road and Pelham Parkway South, which are all within a two-block radius of the 754-768 Brady Owners Corp. Property.

According to a third-party market research report, the 754-768 Brady Owners Corp. Property is located within the Southeast Bronx submarket, which reported a 2.3% vacancy rate as of the second quarter of 2020.

The following tables present certain information relating to comparable multifamily properties for the 754-768 Brady Owners Corp. Property:

Comparable Multifamily Properties

Property	Distance to Subject	Year Built/Renovated	Units	Average Unit Size (SF)	Asking Monthly Rent Per Unit(1)	Asking Monthly Rent PSF(1)
754-768 Brady Owners Corp.	-	1932/2002	271	824	$1,791	$2.17
2160 Holland Ave	0.2 miles	1930/NAV	87	635	$1,456	$2.29
1991 Bronxdale Ave	0.2 miles	1929/NAV	54	755	$1,516	$2.01
2140 Cruger Ave	0.2 miles	1930/NAV	82	1050	$2,077	$1.98
2160 Wallace Ave	0.2 miles	1929/NAV	68	931	$1,149	$1.23
2181 Wallace Ave	0.2 miles	1931/NAV	72	998	$1,149	$1.15
2055 Cruger Ave	0.1 miles	1935/NAV	72	992	$654	$0.66
Total/Weighted Average(2)			435	894	$1,349	$1.57

(1)	The Asking Monthly Rent Per Unit and Asking Monthly Rent PSF for the 754-768 Brady Owners Corp. Property is estimated using market rents for residential units as determined by the appraiser.
(2)	Total/Weighted Average excludes the 754-768 Brady Owners Corp. Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – Austin Storage Portfolio

Mortgage Loan Information				Mortgaged Property Information
	Mortgage Loan Seller:	Morgan Stanley Mortgage Capital Holdings LLC		Single Asset/Portfolio:	Portfolio
	Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR		Property Type – Subtype:	Self Storage – Self Storage
	Original Principal Balance:	$14,100,000		Location:	Austin, TX
	Cut-off Date Balance:	$14,100,000		Size:	207,126 SF
	% of Initial Pool Balance:	2.0%		Cut-off Date Balance Per SF:	$68
	Loan Purpose:	Acquisition		Maturity Date Balance Per SF:	$68
	Borrower Sponsor:	FollettUSA		Year Built/Renovated:	Various/NAP
	Guarantors:	Matthew N. Follett; Matthew L. Garibaldi		Title Vesting:	Fee
	Mortgage Rate:	3.9500%		Property Manager:	Self-managed
	Note Date:	September 1, 2020		Current Occupancy (As of)(1):	93.2% (7/15/2020)
	Seasoning:	0 months		2019 Occupancy:	91.5%
	Maturity Date:	September 1, 2030		2018 Occupancy:	89.3%
	IO Period:	120 months		2017 Occupancy:	90.3%
	Loan Term (Original):	120 months		2016 Occupancy:	NAV
	Amortization Term (Original):	NAP		As-Is Appraised Value(1):	$22,250,000
	Loan Amortization Type:	Interest-only, Balloon		As-Is Appraised Value Per SF(1):	$107.42
	Call Protection(1):	L(24),D(92),O(4)		As-Is Appraisal Valuation Date:	July 1, 2020
	Lockbox Type:	Springing		Underwriting and Financial Information(4)
	Additional Debt:	None		TTM NOI (7/31/2020):	$1,135,648
	Additional Debt Type (Balance):	NAP		YE 2019 NOI:	$1,096,466
				YE 2018 NOI:	$1,129,923
				YE 2017 NOI:	$1,259,777
				U/W Revenues:	$2,188,342
				U/W Expenses:	$994,766
Escrows and Reserves				U/W NOI:	$1,193,576
	Initial	Monthly	Cap	U/W NCF:	$1,161,568
Taxes	$282,834	$31,426	NAP	U/W DSCR based on NOI/NCF:	2.11x / 2.06x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	8.5% / 8.2%
Replacement Reserves	$0	$2,667	$96,023	U/W Debt Yield at Maturity based on NOI/NCF:	8.5% / 8.2%
Deferred Maintenance	$344,125(3)	$0	NAP	Cut-off Date LTV Ratio:	63.4%
				LTV Ratio at Maturity:	63.4%

Sources and Uses
Sources			Uses
Original loan amount	$14,100,000	60.2%	Purchase price	$22,250,000	94.9%
Borrower equity	9,335,493	39.8	Upfront reserves	626,959	2.7
			Closing costs	558,534	2.4
Total Sources	$23,435,493	100.0%	Total Uses	$23,435,493	100.0%
(1)	Partial prepayment of the Austin Storage Portfolio Mortgage Loan (as defined below) is permitted in connection with the release of the Ben White Mini Storage property, as described below under “Partial Release”.
(2)	Springing upon any of the following: (i) an event of default or (ii) blanket policy is not reasonably satisfactory to lender.
(3)	Includes $175,625 to cure water intrusion issues at 40 units, which are currently considered unrentable or are rented at a discount due to such issues.
(4)	While the Austin Storage Portfolio Mortgage Loan was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Austin Storage Portfolio Mortgage Loan more severely than assumed in the underwriting of the Austin Storage Portfolio Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors-—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus.

The Mortgage Loan. The mortgage loan (the “Austin Storage Portfolio Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three self storage properties in Austin, Texas (the “Austin Storage Portfolio Properties” or the “Austin Storage Portfolio”).

The Properties. The Austin Storage Portfolio Properties comprise three self storage properties located in Austin, Texas. The Austin Storage Portfolio consists of 1,830 self storage units totaling 207,126 square feet across 33 buildings that were built in 1983 and 1995. In the entire Austin Storage Portfolio, 360 units (19.7% of units and 15.3% of net rentable area) are climate controlled, 1,447 units are non-climate controlled (79.1% of units and 81.5% of net rentable area), and 23 units (1.3% of units and 3.1% of net rentable area) are outside parking. The Austin Storage Portfolio Properties are situated on sites ranging in size from 2.3 acres to 5.0 acres. As of July 15, 2020, the Austin Storage Portfolio Properties were 93.2% occupied with individual property occupancy rates ranging from 89.8% to 95.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$14,100,000
Various Locations	Austin Storage Portfolio	Cut-off Date LTV:	63.4%
Austin, Texas		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to the Austin Storage Portfolio Properties:

Property Name – Location	Allocated Cut- off Date Balance	% of ALA	Appraised Value	Allocated LTV	UW NCF	% UW NCF
Mopac Self Storage	$5,659,011	40.1%	$8,930,000	63.4%	$457,895	39.4%
Austin Storage Pond Springs	$5,259,775	37.3%	$8,300,000	63.4%	$447,531	38.5%
Ben White Mini Storage	$3,181,213	22.6%	$5,020,000	63.4%	$256,143	22.1%
Total/Weighted Average	$14,100,000	100.0%	$22,250,000	63.4%	$1,161,568	100.0%

The Mopac Self Storage property is comprised of 650 units totaling 77,341 square feet (35.5% of portfolio units / 37.3% of portfolio net rentable area). The Mopac Self Storage property was developed in 1995 on 5.0-acres and includes seven self storage buildings. There is only one two-story building, which also houses the climate controlled units as well as the manager’s office/apartment. The remaining six storage buildings are single-story and non-climate controlled. The unit mix consists of 294 climate-controlled units (35.2% of net rentable area), 336 non-climate controlled units (57.2% of net rentable area) and 20 outside parking units (7.6% of net rentable area). Security features include cameras, gated keypad access, and perimeter fencing. The Mopac Self Storage property offers a large range of unit sizes ranging from 25 square feet to 480 square feet with an average of 119 square feet. As of July 15, 2020, in-place monthly rents for the self storage units range from $30 to $292 per unit with an average in-place rent of $127 per unit. The Mopac Self Storage property is currently 93.3% occupied (by units). In addition to the self storage units, the Mopac Self Storage property generates revenue from parking spaces that are available for storing recreational vehicles, boats, and other vehicles. The Mopac Self Storage property has 20 parking spaces available to rent which range in size from 140 square feet to 470 square feet with an average of 294 square feet. In-place rents for parking storage ranges from $55 to $95 per space, with an average in-place rent of $83 per space. The Mopac Self Storage property currently has 20 occupied parking spaces which generate a monthly rent of $1,658 or annual contractual rent totaling $19,896. The parking units collectively represent 2.3% of monthly rental income at the Mopac Self Storage property and 0.9% of monthly rental income at the Austin Storage Portfolio.

The Austin Storage Pond Springs property is comprised of 652 units totaling 83,850 square feet (35.6% of portfolio units / 40.5% of portfolio net rentable area). The Austin Storage Pond Springs property was developed in 1983 on 5.0-acres and includes 14 self storage buildings and one wood-framed office / manager’s apartment. The unit mix consists of 66 climate-controlled units (5.4% of net rentable area) and 586 non-climate controlled units (94.6% of net rentable area). Security features include cameras, gated keypad access, and perimeter fencing. The Austin Storage Pond Springs property offers a large range of unit sizes ranging from 25 square feet to 400 square feet with an average of 129 square feet. As of July 15, 2020, in-place monthly rents for the self storage units range from $35 to $320 per unit with an average in place rent of $111 per unit. The Austin Storage Pond Springs Property is currently 95.0% occupied (by units).

The Ben White Mini Storage property is comprised of 528 units totaling 45,935 square feet (28.9% of portfolio units / 22.2% of portfolio net rentable area). The Ben White Mini Storage property was developed in 1983 on 2.3-acres and includes eight self storage buildings, a manager’s office, one manager’s apartment unit, and one vacant two-story house that was built in 1938. The unit mix consists of 525 non-climate controlled units (98.7% of net rentable area) and 3 outside parking units (1.3% of net rentable area). The Ben White Mini Storage property features an on-site office, gated keypad access, and security cameras. The Ben White Mini Storage property offers a large range of unit sizes ranging from 25 square feet to 900 square feet with an average of 87 square feet. As of July 15, 2020, in-place monthly rents for the self storage units range from $30 to $675 per unit with an average in-place rent of $96 per unit. The Ben White Mini Storage Property is currently 89.8% occupied (by units). In addition to the self storage units, the Ben White Mini Storage property generates revenue from parking spaces that are available for storing recreational vehicles, boats, and other vehicles. The Ben White Mini Storage property has three parking spaces available to rent which are all 200 square feet. In-place rents for parking storage range from $65 to $80 per space, with an average in-place rent of $73 per space. The Ben White Mini Storage property currently has 3 occupied parking spaces which generate a monthly rent of $220 or annual contractual rent totaling $2,640. The parking units collectively represent 0.5% of monthly rental income at the Ben White Mini Storage property and 0.1% of monthly rental income at the Austin Storage Portfolio.

The following table presents historical occupancy percentages at the Austin Storage Portfolio Properties:

Historical Occupancy

2017(1)	2018(1)	2019(1)	7/15/2020(2)
90.3%	89.3%	91.5%	93.2%

(1)	Information obtained from the borrower.
(2)	Information obtained from the borrower rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$14,100,000
Various Locations	Austin Storage Portfolio	Cut-off Date LTV:	63.4%
Austin, Texas		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	8.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Austin Storage Portfolio Properties:

Cash Flow Analysis

	2017	2018	2019	TTM 7/31/2020	U/W(1)	%(2)	U/W $ per SF
Gross Potential Rent	$2,195,555	$2,063,780	$2,096,994	$2,082,563	$2,360,928	98.1%	$11.40
Other Income	49,410	48,621	49,206	46,894	46,894	1.9	0.23
Net Rental Income	$2,244,965	$2,112,401	$2,146,200	$2,129,457	$2,407,822	100.0%	$11.62
(Vacancy)	0	0	0	0	-219,480	-9.3	-1.06
Effective Gross Income	$2,244,965	$2,112,401	$2,146,200	$2,129,457	$2,188,342	90.9%	$10.57

Real Estate Taxes	360,484	367,940	366,120	365,989	374,759	17.1	1.81
Insurance	16,921	10,547	14,116	18,319	18,319	0.8	0.09
Management Fee	100,962	101,445	103,034	102,466	109,417	5.0	0.53
Other Operating Expenses	506,820	502,545	566,465	507,036	492,271	22.5	2.38
Total Operating Expenses	$985,187	$982,478	$1,049,734	$993,809	$994,766	45.5%	$4.80

Net Operating Income	$1,259,777	$1,129,923	$1,096,466	$1,135,648	$1,193,576	54.5%	$5.76
Replacement Reserves	28,766	86,720	16,482	0	32,008	1.5	0.15
Net Cash Flow	$1,231,011	$1,043,203	$1,079,984	$1,135,648	$1,161,568	53.1%	$5.61

NOI DSCR	2.23x	2.00x	1.94x	2.01x	2.11x
NCF DSCR	2.18x	1.85x	1.91x	2.01x	2.06x
NOI Debt Yield	8.9%	8.0%	7.8%	8.1%	8.5%
NCF Debt Yield	8.7%	7.4%	7.7%	8.1%	8.2%

(1)	For the avoidance of doubt, no COVID specific adjustments have been made to the lender U/W.
(2)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy and Concessions & Credit Loss and (iii) percent of Effective Gross Income for all other fields.

COVID-19 Update. The first payment date for the Austin Storage Portfolio Mortgage Loan is October 1, 2020. As of September 1, 2020 the Austin Storage Portfolio Mortgage is not subject to any forbearance, modification or debt service relief request. As of August 31, 2020, the borrower sponsor has reported that the Austin Storage Portfolio Properties are all open and operating, with 98.2% of tenants by number of units and 96.0% of tenants by base rent having paid their full August 2020 rent payments. No rent relief requests were made by tenants at the Austin Storage Portfolio Properties.

Market Overview and Competition. The Austin Storage Portfolio Properties are located within Austin, Texas in the Austin Metro storage market. According to the appraisal, as of the first quarter of 2020, the Austin self storage market reported a 20.2% vacancy rate, asking rents of $89.63 per unit per month for 10x10 non-climate controlled units and asking rents of $128.76 per unit per month for 10x10 climate controlled units. The Mopac Self Storage property and the Austin Storage Pond Springs property are located in the Northwest submarket and the Ben White Mini Storage property is located in the South submarket. According to the appraisal, as of the first quarter of 2020, the Northwest submarket reported a 24.9% vacancy rate, asking rents of $87.44 per unit per month for 10x10 non-climate controlled units and asking rents of $123.35 per unit per month for 10x10 climate controlled units. According to the appraisal, as of the first quarter of 2020, the South submarket reported a 20.6% vacancy rate, asking rents of $88.45 per unit per month for 10x10 non-climate controlled units and asking rents of $145.02 per unit per month for 10x10 climate controlled units.

The following table presents certain local demographic data related to the Austin Storage Portfolio Properties:

Property Name	Radius (miles)	2019 Population	2019 Average Household Income
Mopac Self Storage	One / Three / Five	12,105 / 101,271 / 294,515	$93,405 / $86,172 / $88,410
Austin Storage Pond Springs	One / Three / Five	14,151 / 101,135 / 217,351	$79,336 / $107,452 / $118,373
Ben White Mini Storage	One / Three / Five	15,017 / 164,126 / 337,413	$72,214 / $81,045 / $87,601

Source: Appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #13	Cut-off Date Balance:	$14,100,000
Various Locations	Austin Storage Portfolio	Cut-off Date LTV:	63.4%
Austin, Texas		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	8.5%

The following table presents certain information relating to certain self storage lease comparables provided in the appraisals for the Austin Storage Portfolio Properties:

Property Name	Occupancy (7/15/2020)(1)	Competitive Set Average Occupancy Rate	Monthly Rent/Unit(1)	Appraiser’s Monthly Market Rent/Unit
Mopac Self Storage	93.3%	89.1%	$127	$134
Austin Storage Pond Springs	95.0%	90.8%	$111	$122
Ben White Mini Storage	89.8%	88.1%	$96	$97

Source: Appraisal, unless otherwise indicated.

(1)	Information obtained from the borrower rent roll

Partial Release. The borrower has the right to obtain the release of the Ben White Mini Storage property upon prepayment of 120% of the allocated loan amount of such property, together with a prepayment fee (prior to the open period) equal to the greater of 0.5% of the amount prepaid and a yield maintenance premium, provided that (i) after giving effect to such release the loan-to-value ratio of the remaining properties is no greater than the lesser of 63.4% and the loan-to-value ratio immediately prior to the release, the debt service coverage ratio is greater than the greater of 1.45x and the debt service coverage ratio immediately prior to the release and the debt yield is greater than the greater of 8.24% and the debt yield immediately prior to the release, and (ii) certain REMIC related conditions are satisfied.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – Harbor Point Multifamily Leased Fee

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type – Subtype:	Other – Leased Fee
Original Principal Balance:	$12,800,000	Location:	Baltimore, MD
Cut-off Date Balance:	$12,800,000	Size:	42,384 SF(3)
% of Initial Pool Balance:	1.8%	Cut-off Date Balance Per SF:	$302
Loan Purpose:	Recapitalization	Maturity Date Balance Per SF:	$302
Borrower Sponsor:	Michael Beatty	Year Built/Renovated:	NAP/NAP
Guarantor:	Michael Beatty	Title Vesting:	Fee(3)
Mortgage Rate:	3.1340%	Property Manager:	NAP
Note Date:	September 9, 2020	Current Occupancy (As of):	100.0% (9/1/2020)
Seasoning:	0 months	YE 2019 Occupancy:	NAV
Maturity Date:	September 11, 2030	YE 2018 Occupancy:	NAV
IO Period:	120 months	YE 2017 Occupancy:	NAV
Loan Term (Original):	120 months	YE 2016 Occupancy:	NAV
Amortization Term (Original):	NAP	As-Is Appraised Value:	$18,500,000
Loan Amortization Type:	Interest-only, Balloon	As-Is Appraised Value Per SF:	$436.49
Call Protection:	L(24),D(92),O(4)	As-Is Appraisal Valuation Date:	August 10, 2020
Lockbox Type:	Hard/Springing Cash Management	Underwriting and Financial Information(4)
Additional Debt:	None	TTM NOI:	NAV
Additional Debt Type (Balance):	NAP	YE 2019 NOI:	NAV
YE 2018 NOI:	NAV
YE 2017 NOI:	NAV
U/W Revenues:	$838,329
U/W Expenses:	$0
Escrows and Reserves	U/W NOI:	$838,329
Initial	Monthly	Cap	U/W NCF:	$838,329
Taxes(1)	$0	Springing	NAP	U/W DSCR based on NOI/NCF:	2.06x / 2.06x
Insurance(2)	$0	Springing	NAP	U/W Debt Yield based on NOI/NCF:	6.5% / 6.5%
U/W Debt Yield at Maturity based on NOI/NCF:	6.5% / 6.5%
Cut-off Date LTV Ratio:	69.2%
LTV Ratio at Maturity:	69.2%

Sources and Uses
Sources			Uses
Original loan amount	$12,800,000	100.0%	Return of equity(5)	$11,482,616	89.7%
			Closing costs	1,317,384	10.3
Total Sources	$12,800,000	100.0%	Total Uses	$12,800,000	100.0%

(1)	Ongoing tax reserves in an amount equal to 1/12th of the taxes that lender estimates will be payable for the next 12 months will be required upon: (i) an event of default; (ii) the Harbor Point Multifamily Ground Lease (as defined below) not expressly obligating the 1401 Apartments ground lessee to pay taxes directly; (iii) the Harbor Point Multifamily Ground Lease not being in full force and effect; or (iv) 1405 Apartments ground lessee not paying taxes prior to interest or penalties and/or not delivering evidence of payment to the lender.
(2)	Ongoing insurance reserves in an amount equal to 1/12th of the insurance premiums lender estimates will be payable for the renewal of the coverage will be required upon: (i) an event of default; (ii) property policies not being on a blanket as approved by the lender; (iii) borrower not providing the lender with evidence of renewal and payment of premiums; (iv) the Harbor Point Multifamily Ground Lease not expressly obligating the 1405 Apartments ground lessee to maintain insurance and pay related premiums; (v) the Harbor Point Multifamily Ground Lease not being in full force and effect; or (vi) insurance not being maintained as required, premiums are not being paid current, or evidence of renewal not being provided to the lender.
(3)	The Harbor Point Multifamily Leased Fee Mortgage Loan is secured by the fee interest in the land beneath the 1405 Point Apartments (as defined below). Size shown represents the area of the land parcel.
(4)	While the Harbor Point Multifamily Leased Fee Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Harbor Point Multifamily Leased Fee Mortgage Loan more severely than assumed in the underwriting of the Harbor Point Multifamily Leased Fee Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See “Risk Factors— Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans” in the Prospectus.
(5)	Prior to the origination of the Harbor Point Multifamily Leased Fee Mortgage Loan the Harbor Point Multifamily Leased Fee Property was unencumbered by debt.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$12,800,000
1405 Point Street	Harbor Point Multifamily Leased Fee	Cut-off Date LTV:	69.2%
Baltimore, MD 21231		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	6.5%

The Mortgage Loan. The mortgage loan (the “Harbor Point Multifamily Leased Fee Mortgage Loan”) is evidenced by a single promissory note secured by a first priority mortgage encumbering the fee interest in the land which lies beneath a multifamily property located in Baltimore, Maryland (the “Harbor Point Multifamily Leased Fee Property”).

The Property. The Harbor Point Multifamily Leased Fee Property consists of a land parcel totaling 42,384 square feet, or 0.97 acres, located in Baltimore, Maryland. The leasehold improvements, which are not part of the collateral, comprise a 289-unit multifamily property (the “1405 Point Apartments”). The 1405 Point Apartments are subject to a ground lease with the Harbor Point Multifamily Leased Fee Mortgage Loan borrower (the “Harbor Point Multifamily Ground Lease”), which expires on October 14, 2055 and has five, 7-year renewal options (fully-extended expiration date of October 14, 2090). The current annual ground lease rental rate is $725,000 with annual increases beginning in 2022 in an amount equal to (a) 1.0%; plus (b) an amount equal to the product of (1) the average number of apartments occupied during each applicable lease year multiplied by (2) the “Occupancy Factor” (as outlined in the ground lease) for such year.  The Occupancy Factor for 2022 is $138.18, and the Occupancy Factors for 2023 through 2032 range from $58.00 to $76.76.

Constructed in 2018, the 1405 Point Apartments is a 17-story multifamily apartment complex totaling 289 units. The 1405 Point Apartments contains 276 parking garage spaces, resulting in a parking ratio of approximately 1.0 space per unit. Common area amenities at the 1405 Point Apartments include a rooftop terrace swimming pool and green roof deck, 5,000 square foot resident lounge, fitness center, business center, bike storage, waterfront promenade, and secured below-grade parking. Unit amenities include in-unit washer/dryer, stainless steel appliances, granite/stone countertops, and patios/balcony. As of June 7, 2020, the 1405 Point Apartments was 92.7% occupied.

The following table presents certain information relating to the unit mix of the 1405 Point Apartments:

Unit Mix Summary(1)

Unit Type	Total No. of Units	% of Total Units	Average Unit Size (SF)	Average Monthly Contract Rent per Unit
Studio / 1 Bathroom	24	8.3%	485	$1,617
1 Bedroom / 1 Bathroom	170	58.8%	661	$1,877
2 Bedroom / 1 Bathroom	48	16.6%	942	$2,560
2 Bedroom / 2 Bathroom	39	13.5%	983	$2,895
3 Bedroom / 3 Bathroom	8	2.8%	1,136	$3,483
Total/Weighted Average	289	100.0%	750	$2,151

(1)	Information obtained from the appraisal.

The following table presents historical occupancy percentages at the 1405 Point Street Apartments:

Historical Occupancy

12/31/2018(1)	12/31/2019(1)	6/7/2020(2)
NAV	NAV	92.7%

(1)	2018 and 2019 Historical Occupancy information was not provided by the ground lessee.
(2)	Information obtained from the underwritten rent roll. Represents the occupancy of the 1405 Point Apartments, which are not collateral for the Harbor Point Multifamily Leased Fee Mortgage Loan. The 1405 Point Apartments are subject to a ground lease with the Harbor Point Multifamily Leased Fee borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$12,800,000
1405 Point Street	Harbor Point Multifamily Leased Fee	Cut-off Date LTV:	69.2%
Baltimore, MD 21231		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	6.5%

COVID-19 Update. As of September 4, 2020, the 1405 Point Apartments ground lessee is current on their rent and has not requested any relief due to the COVID-19 pandemic. As of the date hereof, the Harbor Point Multifamily Leased Fee Mortgage Loan is not subject to any modification or forbearance request. The first debt service payment of the Harbor Point Multifamily Leased Fee Mortgage Loan is due in October 2020.

Market Overview and Competition. The Harbor Point Multifamily Leased Fee Property is located in Baltimore, Maryland, approximately 1.3 miles south of the central business district and 11.1 miles northeast of the Baltimore/Washington International Thurgood Marshall Airport. According to the appraisal, the Harbor Point Multifamily Leased Fee Property is located within the Harbor Point Planned development, which will include over 3 million square feet of office, retail, hospitality, and multifamily space with the final phase expected to begin in 2022. The Harbor Point Multifamily Leased Fee Property is part of the larger Harbor District, which comprises 65 acres of mixed use waterfront development totaling 10 million square feet.

According to a third party market research report, the estimated 2020 population within a three- and five-mile radius of the Harbor Point Multifamily Leased Fee Property was 220,877 and 500,261, respectively; and the estimated 2020 average household income within the same radii was $82,830 and $75,668, respectively.

Submarket Information – According to a third party market research report, the Harbor Point Multifamily Leased Fee Property is situated within the Central Baltimore City submarket. As of the second quarter of 2020, the submarket reported a total inventory of 20,807 units with a 11.4% vacancy rate and an average asking rental rate of $1,535 per month.

Appraiser’s Comp Set – The appraiser identified six primary competitive properties for the 1405 Point Apartments totaling 1,386 units, which reported an average occupancy rate of approximately 84.0%. The appraiser concluded to monthly market rents per unit ranging from $1,556 to $3,461 (see “Market Rent Summary” table below).

Market Rent Summary(1)

Unit Type	Total No. of Units	Market Monthly Rent per Unit
Studio / 1 Bathroom	24	$1,556
1 Bedroom / 1 Bathroom	170	$2,036
2 Bedroom / 1 Bathroom	48	$2,926
2 Bedroom / 2 Bathroom	39	$3,059
3 Bedroom / 3 Bathroom	8	$3,461
Total/Weighted Average	289	$2,321

(1)	Information obtained from the appraisal.

The following table presents certain information relating to comparable multifamily properties for the 1405 Point Apartments:

Competitive Set(1)

	1405 Point Apartments	Anthem House	Bainbridge Federal Hill	Liberty Harbor East	The Promenade at Harbor East	Spinnaker Bay at Harbor East	1305 Dock Street
Location	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD	Baltimore, MD
Distance to Subject	--	0.6 miles	0.5 miles	0.2 miles	0.3 miles	0.3 miles	0.1 miles
Property Type	Mid/High-Rise	Mid/High-Rise	Mid/High-Rise	Mid/High-Rise	Mid/High-Rise	Mid/High-Rise	Mid/High-Rise
Year Built/Renovated	2018/NAP	2017/NAP	2019/NAP	2019/NAP	1997/NAP	2005/NAP	2016/NAP
Number of Units	289	346	227	282	113	315	103
Average Monthly Rent (per unit)
Studio	$1,431-$1,704	$1,713	$1,793	$1,814	$1,499	$1,622	$1,637
1 Bedroom	$1,709-$2,266	$1,887-$2,397	$1,920-$2,235	$2,427	$1,513	$1,801-$2,173	$1,613-$2,400
2 Bedroom	$2,421-$3,055	$2,776-$5,651	$3,310	$3,580	$1,965-$1,999	$2,203-$3,256	$2,597-$2,627
3 Bedroom	$3,483	NAP	NAP	$4,846	$3,950	$5,204	NAP
Occupancy	92.7%(2)	87.8%	81.9%	77.0%	84.1%	84.8%	88.4%

(1)	Information obtained from the appraisal.
(2)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Other – Leased Fee	Loan #14	Cut-off Date Balance:	$12,800,000
1405 Point Street	Harbor Point Multifamily Leased Fee	Cut-off Date LTV:	69.2%
Baltimore, MD 21231		U/W NCF DSCR:	2.06x
		U/W NOI Debt Yield:	6.5%

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance at the 1405 Point Street Apartments and underwritten net cash flow at the Harbor Point Multifamily Leased Fee Property:

Cash Flow Analysis

	Non-Collateral Improvements
	2019(1)	TTM 6/30/2020(1)	U/W “Look Through” to Non-Collateral Improvements(2)	U/W(3)%		U/W $ per SF
Base Rent	$7,138,070	$7,551,849	$7,503,288	$838,329	100.0%	$19.78
Grossed Up Vacant Space	0	0	0	0	0.0	0.00
Gross Potential Rent	$7,138,070	$7,551,849	$7,503,288	$838,329	100.0%	$19.78
Commercial Income	274,399	259,346	259,346	0	0.0	0.00
Parking Income	42,462	73,779	73,779
Other Income(4)	238,864	444,295	444,295	0	0.0	0.00
Net Rental Income	$7,693,795	$8,329,269	$8,280,708	$838,329	100.0%	$19.78
(Vacancy)	(434,438)	(693,522)	(644,961)	0	0.0	0.00
(Concessions & Credit Loss)	(185,404)	(220,339)	(220,339)	0	0.0	0.00
Effective Gross Income	$7,073,953	$7,415,408	$7,415,408	$838,329	100.0%	$19.78

Real Estate Taxes(5)	739,269	804,826	804,826	0	0.0	0.00
Insurance	82,815	102,646	102,646	0	0.0	0.00
Ground Rent	425,000	425,000	0	0	0.0	0.00
Management Fee	172,091	189,216	222,462	0	0.0	0.00
Other Operating Expenses	2,303,178	2,334,814	2,334,814	0	0.0	0.00
Total Operating Expenses	$3,722,354	$3,856,502	$3,464,748	$0	0.0%	$0.00

Net Operating Income	$3,351,599	$3,558,906	$3,950,660	$838,329	100.0%	$19.78
Capital Expenditures	0	0	72,250	0	0.0	0.00
Net Cash Flow	$3,351,599	$3,558,906	$3,878,410	$838,329	100.0%	$19.78

NOI DSCR	8.24x	8.75x	9.71x	2.06x
NCF DSCR	8.24x	8.75x	9.54x	2.06x
NOI Debt Yield	26.2%	27.8%	30.9%	6.5%
NCF Debt Yield	26.2%	27.8%	30.3%	6.5%
(1)	Represents the leasehold historical operating performance of the non-collateral 1405 Point Apartments.
(2)	The U/W “Look Through” to Non-Collateral Improvement represents the lender’s estimates of the non-collateral 1405 Point Apartments income and expenses, not including ground rent due under the Harbor Point Multifamily Ground Lease.
(3)	U/W represents the average estimated ground rent payable under the Harbor Point Multifamily Ground Lease (assuming an 88% occupancy) over the term of the Harbor Point Multifamily Leased Fee Mortgage Loan.
(4)	Other Income primarily includes utility charges, trash fees, pet fees, application fees, late fees, damages, legal/court Fees, and other miscellaneous charges.

(5)	The 1405 Point Apartments are subject to a tax abatement through 2027. The appraiser assumed full market rate taxes of $2,087,420 following the expiration of the tax abatement.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Central Self Storage Corte Madera

Mortgage Loan Information	Mortgaged Property Information
Mortgage Loan Seller:	Bank of America, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/BBB/NR	Property Type – Subtype:	Self Storage – Self Storage
Original Principal Balance:	$11,500,000	Location:	Corte Madera, CA
Cut-off Date Balance:	$11,500,000	Size:	47,290 SF
% of Initial Pool Balance:	1.6%	Cut-off Date Balance Per SF:	$243
Loan Purpose:	Refinance	Maturity Date Balance Per SF:	$243
Borrower Sponsors:	William Schmicker; Dwight Davis	Year Built/Renovated:	2007/NAP
Guarantors:	Dwight William Davis; Dwight W. Davis and Glee Ann Davis Trust Dated January 30, 1998; William D. Schmicker; The Schmicker Revocable Trust Under Restated Revocable Trust Agreement Dated May 15, 2008	Title Vesting:	Fee
Mortgage Rate:	3.2500%	Property Manager:	Self-managed
Note Date:	July 31, 2020	Current Occupancy (As of):	96.3% (7/8/2020)
Seasoning:	1 month	YE 2019 Occupancy:	94.0%
Maturity Date:	August 1, 2030	YE 2018 Occupancy:	96.0%
IO Period:	120 months	YE 2017 Occupancy:	95.0%
Loan Term (Original):	120 months	YE 2016 Occupancy:	97.0%
Amortization Term (Original):	NAP	As-Is Appraised Value(1):	$25,500,000
Loan Amortization Type:	Interest-only, Balloon	As-Is Appraised Value Per SF(1):	$539.23
Call Protection:	L(25),D(90),O(5)	As-Is Appraisal Valuation Date:	July 17, 2020
Lockbox Type:	Springing	Underwriting and Financial Information(1)
Additional Debt:	None	TTM NOI (6/30/2020):	$1,450,501
Additional Debt Type (Balance):	NAP	YE 2019 NOI:	$1,467,421
YE 2018 NOI:	$1,409,300
YE 2017 NOI:	$1,280,630
U/W Revenues:	$1,885,245
U/W Expenses:	$426,079
Escrows and Reserves	U/W NOI:	$1,459,166
Initial	Monthly	Cap	U/W NCF:	$1,451,581
Taxes	$17,240	$8,620	NAP	U/W DSCR based on NOI/NCF:	3.85x / 3.83x
Insurance	$1,959	$700	NAP	U/W Debt Yield based on NOI/NCF:	12.7% / 12.6%
U/W Debt Yield at Maturity based on NOI/NCF:	12.7% / 12.6%
Cut-off Date LTV Ratio:	45.1%
LTV Ratio at Maturity:	45.1%

Sources and Uses
Sources			Uses
Original whole loan amount	$11,500,000	100.0%	Loan Payoff	$5,697,606	49.5%
			Return of Equity	5,423,720	47.2
			Closing Costs	359,475	3.1
			Reserves	19,199	0.2
Total Sources	$11,500,000	100.0%	Total Uses	$11, 500,000	100.0%
(1)	While the Central Self Storage Corte Madera Mortgage Loan (as defined below) was originated after the emergence of the novel coronavirus pandemic and the economic disruption resulting from measures to combat the pandemic, the pandemic is an evolving situation and could impact the Central Self Storage Corte Madera Mortgage Loan more severely than assumed in the underwriting of the Central Self Storage Corte Madera Mortgage Loan and could adversely affect the NOI, NCF and occupancy information, as well as the appraised value and the DSCR, LTV and Debt Yield metrics presented above. See "Risk Factors—Risks Related to Market Conditions and Other External Factors—The Coronavirus Pandemic Has Adversely Affected the Global Economy and Will Likely Adversely Affect the Performance of the Mortgage Loans" in the Preliminary Prospectus

The Mortgage Loan. The mortgage loan (the “Central Self Storage Corte Madera Mortgage Loan”) is evidenced by a single promissory note in the original principal balance of $11,500,000. The Central Self Storage Corte Madera Mortgage Loan is secured by a first priority fee mortgage encumbering a 47,290 square foot self storage property located in Corte Madera, California (the “Central Self Storage Corte Madera Property”).

The Borrower and the Borrower Sponsors. The borrower is CSS Corte Madera, a California Limited Partnership, and single purpose entity with no independent directors (the “Central Self Storage Corte Madera Borrower”). The nonrecourse carve-out guarantors of the Central Self Storage Corte Madera Mortgage Loan are Dwight William Davis, Dwight W. Davis and Glee Ann Davis Trust, William D. Schmicker and The Schmicker Revocable Trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$11,500,000
31 San Clemente Drive	Central Self Storage Corte Madera	Cut-off Date LTV:	45.1%
Corte Madera, CA 94925		U/W NCF DSCR:	3.83x
		U/W NOI Debt Yield:	12.7%

The borrower sponsors are Dwight Davis and William Schmicker, the co-founders of The Pegasus Group and non-recourse carveout guarantors. The Pegasus Group was founded in 1988 as a commercial real estate investment firm based out of Walnut Creek, California. The Pegasus Group currently owns and operates over 50 properties throughout the United States. 43 of its properties are self storage facilities located in Arizona, California, Hawaii, Kansas, Missouri, New York and Oregon, and operated and managed under the national brand name Central Self Storage. Additionally, The Pegasus Group owns and operates mobile home parks, multi-tenant industrial and office buildings and marinas.

The Property. The Central Self Storage Corte Madera Property is a two-story self-storage facility totaling 582 interior units located in Corte Madera, California. The improvements were built in 2007 on a 0.8 acre site. In addition to the storage units, the Central Self Storage Corte Madera Property also contains a supply store, leasing office, management office, and an on-site manager's apartment located above the leasing office. The Central Self Storage Corte Madera Property offers a security-focused amenity profile with secured keypad entry, individually alarmed units, security cameras, perimeter fencing and lighting and on-site manager.

All of the units are interior, non-climate controlled, individually alarmed units. The Central Self Storage Corte Madera Property offers a large range of unit sizes to accommodate varied customer demand, with units ranging in size from 18 square feet to 300 square feet with an average unit size of 81 square feet of net rentable area. All rental income is generated by the self storage units. The occupancy, in the last five years, at the Central Self Storage Corte Madera Property has ranged from 94.0% and 97.0%, with an average occupancy of 95.2%. The Central Self Storage Corte Madera Property was 96.3% occupied as of July 8, 2020.

COVID-19 Update. The Central Self Storage Corte Madera Mortgage Loan is current as of the September debt service payment and, as of September 12, 2020 is not subject to any forbearance, modification or debt service relief request. As of August 31, 2020, the borrower sponsor has reported that the Central Self Storage Corte Madera Property is open and operating, as self storage is considered an essential business, with 98.5% of tenants by number of units and 99.9% of tenants by base rent having paid their full August 2020 rent payments.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the operating history and underwritten net cash flow at the Central Self Storage Corte Madera Property:

Cash Flow Analysis

	2017	2018	2019	TTM 6/30/2020	U/W	%(1)	U/W $ per SF
Gross Potential Rent	$1,671,180	$1,810,466	$1,869,617	$1,864,247	$1,988,694	98.5%	$42.05
Other Income(2)	33,953	35,402	34,366	31,062	31,062	1.5	0.66
Net Rental Income	$1,705,133	$1,845,868	$1,903,983	$1,895,309	$2,019,756	100.0%	$42.71
(Vacancy & Credit Loss)	0	0	0	0	(134,511)	(6.7)(3)	(2.84)
Effective Gross Income	$1,705,133	$1,845,868	$1,903,983	$1,895,309	$1,885,245	93.3%	$39.87

Real Estate Taxes	$102,964	$101,986	$99,462	$100,698	$146,056	7.7%	$3.09
Insurance	14,954	15,045	12,413	13,593	8,834	0.5	0.19
Management Fee	104,117	112,301	116,461	115,885	56,557	3.0	1.20
Other Operating Expenses	202,468	207,236	208,226	214,632	214,632	10.6	4.54
Total Operating Expenses	$424,503	$436,568	$436,562	$444,808	$426,079	22.6%	$9.01

Net Operating Income	$1,280,630	$1,409,300	$1,467,421	$1,450,501	$1,459,166	77.4%	$30.86
Replacement Reserves	0	0	0	0	7,585	0.4	0.16
Net Cash Flow	$1,280,630	$1,409,300	$1,467,421	$1,450,501	$1,451,581	77.0%	$30.70

NOI DSCR	3.38x	3.72x	3.87x	3.83x	3.85x
NCF DSCR	3.38x	3.72x	3.87x	3.83x	3.83x
NOI Debt Yield	11.1%	12.3%	12.8%	12.6%	12.7%
NCF Debt Yield	11.1%	12.3%	12.8%	12.6%	12.6%
(1)	Represents (i) percent of Net Rental Income for all revenue fields, (ii) percent of Gross Potential Rent for Vacancy & Credit Loss and (iii) percent of Effective Gross Income for all other fields.
(2)	Other Income includes administrative fees, insurance commissions, late fees, truck rental revenues, lock and box revenues.
(3)	The Central Self Storage Corte Madera Property was 96.3% leased as of July 8, 2020.

Appraisal. The appraiser concluded to an “as-is” appraised value for the Central Self Storage Corte Madera Property of $25,500,000 as of July 17, 2020.

Environmental Matters. According to the Phase I environmental site assessment dated December 17, 2019, there was no evidence of any recognized environmental conditions at the Central Self Storage Corte Madera Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Self Storage – Self Storage	Loan #15	Cut-off Date Balance:	$11,500,000
31 San Clemente Drive	Central Self Storage Corte Madera	Cut-off Date LTV:	45.1%
Corte Madera, CA 94925		U/W NCF DSCR:	3.83x
		U/W NOI Debt Yield:	12.7%

Market Overview and Competition. The Central Self Storage Corte Madera Property is located at 31 San Clemente Drive and is part of the San Francisco storage market and the Marin County submarket. The Central Self Storage Corte Madera Property is located approximately 1 mile east of downtown Corte Madera and is just south of the intersection of San Clemente Drive and Tamalpais Drive, which provides access to U.S. Route 101, a major north-south regional thoroughfare.

The City of Corte Madera is near several tourist attractions within Marin County, situated between the Bay Area and the wine-growing regions of Sonoma and Napa Counties. The region’s natural beauty and convenient location has made Corte Madera and greater Marin County a desirable residential submarket, reporting an average household income in excess of $160,000 per year. Due to the residential nature of Corte Madera, economic growth is largely correlated with revenues generated by residential property taxes followed by retail sales and commercial income.

The Central Self Storage Corte Madera Property is located within a commercial corridor of Corte Madera, adjacent to significant retail development, including a popular, open-air shopping destination known as The Village at Corte Madera. The Central Self Storage Corte Madera Property attracts primary demand from the significant residential development in its market area. In addition to the densely-built, single-family residential communities, there are 10 multifamily properties with over 2.5 million square feet of net rentable area located within 3 miles of the Central Self Storage Corte Madera Property.

According to the appraisal, the estimated 2019 population within a one-, three- and five-mile radius around Central Self Storage Corte Madera Property was 8,601, 73,922 and 136,257, respectively. The estimated 2019 average household income within a one-, three- and five-mile radius of Central Self Storage Corte Madera Property was $170,793, $163,803 and $159,466, respectively. In 2019, within a three-mile radius of Central Self Storage Corte Madera Property, approximately 40.3% of households were renter-occupied.

The following table presents certain information relating to certain self storage comparables for the Central Self Storage Corte Madera Property:

Competitive Set Summary

Property Name	Location	Total NRA (SF)	Year Built	No. of Self Storage Units	Range of Asking Rent/Unit per month	Occ. %	Distance to Sub. (mi.)
Central Self Storage Corte Madera	31 San Clemente Drive, Corte Madera, CA	47,290	2007	582	$73-$748	96.3%	N/A
H&H Self Storage	2167 Francisco Blvd. East, San Rafael, CA	101,250	1990	1100	$70-$350	99.2%	2.1
Public Storage	817 Redwood Hwy, Mill Valley, CA	39,098	1993	371	$127-$700	99.7%	2.2
Mini Stor Self Storage	990 Anderson Drive, San Rafael, CA	106,549	1976	943	$75-$425	99.7%	2.3
Stor Quest Self Storage	55 Golden Gate Dr, San Rafael, CA	78,500	2000	805	$125-$665	88.0%	2.4
Storage House 2	3106 Kerner Rd, San Rafael, CA	47,850	1980	332	$62-$376	98.6%	2.5
StorQuest Self Storage	76 Gary Pl, San Rafael, CA	19,353	1951	350	$192-$280	95.7%	2.6

Source: Appraisal and borrower rent roll dated July 8, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANK 2020-BNK28	Transaction Contact Information

VII.          Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

BofA Securities, Inc.

Leland F. Bunch, III	Tel. (646) 855-3953

Danielle Caldwell	Tel. (646) 855-3421

Morgan Stanley & Co.

Nishant Kapur	Tel. (212) 761-1483

Jane Lam	Tel. (212) 296-8567

Brandon Atkins	Tel. (212) 761-4846

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.